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                                                                     EXHIBIT 4.5

THIS SALE AND PURCHASE AGREEMENT is made as a DEED on 4 September 2002

BETWEEN:

(1) ABB FINANCIAL SERVICES B.V. (a company incorporated in The Netherlands) whose corporate seat is Burgemeester Haspelslaan 65, 1181 NB Amstelveen, The Netherlands (the VENDOR);

(2) GENERAL ELECTRIC CAPITAL CORPORATION (incorporated in the State of Delaware) whose principal office is at 260 Long Ridge Road, Stamford, Connecticut 06927, United States of America (the PURCHASER); and

(3) ABB LTD (incorporated in Switzerland) whose corporate seat is Affolternstr. 44, 8050 Zurich, Switzerland (the ABB GUARANTOR).

WHEREAS:

(A) The Vendor and its Affiliates are the beneficial owners of the share capital of those companies set out in Schedule 2 (Particulars of the SF Group).

(B) With a view to selling the SF Business to the Designated Purchasers, the Vendor has agreed to sell or procure the sale by the Designated Vendors and the Purchaser has agreed to purchase or procure the purchase by the Designated Purchasers, of the Shares and the Business Assets for the consideration and upon the terms set out in this Agreement.

(C) The ABB Guarantor is party to this Agreement for the purposes of guaranteeing the obligations of the members of the ABB Group under the Transaction Documents and the Specified Obligors in respect of the Specified Obligations.

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 Words and expressions used in this Agreement shall have the meanings set out in Schedule 1 (Interpretation), unless the context requires otherwise.

1.2 The Schedules and Appendices form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules and Appendices.

1.3 The Disclosure Letter has such contractual effect as is expressly provided herein (or therein) but does not form part of this Agreement. In the event of any conflict between provisions of the Disclosure Letter and this Agreement the provisions of this Agreement shall prevail.

1.4 If there is any conflict between the terms of this Agreement and the terms of a Local Transfer Agreement, then the terms of this Agreement shall prevail except to the extent that such Local Transfer Agreement implements a transfer in accordance with this Agreement or contains provisions required under applicable law and/or

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regulation in the relevant jurisdiction and provided that doing so does not impose any additional obligations and/or liabilities on any party.

2.      SALE OF THE SHARES AND BUSINESS ASSETS AND CONSIDERATION

2.1 Subject to and in accordance with the terms of this Agreement and pursuant to the Local Transfer Agreements:

(a) the Vendor shall sell and transfer or procure the sale and transfer by the relevant Share Vendor in each case with full title guarantee, and the Purchaser shall purchase or procure the purchase by the relevant Share Purchaser, of those Shares set out opposite the relevant Share Vendor's name in column 6 of Part B of Schedule 2 (Particulars of the SF Group) as at and with effect from Completion, free from any Encumbrances (other than provided by legislation, including without limitation any regulation promulgated thereunder), together with all rights attached to them (including, without limitation, the right to receive dividends and other distributions declared on or after the Completion Date);

(b) subject to clause 2.1(c) below, the Vendor shall sell, or shall procure the sale by the relevant Business Asset Vendor, and the Purchaser shall purchase, or procure the purchase by the relevant Business Asset Purchaser, of the Business Assets free from any Encumbrances other than Permitted Encumbrances, and ownership and risk in the Business Assets shall pass to the relevant Business Asset Purchaser as at and with effect from Completion. The title to the Business Assets which are capable of delivery shall pass by delivery as at and with effect from Completion; and

(c) the Vendor shall procure the sale and transfer by ABB Export Bank or other relevant Business Asset Vendor, and the Purchaser shall procure the purchase by the relevant Business Asset Purchaser, or, subject to clause 2.3, any other member of the Purchaser's Group which, under applicable law and/or regulation, is duly authorised and eligible to own and/or hold the relevant Export Bank Transaction and to carry out and perform the obligations thereunder, of the Export Bank Transactions free from any Encumbrances (other than Permitted Encumbrances) as at and with effect from Completion.

2.2     The parties acknowledge and agree that:

(a) the Shares and Business Assets shall be acquired by the Purchaser and the Designated Purchasers in accordance with the Acquisition Structure or as otherwise specifically provided in this Agreement;

(b) the transfer of the Shares and the Business Assets shall be effected by the proposed share and asset transfers and other arrangements (including the Local Transfer Agreements) set out or referred to in clause 6; and

(c) nothing in this Agreement or any of the other Transaction Documents shall transfer to the Purchaser or any Designated Purchaser any of the Excluded

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        Assets, Excluded Liabilities, Excluded Businesses, Excluded Claims,
        Excluded Contracts or Excluded Companies.

2.3     The Vendor and the Purchaser hereby agree that:

(a) if at any time prior to Completion either of them seeks to alter or modify the Acquisition Structure in any way whatsoever, such alteration or modification shall require the consent of the other (such consent not to be unreasonably withheld or delayed) and shall be required to be agreed by them not less than five (5) Business Days prior to the Completion Date provided that, in determining whether such consent can be reasonably withheld or delayed, each such party shall take due account of (i) any likely resultant material delay to the Completion Date or material adverse effect on any party's ability (or the ability of any member of its respective Group) to meet its obligations under this Agreement or any other Transaction Documents; and (ii) the respective benefits and detriments of the altered or modified Acquisition Structure to such party (and/or any member(s) of its Group), including (without limitation) whether the proposal reasonably includes any form of indemnity in respect of any additional losses, liabilities and/or costs incurred or to be incurred by the party and/or its Group as a result of such alteration or modification, other than in respect of costs of preparing the documentation required for the implementation of such alteration or modification and advice in connection therewith; and

(b) they shall each ensure that each member of their respective Groups who is, from time to time, to act as a Designated Vendor or Designated Purchaser, as the case may be, shall be able to perform its obligations under the relevant Local Transfer Agreement and to do all other things as may be necessary to complete the respective sale or purchase, as the case may be, in full.

2.4 The aggregate consideration payable by the Purchaser (for itself and as trustee for the Designated Purchasers) to the Vendor (for itself and as trustee for the Designated Vendors) for the Shares and the Business Assets (other than the Export Bank Transactions, which are subject to clause 2.4A below) shall be US$433,700,000 to be satisfied by the Purchaser in cash on Completion in accordance with clause 6.4, as adjusted by any payment or repayment to be made in accordance with clause 2.5.

2.4A    As consideration for the Export Bank Transactions, the Purchaser shall pay or procure payment of an amount equal to the Estimated ABB Export Bank Outstanding Loan Balance to the Vendor (on behalf of ABB Export Bank) to be satisfied on Completion in accordance with clause 6.4, as adjusted by any payment or repayment to be made in accordance with clause 2.5.

2.5     If:

(a)     the Final Consideration is:

          (i) greater than the Initial Consideration, the Purchaser shall pay (for itself and as trustee for the Designated Purchasers) an amount equal to the difference between the Final Consideration and the Initial

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                 Consideration (on a US$ for US$ basis) to the Vendor (for
                 itself and as trustee for the Designated Vendors); or

          (ii) less than the Initial Consideration, the Vendor shall pay (for itself and as trustee for the Designated Vendors) an amount equal to the difference between the Initial Consideration and the Final Consideration (on a US$ for US$ basis) to the Purchaser (for itself and as trustee for the Designated Purchasers), in each case by electronic funds transfer by the seventh (7th) Business Day after the final agreement or determination under clause 7 of the Final Consideration pursuant to the Final Completion Balance Sheet (the FINAL SETTLEMENT DATE) together with any further amount equivalent to interest pursuant to clause 2.7; or

(b) the Final Consideration equals the Initial Consideration, then, for the avoidance of doubt, no payment shall be made in respect of this clause 2.5.

2.6     In relation to the Specified Receivables Agreement, if the Valuation is:

(a) less than the Draft ABB Valuation (as defined in the Specified Receivables Agreement), the Purchaser shall pay an amount equal to the Specified Receivables Adjustment Payment, converted into US$ at the Exchange Rate as at Completion, to the Vendor; or

(b) greater than the Draft ABB Valuation, the Vendor shall pay an amount equal to the Specified Receivables Adjustment Payment, converted into US$ at the Exchange Rate as at Completion, to the Purchaser (notwithstanding that such amount is a negative number), in each case by electronic funds transfer on the Final Settlement Date together with any further amount equivalent to interest pursuant to clause 2.7.

2.7 The party (if any) making a payment under clause 2.5 or clause 2.6 shall pay, together with the sum to be paid thereunder, a further amount equivalent to the interest thereon at the annual rate equal to LIBOR, as if accrued from day to day from (and including) the Completion Date up to (but excluding) the date of actual payment in full and to be calculated on the basis of a 360 day year. If an amount payable pursuant to clause 2.5 or clause 2.6, including the amount equivalent to interest payable pursuant to this clause 2.7, has not been discharged by or on the seventh (7th) Business Day after the Final Settlement Date, the annual rate of interest payable pursuant to this clause 2.7 for the period from (and including) the eighth (8th) Business Day after the Final Settlement Date to (but excluding) the date of actual payment in full of the amount due pursuant to clause 2.5 or clause 2.6, shall be increased to the annual rate equal to LIBOR plus 2 percentage points.

2.8 If any payment is made by the Vendor (for itself and as trustee for the relevant member(s) of the ABB Group) to the Purchaser (for itself and as trustee for the relevant member(s) of the Purchaser's

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Group) pursuant to a Claim made by the Purchaser (for itself and/or as trustee for the relevant member(s) of the Purchaser's Group) such payment shall so far as possible be treated as a reduction in the Final Consideration by a matching amount and where such payment is specifically referable to specific Shares or a specific SF Group Company or SF Group Companies or Business Asset(s), a reduction in the portion of the Final Consideration apportioned to such Shares or SF Group Company or SF Group Companies or Business Asset(s). Where any payment is not specifically referable to specific Shares or a specific SF Group Company or SF Group Companies or Business Asset(s), the apportionment of the Final Consideration shall be treated as having been reduced PRO RATA.

2.9 Subject to clause 2.8 above, the Vendor (for itself and as trustee for the relevant member(s) of the ABB Group) and the Purchaser (for itself and as trustee for the relevant member(s) of the Purchaser's Group) shall agree the apportionment of the Initial Consideration and the Final Consideration referred to in this clause 2 between the Shares and the Business Assets in accordance with and on the basis set out in Schedule 16 (Apportionment).

2.10 Save as provided in clauses 10.25 to 10.27 in relation to the Key Contracts, if at any time following Completion the Purchaser gives notice in writing to the Vendor that any asset, contract, claim, right, liability or shareholding (each an ARRANGEMENT) which forms part of the SF Business or has otherwise been agreed to be transferred to a member of the Purchaser's Group, has not been transferred to or is not vested in a member of the Purchaser's
Group:

(a) the Purchaser shall (at the sole cost of the Vendor) provide such reasonable assistance to the Vendor as the Vendor reasonably requires for the purposes of clause 2.10(b);

(b) subject to clause 2.12, the Vendor shall transfer, or procure the transfer of, such Arrangement together with any benefit or sum paid or accruing to any member of the ABB Group as a result of holding such Arrangement from the date of Completion, as soon as practicable, to such member of the Purchaser's Group as the Purchaser shall direct on terms that no consideration is required to be provided or payable by the relevant member of the Purchaser's Group for such transfer (other than that already paid under this Agreement) and that, as a result of such transfer the relevant member of the Purchaser's Group holds such Arrangement in the same manner as otherwise contemplated by this Agreement or any other Transaction Document; and

(c) the Vendor shall indemnify the Purchaser against any Costs incurred by the Purchaser or any member of the Purchaser's Group (i) in relation to such transfer; (ii) as a result of not holding such Arrangement for the period from Completion until it is transferred to such member of the Purchaser's Group as the Purchaser shall direct (in each case, inclusive) in accordance with this clause 2.10; and/or (iii) arising from or in connection with the implementation or performance of any matter in clause 2.12 and/or the failure by any member of the ABB Group to comply with any of its obligations under any of clauses 2.10 to 2.12.

2.11 If at any time following Completion the Vendor gives notice in writing to the Purchaser or the Purchaser gives notice in writing to the Vendor that any

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Arrangement which does not form part of the SF Business and has not otherwise been agreed to be transferred to a member of the Purchaser's Group has been transferred to or is vested in a member of the Purchaser's Group:

(a) the Vendor shall (at its sole cost) provide such reasonable assistance to the Purchaser as the Purchaser requires for the purposes of clause 2.11(b);

(b) subject to clause 2.12, the Purchaser shall, so far as it is able, transfer, or procure the transfer of, such Arrangement, together with any benefit or sum paid or accruing to any member of the Purchaser's Group from Completion as a result of holding such Arrangement, as soon as practicable, to such member of the ABB Group as the Vendor shall direct on terms that no consideration is provided or payable by any person for such transfer; and

(c) the Vendor shall indemnify the Purchaser against any Costs incurred by the Purchaser or any member of the Purchaser's Group (i) in relation to such transfer; or (ii) as a result of holding such Arrangement for the period from Completion until it is transferred to such member of the ABB Group as the Vendor shall direct (in each case, inclusive) in accordance with this clause 2.11 or (iii) arising from or in connection with the implementation or performance of any matter in clause 2.12 and/or the failure by any member of the ABB Group to comply with any of its obligations under any of clauses 2.10 to 2.12.

2.12 To the extent that any transfer referred to in clause 2.10(b) and 2.11(b) cannot be effected except by an assignment made with a specified person's consent or by a novation agreement:

(a) this Agreement does not constitute an assignment or attempted assignment if such would constitute a breach of the Arrangement or any agreement or other document relating thereto;

(b) the Vendor and the Purchaser shall use all reasonable endeavours to obtain (at the Vendor's cost) the relevant person's consent to the assignment or to achieve the novation of the Arrangement;

(c) until the consent is obtained or a novation is achieved, the Vendor (in the case of an Arrangement under clause 2.10(b)) or the Purchaser (in the case of an Arrangement under clause 2.11(b)) shall (at the Vendor's cost) do each act and thing reasonably requested of it by the Purchaser (in the case of an Arrangement under clause 2.10(b)) or the Vendor (in the case of an Arrangement under clause 2.11(b)) (each a TRANSFEREE), to enable the Transferee to perform its obligations under or in connection with such Arrangement; and

(d) in relation to any Arrangement under clause 2.10(b), after Completion and until such Arrangement is assigned (with consent where required) or novated to the Purchaser or the relevant member of the Purchaser's Group, the Vendor shall (to the extent practicable and provided that to do so would not constitute

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        a breach or potential breach of the Arrangement or any agreement or other document relating thereto):

          (i) perform, or procure the performance by a member of the ABB Group of, all obligations and exercise or procure the exercise by a member of the ABB Group of all rights under the Arrangement or any agreement or document relating thereto, provided that the Purchaser shall:

                 (A) make available to the Vendor such employees of the Purchaser's Group as are reasonably necessary for such performance; and

                 (B) pay the reasonable costs incurred by the Vendor of such performance;

                 (C) indemnify the Vendor and each member of the ABB Group against all reasonable costs suffered or incurred as a result of any failure on the part of the Purchaser or the relevant member of the Purchaser's Group to perform those obligations set out in (A) and (B) above; and

          (ii) provide to the Purchaser or the relevant members of the Purchaser's Group the benefit of the Arrangement (including, without limitation, the enforcement of any rights thereunder) provided that the Vendor shall not be obliged to make any payment (in money or money's worth) unless it or any member of its Group has first been paid the amount of such payment concerned under or pursuant to the Arrangement.

2.13(a) The Vendor undertakes that it will procure the compliance of all of the Designated Vendors with any obligation referred to in this Agreement or any other Transaction Document as being an obligation of a Designated Vendor or which it has undertaken to procure any Designated Vendor will comply with, including, without limitation, if appropriate, the entering into of and performing its obligations under the relevant Local Transfer Agreement; and

(b) the Purchaser undertakes that it will procure the compliance of all of the Designated Purchasers with any obligation referred to in this Agreement or any other Transaction Document as being an obligation of a Designated Purchaser or which it has undertaken to procure any Designated Purchaser will comply with, including, without limitation, if appropriate, the entering into of and performing its obligations under the relevant Local Transfer Agreement, and, failing which, each of the Vendor and Purchaser covenants that it shall itself enter into or (with the consent of the other party, not to be unreasonably withheld or delayed) direct another member of its Group to enter into the relevant Local Transfer Agreement.

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2.14    Each of the Vendor and the Purchaser shall negotiate and agree (in each case, acting reasonably) before the Completion Date the final form of each of the Completion Documents and each of the Local Transfer Agreements, in each case, to the extent that they are not in Agreed Form at the date of this Agreement.

3.      CONDITIONS TO COMPLETION

3.1 The obligations of the Vendor and the Purchaser to complete the sale and transfer and purchase and acquisition of the Shares and the Business Assets shall be conditional upon the following conditions having been fulfilled:

(a) completion by the Vendor of the Hive-Down and Transfer in accordance with the provisions of Part C of Schedule 13 (Excluded Assets/Excluded Contracts/ Excluded Businesses), and for the purposes of this Condition
        (a) completion of the Hive-Down and Transfer shall mean compliance and performance by the Vendor in full with the provisions, terms and conditions of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses) and, in addition, in respect of those Excluded Assets, Excluded Contracts, Excluded Liabilities, Excluded Claims and/or Excluded Businesses marked with an asterix in Part A or Part B of
        Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses) that novation of such assets, contracts, liabilities, claims and businesses to a relevant Hive Down Company has been implemented and completed in full in accordance with the provisions of Part C of
        Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Liabilities);

(b) the European Commission having issued a decision that the proposed acquisition and any matters arising therefrom (the MERGER) fall within either Article 6.1(a) or Article 6.1(b) of Council Regulation (EEC) No.4064/89, as amended, (the MERGER REGULATION) or following the initiation of proceedings in relation to the Merger under Article 6(1)(c) of the Merger Regulation, the European Commission having issued a decision in relation to the Merger pursuant to Article 8(2) of the Merger Regulation or the Merger being deemed compatible with the common market in accordance with Article 10(6) of the Merger Regulation, provided that in the event of a decision (or decisions) being taken by the European Commission pursuant to Article 9(3) of the Merger Regulation (or having been deemed to have been taken pursuant to Article 9(5) of the Merger Regulation) or Article 6(1) of Protocol 24 to the EEA Agreement to refer the whole or part of the Merger to the competent authority or authorities of one or more European Union or relevant EFTA states, all such competent authorities having approved the Merger (or those parts of the Merger referred to them) or, having indicated that it is not their intention to investigate the Merger (or the relevant parts thereof);

(c) all waiting periods (including any extensions thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976 of the United States, as amended and the rules and regulations thereunder, (the HSR ACT) required in connection with the Proposed Transaction having expired or been terminated without either the Federal Trade Commission or the Department of Justice having imposed any conditions;

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(d)     in the event that a filing or filings are required in Brazil, the relevant notification(s) having been filed with the relevant competition authority in Brazil;

(e) in the event that the Purchaser concludes that such filings are reasonable and notifies the Vendor of such within ten (10) days of the date of this Agreement, any relevant competition filings in Australia having been made and all applicable waiting and other time periods (including extensions thereof) having elapsed under applicable legislation or regulation and any relevant consents, approvals or clearances having been obtained, unless the Vendor elects to treat the relevant asset to which the filing relates as an Excluded Asset;

(f) all other competition filings that are necessary or, in the Vendor's and the Purchaser's joint judgement, reasonable having been made, and all applicable waiting and other time periods (including any extensions thereof) having elapsed under the relevant applicable legislation or regulation and the necessary consents, approvals or clearances thereunder having been obtained;

(g) the fulfilment of any obligation to provide information to, or consult with, any appropriate employee representative bodies in Norway and/or The Netherlands;

(h) satisfaction of each legal or regulatory requirement, including any relevant permit, consent, approval or waiver from the National Association of Securities Dealers Inc. or the Swedish Financial Supervisory Authority, non-satisfaction of which would (i) have the effect of making the Proposed Transaction illegal or otherwise prohibiting its consummation; or (ii) invalidate, cancel or to a material extent negatively affect any previously granted permit, licence, consent or approval by any regulatory body with jurisdiction that is necessary to carry on the SF Business in the relevant jurisdiction in the manner it has been carried out prior to the date of this Agreement; or (iii) restrict, delay or otherwise materially adversely affect the continuation of all and any part of the SF Business (as conducted prior to the date of this Agreement);

(i) no Material Adverse Change having occurred which has not been remedied in full in accordance with clause 15.4;

(j) the receipt by the Purchaser immediately before Completion of written confirmation from the Vendor that it has complied with its obligations under clause 4 and Schedule 14 (Conduct of the SF Business) or has remedied in full any breach of such obligations in accordance with clause 15.4; and

(k) all other regulatory or administrative licences, authorisations, consents and other approvals for the transfer of the Shares and/or the Business Assets and/or the continuation or conduct of any part of the SF Business after Completion in the ordinary course as conducted prior to the date of this Agreement that are necessary or, in the Vendor's and the Purchaser's joint judgement, reasonable having been obtained.

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3.2     The Vendor and the Purchaser hereby undertake, each to the other, to use their respective reasonable endeavours to procure that the Conditions are fulfilled as soon as reasonably practicable after the date hereof and in any event by the Longstop Date. The Vendor's obligation to use reasonable endeavours in accordance with this clause 3.2 shall include, without limitation, the provision to the Purchaser of such information regarding the ABB Group and the SF Group as will enable the Purchaser to reach an informed determination as to whether to make filings in any relevant jurisdiction and to make any such filings in accordance with clauses 3.1, 3.3 and 3.5 and the applicable legislation and regulation of the relevant jurisdiction. For the avoidance of doubt, this clause 3.2 shall be without prejudice to the Vendor's obligations under clause 4.1 and Schedule 14 (Conduct of the SF Business).

3.3 Without prejudice to clause 3.2 above, the Vendor shall (in relation to (a), (b) and (e) below) and the Purchaser shall (in relation to (a) to (e) below), as promptly as practicable take all reasonable steps within their reasonable control (including making filings and notifications) to obtain all permits, consents, approvals, waivers or actions of any governmental or regulatory body or any other person which are required in order to complete the Proposed Transaction and/or in order to conduct the SF Business after Completion in the manner conducted prior to the date of this Agreement, including without limitation:

(a) responding to requests for information from any such governmental or regulatory body or other person in an appropriate manner (including, for the avoidance of doubt and without limitation, the European Commission and each governmental or regulatory body or any other person referred to in clauses 3.1(c), (d), (e), (f), (g), (h) and (k), as appropriate);

(b) reasonably co-operating with and assisting the other party and any SF Group Company to obtain any permits, consents, approvals, waivers or actions of any governmental or regulatory body or other person which are required for Completion and/or in order to conduct the SF Business after Completion in the manner conducted prior to the date of this Agreement;

(c) notifying the Vendor, and providing copies (from which confidential information which the Purchaser or any other member of the Purchaser's Group reasonably considers to be commercially sensitive to it or any other member of the Purchaser's Group and any third party information in relation to which the Purchaser or any other member of the Purchaser's Group is under a duty of confidentiality has been removed) of any written communications from any such governmental or regulatory body or other person in relation to obtaining any such permit, consent, approval, waiver or action to the extent that any such written communications are relevant to the Vendor or any SF Group Company which, for the avoidance of doubt, shall include formal decisions of any such body or person;

(d) where reasonably requested by the Vendor: (i) providing the Vendor (or its nominated advisers) with draft copies (from which confidential information which the Purchaser or any other member of the Purchaser's Group reasonably considers to be commercially sensitive to it or any other member of the

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        Purchaser's Group and any third party information in relation to which the Purchaser or any other member of the Purchaser's Group is under a duty of confidentiality has been removed) of all written submissions and communications to governmental or regulatory bodies or other persons, where reasonably practicable, at such time as will allow the Vendor a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent, and (ii) amending all such submissions or communications with regard to erroneous statements of fact relating to the Vendor and its Affiliates in accordance with the reasonable requirements of the Vendor, unless to do so would cause an unreasonable delay to the process, and (iii) providing the Vendor (or its nominated advisers) with copies of all such written submissions and communications in the form submitted or sent (subject to the prior removal of commercially sensitive or confidential information as above); and

(e) each party shall keep the other reasonably informed as to the scope and content of, and shall take into account any reasonable representations made by the other party in respect of, information to be communicated in meetings with or oral representations to any governmental or regulatory bodies or other persons for the purposes of this clause and where one party is to meet with such governmental or regulatory bodies or other persons, it shall be in that party's sole discretion as to whether it is practical and appropriate for the other party also to attend.

3.4 Without prejudice to clause 3.2 above, each of the Vendor and the Purchaser shall, so far as is reasonably necessary and within its respective control and as promptly as practicable, provide each other with such reasonable assistance as the Purchaser or the Vendor (as the case may be) may request for the purpose of fulfilling its respective obligations under clause 3.3 above, including, without limitation, preparing and filing any filings required to be filed by the Purchaser, Vendor or any SF Group Company, taking, or causing to be taken, and doing, or causing to be done, all things necessary, proper or advisable to consummate and make effective the Proposed Transaction under the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other laws relating to the Proposed Transaction (including, without limitation the laws relating to the regulation of broker-dealers and banks, the rules and requirements of any self-regulatory organisation, the New York Stock Exchange, the National Association of Securities Dealers, Inc. or the Municipal Securities Rulemaking Board). Subject to the provisions of clause 3.3, the Vendor and the Purchaser shall promptly supply each other with any information that may be required in order to effectuate any filings pursuant to clause 3.3 above and this clause 3.4.

3.5 Without prejudice to the generality of its obligations under clauses 3.2 to 3.4, the Purchaser shall (in relation to (a) to (d) below) and the Vendor shall (in relation to (d) below):

(a) make verbal or written contact with the European Commission as soon as advisable following signing of this Agreement in the reasonable judgement of the Purchaser's nominated advisers, having consulted with and taking account

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        of the reasonable opinion of the Vendor's nominated advisers in the matter, and (subject to compliance with the applicable regulations and market practice) shall inform the European Commission of the signing of this Agreement in such manner as the Purchaser's nominated advisers consider appropriate;

(b) consult with the Vendor with a view to finalising the draft Form CO as soon as practicably possible following the date of this Agreement and submit such draft Form CO to the European Commission as promptly as reasonable following finalisation;

(c) file the final Form CO as soon as advisable following signing of this Agreement in the reasonable judgment of the Purchaser's nominated advisers, after having consulted with the Vendor's nominated advisers and taking account of their reasonable opinion in the matter, following indication from the European Commission that the draft Form CO is in a form acceptable to it and in a time frame which is calculated to result in the approval from the European Commission to be obtained as soon as is reasonably practicable; and

(d) endeavour to be ready to file as soon as is reasonably practicable after the date of this Agreement, with the Federal Trade Commission or the Anti-Trust Division of The United States Department of Justice the notification and report form required for the Proposed Transaction pursuant to the HSR Act and shall, once ready to file, coordinate with each other so as to effect such filings on the same day, being the date on which the Purchaser (or its nominated advisors) shall in its (or their) reasonable judgement, having consulted with and taking account of the reasonable opinion of the Vendor's nominated advisers in the matter, consider to be the earliest date on which it is advisable to file.

3.6 Notwithstanding its undertaking in clause 3.2 to make reasonable efforts to procure that the Conditions are fulfilled, neither the Purchaser nor any other member of its Group shall be under any obligation to make any Proposals which would entail it divesting, or holding separate, or placing any limitations or restrictions whatsoever on its freedom to act with respect to or retaining:

(a) any property, assets, or business in which it or any member of the Purchaser's Group has any interest whatsoever, whether directly or indirectly; or

(b) all or any of the Shares or Business Assets or all or any part of any property, assets or business of the SF Business or in which any SF Group Company has any interest, whether directly or indirectly, if any such Proposals would, together, if accepted, have a material adverse effect (as defined in clause 3.7) on the SF Business.

3.7 For the purposes of clauses 3.6 and 3.8 only, the phrase MATERIAL ADVERSE EFFECT on the SF Business shall mean any effect that would:

(a) reduce the amount of Finance Receivables attributable to the SF Business by more than US$100 million; or

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(b)     reduce by more than 10 per cent. the number of Employees carrying out any particular specialist role within any Operating Platform (in particular staff specialising in any of portfolio management, syndication of debt, collections, IT or operations) or entail the transfer of the following key personnel: Martin Stauffer, Anders Lidefelt, Tom Herlihy, Johan Lowenhielm, Glen Matsumoto, Stefan Gerig, Anders Astrom and Fabio Cosimetti; or

(c) reduce by more than 10 per cent. the number of Employees specialising in the origination of new business for any individual Operating Platform; or

(d) entail any transfer, amendment or limitation of vendor/dealer contracts together representing more than 10 per cent. of new business originated during the course of the last calendar year for any Operating Platform; or

(e) entail any Finance Receivables, assets, contracts or personnel belonging to any Operating Platform where more than 10 per cent. of the Operating Platform's business consists of Complex Finance Receivables being transferred, restricted or limited; or

(f) restrict or limit the manner of operation of any Operating Platform other than restrictions or limits which give effect to any transfer of personnel or contracts contemplated by sub-clauses (a) to (e) above so as to prevent the Purchaser or the relevant member of the Purchaser's Group from continuing to operate such Operating Platform in the manner in which it had been operated during the three (3) years prior to the date of this Agreement, or from integrating it into pre-existing businesses of the Purchaser; or

(g) entail any further divestments of or limitation of any elements or parts of the SF Business or any Operating Platform other than those falling within the categories and thresholds set out in sub-clauses (a) to (e) above.

3.8 The Purchaser will further retain the right, but shall be under no obligation whatsoever, to make a Proposal which would, if accepted have a material adverse effect on the SF Business (as defined in clause 3.7) if, in its sole discretion, it chooses to do so.

3.9 The Purchaser shall, if required in order to fulfil its obligations under clause 3.2, communicate to a relevant governmental or regulatory body or other person with jurisdiction, one or more Proposals which seek to address such competition concerns as may be identified by that body or person.

3.10 If such Proposal (or if in the event that Proposals are made to more than one governmental or regulatory body or other person with jurisdiction, such Proposal taken in combination with the Proposals made to any other body) meets or exceeds any of the limits on the Purchaser's obligations as defined in clause
3.6 and if, two (2) weeks from the date on which that Proposal was communicated, the Purchaser concludes that, based on indications (either written or verbal) received from the relevant governmental or regulatory body or other person with jurisdiction that such body or person is unlikely to give its approval to the Proposed Transaction the Purchaser shall be entitled, in its sole discretion, to withdraw any relevant filings from

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such governmental or regulatory body or other person. The determination of whether the relevant governmental or regulatory body or other person with jurisdiction is unlikely to give approval to the Proposed Transaction following the receipt of such a Proposal shall be made by the Purchaser and the Purchaser's advisors alone but before making such determination the Purchaser shall give the Vendor the opportunity to demonstrate, if such is the case, that the transaction is in fact likely to be approved.

3.11 With regard to the required approval described in clause 3.1(b) the Purchaser agrees that a decision by the European Commission to initiate proceedings under Article 6(1)(c) of the EU Merger Regulation, shall not in itself be justification for a decision to withdraw any relevant filings from the relevant governmental or regulatory body or other person with jurisdiction.

3.12 In the event that the Purchaser exercises its option under clause 3.10 to withdraw relevant filings from any governmental or regulatory authority or other person having jurisdiction over the Proposed Transaction, the Purchaser shall further be entitled, by written notice to the Vendor, to terminate this Agreement forthwith, and for the avoidance of doubt, without being required to wait until the Longstop Date, in which event the provisions of clause 15.10 shall apply.

3.13 In the event that a Proposal is accepted by any governmental or regulatory body or other person with jurisdiction under which the Purchaser agrees to sell or procure the sale to a third party of any property, assets or business of any SF Group Company (individually or together CONDITION ASSETS), the Vendor shall fully indemnify the Purchaser on demand for (i) any Direct Loss suffered, directly or indirectly, on the sale of Condition Assets (other than Finance Receivables); (ii) Compensation to the extent that the Condition Assets are comprised of Finance Receivables; (iii) any and all Costs incurred or suffered, directly or indirectly, in connection with the sale of any Condition Assets; (iv) if applicable, an amount equal to 20 per cent. of the 2001 volume of leases or loans (A) originated by the individuals referred to in clause 3.7(c) who are transferred and (B) originated under any vendor/dealer contracts which are transferred or terminated pursuant to clause 3.7(d) (provided that to the extent that the sale of any of the Condition Assets gives rise to a Direct Gain the Purchaser shall retain 25 per cent. of the amount of such gain) (the aggregate of all such amounts to be the Condition Asset Payment). The aggregate amount of all payments under this clause 3.13 (other than and excluding any constituting Direct Loss) shall not exceed 15 per cent. of the book value of the Condition Assets.

3.14 If the Purchaser agrees to sell any Condition Assets in accordance with clause 3.13, the Purchaser shall pay at Completion part of the Initial Consideration in the amount of the Condition Asset Escrow Amount into the Condition Asset Escrow Account.

3.15 The funds in the Condition Asset Escrow Account shall be held on the following terms:

(a) any bank or other charges arising on the Condition Asset Escrow Account shall be charged to the Condition Asset Escrow Account; and

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(b)     any interest or profit generated on the Condition Asset Escrow Account
        (subject to any deduction of Tax at source or any bank or other charges properly charged to the Condition Asset Escrow Account) (for the purposes of this clause 3.15, the INCOME) shall accrue to and form part of the Condition Asset Escrow Account. If part only of the funds in the Condition Asset Escrow Account are paid out, they shall have added to them the corresponding proportion of the Income.

3.16 If following the completion of the sale of any Condition Assets, the Vendor is required to make a Condition Asset Payment to the Purchaser, the Purchaser and the Vendor shall issue joint written instructions to the Bank to release from the Condition Asset Escrow Account to the Purchaser the lesser of
(A) the amount of the balance of the Condition Asset Escrow Account and (B) the amount of the Condition Asset Payment, within five (5) Business Days of the completion of the sale of any Condition Assets. Any balance in the Condition Asset Escrow Account following such payment shall be released to the Vendor in the same manner and at the same time. The Vendor's obligation in clause 3.13 is not limited by the amount standing to the credit of the Condition Asset Escrow Account from time to time.

3.17 The Conditions shall be deemed to have been fulfilled when they have been satisfied within the terms described in clause 3.1 above. If either party becomes aware that any Condition is or is reasonably likely to become incapable of being satisfied by the Longstop Date, it shall immediately notify the other party in writing.

3.18 Each of the Purchaser and the Vendor shall notify the other in writing as soon as it becomes aware that any or all of the Conditions have been fulfilled (save where any notification from any third party shall, on its face, have been given to both parties simultaneously).

3.19 The Purchaser shall be entitled in its absolute discretion, by written notice to the Vendor, to waive any or all of the Conditions set forth in clause 3.1(a), (g) and (h) in whole or in part.

3.20 Either party may, in its absolute discretion, by written notice to the other party, waive the Condition in clause 3.1(d) provided that in respect of such Condition it has fulfilled and complied in full with its obligations pursuant to clauses 3.2 and 3.3 (relating to the parties co-operating to fulfil the Conditions and to obtain permits, consents, approvals or waivers).

3.21 The first Business Day on which or by which, prior to 4p.m., all of the Conditions shall have been fulfilled or waived in accordance with this clause 3 shall be deemed to be the RECORD DATE.

3.22    In the event that any of the Conditions:

          (i)    has not been fulfilled (or waived), or

          (ii)   is or becomes incapable of satisfaction,

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on or before the Longstop Date, the provisions of clause 15.8 and clause 15.9 respectively shall apply.

4.      ACTION PENDING COMPLETION

4.1 Subject to clauses 4.2 and 4.4 to 4.7A during the period from signature of this Agreement until Completion the Vendor shall comply with its obligations under 0 (Conduct of the SF Business) and shall implement the Hive-Down and Transfer in accordance with its pre-Completion obligations under Part C of
Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses).

4.2 It is acknowledged and agreed that the extent of new business undertaken in respect of new Infrastructure/Mid Market Financial Assets has been substantially reduced since the Accounts Date, and that such reduction shall not constitute a breach of clause 4.1.

4.3 Pending Completion, the Vendor shall use reasonable endeavours to procure that:

(a) subject to the terms of the Confidentiality Undertaking of GE Capital Europe Limited dated 21 December 2001; and

(b) subject to and in accordance with any applicable legislation and regulation of any relevant jurisdiction requiring, INTER ALIA, the maintenance of confidentiality;

the Purchaser and the Purchaser's representatives shall, in addition to the other rights of access and/or to information granted pursuant to this Agreement, be allowed upon two (2) Business Days written notice to Manfred Ebling and Daniel Shindleman during Working Hours, reasonable access to the books, records and employees of the SF Business for the purpose of planning integration of the SF Business with activities of the Purchaser's Group or such other purposes as the Purchaser may reasonably require.

4.4 For the avoidance of doubt, nothing in clause 4.1 and Schedule 14 (Conduct of the SF Business) shall operate so as to restrict or prevent:

(a) the Hive-Down and Transfer in accordance with Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses);

(b) in relation to the Transfer Employees, the preparation of the transfer of any of the Transfer Employees to a Transfer Employees Transferee;

(c) the implementation of the Pre-Sale Reorganisation in accordance with its terms;

(d) any matter undertaken (or to be undertaken) by the Vendor or a member of the ABB Group pursuant to and in accordance with clause 15.3 during a Cure Period to the extent that such effects an Acceptable Cure of or in a manner which the Purchaser reasonably finds acceptable, otherwise remedies in full:

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                                                                  CONFORMED COPY

          (i)    a Material Adverse Change or alleged Material Adverse Change;
                 or

          (ii)   a Relevant Breach or alleged Relevant Breach;

(e) the appointment by the Vendor or any member of the ABB Group (including for the avoidance of doubt any member of the SF Group prior to Completion) of and the instructions to the Vendor's Accountants to carry out the audit required under clause 7.2 in relation to the Completion Balance Sheet;

(f) the completion or performance of any obligations undertaken (or to be undertaken) pursuant to any contract or arrangement entered into prior to the date of this Agreement and disclosed in the Disclosure Letter;

(g)     any matter required to be undertaken in relation to the Proposed
        Transaction;

(h) any act or omission which any SF Group Company or any other member of the ABB Group is required to take or omit to take by any applicable law or regulation;

(i) the repayment of borrowings or indebtedness in the nature of borrowings or the entry into of Derivative Transactions or the replacement of Derivative Transactions on arm's length terms; or

(j)     the transfer of any Employee to a member of the SF Group,

(each a PERMITTED ACTION), or any such steps or activities which are necessary to implement any of the Permitted Actions.

4.5 The Vendor shall procure (to the extent that it is legally able to do so) that each SF Group Company shall use its Cash (and for the purposes of this clause, Cash shall include the loan between ABB Credit B.V. and the World Treasury Center), to the extent that such Cash is not required for working capital purposes, to pay off and reduce any Intra-Group Indebtedness owed by it to any member of the ABB Group (other than an SF Group Company) on or prior to Completion.

4.6 The Vendor shall procure that on or prior to Completion ABB Structured Finance Limited (GBFSF), ABB Structured Finance BV (NLFSF), ABB Credit BV (NLCRE) and ABB Credit Holding BV (NLCRD) (to the extent they are legally able to do so) each distribute, as a dividend to be treated as being made from earned surplus, all of their retained earnings to their respective shareholders, ABB Asea Brown Boveri Ltd, ABB Credit Holding BV (NLCRD), ABB Credit Holding BV (NLCRD) and ABB Structured Finance AB (SECRE) and the Vendor and, if necessary (and to the extent legally permissible), the Vendor shall procure that the relevant company borrows money to pay such dividend.

4.7 It is acknowledged and agreed that the SF Group may undertake New Transactions in respect of Infrastructure/Mid Market Finance Business and/or Small Ticket Finance Business provided, however, that with respect to New Transactions with an Exposure of US$1 million or more:

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(a)     the Vendor shall notify the Purchaser in writing on a fortnightly basis of all New Transactions entered into between the date of this Agreement and the Record Date (including reasonable details of each such New Transaction and its terms);

(b) any New Transaction not notified to the Purchaser by the Record Date in accordance with sub-clause (a) above shall, unless the Purchaser otherwise consents in writing, automatically become an Excluded Asset, excluded from the SF Group and the SF Business in accordance with the provisions of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses), Part C;

(c) at any time after the Conditions referred to in clause 3.1(b), (c), (d) and (e) have been fulfilled or waived, no New Transactions shall be entered into without the prior written consent of the Purchaser; and

(d)     at any time prior to the Conditions referred to in clause 3.1(b), (c),
        (d) and (e) having been fulfilled or waived, with respect to any New Transactions entered into but not otherwise dealt with in sub-clauses
        (b) or (c) above, the Purchaser may, by giving notice to the Vendor on or before the Record Date require that the New Transaction in question become an Excluded Asset, excluded from the SF Group and the SF Business in accordance with the provisions of Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses).

4.7A    The Vendor shall provide to the Purchaser management reports in relation to the SF Business, delinquency reports in the usual form relating to the SF Business and the Watch Asset Report, in each case, for the preceding calendar month as soon as practicable using all reasonable endeavours and, in any event, in respect of the management reports, within ten (10) Business Days of the end of the relevant preceding calendar month and otherwise within twenty (20) Business Days of such relevant preceding calendar month end.

4.8 The Vendor undertakes to ensure that in relation to the business transfer agreement (the BTA) dated 5 July 2002 between ABB Structured Finance AS and ABB Credit Finans AB (Norwegian branch), no member of the SF Group or the Purchaser's Group shall be liable to pay any amount of additional or deferred consideration under or in respect of such BTA, and the Vendor shall indemnify the Purchaser (for itself and as trustee for each member of the SF Group and the Purchaser's Group) against all Losses arising or relating to any such liability and/or payment save to the extent specifically provided for in the Final Completion Balance Sheet.

4.9 In relation to Employees, the parties agree that the Purchaser shall be permitted to enter into arrangements with any Employee prior to Completion with a view to retaining the services of that Employee with the appropriate SF Group Company or Transfer Employee Transferee after Completion (the RETENTION ARRANGEMENTS), provided that (a) the Retention Arrangements are expressed to be conditional upon and will take effect from Completion and (b) the Purchaser is solely responsible for all costs associated with the Retention Arrangements.

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4.10    Details of the amount of the ABB Export Bank Outstanding Loan Balance as of 31 July 2002 are set out in columns 9, 11 and 13 of Part C of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions). The Vendor shall up-date the Purchaser on the amount of the ABB Export Bank Outstanding Loan Balance outstanding at the end of each calendar month (from and including
October 2002) in the form set out in Part C of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) in writing, within ten (10) Business Days of the end of the relevant calendar month (from and including October 2002) up until the Valuation Date. On the Valuation Date, the Vendor shall notify the Purchaser in writing of the amount of the Estimated ABB Export Bank Outstanding Loan Balance in the form set out in columns 9, 11 and 13 of Part C of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions).

4.11 The Vendor shall and shall procure that immediately prior to and with effect from Completion: (a) (other than the ABB Export Bank Intra-Group Indebtedness) all obligations, commitments and liabilities between any member of the ABB Group (excluding the SF Group) and any member of the SF Group relating to or underlying any of the Export Bank Transactions are terminated, released and extinguished in full; and (b) any and all deposits and/or other security held by or for the benefit of any member(s) of the ABB Group in respect of any of the Export Bank Transactions are transferred to and/or for the benefit of the relevant member(s) of the Purchaser's Group.

4.12    The Vendor shall procure that, prior to Completion:

(a) ABB Financial Services Inc, the immediate parent of ABB Structured Finance (Americas) Inc (USSTF), will increase the equity capital of USSTF by US$28,700,000 (being the amount of the discount to be allocated and applied by the Purchaser against the equity value of USSTF), either by way of:

          (i) capital contribution of US$28,700,000 in cash to the share premium account of the existing issued ordinary shares of US$1 each in the capital of USSTF; or

          (ii) subscription in cash and at par for, and the allotment and issue to it of, 28,700,000 ordinary shares of US$1 each in the capital of USSTF (NEW USSTF SHARES); and

(b) USSTF will use such contribution or subscription monies to repay and reduce its Intra-Group Indebtedness, pro tanto, by US$28,700,000.

4.13 For the avoidance of doubt, the parties agree that, provided that the provisions of clause 4.12 are complied with in full:

(a) any New USSTF Shares shall, as at Completion, be deemed included within the definition of SHARES to be sold by the relevant Designated Vendor and acquired by the relevant Designated Purchaser on Completion; and

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(b)     the increase in equity capital of USSTF and reduction in Intra-Group
        Indebtedness of USSTF, in each case, resulting from compliance in full with clause 4.12 above shall be taken into account and reflected in the Completion Balance Sheet for the purposes of the calculation of the Final Consideration and the Final Intra-Group Indebtedness.

5.      INDEBTEDNESS AND DERIVATIVE TRANSACTIONS

INTRA-GROUP INDEBTEDNESS

5.1 For the purposes of this clause 5.1, any valuation of Provisional Net Intra-Group Indebtedness shall be:

(a) made by reference to the forecast position on the proposed Completion Date; and

(b)     calculated by the Vendor in accordance with 0 (Indebtedness).

5.2 Details of the amount of Intra-Group Indebtedness as of 30 June 2002 are set out in Part A and Part C of Schedule 12 (Indebtedness) and details of the cash pool balances held by the SF Group Companies as of 30 June 2002 are set out in 0 of 0 (Indebtedness). The Vendor shall up-date the Purchaser on the amount of the Intra-Group Indebtedness in the form set out in Part A of Schedule 12 (Indebtedness) in writing, on a fortnightly basis from the date of this Agreement up until the Valuation Date. On the Valuation Date, subject to its obligations under clause 4.5 the Vendor shall determine the value of and provide the Purchaser with details of the Provisional Net Intra-Group Indebtedness and the Provisional Net Intra-Group Indebtedness Amount(s) in accordance with
Schedule 12 (Indebtedness) and the updates thereto provided to the Purchaser pursuant to this clause 5.2.

5.3     On Completion:

(a) the Purchaser shall pay or procure payment in full of each Provisional Net Intra-Group Indebtedness owed by member(s) of the SF Group to member(s) of the ABB Group (excluding, for this purpose, the SF Group) in each case, in the relevant currency in which it is owed, to ABB World Treasury Center (on behalf of the relevant members of the ABB Group), regardless of whether the underlying Intra-Group Indebtedness is then due and payable;

(b) in the event that any Provisional Net Intra-Group Indebtedness is owed by member(s) of the ABB Group (excluding, for this purpose, the SF Group) to member(s) of the SF Group, the Vendor shall pay, or procure payment in full by relevant members of the ABB Group (excluding, for this purpose, the SF Group) of such Provisional Net Intra-Group Indebtedness in each case, in the relevant currency in which it is owed, to the Purchaser (or relevant member(s) of the SF Group, as the Purchaser may direct), regardless of whether the underlying Intra-Group Indebtedness is then due and payable; and

(c) the Vendor shall deliver confirmation of settlement of Intra-Group Indebtedness and termination and discharge in full relating to all loan

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        agreements and deeds of release relating to all charges or any other
        Encumbrance granted by any member of the SF Group to any member of the ABB Group or to any other person in relation to the Intra-Group Indebtedness.

5.4     The Vendor shall:

(a) bear all Costs incurred and to be incurred by it in relation or incidental to or as a consequence of any repayment of Intra-Group Indebtedness contemplated by clause 5.3; and

(b) indemnify the Purchaser (for itself and as trustee for each member of the Purchaser's Group) in respect of all Costs incurred:

          (i) on or after Completion by any member of the Purchaser's Group including any other SF Group Company under or in respect of any Intra-Group Indebtedness outstanding at Completion; or

          (ii) in relation to or incidental to or as a consequence or result of any repayment of Intra-Group Indebtedness under or pursuant to this Agreement,

in each case, to the extent that such Costs are not reflected in the Completion Balance Sheet.

5.5 All Net Intra-Group Indebtedness and Intra-Group Indebtedness shall be as determined and reflected in the Final Completion Balance Sheet, to be prepared, agreed and/or determined in accordance with clause 7 and Schedule 8 (Completion Balance Sheet) and Schedule 10 (Form of Completion Balance Sheet). The Vendor shall procure that all relevant books of account and working papers are made available to the Purchaser for the purpose of verifying such amounts.

5.6 All payments referred to in this clause in relation to the Provisional Net Intra-Group Indebtedness shall be payments on account of payment of the Intra-Group Indebtedness and shall be made in immediately available funds on Completion in the currencies in which the relevant Provisional Net Intra-Group Indebtedness is expressed to be owed or outstanding in each case for the relevant account specified in clause 6.4(b) or clause 25.1.

COMPLETION ADJUSTMENT FOR THE INTRA-GROUP INDEBTEDNESS

5.7 Within two (2) Business Days of the final agreement and/or determination of the Final Completion Balance Sheet in accordance with clause 7, the Vendor shall deliver a schedule (in the form attached as Part B of Schedule 11 (Accountant's Report and Indebtedness Schedule)) confirming the amount of Final Intra-Group Indebtedness and Final Net Intra-Group Indebtedness, in each case, as derived from and consistent with the Final Completion Balance Sheet (the INDEBTEDNESS SCHEDULE), together with the Report of Independent Accountants on Applying Agreed-Upon Procedures (together, the INDEBTEDNESS SCHEDULE AND REPORT).

5.8     If:

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(a)     any amount paid by the Purchaser pursuant to clause 5.3(a) is:

          (i) less than the amount of Final Net Intra-Group Indebtedness shown in the Indebtedness Schedule as owing to members of the ABB Group (excluding the SF Group), the Purchaser shall pay or procure payment to the ABB World Treasury Center (on behalf of the relevant members of the ABB Group) the amount of the difference, in each case, in the relevant currency of which it is owed; or

          (ii) greater than the amount of Final Net Intra-Group Indebtedness shown in the Indebtedness Schedule as owing to members of the ABB Group (excluding the SF Group), the Vendor shall repay, or procure repayment by the relevant members of the ABB Group, to the Purchaser the amount of the difference, in each case, in the relevant currency in which it is owed;

(b)     any amount paid by the Vendor pursuant to clause 5.3(b) is:

          (i) less than the amount of Final Net Intra-Group Indebtedness shown in the Indebtedness Schedule as owing to members of the SF Group, the Vendor shall pay, or procure payment by the relevant members of the ABB Group (excluding the SF Group), to the Purchaser the amount of the difference, in each case, in the relevant currency in which it is owed; or

          (ii) greater than the amount of Final Net Intra-Group Indebtedness shown in the Indebtedness Schedule as owing to members of the SF Group, the Purchaser shall repay or procure repayment to the ABB World Treasury Center (on behalf of the relevant members of the ABB Group) the amount of the difference, in each case, in the relevant currency in which it is owed.

Subject to clause 5.9(c) below and unless otherwise agreed between the Vendor and the Purchaser (such agreement not to be unreasonably withheld or delayed), any payments due under this clause 5.8 (the INDEBTEDNESS ADJUSTMENT) shall be, if appropriate, netted off against each other and be made on or before the Final Settlement Date.

5.9 (a) Subject to clause 5.9(c) below, the party (if any) making a payment under clause 5.8 shall pay, together with the sum to be paid thereunder, a further amount equivalent to the interest thereon at the annual rate equal to LIBOR, as if accrued from day to day from (and including) the Completion Date up to (but excluding) the date of actual payment in full and to be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(b) If an amount payable pursuant to clause 5.8, including the amount equivalent to interest payable pursuant to clause 5.9(a), has not been discharged by or on the seventh (7th) Business Day after the Final Settlement Date, the annual rate of interest payable pursuant to clause 5.9(a) shall be increased to the annual

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        rate of 2 percentage points above LIBOR for the period from (and including) the eighth (8th) Business Day after the Final Settlement Date to (but excluding) the date of the payment in full of the amount due pursuant to clause 5.8.

(c) If the Vendor has to make payments pursuant to clause 5.8(a)(ii) or 5.8(b)(i) in circumstances where the Final Net Intra-Group Indebtedness, when translated into US$ at the Exchange Rate as of Completion and aggregated, exceeds the Provisional Net Intra-Group Indebtedness Amount(s), translated into US$ at the Exchange Rate as at Completion and aggregated, by more than 1.5 per cent. of such aggregate Provisional Net Intra-Group Indebtedness Amount(s), translated into US$ at the Exchange Rate as at Completion, then it shall pay, in place of amounts due pursuant to clauses 5.9(a) and 5.9(b), an amount equivalent to interest on the aggregate amount of such payments accruing at the annual rate equal to LIBOR plus five (5) percentage points, as if accrued from day to day from (and including) the Completion Date to (but excluding) the date of actual payment in full and to be calculated on the basis of a year of a 360 day year for the actual number of days elapsed.

The parties acknowledge and agree that each of the Vendor and the Purchaser shall have the right to settle any Intra-Group Indebtedness owed by it to the other under clause 5.8 at any time prior to the Final Settlement Date without assuming any breakage costs and where such payment is made, the amount to be paid on or before the Final Settlement Date pursuant to clause 5.8 shall be adjusted accordingly.

5.10 For the avoidance of doubt and unless otherwise provided in any of the Transaction Documents, all indebtedness which relates to the SF Business other than Intra-Group Indebtedness, Derivative Transactions and all indebtedness relating to any of the Excluded Businesses, Excluded Claims, Excluded Companies, Excluded Liabilities, Excluded Contracts and/or Excluded Assets shall remain outstanding and, to the extent not already an obligation of the SF Group, shall be assumed by the SF Group on Completion and the Purchaser undertakes to the Vendor to procure that all such indebtedness is so assumed.

5.11 The Vendor (on behalf of itself and each relevant member of the ABB Group) and the Purchaser (on behalf of itself and each member of the Purchaser's Group) undertake that following Completion neither they nor any member of their respective Groups shall be entitled to, or shall call for or demand, payment or discharge of any amounts of debits or credits constituting Intra-Group Indebtedness in any manner other than by the operation of this Agreement and, in particular, the provisions of clauses 5.1 to 5.10 (inclusive).

5.12 The Vendor (for itself and/or as trustee for each relevant member of the ABB Group) and the Purchaser (for itself and/or as trustee for each relevant member of the Purchaser's Group) undertake and confirm to each other that to the extent that any payments due under clauses 5.1 to 5.10 (inclusive) are made in respect of the payment of any debit or credit forming part of the Intra-Group Indebtedness and/or the Net Intra-Group Indebtedness then, upon the making of and to the extent of such payments, all debits and credits constituted by the Intra-Group Indebtedness and/or the Net Intra-Group Indebtedness shall, to the extent of such payments, be deemed to

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have been paid by or to the Vendor or the Purchaser (as the case may be) as bare trustee for the relevant member(s) of the ABB Group or the relevant SF Group Companies from or to whom such debit or credit is owed (as the case may be), and such payments shall, to the extent of such payments, accordingly satisfy and extinguish in full such liabilities of the Vendor and the relevant member(s) of the ABB Group and of the SF Group Companies in respect of such debits and credits as were taken into account (to the extent they were so taken into account) in determining the Intra-Group Indebtedness and/or the Net Intra-Group Indebtedness.

For the avoidance of doubt:

(a) the ABB Export Bank Intra-Group Indebtedness and the ABB Export Bank Net Intra-Group Indebtedness shall be included and taken into account in the calculation, determination and repayment of Intra-Group Indebtedness, Net Intra-Group Indebtedness, Provisional Net Intra-Group Indebtedness, Provisional Net Intra-Group Indebtedness Amount(s), Final Intra-Group Indebtedness and Final Net Intra-Group Indebtedness, as the case may be;

(b) the Vendor and the Purchaser shall procure that the relevant member(s) of the ABB Group and the relevant SF Group Companies (respectively) shall make all such accounting entries as are necessary to reflect the intention of the parties in respect of the payment, discharge and satisfaction of debts and credits pursuant to clauses 5.1 to 5.12 (inclusive); and

(c) the provisions of this clause 5.12 shall not prejudice any other rights or obligations under this Agreement, unless and to the extent that the subject matter of such rights and/or obligations has been satisfied and/or discharged pursuant to the operation of such clause or any of clauses 5.1 to 5.12 (inclusive).

THIRD PARTY INDEBTEDNESS

5.13 Details of the terms and amount of the Third Party Indebtedness as of 30 June 2002 are set out in Part E of Schedule 12 (Indebtedness). The Vendor shall update the Purchaser on the amount of such Third Party Indebtedness in writing on a fortnightly basis from the date of this Agreement to the Valuation Date in the form set out in Part E of Schedule 12 (Indebtedness). On each of the Valuation Date and the Completion Date, the Vendor shall be required to provide the Purchaser with details of such Third Party Indebtedness as is estimated by the Vendor to be the amount of such Third Party Indebtedness as at Completion in the form set out in Part E of Schedule 12 (Indebtedness).

5.14 If any Third Party Indebtedness becomes repayable or any of its terms are otherwise breached or accelerated, in each case, as a result of (a) any fact, matter or circumstance arising on or prior to Completion; (b) any of the Proposed Transaction, Completion and/or their implementation; and/or (c) an act or omission of any member of the ABB Group, then the Vendor shall indemnify the Purchaser (for itself and as trustee for each member of the Purchaser's Group and/or the SF Group) on demand in respect of all Costs incurred by any member of the Purchaser's Group and/or the SF Group under or in respect of such repayment and/or breach.

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DERIVATIVE TRANSACTIONS

5.15 The Vendor shall procure the termination of all Intra-Group Derivative Transactions and Third Party Derivative Transactions by the Completion Date.

5.16    The Vendor shall:

(a) bear all Costs incurred and to be incurred in relation or incidental to or as a consequence of the termination of any Derivative Transactions as contemplated by clause 5.15; and

(b) indemnify the Purchaser (for itself and as trustee for each member of the Purchaser's Group and/or the SF Group), on demand, in respect of all Costs incurred by any member of the Purchaser's Group and/or the SF Group under or in respect of any Derivative Transactions in force or existence on or prior to Completion or the termination of Derivative Transactions contemplated by clause 5.15, save to the extent that such Costs are reflected in the Completion Balance
Sheet.

CASH AND CASH POOLS

5.17 Between signing of this Agreement and Completion, the Vendor shall provide the Purchaser with fortnightly updates in writing of the amount of Cash of, and the amount of any cash pool owed to or held for the account of, any member of the SF Group as at such time, indicating in such updates the amount and currency of, the account holding (together with the interest accruing to such account in respect of) and any pooling or other arrangements relating to, such Cash and/or cash pools, as the case may be. On each of the Valuation Date and the Completion Date, the Vendor shall be required to provide the Purchaser with details (in the same form as the updates) of such Cash and cash pools as is estimated by the Vendor to be the amount of such Cash and cash pools as at Completion.

MISCELLANEOUS

5.18 For the purposes of this clause 5, COSTS incurred in relation to or as a consequence of the repayment of any Intra-Group Indebtedness or Third Party Indebtedness or the termination of the Derivative Transactions, shall include, without limitation, any liability, losses, damages, costs, fees, charges, breakage costs, expenses (including Taxation), commissions and brokerage incurred in connection with any early repayment, possible re-arrangement or substitution of any existing borrowings or indebtedness or the discharge or release of any liability as contemplated by this clause 5 but excluding, for the avoidance of doubt, repayment of principal, payment of accrued interest (but excluding any interest accrued prior to Completion and calculated by reference to a default interest margin) and any costs related to the Purchaser's own funding of any payment made or to be made by the Purchaser under this clause 5 or any termination related therewith.

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6.      COMPLETION

6.1 Completion of the sale and purchase of the Shares and the Business Assets shall take place on the Completion Date (as defined in clause 6.2) at the offices of the Vendor's Solicitors and/or (as the case may be) at such other place or places as may be reasonably agreed in writing between the Vendor and the Purchaser.

COMPLETION DATE

6.2     The date of Completion will be the latest of:

(a) the date as determined in accordance with 0 of 0 (Completion Arrangements) by reference to the day upon which the Record Date occurs; or

(b) if clause 6.5(b)(ii) applies, such date as the Non-Defaulting Party specifies for Completion pursuant to clause 6.5,

(in each case, the COMPLETION DATE).

For the purposes of clause 6.2(a) above:

(A) if a Relevant Breach or a Material Adverse Change occurs on or prior to Completion which the Vendor is entitled to remedy pursuant to clause 15.3, the date on which:

          (i) such Relevant Breach or Material Adverse Change, as the case may be, is remedied in full in accordance with clause 15.4; or

          (ii) the Purchaser otherwise waives in writing its right to terminate this Agreement in respect of such Relevant Breach or Material Adverse Change,

        shall, in each case, become the Record Date, in which case Part A of
        Schedule 7 (Completion Arrangements) shall apply MUTATIS MUTANDIS; or

(B) if the Purchaser is notified by the Vendor of a matter in accordance with any of clauses 11.8, 11.9 or 15.2 and the Purchaser considers, in its reasonable opinion, that the period between such notification and the proposed Completion Date is insufficient for the Purchaser to assess the matter and its rights as a result of such matter having been so notified, such later date as the Purchaser reasonably determines is a reasonable period within which to make such assessment shall become the Record Date, in which case Part A of Schedule 7 (Completion Arrangements) shall apply MUTATIS MUTANDIS.

COMPLETION OBLIGATIONS

6.3 Each of the Vendor and the Purchaser shall do, or procure the doing of, all those things relating to the relevant Shares and Business Assets listed in relation to them or the members of the ABB Group or the Purchaser's Group respectively in Part B of Schedule 7 (Completion Arrangements) or if not listed in relation to a party, in accordance with

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the other provisions of this Agreement at Completion or at such other time as is specified in Part B of Schedule 7 (Completion Arrangements).

6.4 On Completion, the Purchaser (for itself and as trustee for and on behalf of the Designated Purchasers) shall:

(a) cause the payment in cash of the amount of the Initial Consideration less the Completion Adjustment Escrow Amount and the Condition Asset Escrow Amount (if any) by electronic funds transfer to the Vendor (for itself and as trustee for each relevant member of the ABB Group) in accordance with clause 25.1 and receipt in full of the funds in accordance with this clause 6.4(a) and clause 6.4(c) shall constitute a good discharge of the Purchaser's and the relevant Designated Purchasers' obligations under clauses 2.4 and 2.4A and in respect of the payment of the Initial Consideration but not, for the avoidance of doubt, in respect of the Purchaser's obligations under clauses 2.5 and
        2.7 and clause 5;

(b) if applicable, cause payment in cash of an amount equal to each amount of Provisional Net Intra-Group Indebtedness to the ABB World Treasury Center by immediately available electronic funds transfer to the relevant bank accounts set out in the ABB World Treasury Center Standard Settlement Instructions in Part B of Schedule 7 (Completion Arrangements) in accordance with clause 5.3(a); and

(c) cause the payment of the Completion Adjustment Escrow Amount into the Completion Adjustment Escrow Account and (if required in accordance with clause 3.14) the Condition Asset Escrow Amount into the Condition Asset Escrow Account in accordance with clause 3.14.

6.5     If:

(a) the Vendor fails or is unable to perform any Material Completion Obligation on or by the date on which Completion is due to occur pursuant to clause 6.2, the Purchaser may, by written notice to the Vendor either (i) terminate this Agreement and the provisions of clause
        15.10 shall apply, or (ii) without prejudice to its rights under this Agreement, elect to proceed to Completion in accordance with clause 6.5(b) sub-clause (i), (ii) or (iii); or

(b) the Vendor fails or is unable to perform any obligation required to be performed by the Vendor (other than a Material Completion Obligation) or, as the case may be, the Purchaser fails or is unable to perform any obligation required to be performed by the Purchaser pursuant to clause 6 on or by the last date on which Completion is due to occur pursuant to clause 6.2 the party which is not in default (the NON-DEFAULTING PARTY) may in its absolute discretion, by written notice to the other party (the DEFAULTING PARTY):

          (i) without prejudice to its rights under this Agreement, proceed to Completion on that date, to the extent that the Non-Defaulting Party is ready, able and willing to do so, and specify a later date by which the

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                 Defaulting Party shall be obliged to complete its outstanding obligations; or

          (ii) elect to defer Completion to the next following Completion Date listed in the second column of the table set out in Part A of
                 Schedule 7 (Completion Arrangements), in which event the provisions of clause 6 shall apply to the deferred date of Completion with all necessary modifications; or

          (iii) where the Purchaser is the Non-Defaulting Party, waive all or any of the Completion requirements contained in Part B of
                 Schedule 7 (Completion Arrangements) at its discretion,

        provided that in the event of the failure or inability of the Vendor or the Purchaser (as the case may be) to perform any obligation at any deferred Completion pursuant to the operation of clause 6.5(b)(ii), if the Defaulting Party is the same Defaulting Party as previously caused Completion to be deferred pursuant to the operation of clause 6.5(b)(ii), then the Non-Defaulting Party may, by written notice either
        (i) terminate this Agreement and the provisions of clause 15.10 shall apply, or (ii) without prejudice to its rights under this Agreement, again elect to proceed to Completion in accordance with sub-clauses (i),
        (ii) or (iii) of this clause 6.5(b).

TAX COVENANT

6.6 Save for the Tax Warranties which shall be given on and with effect from the date of this Agreement, the Tax Covenant shall come into full force and effect from Completion.

COMPLETION ADJUSTMENT ESCROW ACCOUNT

6.7 The funds in the Completion Adjustment Escrow Account shall be held on the following terms:

(a) any bank or other charges arising on the Completion Adjustment Escrow Account shall be charged to the Completion Adjustment Escrow Account and any Tax arising thereon shall be for the account of the Vendor;

(b) any interest or profit generated on the Completion Adjustment Escrow Amount (subject to any deduction of Tax at source or any bank or other charges properly charged to the Completion Adjustment Escrow Account) (for the purposes of this clause 6.7, the INCOME) shall accrue to and form part of the Completion Adjustment Escrow Account. Each time part of the funds in the Completion Adjustment Escrow Account is paid out it shall have added to it the corresponding proportion of the Income; and

(c)     if upon final determination of the Final Consideration:

          (i) the Vendor is required to pay an amount to the Purchaser in accordance with clauses 2.5(a)(ii) and 2.7 such amount (the COMPLETION ADJUSTMENT), the Purchaser and the Vendor shall issue joint written

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                 instructions to the Bank to release from the Completion
                 Adjustment Escrow Account to the Purchaser the lesser of (A) the amount of the balance in the Completion Adjustment Escrow Account and (B) the amount of the Completion Adjustment, as soon as practicable but in any event by the Final Settlement Date. Any balance in the Completion Adjustment Escrow Account following such payment shall be released to the Vendor in the same manner and at the same time. If the amount standing to the credit of the Completion Adjustment Escrow Account is insufficient to satisfy payment to the Purchaser of the Completion Adjustment in full, the Vendor shall be obliged to pay the amount of the shortfall in accordance with clauses 2.5(a)(ii) and 2.7 notwithstanding such insufficiency; or

          (ii) the Purchaser is required to pay an amount to the Vendor in accordance with clauses 2.5(a)(i) and 2.7, the Purchaser and the Vendor shall issue joint written instructions to the Bank to release the entire amount of the Completion Adjustment Escrow Account to the Vendor as soon as practicable but in any event by the Final Settlement Date.

For the avoidance of doubt, the Vendor's obligations under clauses 2.5(a)(ii) and 2.7 are not limited by the amount standing to the credit of the Completion Adjustment Escrow Account from time to time.

7.      COMPLETION BALANCE SHEET

7.1 Subject to the Purchaser complying with its obligations under clause 7.4, the Vendor shall procure (to the extent it is reasonably able to do so) that promptly after Completion a Completion Balance Sheet is produced in accordance with the provisions of this clause 7. Such Completion Balance Sheet shall be prepared on the basis of the accounting policies and procedures set out in Schedule 8 (Completion Balance Sheet) and in the form set out in Schedule 10 (Form of Completion Balance Sheet).

7.2 The balance sheet and related notes comprising part of the Completion Balance Sheet shall be audited by the Vendor's Accountants (the DRAFT COMPLETION BALANCE SHEET) with a view to the Draft Completion Balance Sheet together with the respective report thereon of the Vendor's Accountants in draft form and the unaudited profit and loss account (and, for the avoidance of doubt, such profit and loss account shall not be required to be accompanied by notes in relation to
it) being delivered to the Purchaser (with a copy to the Purchaser's Accountants) as soon as possible and in any event within forty (40) Business Days of the Completion Date. The fees and costs of the Vendor's Accountants for services in connection with this clause 7 shall be paid by the Vendor.

7.3 The management representation letters required in connection with the Draft Completion Balance Sheet and the Final Completion Balance Sheet shall be prepared in accordance with the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 85, MANAGEMENT REPRESENTATIONS, as amended, and shall be signed by the relevant management of the SF Group units and the Vendor. It is acknowledged and agreed that the management representation letter to be signed by

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the Vendor and the relevant management of the SF Group units shall also extend to and cover events arising after Completion (SUBSEQUENT EVENTS).

7.4     The Purchaser:

(a) shall, and shall procure that each SF Group Company shall, use reasonable endeavours to ensure that, to the extent that such is reasonable for the purpose, Louise Hallqvist, Per Bostrom, Chad D. Elliot, Dan Meleney, Susanne Iseli, Andrea Shindleman, Anders Larsson, Emanuela Civene, Hans Peter Christen and Karen Colangelo and/or the successors to their respective positions of responsibility, together with their respective staff are and are made reasonably available during Working Hours and shall have the reasonable time and resources reasonably required to report as of Completion in accordance with ABACUS reporting and ABB Group reporting deadlines in order to assist the Vendor in preparing the Completion Balance Sheet in such manner as is consistent with their day-to-day roles and responsibilities;

(b) shall, and shall procure that each SF Group Company shall, give the Vendor, the Vendor's appropriate nominated advisers and Vendor's Accountants reasonable access at reasonable times to all books and records, accounts, working papers and other financial information, including ABACUS, in their respective possession or control relating to the SF Business and the SF Group and generally shall provide the Vendor and the Vendor's Accountants with such other information and reasonable assistance as the Vendor, the Vendor's appropriate nominated advisers and Vendor's Accountants may reasonably request, including access to and the assistance of (i) financial personnel employed in the SF Business and (ii) other employees and relevant advisers of the SF Business, to the extent, in each case, that such is reasonably required for the purposes of preparing the Draft Completion Balance Sheet or investigating any Disputed Items as defined in clause 7.6(a), provided that the Vendor and the Vendor's Accountants shall not be entitled to any such access or information which goes beyond that reasonably necessary to prepare the Draft Completion Balance Sheet or investigate any Disputed Items; and

(c) shall use reasonable endeavours to ensure that the representation letters required in connection with the Draft Completion Balance Sheet and the Final Completion Balance Sheet shall be signed by the relevant management of the SF Group units.

7.5 Within twenty-five (25) Business Days of receipt of the Draft Completion Balance Sheet, the Purchaser shall notify the Vendor if it accepts the Draft Completion Balance Sheet for the purposes of this Agreement.

7.6 If the Purchaser notifies the Vendor that it does not accept the Draft Completion Balance Sheet:

(a) it shall set out in writing those items which it disputes, stating reasonable details thereof, including, where practicable, specific items in the Draft Completion Balance Sheet, in which case all other items not affected by the disputed items will be deemed to be as set forth in the Draft Completion

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        Balance Sheet and only the items or amounts identified by the Purchaser
        (the DISPUTED ITEMS) shall be deemed to be in dispute; and

(b) the parties shall use all reasonable endeavours (in conjunction with the Vendor's Accountants and the Purchaser's Accountants) to meet and discuss the Disputed Items and to reach agreement upon the adjustments (if any) required to be made to the Draft Completion Balance Sheet.

7.7     If:

(a) the Purchaser fails to use all reasonable endeavours to meet and discuss with the Vendor the Disputed Items in accordance with clause 7.6(b) within fifteen (15) Business Days of receipt of the notice under clause
        7.6 above, then the Disputed Items shall be deemed to be withdrawn and the Draft Completion Balance Sheet shall constitute the Final Completion Balance Sheet for the purposes of this Agreement;

(b) the Vendor fails to use all reasonable endeavours to meet and discuss the Disputed Items with the Purchaser in accordance with clause 7.6(b) within fifteen (15) Business Days of receipt of the notice under clause
        7.6 above, then the Disputed Items shall be deemed to be accepted and the Draft Completion Balance Sheet (as amended to reflect the Disputed Items) shall constitute the Final Completion Balance Sheet for the purposes of this Agreement.

7.8 If the Purchaser is satisfied with the Draft Completion Balance Sheet (either as originally submitted or after adjustments agreed between the Vendor and the Purchaser) or if the Purchaser does not notify the Vendor of its non-acceptance of the Draft Completion Balance Sheet within the twenty-five (25) Business Day period referred to in clause 7.5, then the Draft Completion Balance Sheet (incorporating, if applicable, any agreed adjustments) shall constitute the Final Completion Balance Sheet for the purposes of this Agreement.

7.9 If the parties are unable to reach agreement in accordance with clause 7.6(b) within twenty (20) Business Days of receipt of the notice under clause
7.6 above the Disputed Items shall be referred on the application of either party to the Expert. The following terms of reference shall apply:

(a) before referring a matter to the Expert the parties shall agree on procedures to be followed by the Expert (including procedures for presentation of evidence). If the parties are unable to agree upon procedures before referral of the matter to the Expert or within fifteen
        (15) Business Days of such referral, or such longer period as may be agreed between the parties, the Expert shall within fifteen (15) Business Days establish the procedures giving due regard to the provisions of this Agreement and the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as reasonably possible provided that such procedures shall (i) give the parties a reasonable opportunity to submit written representations and make oral submissions; (ii) require that copies of all written submissions by either party are supplied to the other party; and (iii) permit each party to be present while any oral submissions are made by the other party;

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(b)     the parties shall, as promptly as practicable, submit evidence in accordance with the procedures agreed upon or established by the Expert, and the Expert shall decide the dispute in accordance therewith and the provisions of this clause 7.9 as promptly as practicable and in any event within twenty (20) Business Days of his appointment becoming effective. The unresolved Disputed Items will be determined by the Expert solely in accordance with Schedule 8 (Completion Balance Sheet) and such adjustments as are required to be made as a result of the Expert's determination of such Disputed Items shall be made to the Draft Completion Balance Sheet which shall then constitute the Final Completion Balance Sheet for the purposes of this Agreement;

(c) the Expert shall act as expert and not as arbitrator and the decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the Vendor and the Purchaser; and

(d) the costs of the Expert shall be paid by the Vendor and the Purchaser equally or as otherwise determined by the Expert.

7.10 The Vendor shall, and shall procure that each other member of the ABB Group shall, and the Purchaser shall and shall procure that each member of the Purchaser's Group (including, for the avoidance of doubt, each SF Group Company) shall give the Expert reasonable access at reasonable times to all books and records in their respective possession or control relating to the SF Business and the SF Group and generally shall provide the Expert with such other information and assistance as the Expert may reasonably require, including assistance by their respective advisers.

7.11 The Final Completion Balance Sheet as agreed or determined in accordance with this clause 7 shall in the absence of fraud or manifest error, be final and binding on the parties. The Vendor shall deliver the Final Completion Balance Sheet together with the signed report thereon of the Vendor's Accountants to the Purchaser within two (2) Business Days from the actual agreement or determination under this clause 7.

7.12 For the purposes of enabling the Purchaser and the Purchaser's Accountants to present any Disputed Items, the Vendor and the Vendor's Accountants shall, following the receipt of a notice from the Purchaser under clause 7.6, give the Purchaser and the Purchaser's Accountants reasonable access at reasonable times to all relevant working and other papers in their possession or control relating to the SF Business and the SF Group and generally shall provide the Purchaser and the Purchaser's Accountants with such other information as the Purchaser may reasonably request provided that the Purchaser and the Purchaser's Accountants shall not be entitled to any such access or information which goes beyond that reasonably necessary to analyse and assess the Draft Completion Balance Sheet and its preparation in accordance with the provisions of Schedule 8 (Completion Balance Sheet) and to analyse and assess any Disputed Items.

7.13 Save as otherwise contained in this Agreement or agreed between the Vendor and the Purchaser, the Vendor shall pay the charges of the Vendor's Accountants and the Purchaser shall pay the charges of the Purchaser's Accountants.

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7.14    Within two (2) Business Days of the final agreement and/or determination of the Final Completion Balance Sheet:

(a) the Purchaser shall deliver to the Vendor in writing a schedule (THE FINAL CONSIDERATION SCHEDULE) setting out the amount of the Final Consideration, together with the amount of each of the Owner's Equity, Additional Reserves and Net Sirius Equity Impact taken into account in calculating the amount of the Final Consideration; and

(b) the Vendor shall deliver to the Purchaser the Indebtedness Schedule (in accordance with clause 5.7) setting out each amount of Final Intra-Group Indebtedness and Final Net Intra-Group Indebtedness,

in each case, such amounts to be as derived or extracted from and consistent with the Final Completion Balance Sheet in all respects.

7.15 Provided that the Final Consideration Schedule and Indebtedness Schedule prepared by the Purchaser and the Vendor, respectively, conform in all respects with the provisions of clause 7.14, such schedules shall constitute prima facie evidence of the amounts of each of the Owners' Equity, Additional Reserves, Net Sirius Equity, Final Net Intra-Group Indebtedness and Final Intra-Group Indebtedness set out therein.

8.      BUSINESS CONTRACTS AND BUSINESS ASSETS

8.1 Insofar as any of the Business Contracts or Business Assets (or any agreement or other document relating thereto) cannot effectively be, or are not permitted to be, assigned or transferred to the Purchaser except by an agreement of novation or by obtaining a consent, approval, waiver or the like to the assignment or transfer from a third party (CONSENTS):

(a) this Agreement does not constitute an assignment or transfer or attempted assignment or transfer if such would constitute a breach of such Business Contract or Business Asset (or any agreement or other document relating thereto);

(b) the Vendor shall, or shall procure that the relevant Business Asset Vendor shall, use all reasonable endeavours to procure (at the Vendor's cost) a novation or, if it is unable to do so, Consent (such novation or Consent, as the case may be, to take effect from Completion) and the Purchaser shall provide or procure the provision of any information or guarantees reasonably requested by the person, firm or company concerned (provided that the obligations of the Purchaser or the relevant Business Asset Purchaser in respect of such novation or Consent are no more onerous than the equivalent obligations contained in the Business Contract or Business Asset (or agreement or other document relating thereto) to which the same relates or that the guarantee is no more onerous than that given by the relevant Business Asset Vendor and the Vendor shall, or shall procure that the relevant member of the ABB Group shall, as soon as possible after receipt, deliver such

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        novation or Consent (as the case may be) to the Purchaser or the relevant Business Asset Purchaser;

(c) unless or until the relevant Business Contract or Business Asset (or agreement or other document relating thereto) is novated or the relevant Consent is obtained (as the case may be), the Vendor shall procure that the relevant Business Asset Vendor shall from Completion, hold the benefit of the Business Contract or Business Asset (or any agreement or document relating thereto) on bare trust for the Business Asset Purchaser absolutely (and shall accordingly promptly on receipt of the same account for and pay or deliver to the Purchaser or the relevant Business Asset Purchaser any moneys, goods and other benefits relating thereto) and the Purchaser shall procure that the relevant Business Asset Purchaser shall (if such sub-contracting is permissible and lawful under the Business Contract or Business Asset (or agreement or other document relating thereto)), as the relevant Business Asset Vendor's sub-contractor, or, where sub-contracting is not permissible, as agent for the relevant Business Asset Vendor, at the sole discretion of the relevant Business Asset Purchaser, exercise and/or enforce the rights and perform the obligations of the relevant Business Asset Vendor, as appropriate, under the Business Contract or Business Asset (or other agreement or document relating to such Business Asset) to be discharged after Completion and the Purchaser undertakes to indemnify the Vendor and each of its Affiliates against all Costs suffered or incurred as a result of any failure on the part of the Purchaser or the relevant Business Asset Purchaser to perform any of those obligations provided that the indemnity given by the Purchaser pursuant to this clause 8.1
        (c)shall not be enforceable by any member of the ABB Group in relation to a particular Business Contract or Business Asset (or other agreement or document relating to a particular Business Asset) for so long as any relevant member of the ABB Group is in breach of its obligations pursuant to clauses 8.1(a) to (c) in relation to that Business Contract or Business Asset (or other agreement or document relating to such Business Asset);

(d) unless or until the relevant Business Contract or Business Asset (or other agreement or document relating to a Business Asset) is novated or any necessary Consent is obtained the Vendor shall procure that the relevant Business Asset Vendor shall (so far as it lawfully may) give all reasonable assistance to the Purchaser and the relevant Business Asset Purchaser (at the Purchaser's request and expense) to enable the Purchaser or the relevant Business Asset Purchaser to exercise and/or enforce the rights and perform the obligations, in each case, of the relevant Business Asset Vendor under the Business Contract (or any agreement or other document relating to such Business Asset) provided that in providing such assistance no member of the ABB Group shall be obliged to make any payment (in money or money's worth) unless it has first been paid the amount concerned by the Purchaser, and the Purchaser or the relevant Business Asset Purchaser shall not agree to any amendment or waiver of the relevant Business Asset Vendor's rights under the Business Contract (or other agreement or document relating to such Business Asset) without prior approval of the relevant Business Asset Vendor (not to be unreasonably withheld or delayed);

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(e)     unless or until the relevant Business Contract or Business Asset (or other agreement or document relating to a Business Asset) is novated or any necessary Consent is obtained, the Vendor shall, keep the Purchaser informed, as soon as reasonably practicable, of all matters relating to the relevant Business Contract or Business Asset (including, without limitation, its day to day conduct), obtain the consent of the Purchaser prior to any action being taken by any member of the ABB Group in relation to any such matter, Business Contract and/or Business Asset, and upon reasonable request by the Purchaser and to the extent practicable and provided that to do so would not constitute a breach or potential breach of the Business Contract (or any agreement or other document relating to such Business Asset) perform, or procure the performance by a relevant member of the ABB Group of, all obligations and exercise or procure the exercise by a relevant member of the ABB Group of all rights under the Business Contract or in relation to a Business Asset or under any agreement or document relating to a Business Asset, in each case, in accordance with the reasonable instructions of the Purchaser, provided that the Purchaser shall:

                 (A) make available to the Vendor such employees of the Purchaser's Group as are reasonably necessary for such performance;

                 (B) pay the reasonable costs incurred by the Vendor of such performance; and

                 (C) indemnify the Vendor and each member of the ABB Group against all reasonable costs suffered or incurred as a result of any failure on the part of the Purchaser or the relevant member of the Purchaser's Group to perform those obligations set out in (A) and (B) above; and

(f) the Vendor shall provide to the Purchaser or the relevant member(s) of the Purchaser's Group the benefit of the Business Contract and/or the Business Asset (including, without limitation, the enforcement of any rights thereunder) provided that the Vendor or a member of the ABB Group shall not be obliged to make any payment (in money or money's worth) unless it or any other member of the ABB Group has first been paid the amount of such payment concerned under or pursuant to the Business Contract, the Business Asset or any agreement or document relating to a Business Asset.

8.2 Without limiting the other provisions of this clause 8, if any necessary novation or Consent is not obtained within six (6) months after the Completion Date or is refused and the procedure set out in this clause 8 does not enable the full benefit of any Business Contract or any agreement or document relating to a Business Asset to be enjoyed by the Purchaser or another member of the Purchaser's Group after the Completion Date, the Purchaser may by written notice to the Vendor at any time thereafter unless and until such novation or Consent is in fact obtained elect to treat such Business Contract or any agreement or document relating to such Business Asset as withdrawn from the Proposed Transaction, and from the date on which the Vendor

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receives such notice the parties' rights and obligations in respect of such
Business Contract or any agreement or document relating to such Business Asset under this clause 8 shall terminate forthwith, save in respect of accrued rights and liabilities already in existence as at the date of that notice. If the value of the relevant Business Contract, Business Asset or any agreement or document relating to a Business Asset is other than a nil amount the Vendor shall forthwith pay to the Purchaser an amount equivalent to that value together with such amount by way of compensation as is fair and reasonable having regard to the effect of the loss of the Business Contract, the Business Asset or any agreement or document relating to such Business Asset on the SF Business. The value of any such Business Contract, Business Asset or any agreement or document relating to a Business Asset shall be as set out in Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions), subject to any adjustments thereto to reflect the Final Completion Balance Sheet.

9.      SPECIFIED TRANSACTIONS

SPECIFIED RECEIVABLES

9.1 In consideration of the Purchaser providing the services referred to in clause 2 of the Specified Receivables Agreement, the Vendor undertakes from the Completion Date to pay to the Purchaser the Management Fee. The Management Fee shall be due and payable with respect to each Recovery at the time such Recovery is made provided that the recourse of the Purchaser to the Vendor in respect thereof shall be limited to the application of Recoveries in accordance with clause 2 of the Specified Receivables Agreement.

9.2 Notwithstanding any provision of the Specified Receivables Agreement to the contrary, the Purchaser shall be entitled to retain for its own account out of any Recoveries any amounts of Management Fee then due and payable to the Purchaser with respect to the Specified Transactions, in priority to any application of Recoveries in payment to the Vendor pursuant to clause 2.5 of the Specified Receivables Agreement.

DESIGNATED ASSET AGREEMENT

9.3 In consideration of the Purchaser acquiring the Designated Assets, the Vendor agrees to enter into the Designated Asset Agreement.

9.4 On or before the Record Date, the Vendor shall use reasonable endeavours to deliver or procure delivery to the Purchaser of a duly executed letter from each relevant third party debtor and any other applicable party whose consent is required to transfer the Designated Asset, confirming that such debtor or third party consents to any transfer, assignment or novation of such Designated Asset to the Vendor at any time on or prior to 1 February 2004 as contemplated by the Designated Asset Agreement or the Vendor shall otherwise confirm in writing to the Purchaser that no such consents are required. If the Vendor fails to deliver any such consent or fails to confirm that no such consents are required, then without any liability on the part of the Vendor in respect thereof such Designated Asset shall automatically become an

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Excluded Asset, excluded from the SF Group in accordance with the provisions of
Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses).

9.5 On the Record Date, the Vendor shall, in respect of each Designated Asset, deliver a written confirmation to the Purchaser stating that:

(a) no Designated Asset Default or Material Default (as defined in paragraph 10.4(a) of Schedule 3 (Vendor Warranties)) has occurred and is continuing in respect of such Designated Asset; and

(b) since 31/12/2001 (save as disclosed in the Disclosure Letter) no amendment or supplement has been made with respect to the Finance Agreements, Related Security or, so far as the Vendor is aware, Project Agreements in respect of such Designated Asset and/or no waiver of any Material Default or Potential Material Default (each as defined in paragraph 10.4 of Schedule 3 (Vendor Warranties)) or any condition precedent to the obligations of any party thereto has come into and/or remains in effect, unless, in each case, the Purchaser has provided its prior written consent thereto.

If the Vendor is unable for any reason whatsoever to deliver the statement referred to above in respect of any Designated Asset then without any liability on the part of the Vendor in respect thereof such Designated Asset shall automatically become an Excluded Asset, excluded from the SF Group in accordance with the provisions of Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses).

NOLEGGI COMPLETION ADJUSTMENT

9.6 If the Noleggi Completion Balance Sheet has not been finally agreed or determined in accordance with the terms of the Noleggi Agreement by the time the Completion Balance Sheet is required to be delivered to the Purchaser in accordance with clause 7.2, then within twenty (20) Business Days of final agreement and/or determination of the Noleggi Completion Balance Sheet, the Purchaser shall provide a copy of the Noleggi Completion Balance Sheet to the Vendor and pay to the Vendor (for itself and as trustee for the relevant member of the ABB Group) such amount (if any) as is equal to:

(a) the amount, if any, by which the value of the net assets shown in the draft Noleggi Completion Balance Sheet and incorporated in the draft Completion Balance Sheet in accordance with paragraph 12 of Schedule 8 (Completion Balance Sheet) is less than the value of such net assets as shown in the final agreed and/or determined Noleggi Completion Balance Sheet; less

(b) the amount of any additional consideration payable by the relevant member of the Purchaser's Group under the Noleggi Agreement as a result of any adjustments arising as a result of the Noleggi Completion Balance Sheet being finally agreed and/or determined.

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10.     VENDOR UNDERTAKINGS AND INDEMNITIES

RESTRICTIVE COVENANT

10.1    In this clause:

        RESTRICTED BUSINESS means any business (in any territory) comprised solely within the SF Business within the 18 months prior to the Completion Date but shall exclude at any time the Excluded Businesses, Excluded Liabilities, Excluded Assets (including Excluded Contracts) and Excluded Claims;

        DIRECTLY OR INDIRECTLY means (without prejudice to the generality of the expression) either alone or jointly or in partnership with any other person, firm or company or (except as the holder for investment purposes only of securities listed, dealt in or traded on a recognised stock exchange not exceeding 10 per cent. in nominal value of the securities of that class in issue) as the holder of any interest in or as an agent or representative of or consultant to any other person firm or company; and

        RESTRICTION PERIOD means the period of two calendar years from the Completion Date.

10.2 The Vendor undertakes to the Purchaser (for itself and as trustee for the Designated Purchasers and each SF Group Company) that it will not, and that it shall procure that no member of the ABB Group will, directly or indirectly:

(a) at any time during the Restriction Period carry on any business which is in competition with the Restricted Business; or

(b) at any time during the Restriction Period in relation to a business which is the same as or in competition with the Restricted Business, contact with a view to the engagement or employment by another person, offer employment to, employ, or offer or conclude any contract for services with, any person who at Completion or at any time during the one year before Completion shall have been a director, employee, officer or manager of an SF Group Company or otherwise employed in or by the SF Business and, in each case, entitled to emoluments (including commission if any) exceeding the annual rate of US$100,000 (or its equivalent in local currency), save that this restriction shall not apply to recruitment in response to general job advertisements not directed at specific persons;

(c) at any time during the Restriction Period, do or say anything which is harmful to the goodwill or reputation of the SF Business (as subsisting at the date of this Agreement) or which is reasonably likely to lead a person who has dealt with any SF Group Company or the SF Business on or at any time during the one year before Completion to cease to deal with any SF Group Company or the SF Business, in each case, in whole or in part on substantially equivalent terms to those previously offered or at all; or

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(d)     at any time during the Restriction Period, on its own account or in conjunction with or on behalf of any other person in respect of the products or services provided by the SF Business or any member of the SF Group at any time during the one year before Completion, either seek to obtain orders from, or do business with, or encourage directly or indirectly another person to obtain orders from or do business with, a person who has been, in relation to such products or services, a customer or supplier of the SF Business or any member of the SF Group on or during the one year before Completion.

10.3    The Vendor acknowledges and agrees that:

(a) each of the sub-clauses contained in clause 10.2 constitutes a separate, severable and independent covenant by and restriction on it;

(b) the duration, extent and application of each of the restrictions contained in clause 10.2 are no greater than is necessary for the protection of the goodwill and trade connections of the SF Business; and

(c) if any restriction contained in clause 10.2 shall be found invalid or unenforceable but would be valid and enforceable if some part thereof were deleted or amended, then such restriction shall continue to apply with such minimum deletion or amendment thereto as would make it valid and enforceable.

10.4 Subject and without prejudice to the other provisions of this Agreement, nothing in clauses 10.1 to 10.3 shall prevent the Vendor or any member of the ABB Group at any time from:

(a) managing, dealing with and exploiting the Excluded Assets, the Excluded Liabilities, the Excluded Businesses, the Excluded Contracts and the Excluded Claims in such manner as the Vendor thinks fit;

(b) the operation and management of the business of ABB Export Bank in the ordinary and usual course as conducted prior to the date of the Agreement;

(c)     carrying on the Financial Advisory Business;

(d) the financing of equipment supplied by the ABB Group which is made by or branded as a product of the ABB Group or of equipment where such financing is supplied in conjunction with or ancillary to a supply of such equipment or, in each case, the financing of the provision of services in the connection with the supply of such equipment;

(e) the provision of advice in connection with financing of the type described in paragraph (d) above;

(f) the employment or solicitation of any employee of the ABB Group who on or within the one (1) year period prior to Completion held a non-executive office with an SF Group Company, but was not otherwise employed by an SF Group Company or in the conduct of the SF Business;

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(g)     holding, managing, dealing with and exploiting the shares (or any interest in the shares) of AB SEK held by the ABB Group at Completion in such manner as the Vendor thinks fit;

(h) the provision of financial advisory services, asset finance or project finance to other members of the ABB Group;

(i) acquiring or entering into any joint venture, partnership or other similar arrangement with respect to another company, business or undertaking which has as a part of its business a business or businesses which are in competition with a part of the Restricted Business, provided that such competitive business or businesses are not the major part of the company, business or undertaking which is so acquired or which is the subject of such joint venture, partnership or other similar arrangement and, for the purposes of this clause 10.4(i) , the expression A MAJOR PART means a part where the turnover for the latest accounting reference period for such company, business or undertaking attributable to that part represents 10 per cent. or more of the total TURNOVER attributable to that company, business or undertaking for such accounting reference period;

(j) entering into transactions of whatsoever nature for the sole purpose of managing the tax and financial affairs (including treasury and liquidity management) of the ABB Group (including, without limitation, entering into leasing transactions for such purposes); or

(k) fulfilling any obligation pursuant to this Agreement and any other Transaction Document.

RELEASE OF CERTAIN INTRA-GROUP GUARANTEES

10.5 The Vendor undertakes to the Purchaser (for itself and as trustee for the Designated Purchasers):

(a) to use reasonable endeavours (including, where appropriate, offering a guarantee, letter of comfort or support or any other similar arrangement in respect of such obligations or liabilities as such third party may reasonably require from any other member of the ABB Group in substitution) to procure on Completion, or as soon as reasonably practicable thereafter, the absolute and unconditional release of each SF Group Company from all liability and contingent liability under or in respect of any Intra-Group Guarantee (as referred to in sub-clause (b) of the definition thereof), entered into or provided for at any time prior to Completion by a SF Group Company;

(b) if the Vendor has not procured the absolute and unconditional release of each SF Group Company from all liability and contingent liability under or in respect of any such Intra-Group Guarantee (as referred to in sub-clause (b)of the definition thereof), as at Completion, then it shall on Completion procure the provision by an Acceptable Bank of an irrevocable letter of credit (in a form reasonably acceptable to the Purchaser) for not less than an amount

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        equivalent to the aggregate amount of the liability and contingent liability under the relevant Intra-Group Guarantee;

(c) pending release of each SF Group Company from all liability and contingent liability under or in respect of any Intra-Group Guarantee (as referred to in sub-clause (b) of the definition thereof) as required by sub-clause (a) above, to indemnify each member of the Purchaser's Group on demand in respect of all Costs incurred on or after Completion by each member of the Purchaser's Group under or in respect of such Intra-Group Guarantees, save to the extent that such Costs are specifically provided for in the Completion Balance Sheet; and

(d) to bear all Costs incurred and to be incurred in relation or incidental to or as a consequence of the release or discharge of the Intra-Group Guarantees (as referred to in sub-clause (b) of the definition thereof) as required by sub-clause (a) above.

For the purposes of this clause 10.5, COSTS incurred in relation to or as a consequence of the release or discharge of the Intra-Group Guarantees shall include, without limitation, any costs, fees or charges incurred by each SF Group Company (a) continuing to be bound thereby and/or (b) in relation to the letter of credit referred to in sub-clause (b) above.

RETAINED LC BACKED GUARANTEES

10.6 The ABB Guarantor hereby undertakes to perform in the event of a default by the primary obligor thereunder, the obligations of the relevant member of the ABB Group or its obligations under the Retained LC Backed Guarantees, on and subject to the terms of the Retained LC Backed Guarantees (and for the avoidance of doubt the ABB Guarantor shall be obliged to make payment under this clause only to the extent that the relevant primary obligor would be obliged to make payment under the Retained LC Backed Guarantee).

LETTER OF CREDIT

10.7 If so requested by the ABB Guarantor and subject to the proviso below, the Purchaser shall procure that the Retained LC Backed Guarantees (or any of them) are released by the relevant SF Group Companies in the event that agreement is entered into pursuant to which the relevant obligor would cease to be a member of the ABB Group, provided that the obligations of the ABB Guarantor under clause 10.6 shall continue to apply notwithstanding such termination as if the Retained LC Backed Guarantee had remained in full force and effect.

10.8 At Completion (but subject to clause 10.9) the Vendor shall procure the provision by an Acceptable Bank to the Purchaser (as trustee for the relevant SF Group Company) of an irrevocable letter of credit (in a form reasonably acceptable to the Purchaser) (a LETTER OF CREDIT) for 50 per cent. of the aggregate outstanding value of the maximum liability (whether actual or contingent) under the Retained LC Backed Guarantees (together, the OUTSTANDING VALUE), such amount to be reduced to the extent that and proportionate to the Outstanding Value being reduced (A) as a

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consequence of a Retained LC Backed Guarantee having expired or having been released (either in whole or in part); or (B) by the amount of any drawing under the Letter of Credit. The Letter of Credit shall expire or terminate on the date on which the last Retained LC Backed Guarantee expires or has been released or the Outstanding Value is nil.

10.9 Notwithstanding the provisions of clause 10.8, in the event that, and only for so long as, the long-term unsecured, unsubordinated debt rating of the ABB Guarantor is down-graded below "A" by Standard & Poor's Ratings Group or "Baa2" by Moody's Investors Service, Inc., then upon the request of the Purchaser the amount of the Letter of Credit shall be increased to 100 per cent. of the Outstanding Value at the time and the Letter of Credit to be renewed accordingly. The terms of the renewed Letter of Credit shall be the same as those of the Letter of Credit immediately prior to its renewal, except that its amount (compared with the amount of the Letter of Credit immediately prior to its renewal) will be increased to the amount of the Outstanding Value at the time.

10.10 In the event that, and for so long as, the credit rating of the ABB Guarantor is subsequently up-graded by the above credit rating agencies to stand, in each case, at least at the levels indicated in clause 10.9 above, then the Vendor shall be entitled to decrease the amount of the Letter of Credit back to 50 per cent. of the Outstanding Value at the time and the Letter of Credit shall be renewed accordingly on the same terms.

10.11 In the event that the long-term unsecured, unsubordinated debt rating of the ABB Guarantor is rated at least better than "A+" by Standard & Poor's Ratings Group and "A1" by Moody's Investors Service, Inc. the obligation of the Vendor to provide the Letter of Credit shall be suspended for so long as such rating remains above such levels. If the rating of the ABB Guarantor falls below the rating specified above, then the Vendor shall be obliged within ten (10) Business Days of such event to:

(a) deliver a Letter of Credit to the Purchaser (as trustee for the relevant Group Company) complying with the provisions of clause 10.8 (or clause
        10.9 as the case may be); or

(b) execute all documents and do all other things necessary and/or desirable (in the opinion of the Purchaser) to replace the current Letter of Credit with either:

          (i) a new Letter of Credit from a new Acceptable Bank in an amount at least equal to the then required amount of the Letter of Credit in accordance with clause 10.8 (or clause 10.9 as the case may be) above; or

          (ii) a US$ cash deposit with an Acceptable Bank, in an amount at least equal to the then required amount of the Letter of Credit in accordance with clause 10.8 (or clause 10.9 as the case may be) above and secured by way of a first priority perfected fixed security interest in favour of the Purchaser (ALTERNATIVE SECURITY); and

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(c)     deliver originals of all such documentation as the Purchaser shall reasonably require to evidence such replacement (including in the case of (ii) above relevant legal opinions).

10.12 If any of the parties hereto becomes aware that the long-term unsecured, unsubordinated debt rating of the provider of the Letter of Credit (the L/C PROVIDER) or the institution holding Alternative Security has fallen below "AA" by Standard & Poor's Ratings Group or "Aa2" by Moody's Investors Service, Inc. (or, in the case of a Schedule 25 Bank, below the credit rating of such Schedule 25 Bank specified opposite its name in Schedule 25 (Schedule 25 Banks)) it shall notify the other and the Vendor shall, within ten (10) Business Days of such notice:

(a) execute all documents and do all other things necessary and/or desirable (in the opinion of the Purchaser) to replace the current Letter of Credit (or Alternative Security) with either:

          (i) a new Letter of Credit from a new Acceptable Bank in an amount at least equal to the then required amount of the Letter of Credit in accordance with clause 10.8 (or clause 10.9 as the case may be) above; or

          (ii) a dollar cash deposit with an Acceptable Bank, in an amount at least equal to the then required amount of the Letter of Credit in accordance with clause 10.8 (or clause 10.9 as the case may be) above and secured by way of a first priority perfected fixed security interest in favour of the Purchaser (ALTERNATIVE SECURITY); and

(b) deliver originals of all such documentation as the Purchaser shall reasonably require to evidence such replacement (including, in the case of (ii) above relevant legal opinions).

10.13 The Purchaser shall be entitled, but not obliged, to make a demand under the Letter of Credit or to enforce its rights under any Alternative Security for the payment of an amount up to the amount of the Letter of Credit or Alternative Security upon (and at any time following) either (i) any default by the ABB Guarantor in the performance of its obligations under clause 10.6, (ii) any default by the ABB Guarantor in the performance of its obligations under clause 35 in respect of the Specified Obligations, or (iii) in circumstances where the long-term unsecured, unsubordinated debt rating of the ABB Guarantor has been downgraded below "A" by Standard & Poor's Ratings Group or "Baa2" by Moody's Investors Service, Inc., any default by the Vendor in respect of its obligations under the Designated Asset Agreement or any default by the ABB Guarantor in respect of its obligations under clause 35 which relate to such obligations of the Vendor.

10.13A If the Vendor has provided to the Purchaser Alternative Security it shall be entitled upon reasonable notice and at no cost to the Purchaser to replace such Alternative Security with an acceptable Letter of Credit otherwise complying with the requirements of clauses 10.8 to 10.13 and the Purchaser shall at the cost of the Vendor take reasonable steps to assist in such process.

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INTELLECTUAL PROPERTY

10.14 The Vendor hereby grants, or, if applicable, shall procure that all other members of the ABB Group grant, to the Purchaser's Group at Completion, a world-wide, non-exclusive, royalty-free and irrevocable licence (including the right to sub-license) to use any SF Shared Intellectual Property Rights in or in relation to the SF Business, to come into effect at the Completion Date. Nothing in this clause 10.14 shall prevent the Vendor or any member of the ABB Group from selling, assigning or Encumbering any SF Shared Intellectual Property Rights, provided that any such sale, assignment or Encumbrance shall not affect the licence granted in this clause 10.14. Notwithstanding clause 22, the licence granted in this clause 10.14 shall be assignable (in whole or in part) on a sale (or other transfer) of a whole or any part of the SF Business and/or any SF Group Company.

10.15   The Purchaser acknowledges and agrees that:

(a) the SF Shared Intellectual Property Rights are vested in and owned by a member of the ABB Group;

(b) it shall not in any territory acquire or claim any interest in or title to the SF Shared Intellectual Property Rights by virtue of the licence granted in clause 10.14;

(c) all goodwill arising through use of the SF Shared Intellectual Property Rights under the licence granted in clause 10.14 shall accrue solely to the ABB Group; and

(d) it shall use its best endeavours not to do anything which is reasonably likely to prejudice the enforceability or validity of the SF Shared Intellectual Property Rights.

10.16 To the extent that any Software Licence or SF IPR Licence contains any provision pursuant to which the relevant Software Licence or SF IPR Licence will terminate or become terminable as a result of Completion, the Vendor shall (at its sole expense, but with the Purchaser's reasonable co-operation where necessary), with effect from the Completion Date and at its sole option:

(a) procure the waiver by the relevant counterparty or counterparties of all such provisions; or

(b) procure the grant of an equivalent direct licence from the same provider with materially equivalent scope and on no more onerous terms to the relevant Software Licence or SF IPR Licence (including, without limitation, terms as to price and duration); or

(c) procure the grant of a replacement licence from another provider with materially equivalent scope and on no more onerous terms and with substantially equivalent functionality to the relevant Software Licence or SF IPR Licence (including, without limitation, terms as to price and duration) provided that such licence is reasonably acceptable to the Purchaser.

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10.17   To the extent that any Shared IPR Licence or SF Group Licence can be sub-licensed to the Purchaser (or its nominee) by the relevant member of the ABB Group without the need to obtain any consent, authorisation, waiver from, or give any notice to the relevant counterparty or counterparties (for the purpose of clauses 10.17 to 10.19, IPR CONSENTS), the Vendor hereby sub-licenses or, as appropriate, agrees to procure the sub-license of, all such Shared IPR Licences and SF Group Licences to the Purchaser (or its nominee), with effect from the Completion Date. The terms of all such sublicences (including, without limitation, terms as to price and duration) shall, so far as is relevant, be materially equivalent to the terms in the relevant Shared IPR Licence or SF Group Licence (as appropriate).

10.18 To the extent that any Consent is required for the Vendor to grant or, as appropriate, procure the grant of, a sub-licence to the Purchaser (or its nominee) of any SF Group Licence or Shared IPR Licence, the Vendor shall (at its sole expense but with the Purchaser's reasonable co-operation where necessary), with effect from the Completion Date and at its sole option:

(a)     obtain all such IPR Consents; or

(b) procure the grant of an equivalent direct licence from the same provider with materially equivalent scope and on no more onerous terms to the relevant SF Group Licence or Shared IPR Licence (including, without limitation, terms as to price and duration); or

(c) procure the grant of a replacement licence from another provider with materially equivalent scope and on no more onerous terms and with substantially equivalent functionality to the relevant SF Group Licence or Shared IPR Licence (including, without limitation, terms as to price and duration) provided that such licence is reasonably acceptable to the Purchaser.

10.19 The Vendor shall, or, as appropriate, shall procure that the relevant member of the ABB Group shall (at its sole expense but with the Purchaser's reasonable co-operation where necessary), with effect from the Completion Date and at its sole option:

(a) procure that the benefit of all support and maintenance agreements related to an SF Group Licence or Software Licence are made available to the Purchaser (or its nominee); or

(b) procure the grant from another provider of an appropriate replacement support and maintenance agreement with materially equivalent scope and on no more onerous terms to the relevant support and maintenance agreement (including, without limitation, terms as to price and duration) provided that such agreement is reasonably acceptable to the Purchaser;

provided that this clause 10.19 shall not oblige the Vendor to make available to the Purchaser (or its nominee) the benefit of any support and maintenance agreement that relates to an SF Group Licence in relation to which the relevant IPR Consent (or substitute direct licence) has been refused, or a Software Licence in relation to which the

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relevant consent, waiver, authorisation or notice or substitute direct licence)
referred to in clause 10.16 has been refused.

10.20 The Vendor shall indemnify and hold harmless all members of the Purchaser's Group against all and any claims, liabilities, obligations, losses, reasonable costs, expenses and payments (including, without limitation, licence fees or royalty payments) incurred or suffered by any member of the Purchaser's Group as a result of:

(a) any failure by the Vendor to comply with its obligations under clauses 10.16, 10.17, 10.18 or 10.19; or

(b) the replacement of any Software Licence, SF IPR Licence, Shared IPR Licence or SF Group Licence pursuant to clause 10.16(c) or 10.18(c), including (without limitation) against any such claims, liabilities, obligations, losses, costs, expenses or payments arising because any member of the Purchaser's Group:

          (i) requires the replacement, modification or installation of hardware, software or any other IT infrastructure;

          (ii)   requires the provision of additional training;

          (iii)  requires the allocation of additional man-hours or resources;
                 or

          (iv) suffers any disruption to the operation of the SF Business (or any part thereof) (provided that the Purchaser shall use its reasonable endeavours to mitigate the effects of such disruption);

in relation to, or as a consequence of, such replacement licence (or related replacement support and maintenance agreement as referred to in clause 10.19(b)) provided that the indemnity in this clause 10.20 shall not include any costs, expenses, or payments due under any direct licence or replacement licence which are no greater than any costs, expenses or payments (including, without limitation, licence fees or royalty payments) which would have been payable by the Purchaser under the relevant Software Licence or SF IPR Licence had the Vendor procured the waiver pursuant to clause 10.16(a), under a sub-licence granted under the relevant Shared IPR Licence or SF Group Licence pursuant to clause 10.18(a), or under the related support and maintenance agreement (in either case).

10.21 The Purchaser hereby grants, or, if applicable, shall procure that the relevant SF Group Company grants, to the Vendor, a world-wide, non-exclusive, royalty-free and irrevocable licence (including the right to sub-license) to use any ABB Shared Intellectual Property Rights in or in relation to that part of the business of the ABB Group in, or in relation to which, such ABB Shared Intellectual Property Rights were used prior to Completion, to come into effect at the Completion Date. Nothing in this clause 10.21 shall prevent the Purchaser or any member of the Purchaser's Group from selling, assigning or encumbering any ABB Shared Intellectual Property Rights, provided that any such sale, assignment or encumbrance shall not affect the licence granted in this clause
10.21. Notwithstanding clause 22, the licence granted in this

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clause 10.21 shall be assignable (in whole or in part) on a sale (or other transfer) of a whole or any part of the relevant business of the ABB Group.

10.22   The Vendor acknowledges and agrees that:

(a) the ABB Shared Intellectual Property Rights are vested in and owned by an SF Group Company;

(b) it shall not in any territory acquire or claim any interest in or title to the ABB Shared Intellectual Property Rights by virtue of the licence granted in clause 10.21;

(c) all goodwill arising through use of the ABB Shared Intellectual Property Rights under the licence granted in clause 10.21 shall accrue solely to the SF Group Companies; and

(d) it shall use its best endeavours not to do anything which is reasonably likely to prejudice the enforceability or validity of the ABB Shared Intellectual Property Rights.

SPECIFIC INDEMNITIES

10.23 The Vendor hereby undertakes to indemnify and hold harmless the Purchaser (for itself and as trustee for each member of the Purchaser's Group) on demand against all losses, costs, expenses, actions, proceedings, claims, demands, obligations and liabilities (LOSSES and each a LOSS) incurred or suffered by any member of the Purchaser's Group save to the extent (i) satisfied or otherwise discharged prior to Completion or (ii) of any specific provision made therefor in the Completion Balance Sheet to the extent that such Losses arise or result from:

(a) (i) any Excluded Assets, Excluded Contracts, Excluded Companies, Excluded Liabilities, Excluded Claims and/or Excluded Businesses; and/or

        (ii) any other assets, liabilities and/or businesses (to the extent such do not form part of the SF Business);

(b) the Hive-Down and Transfer and/or the Pre-Sale Reorganisation and/or any other transfer of assets (including shares and companies) and/or liabilities undertaken between members of the ABB Group (including, for the purposes of this sub-clause, the SF Group) in contemplation of the Proposed Transaction (together the REORGANISATIONS, the REORGANISATION ASSETS and the REORGANISATION LIABILITIES) (including, without limitation, any failure to implement any such Reorganisations either in accordance with its respective agreed steps and/or terms and/or in compliance with applicable law and/or regulation), save that the fact of the payment or receipt of (or the obligation to pay or receive) consideration in respect of the relevant Reorganisation Assets and/or Reorganisation Liabilities transferred under any such Reorganisations, pursuant to the relevant Reorganisation, shall not constitute a Loss for this purpose;

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(c)     any circumstance subsisting at Completion where any SF Group Company leases equipment to a third party under a transaction booked by a SF Group Company prior to Completion and title to that equipment is subsequently found not to vest in the relevant member of the SF Group pursuant to the operation of law 1845:50 s. 1 in Sweden and the relevant SF Group Company has not otherwise taken measures to provide alternative recourse;

(d) any claims brought by any third party, including without limitation, the Swedish Financial Supervisory Authority, any other authority, financial consultants or any present or previous customers of any SF Group Company, concerning the computation of any rentals, fees or charges (including computation of any interest rates in relation thereto) arising from the provision by any SF Group Company of any lending or leasing facilities prior to Completion;

(e)     [Intentionally blank]

(f) in relation to the Guarantee Offer dated 21 December 2001 issued by Exportkreditnamnden (EKN) or any guarantee issued pursuant thereto in respect of the obligations of Tower Automotive Belgium B.V.B.A. (together the EKN GUARANTEE):

          (i) EKN, when applying the terms and conditions of the EKN Guarantee, determining that a loss is not indemnifiable under the EKN Guarantee as a consequence of the underlying transaction (in EKN's determination) constituting a supplier's credit and not a loan; or

          (ii) the EKN Guarantee being, becoming or being held to be invalid, unenforceable, illegal or void or being withdrawn or dishonoured or any claim thereunder being refused or any other Loss or Losses suffered in connection therewith, in each case due directly or indirectly to any act or omission or any misrepresentation on or any failure fully to disclose, of any member of the ABB Group, in each case, prior to Completion;

(g)       (i)    any investigation, proceedings or other action by any relevant regulatory authority with jurisdiction (including for any fines, penalties, damages and other claims incurred in respect of such investigation, proceedings or action) arising from or as a result of any failure by ABB Structured Finance (Americas)
                 Inc. to be licensed prior to July 17, 2002 under the California
                 Lenders Law (California Financial Code, Division 9, Sections
                 22000 - 22780); or

          (ii) any transaction originated, acquired or booked by ABB Structured Finance (Americas) Inc. prior to Completion being or becoming the subject of a claim or having become, becoming, or being declared in whole or in any part, void, voidable, unenforceable, subject to restriction or contrary to the public interest as a result of any such failure as described in sub-clause (g)(i) above or as a result of violating the usury laws of the State of California, USA;

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(h)     the non-compliance from 31 December 2001 to 18 January 2002 by ABB
        Credit Finans AB with regard to an exposure to the ABB Group exceeding the maximum single exposure limit under Swedish law and an exemption granted by the Swedish Financial Supervisory Authority in the letter dated 27 June 1995;

(i) until 31 January 2004, the guarantee granted by Hydro Quebec in favour of ABB TD Finance AB and ABB CSC Finance AB in respect of the obligations of Cross Sound Cable Company, LLC being or becoming invalid, unenforceable, illegal or void;

(j)     [Intentionally blank]

(k) any claims brought by a third party against a member of SF Group relating to the direct or indirect Nazi control of any European country during the period from 1933 to 1945;

(l) any claims brought against any member of the SF Group or the Purchaser's Group in relation to the exposure prior to Completion of any person to asbestos or asbestos-containing materials or otherwise in relation to the presence, manufacture, processing, use, disposal, release, or deposit of asbestos or asbestos containing materials in any of the businesses from time to time of the ABB Group (excluding the SF Business) prior to Completion including for the avoidance of doubt, such claims arising out of the ownership or control of the SF Group by any member of the ABB Group or any contractual agreement or arrangement to assume or share liability between the relevant member of the SF Group and another member of the ABB Group;

(m) the failure by the Norwegian branch of Xerox Credit AB, prior to the acquisition by Resonia Leasing AB of the Norwegian portfolio of Xerox Credit AB, to specify the serial number of the relevant equipment in the Finance Agreements and to ensure that the Finance Agreements were entered into prior to delivery of the equipment to the lessees, as described in section 11.8 of the Disclosure Letter;

(n) the failure prior to Completion to notify lessees of the assignment of contracts to Resonia Leasing AB, pursuant to a co-operation agreement with Rubrik Finans AB (Merkantildata), as described in the disclosure set out in paragraph 11.8 of the Disclosure Letter;

(o) any claim (and/or any settlement or other payment made or liability incurred in relation to such claim) brought by Professional Supply, Inc. against ABB Energy Capital LLC in relation to a financing proposal made by ABB Energy Capital LLC, more particularly described in the disclosure set out in paragraph 23.1 of the Disclosure Letter;

(p) the failure by Xerox S.p.A to make any payment due to Xerox Noleggi S.p.A (a XEROX DEFAULT). The Vendor's liability under paragraph (p) of this clause 10.23 shall apply only to the extent that Xerox defaults, in respect of obligations in force at Completion, in aggregate exceed US$12 million;

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(q)     the failure to obtain consent from the landlord of the property numbered
        18 in Part A of Schedule 5 (The Properties) to the transfer of the membership interests of ABB Energy Capital LLC which took place pursuant to the 2002 US re-organisation details of which are set out in the section headed "SF Reorganisation - USA" in Schedule 2 of the Disclosure Letter;

(r) any non-compliance with law and/or regulation by any member of the ABB Group and/or the SF Group in connection with or as a result of the repayment or refinancing of Intra-Group Indebtedness as contemplated by this Agreement;

(s) the failure of ABB Automotive Technology Products AB to pay to ABB Structured Finance AB Euro 325,000 for 25 robots leased to Philips Components Lehbring GmbH pursuant to a buy-back agreement referred to in the Disclosure Letter against Warranty 10.1(b).

FURTHER UNDERTAKINGS

SERVICE CONTRACTS

10.24 The Vendor shall use reasonable endeavours to encourage certain Employees named by the Purchaser prior to Completion to enter into and sign service contracts with a SF Group Company to be determined by the Purchaser.

KEY CONTRACTS

10.25 If any Key Contract requires a consent, approval, waiver or the like with respect to the change of control of the respective SF Group Company contemplated by this Agreement (KEY CONTRACT CONSENT), the Vendor shall, or shall procure that the relevant member of the ABB Group shall (at the Vendor's cost), use all reasonable endeavours to procure the Key Contract Consent with effect from Completion and the Purchaser shall provide or procure the provision of any information reasonably requested by the person, firm or company concerned (provided that the obligations of the Purchaser or the relevant Designated Purchaser in respect of such Key Contract Consent are no more onerous than the equivalent obligations contained in the Key Contract to which the same relates) and the Vendor shall, or shall procure that the relevant member of the ABB Group shall, as soon as possible after receipt, deliver such Key Contract Consent to the Purchaser or the relevant Designated Purchaser.

10.26 Without limiting the other provisions of this clause 10, if the relevant Key Contract Consent is not obtained before the Record Date, the Purchaser may by written notice to the Vendor elect to treat such Key Contract as an Excluded Asset, excluded from the Proposed Transaction in accordance with 0 of 0 (Excluded Assets/Excluded Contracts/Excluded Businesses), and thereafter, as at or at any time after such Key Contract Consent is obtained the Purchaser may by written notice to the Vendor then elect to treat such Key Contract in accordance, MUTATIS MUTANDIS, with clauses 2.10 and 2.12.

10.27 The Vendor shall indemnify the Purchaser and each member of the Purchaser's Group against each loss, liability, cost and/or expense incurred as a result

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of any of the facts, matters and/or circumstances set out in clauses 10.25 to
10.26 (inclusive) occurring or having occurred, including any Key Contract Consent not being obtained in accordance with the terms of the relevant Key Contract, any Key Contract not being owned from time to time, (whether legally or beneficially) by a member of the Purchaser's Group, any member of the Purchaser's Group not obtaining the benefit of any Key Contract and/or the implementation of any of the arrangements set out in such clauses.

EXPORT BANK TRANSACTIONS

10.28 If any Export Bank Transaction requires a consent, approval, waiver or the like from the Swiss Federal Banking Commission, the New York State Banking Department or any other regulator with jurisdiction in relation to the transfer of such Transaction by ABB Export Bank (or any other member of the ABB Group) to the relevant Designated Purchaser (REGULATORY APPROVAL), the Vendor shall, or shall procure that the relevant member of the ABB Group shall, use all reasonable endeavours to procure that Regulatory Approval shall be obtained prior to Completion.

10.29 Where a Regulatory Approval relating to an Export Bank Transaction has not been obtained at or prior to Completion or any unduly onerous condition has been imposed by any regulator with jurisdiction in relation to such transaction, the transfer of the relevant Export Bank Transaction shall not take effect, notwithstanding Completion, until that Regulatory Approval has been obtained or unduly onerous condition withdrawn and the Vendor and the Purchaser shall use their respective reasonable endeavours (at the cost of the Vendor) after Completion to obtain such Regulatory Approval or withdrawal of such onerous condition as soon as possible.

10.30 Following Completion, in the event that the transfer of any of the Export Bank Transactions is not completed as at such date, the provisions of clause 8 (other than clause 8.1(a)) shall, for the avoidance of doubt, apply, mutatis mutandis to such Export Bank Transactions and, for the avoidance of doubt, the relevant Regulatory Approval shall (in addition to any other consents, approvals, waivers or the like required to transfer any of the Export Bank Transactions to the relevant Designated Purchaser) constitute a Consent for such purpose.

10.31 Within two (2) Business Days of the final agreement and/or determination of the Final Completion Balance Sheet in accordance with clause 7, the Vendor shall deliver a schedule confirming the amount of the Final ABB Export Bank Outstanding Loan Balance (in the form attached as Part C of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions)) and the ABB Export Bank Intra-Group Indebtedness as at Completion (in the form attached as Part B of Schedule 11 (Accountants' Report and Indebtedness Schedule)), in each case, as derived from, reflected in and/or consistent with the Final Completion Balance Sheet.

10.32   The parties confirm and agree that:

(a) the Final ABB Export Bank Outstanding Loan Balance shall, subject to and in accordance with the provisions of Schedule 8 (Completion Balance Sheet), be included

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        and taken into account in the calculation and determination of Owner's
        Equity and, as a result, in the calculation of the Final Consideration and that, consequently and for the avoidance of doubt, to the extent that the amount of the Final ABB Export Bank Outstanding Loan Balance differs from the amount of the Estimated ABB Export Bank Outstanding Loan Balance paid on Completion pursuant to clauses 2.4A and 6.4, such difference shall be taken into account pursuant to the provisions of clauses 2.5 to 2.9 (inclusive); and

(b) all ABB Export Bank Intra-Group Indebtedness shall, in accordance with clause 5.12(a), be included and taken into account in the calculation and repayment of Intra-Group Indebtedness pursuant to clauses 5.3 to
        5.10 (inclusive).

DEBARRED PERSONS / ENTITIES

10.33 The Vendor undertakes that as soon as reasonably practicable after the signing of this Agreement and, in any event, by not later than fifteen (15) Business Days thereafter, to the extent that such has not already been done, it will, and it will procure that each SF Group Company, Business Asset Vendor and Share Vendor will, in a manner not prohibited by applicable law or regulation (including without limitation those regarding the preservation of privacy or confidentiality of data):

(a) give to the Purchaser all relevant information (including without limitation the Due Diligence Data Tapes and all relevant documentation relating to Business Contracts, Infrastructure/ Mid Market Financial Assets and Small Ticket Financial Assets) in such usable and appropriate form as is to be agreed between the Vendor and the Purchaser; and

(b) cooperate with and provide all reasonable assistance to the Purchaser and its agents and advisers,

so as to enable the Purchaser to:

          (i) identify from such information the names of relevant counterparties to, and other principal participants in, the underlying transactions and assets (each a TRANSACTION NAME); and

          (ii) perform a thorough analysis (using appropriate software or other methods) of such information and such Transaction Names against the information and names on:

                 (A) the Composite EU / Bank of England Prohibited Persons List; and

                 (B)   the US Prohibited Persons List.

                 together the Prohibited Lists.

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10.34   If the analysis performed pursuant to clause 10.33(ii) above produces any match between any Transaction Name and any name on any of the lists referred to in sub-clauses (A) or (B) above:

(a) the Vendor shall co-operate and assist the Purchaser to verify the apparent match;

(b)     if the apparent match is verified, then, in relation to such match:

          (i) prior to Completion, the Vendor shall, in consultation with the Purchaser and taking due account of the Purchaser's reasonable opinions, take such steps and actions as may reasonably be required in order to comply in a timely manner with applicable law and/or regulation relating to such Prohibited Lists (including reporting such results and analyses to, and co-operating with, relevant authorities); and

          (ii) on or after Completion, the Purchaser may take such steps and actions as may reasonably be required in order to comply in a timely manner with applicable law and/or regulation relating to such Prohibited Lists (including the blocking of relevant accounts and/or the termination of relevant agreements or transactions);

(c) if immediately prior to Completion, following the steps and actions taken pursuant to sub-clauses (a) and/or (b)(i) above, any match (or any asset or transaction to which such match relates) does not comply with or is in breach of applicable law and/or regulation relating to such Prohibited Lists, then the Purchaser shall be entitled by written notice to the Vendor to exclude such assets and/or transactions, in which case, such assets and/or transactions shall be treated for all purposes as Excluded Assets; and

(d) if on or after Completion, following the steps and actions taken pursuant to sub-clauses (a) and/or (b) above, any match (or any asset or transaction to which such match relates) does not comply with or is in breach of applicable law and/or regulation relating to such Prohibited Lists, then the Purchaser shall be entitled by written notice to the Vendor to require such assets and/or transactions and, in each case, the liabilities thereunder to be transferred to any member of the ABB Group or, if so designated by the Vendor, any other entity (other than a member of the Purchaser's Group) in accordance (mutatis mutandis) with the provisions of Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses).

10.35 If the analysis performed pursuant to sub-clause 10.33(ii) above fails to produce a match with a name on any of the Prohibited Lists, and such failure arises as a result of the Vendor's failure to perform any of its obligations pursuant to clause 10.33(a) and/or (b) above, then the Purchaser shall be entitled (in its absolute discretion) to exclude or transfer to any member of the ABB Group or, if so designated by the Vendor, any other entity (other than a member of the Purchaser's Group) the relevant underlying transaction or asset and, in each case, the liabilities thereunder in accordance with sub-clauses 10.34(c) or (d), as the case may be.

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10.36   The Vendor shall indemnify the Purchaser (for itself and as trustee for each member of the Purchaser's Group) on an after Tax basis against all losses, liabilities, costs and expenses incurred by any member of the Purchaser's Group, in each case, to the extent that:

(a) such arise or relate to any non-compliance with law and/or regulation in the circumstances described in clauses 10.33 to 10.35, and/or any remediation or resolution of such non-compliance in accordance with clauses 10.34 and/or 10.35 (including without limitation, any relevant reduction or repayment of consideration as a result of assets and/or transactions becoming Excluded Assets or being transferred to any member(s) of the ABB Group); and

(b) any such non-compliance already constitutes or would, as at Completion, constitute non-compliance for or by any relevant member of the ABB Group.

10.37 To the extent that the Vendor and Purchaser disagree from time to time as to whether any matter to which clauses 10.33 to 10.36 relate is in compliance with law and/or regulation relating to the Prohibited Lists, then such disagreement may be referred by either party to independent and reputable senior legal counsel with appropriate expertise practising and qualified in the primary jurisdiction in which such relevant law and/or regulation applies, for determination. The Vendor and Purchaser shall agree the identity of such counsel, failing which the President of The Law Society of England and Wales shall (acting reasonably) determine the identity of such counsel. In determining the dispute:

(a)     such counsel shall act as expert and not as arbitrator;

(b) such counsel shall reach his/her determination within five (5) Business Days of accepting such appointment;

(c) the decision of such counsel shall, in the absence of fraud or manifest error, be final and binding on the Vendor and the Purchaser; and

(d) the costs of such counsel shall follow the outcome of the determination and shall be paid by the Vendor and the Purchaser in such proportions as shall be determined by such counsel on such basis.

POST-COMPLETION NOTIFICATIONS

10.38 The Vendor shall, and shall procure that it and its Affiliates shall, from time to time, and so far as each of them is legally and reasonably able, assist with any change of control notification requirements required by any state or regulatory or other authority arising in contemplation or from the fulfilment of the Proposed Transaction.

10.39 The Vendor undertakes to the Purchaser (for itself and as trustee for each Designated Purchaser) to use reasonable endeavours to assign, or procure the assignment of, on Completion (or as soon as reasonably practicable thereafter) the benefit of each restrictive covenant (or its equivalent in any relevant jurisdiction) given for the benefit of the Vendor or any member of the ABB Group in connection with any SF Group Company, the Business Assets, the Business Contracts or any

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other assets comprising part of the SF Business, failing which the Vendor undertakes to use reasonable endeavours to enforce such restrictive covenants on behalf and for the benefit of the Purchaser and the Purchaser's Group at the cost of the Purchaser.

GENERAL PROVISIONING

10.40 On the tenth (10th) Business Day of each calendar month from the date of this Agreement until Completion but in any event not earlier than ten (10) days after the date of this Agreement, the Vendor shall provide to the Purchaser:

(a) the total unamortised carrying amount or principal under each lease contract or loan contract, respectively, (being the aggregate of each of the ABACUS account codes listed in Part D of Schedule 22 (Reserves)) for each entity listed in column one of Part A of Schedule 22 (Reserves) (each a RESERVES ENTITY) as lessor or lender (RESERVES ASSETS), gross of any existing provisions;

(b) the existing specific and general risk reserves currently established on the balance sheet of each Reserves Entity; and

(c) any risk reserves of each Reserves Entity provided by way of insurance policy,

as per the end of the respective preceding month (RESERVE MONTHS) and in the format set out in Part A and B of Schedule 22 (Reserves) (each, a RESERVES UPDATE).

10.41 The Vendor shall at Completion post an amount equal to the Additional Reserves to the US GAAP balance sheet only of each Reserves Entity without prejudice to maintaining its existing reserves (having adjusted for Excluded Assets, Excluded Liabilities, Excluded Claims, Excluded Companies, Excluded Businesses and associated reserves) in full (but including insurance reserves). The Additional Reserves shall be reflected in the Completion Balance Sheet.

10.42   In calculating the Additional Reserves:

(a) the Excluded Assets, Excluded Liabilities, Excluded Claims, Excluded Companies, Excluded Businesses and any reserves relating thereto shall be excluded;

(b)     the Xerox Nordic Reserve shall be included;

(c)     the Xerox Noleggi Reserve shall be excluded,

in the case of each of subclause (a), (b) and (c) above, from or in (as the case may be) the Total Existing Reserve; and

(d)     all calculations shall be made in the relevant local currency.

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10.43   The Additional Reserves shall be determined by using the data provided in Schedule 22 (Reserves) to calculate the Base Reserve and the Growth Reserve as follows:

(a) the Base Reserve shall be reached by multiplying the "base reserve" percentages set forth in column 3 of Part C of Schedule 22 (Reserves) by the total unamortised carrying amount or principal (as determined under clause 10.40(a) above) as of 30 June 2002 set forth in column 3 of Part A of Schedule 22 (Reserves);

(b) the Growth Reserve shall be reached by multiplying the "growth reserve" percentages set forth in column 4 of Part C of Schedule 22 (Reserves) by the change in the total unamortised carrying amount or principal (as determined under clause 10.40 (a) above) between 30 June 2002 and the Completion Date, and, provided that the Purchaser shall ensure that no Reserves Entity is in breach of regulatory capitalisation requirements as a consequence of the Additional Reserves being posted, the Vendor shall give such reasonable assistance to the Purchaser as the Purchaser may request for the purposes of meeting such requirements. The Additional Reserves shall not exceed US$70 million.

10.44 Prior to Completion, the Vendor shall procure that SECRF and SECRE's risk insurance cash fund on deposit with Sirius shall be at least SEK 219,950,000. To the extent that such fund exceeds SEK 256,609,000 at the time of cancellation in accordance with 10.44A (b) below, then 50 per cent. of such excess shall be allocated to the Excluded Aircraft Assets and 50 per cent. of such excess shall be retained as a reserve on the balance sheets of SECRF and SECRE.

10.44A  At or prior to Completion, the Vendor shall procure that:

(a) ABB Credit Finans AB (SECRF) will allocate the amount of SEK 79,732,000 of its general reserves to the Excluded Aircraft Assets, and sell the Excluded Aircraft Assets, at their carrying balance less the aggregate of (i) such offsetting allocated reserves and (ii) the amount of any additional reserves allocated to the Excluded Aircraft Assets in clause
        10.44 above ((i) and (ii) together being the EXCLUDED AIRCRAFT RESERVES) to a member of ABB Group not being a SF Group Company. The net transfer price of the assets, provisions and reserves will be recorded as an adjustment to SECRF's Intra-Group Indebtedness;

(b) SECRF and SECRE's risk insurance cash fund on deposit with Sirius, together with the contracts constituting such, will be cancelled and terminated respectively, and such cash fund remitted to SECRF and SECRE respectively except for the retained amount of SEK 11,914,000 which shall remain with Sirius as compensation for termination of the risk insurance cash fund; and

(c) (exclusively for purposes of its taxable earnings calculation) SECRF and SECRE will each record taxable income representing the receipt of the risk insurance cash fund remittance and SECRF will record a provision for

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        doubtful accounts of the amount of the Excluded Aircraft Reserves resulting in entries of incremental net taxable earnings equal to the remittance from Sirius in clause 10.44A(b) less the amount of the Excluded Aircraft Reserves. In connection with such entries, SECRF and SECRE shall each record an amount for current tax expense in its US GAAP accounts (and ABACUS reporting) equal to the taxes due and payable on its incremental net earnings. The taxes due and payable on such amount shall be recorded as current tax expense and a liability for taxes payable in the US GAAP accounts of SECRF and SECRE at or prior to Completion.

10.45 As part, and included in the calculation, of the Final Consideration, the Purchaser shall pay to the Vendor with the value as at Completion Date an amount representing the Net Sirius Equity Impact in accordance with clause 2.4.

10.46 For the avoidance of doubt, it is hereby acknowledged and agreed that the net effect of the reorganisation set out in clauses 10.44 and 10.44A shall be as follows:

(a) the ABB Group will retain an amount equal to SEK 11,914,000 of SECRF and SECRE's risk insurance cash fund on deposit with Sirius; and

(b) when the Excluded Aircraft Assets, are being extracted from and transferred out of the SF Business to the Purchaser, the reduction to Net Intra-Group Indebtedness payable by the SF Group to the ABB Group (or increase to Net Intra-Group Indebtedness payable by the ABB Group to the SF Group) shall be limited to an amount of SEK 79,732,000 less than the carrying amount of the Excluded Aircraft Assets at the date of the transfer.

10.47   [Intentionally blank]

10.48   [Intentionally blank]

EMPLOYEE LOANS/MORTGAGES

10.49 The Vendor undertakes that, to the extent that any loan or other funding arrangements and/or mortgages or other security arrangement has been offered or is in place as at Completion between any member of the ABB Group (other than a SF Group Company) and any employee of any member of the ABB Group who is to become an employee of any member of the SF Group or Purchaser's Group as a result of the Proposed Transaction, it shall and shall ensure that the relevant member(s) of the ABB Group shall:

(a) continue to perform its obligations under and honour the terms of such arrangements; and

(b) to the extent that the Proposed Transaction, Completion and/or either of their contemplation or implementation would entitle any member of the ABB Group to terminate, or to accelerate or otherwise modify or amend any right or any obligation under, any such arrangements, not exercise or enforce such entitlement for a period equal to the later of six (6) months following

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        Completion; (ii) at least two (2) months' written notice; and (iii) the period prescribed or permitted by the relevant arrangements.

PRE-EXISTING INTRA-GROUP ARRANGEMENTS

10.50 Save as otherwise provided in or contemplated by any of the Transaction Documents, if, as at Completion, any agreements or arrangements (other than the Transaction Documents and/or any agreements and/or arrangements related thereto) are in existence between any member(s) of the ABB Group (excluding the SF Group) and any member(s) of the SF Group, then the Purchaser shall be entitled following Completion to enter into discussions with the Vendor from time to time as to whether any such agreements or arrangements (or any of them) should (notwithstanding their terms) be allowed to continue (either in accordance with their terms or on revised terms) or be terminated. If, as a result of any such discussions, the Vendor and the Purchaser:

(a) are able to agree the terms upon which such agreements and/or arrangements are to continue, then (notwithstanding the then existing terms of such agreements and/or arrangements) the Vendor and the Purchaser shall each ensure that the relevant member(s) of their respective Groups implement and enforce such agreed terms with immediate effect and that such agreed terms are appropriately documented so as to create legally valid, binding and enforceable obligations between such relevant members; or

(b) are unable to agree the terms upon which such agreements and/or arrangements are to continue or agree that such agreements and/or arrangements should be terminated, then (notwithstanding the then existing terms of such agreements and/or arrangements) the Purchaser shall be entitled to terminate such agreements and/or arrangements on two (2) months' written notice and the Purchaser and the Vendor shall ensure that the relevant member(s) of their respective Groups each comply with such termination as if such agreements and/or arrangements had been terminated between such relevant members.

In the event of such termination, the Vendor and the Purchaser agree (and shall ensure) that no member of the other's Group shall be liable for any actual, accrued and/or contingent liabilities in respect of such agreement and/or arrangement and/or arising as a result of such termination, unless the Vendor and the Purchaser otherwise agree in writing or unless such relates to periods prior to such termination but after Completion.

DEFEASANCE DEPOSIT

10.51 The Vendor shall procure that on Completion the relevant member(s) of the ABB Group which participate(s) in defeasance deposit arrangements placed in connection with the Essent Transactions and the Kotkan Transaction transfers such defeasance deposits to (a) member(s) of the Purchaser's Group or such other entity(ies), in each case, eligible to hold such deposits under applicable law and regulation and the terms of such transactions and identified by the Purchaser at least twenty (20) days prior to Completion, subject to the consent of the relevant lessee to

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the transfer of the deposits and the release of any existing security over such deposits and creation of any new security over the deposits upon such transfer taking place (LESSEE CONSENT) having been obtained and such transfer not giving rise to any event of termination (howsoever defined) under the terms of the relevant transaction. The Vendor shall pay to the Purchaser all reasonable costs (including legal fees) incurred by it or any Affiliate in connection with such restructuring of the deposit arrangements.

10.52 If the relevant Lessee Consent is not obtained five (5) days prior to the Completion Date or an event of termination would subsist as a consequence of such transfer, the Purchaser may by written notice to the Vendor elect to treat the Essent Transactions and/or the Kotkan Transaction (as the case may be) as an Excluded Asset, excluded from the Proposed Transaction in accordance with Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses).

MISCELLANEOUS

10.53 The Vendor shall procure that following Completion the ABB Group provides the Purchaser with reasonable access to records and staff of the ABB Group relating to the SF Business prior to Completion to the extent reasonably required by the Purchaser for the purposes of satisfying its financial reporting and tax requirements and for the purpose of processing and defending litigation and other proceedings with third parties.

10.54 The Vendor shall procure, prior to Completion, that a policy of insurance in respect of the Included Aircraft Assets comes into force on the terms set out in the letter from Willis to ABB Credit AS dated 28 August 2002 in the Agreed Form (the APPROVED INSURANCE TERMS), save that the insured party named therein (the INSURED PARTY) shall be a member of the Purchaser's Group notified by the Purchaser to the Vendor not less than ten (10) Business Days prior to the Record Date. For so long as each Included Aircraft Asset remains subject to the financing, lease or other bailment to which it was subject on the Completion Date, the Vendor shall on demand of the Purchaser indemnify and hold harmless the Purchaser (as trustee for the relevant member of the Purchaser's Group) against all premiums payable from time to time in order to maintain insurance coverage in respect of such Included Aircraft Assets on terms providing the same scope and level of coverage as the Approved Insurance Terms, provided that the same insurance coverage is available in the international aviation insurance market.

10.55 The Vendor and the Purchaser agree that where any agreement or arrangement between a member of the ABB Group (excluding the SF Group) and a member of the SF Group provides for referral for resolution of a dispute arising from or in connection with such agreement or arrangement to a dispute resolution procedure under or in accordance with an internal ABB dispute resolution procedure (or set of rules or regulations), any such dispute shall instead be referred for resolution to any appropriate independent body (including any relevant court with jurisdiction) and the Vendor and the Purchaser shall ensure that no member of the ABB Group or the Purchaser's Group (as the case may be) shall exercise its rights to refer any such dispute to such internal ABB procedure.

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11.     WARRANTIES

11.1 The Vendor warrants to the Purchaser as at the date of this Agreement in the terms of the Warranties set out in Schedule 3 (Vendor Warranties) and paragraph 2 of Schedule 9 (Tax), subject to the facts and matters fairly disclosed as at the date of this Agreement in the Disclosure Letter in accordance with the terms set out therein.

11.2 Only facts and matters to the extent fairly disclosed in the Disclosure Letter (in accordance with its terms) shall qualify the Warranties. No other knowledge or awareness (actual, constructive, or imputed) shall prevent or limit a Claim made by the Purchaser. The Vendor shall not invoke the knowledge or awareness (actual, constructive or imputed) of any member of the Purchaser's Group of any fact, matter or circumstance which might make a Warranty untrue, inaccurate or misleading as a defence to a Warranty Claim.

11.3 The Warranties set out in the separate paragraphs of Schedule 3 (Vendor Warranties) and Schedule 9 (Tax) shall be separate and independent and (except as expressly otherwise provided) no warranty shall be limited or expanded by reference to any other Warranty.

11.4 The only Warranties which shall apply in respect of any Environmental Matter are the Environmental Warranties contained in paragraph 28 of Schedule 3 (Vendor Warranties) and the Warranties contained in paragraphs 4 (Accounts and Financial Information), 6 (Position since Accounts Date), 17 (Effect of Sale) and 29 (Real Properties - General) but excluding paragraphs 29.6, 29.7, 29.8,
29.9 and 29.11 of Schedule 3 (Vendor Warranties).

11.5 The Vendor accepts that the Purchaser is entering into this Agreement in reliance upon the Warranties.

11.6 Subject to clause 13.21, the Purchaser acknowledges and agrees (for itself and as trustee for the Designated Purchasers) that:

(a) the Warranties expressly given in this Agreement are the only warranties of any kind given by or on behalf of the Vendor or any member of the ABB Group and on which the Purchaser may rely in entering into this Agreement;

(b) no other statement, promise or forecast (other than as set out in the Warranties) made by or on behalf of the Vendor or any other member of the ABB Group may form the basis of, or be pleaded in connection with, any claim by the Purchaser either for itself or as trustee for the Designated Purchasers under or in connection with this Agreement; and

(c) any claim by the Purchaser for itself and as trustee for the Designated Purchasers in connection with the Warranties shall be subject to the provisions of this clause 11 and clause 13.

11.7 The Warranties shall be deemed to be repeated immediately before Completion, subject to the matters fairly disclosed in the Disclosure Letter as updated pursuant to clause 11.11, by reference to the facts and circumstances then existing as

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if express or implied references in the Warranties to the date of this Agreement were references to the date of Completion, as the context requires.

11.8 During the period between the date of this Agreement and Completion the Vendor shall notify (and provide reasonable detail and information to) the Purchaser promptly in writing of any fact, matter or circumstance of which it becomes aware which is, would or would be reasonably likely to constitute a breach of any Warranty given under clause 11.1. For the avoidance of doubt, no such notification and no fact, matter or circumstance so notified shall constitute disclosure against or in any other way qualify any of the Warranties given under clause 11.1.

11.9 During the period between the date of this Agreement and Completion the Vendor shall promptly notify (and provide reasonable detail and information to) the Purchaser in writing of any fact, matter or circumstance of which it becomes aware which if such fact, matter or circumstance were to subsist immediately prior to Completion would or would be reasonably likely to constitute a breach of any Warranty given under clause 11.7. For the avoidance of doubt, no such notification shall constitute disclosure against or in any way qualify any of the Warranties given under clause 11.1.

11.10 To the extent that any fact, matter or circumstance (or any cause or basis thereof) notified pursuant to clause 11.9 or 15.2 either:

(a)     arose or existed prior to the date of this Agreement; or

(b)     gives rise to a termination right pursuant to clause 15; or

(c)     was within the reasonable control of any member of the ABB Group,

then such notification shall not constitute disclosure against nor shall it in any way qualify any of the Warranties given under clause 11.7 and, to such extent, the Purchaser shall have a termination right pursuant to clause 15 or a Warranty Claim, as the case may be.

11.11 To the extent that any fact, matter or circumstance notified pursuant to clause 11.9 or 15.2 does not fall within the criteria set out in clause 11.10, then such notification shall, to the extent such disclosure is fair, constitute disclosure against and qualify the Warranties given under clause 11.7 and, to such extent, the Disclosure Letter shall, solely in relation to the Warranties given under clause 11.7 (and not clause 11.1), be deemed updated accordingly.

11.12   The Vendor acknowledges that:

(a) the Purchaser may rely on the Warranties in warranting to any subsequent purchaser of all or any of the Shares, the Business Assets or all or any part of the undertaking or assets of an SF Group Company (in each case an ON-SALE); and

(b) for the purposes of such On-Sale, any loss, liability, cost or expense incurred by the Purchaser pursuant to a breach of such subsequent warranties shall

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        constitute a loss, liability, cost or expense of the Purchaser capable of forming the basis of a Warranty Claim hereunder,

provided, in each case, that the liabilities of the Vendor or any other member of the ABB Group in relation to the Warranties shall be no greater than such liabilities would have been had the On-Sale not occurred.

11.13 The Vendor agrees and undertakes (for itself and as trustee for each member of the ABB Group) with the Purchaser (for itself and as trustee for each entity or individual referred to in this clause 11.13), not to make any claim against any SF Group Company or a director, officer or Employee of any SF Group Company which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by the SF Group Company or a director, officer or Employee thereof for the purpose of assisting the Vendor to give a Warranty, make a representation or prepare the Disclosure Letter, unless and to the extent such arise as a result of the fraudulent misrepresentation of any such individual referred to in this clause 11.13 in relation to the provision of such information or advice.

11.14 Notwithstanding clause 31 (Contract (Rights of Third Parties) Act 1999), the provisions of clause 11.13 may be relied on and enforced by each individual or entity for whose benefit it is expressed or is intended to be given.

11.15 Without prejudice to the Warranties given under clause 11.7, no Warranty given under clause 11.1 shall apply or be deemed to apply to any of the Excluded Assets, Excluded Businesses, Excluded Claims, Excluded Companies, Excluded Contracts or Excluded Liabilities.

11.16 Without prejudice to the Warranties given under clause 11.7, the Warranty in paragraph 3 of Schedule 3 (Vendor Warranties) shall, when given under or pursuant to clause 11.1, not apply or be deemed to apply in so far as it relates to a Designated Vendor (other than the Vendor or the ABB Guarantor).

11.17 No matter shall be disclosed or deemed to be disclosed against any of the Tax Warranties or the Warranties set out in paragraphs 10.1, 10.4, 10.5,
10.6 and 11.1 of Schedule 3 (Vendor Warranties), save to the extent that a particular fact, matter or circumstance is expressly and fairly disclosed against the reference to any of those Warranties set out in Section C of the Disclosure Letter. For the avoidance of doubt, save as provided in this clause
11.17 above, any fact, matter or circumstance which is disclosed against the Tax Warranties or the Warranties contained in paragraphs 10.1, 10.4, 10.5, 10.6 and
11.1 of Schedule 3 (Vendor Warranties) shall be deemed to be disclosed against all other Warranties.

12.     CLAIMANTS AND MEASURE OF LOSS

12.1 The only parties entitled to bring Claims under this Agreement and/or any of the other Transaction Documents are the Purchaser (for itself and/or as trustee for each member of the Purchaser's Group, including each Designated Purchaser), the Vendor (for itself and/or as trustee for each member of the ABB Group, including each Designated Vendor) and the ABB Guarantor.

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12.2    Consequently, the Vendor shall ensure that (other than Claims brought by the Vendor against the Purchaser) no member of the ABB Group shall bring any Claim against any member of the Purchaser's Group, and the Purchaser shall ensure that (other than Claims brought by the Purchaser against the Vendor and/or the ABB Guarantor) no member of the Purchaser's Group shall bring any Claim against any member of the ABB Group.

12.3    Pursuant to clause 12.1 and subject to the terms of the relevant Claim:

(a) the Purchaser is entitled to bring any Claim for any losses, liabilities, costs and/or expenses incurred by itself and/or any member of the Purchaser's Group (including the Designated Purchasers and, after Completion, the SF Group Companies); and

(b) the Vendor is entitled to bring any Claim for any losses, liabilities, costs and/or expenses incurred by itself and/or any member of the ABB Group (including the Designated Vendors, but excluding, after Completion, the SF Group Companies), in each case, as if such losses, liabilities, costs and/or expenses were incurred by each of the Purchaser and the Vendor itself, respectively.

13.     LIMITATIONS ON CLAIMS

13.1 The provisions of this clause 13 shall operate, in accordance with its terms, to limit or reduce the liability of the Vendor in respect of Relevant Claims save that:

(a)     nothing in this clause 13 other than the provisions of clauses 13.20 and
        13.21 shall apply or operate in respect of any Unlimited Claim or any Tax Claim;

(b) nothing in this clause 13 other than the provisions of clauses 13.8, 13.13, 13.14, 13.15, 13.16, 13.17, 13.20 and 13.21 shall apply or operate in respect of any Indemnity Claim;

(c) the provisions of clauses 13.2, 13.5 and 13.7 shall not apply or operate in respect of any Litigation/Compliance/Regulatory Claim;

(d) the provisions of clause 13.5 shall not apply or operate in respect of any Environmental Claim; and

(e) nothing in this clause 13 shall apply or operate in respect of any liability, loss or cost under any Claim to the extent such liability, loss or cost arises or results from or is increased by the fraud of the Vendor or any other member of the ABB Group, and the provisions of this clause 13 shall be construed accordingly.

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TIME LIMITS FOR BRINGING CLAIMS

13.2 The Vendor shall not be liable for any Warranty Claim unless it shall have received from the Purchaser written notice containing details of the Warranty Claim, including the Purchaser's estimate of the amount thereof:

          (i) in the case of an Environmental Claim, within seven (7) years of the Completion Date; and

          (ii) in the case of any other Warranty Claim in respect of any of the Warranties (other than a Tax Warranty) within eighteen (18) months of the Completion Date.

DE MINIMIS

13.3 The Vendor shall have no liability in respect of any single Warranty Claim, or any series of similar or related Warranty Claims arising out of similar or related facts, circumstances or matters, unless the liability of the Vendor in respect of such Warranty Claim, or such similar or related Warranty Claims (in aggregate), exceeds:

(a) where such Warranty Claim relates to any underlying Infrastructure Financial Asset, or to any underlying Mid Market Financial Asset where such Mid Market Financial Asset has a value equivalent to US$3,000,000 or more, US$2.5 million;

(b) where such Warranty Claim relates to any underlying Mid Market Financial Asset where such Mid Market Financial Asset has a value equivalent to less than US$3,000,000, US$200,000;

(c) where such Warranty Claim relates to any underlying Small Ticket Financial Assets, US$100,000 provided that:

          (i)    for the purposes of the Warranties in paragraph 11 of
                 Schedule 3 (Vendor Warranties) any series of Warranty Claims arising out of a systemic failure or out of similar or related facts, matters or circumstances shall be treated as a single Warranty Claim, but otherwise each Warranty Claim in relation to the underlying Small Ticket Financial Assets shall be treated as a separate Warranty Claim; and

          (ii) a Warranty Claim may only be made in relation to the Warranty in paragraph 11.1 of Schedule 3 (Vendor Warranties) to the extent that the loss being claimed in respect of the particular Small Ticket Data Tape to which such claim relates, when aggregated with all other losses and gains then resulting from inaccuracies in that particular Small Ticket Data Tape, results or would reasonably be expected to result in an aggregate net loss in the cash-flows warranted as being generated by the Small Ticket Financial Assets underlying that particular Small Ticket Data Tape; and

(d)     where such Warranty Claim relates to any other matter, US$200,000.

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BASKET

13.4    The Vendor shall have no liability in respect of:

(a) any Warranty Claim referred to in clause 13.3(a), unless the aggregate amount of the liability in respect of all such Warranty Claims shall exceed US$10 million;

(b) any Warranty Claim referred to in clauses 13.3(b) and/or 13.3(c) unless the aggregate amount of the liability in respect of all such Warranty Claims shall exceed US$3.5 million; and

(c) any Warranty Claim referred to in clause 13.3(d) unless the aggregate amount of the liability in respect of all such Warranty Claims shall exceed US$2.5 million,

in which case the Purchaser (for itself and/or as trustee for each relevant member of the Purchaser's Group) shall be able to claim the whole amount of such Warranty Claim(s) and not merely the excess.

AGGREGATE CAP

13.5 The total aggregate liability of the Vendor in respect of all Warranty Claims shall not exceed the sum of US$350 million.

GENERAL LIMITATIONS

13.6 If any Warranty Claim is based upon a liability which is contingent only, the Vendor shall not be liable to make payment unless and until such contingent liability becomes an actual liability but, subject as provided in clause 13.2, without prejudice to the right of the Purchaser (for itself and/or as trustee for each member of the Purchaser's Group) to give notice thereof and to issue and serve proceedings in respect thereof prior thereto. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date provided in clause 13.2 shall not prevent the Purchaser from giving notice in respect thereof in accordance with clause 13.2 nor shall it exonerate the Vendor in respect of any Warranty Claim properly notified before the relevant date. In addition, the provisions of clauses 13.15 and 13.17 shall in no way operate so as to prohibit or restrict the Purchaser from giving notice in respect of the Warranty Claim in question, and any request by the Vendor to the contrary will be deemed unreasonable for such purposes.

13.7 Any Warranty Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have commenced by both being issued and served within twelve
(12) months of notification to the Vendor pursuant to clause 13.2, save:

(a) where the Warranty Claim relates to a contingent liability in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within twelve (12) months of it having become an actual liability; and

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(b)     where the commencement of such legal proceedings is delayed by the operation of clauses 13.15 and/or 13.17, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within twelve (12) months of the Vendor ceasing to utilise the provisions of clauses 13.15 and/or 13.17 in respect thereof.

COMPLETION BALANCE SHEET

13.8 The Vendor shall not be liable for any Relevant Claim to the extent (i) of any allowance, provision or reserve in respect of the fact, matter, event or circumstance giving rise to such Relevant Claim that has been specifically made in the Completion Balance Sheet or (ii) that such results in a decrease in the Final Consideration payable under clause 2.5.

ACTS OF THE PURCHASER

13.9 The Vendor shall not be liable for any Warranty Claim to the extent that the matter giving rise to the Warranty Claim would not have arisen but for a voluntary act or failure to act, transaction or arrangement which is carried out after the Completion Date by or at the request of any director, employee or agent of the Purchaser or any other member of the Purchaser's Group (excluding, prior to Completion, the SF Group) to the extent that they have apparent authority to do so (other than, in each case, (a) in the ordinary and usual course of business; (b) in mitigating any loss, liability, cost or expense which forms the basis of a Claim; or (c) as required in order to comply with any obligations under any of the Transaction Documents) and which the Purchaser or any member of the Purchaser's Group knew or ought reasonably to have known would give rise to a Warranty Claim. For the purposes of this clause 13.9, an act, transaction or arrangement shall not be regarded as "voluntary" if it is done or effected:

(a)     at the request of the Vendor or any member of the ABB Group;

(b) as a consequence of the Hive-Down and Transfer arrangements contemplated by Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses);

(c) in order to comply with any legal or regulatory obligation (contractual or otherwise) imposed on the SF Group and/or the SF Business from time to time; or

(d) in order to perform any of its obligations or discharge any of its liabilities under or pursuant to any of the Transaction Documents.

RETROSPECTIVE LEGISLATION

13.10 Without prejudice to the applicability of laws previously in force in the definition of "Environmental Laws", the Vendor shall not be liable in respect of any Warranty Claim to the extent that such Warranty Claim would not have arisen but for, or such Warranty Claim is increased as a result of, any legislation which is not in force at Completion or any change of law, regulation, directive, requirement or

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administrative practice or ruling, or any change in rates of tax, which in each case is not in force at or before Completion.

ACCOUNTING POLICIES AND TAXATION

13.11 The Vendor shall not be liable for any Warranty Claim to the extent that such Warranty Claim arises or, such Warranty Claim otherwise having arisen, is increased, as a result of any change made after Completion in any applicable accounting policies, practice or standards, or the length of any accounting period for Tax purposes, of any member of the Purchaser's Group, save to the extent that such changes are made in order to bring the relevant accounting policies, practice or standards into compliance with applicable accounting, policies, practices or standards and/or applicable legislation or regulation in force at or before Completion.

13.12 In calculating the liability of the Vendor for any Warranty Claim, there shall be taken into account the amount by which any Taxation for which the Purchaser itself is accountable or liable to be assessed is reduced or extinguished directly as a result of such liability.

PROCEEDS OF RECOVERY FROM THIRD PARTIES

13.13 If the Vendor pays to the Purchaser an amount in discharge of a Relevant Claim and the Purchaser or any other member of the Purchaser's Group subsequently recovers a cash amount or is relieved of a liability to make a payment to a third party (including any Tax Authority, but excluding any insurer or insurance company), in each case, in mitigation of the same loss giving rise to the Relevant Claim, the Purchaser shall (or, as appropriate, shall procure that the relevant member of the Purchaser's Group shall) repay to the Vendor:

(a) an amount equal to the sum recovered from the third party or the value of the relieved obligation (as the case may be) less any costs and expenses incurred by any member of the Purchaser's Group in recovering the same and any Tax Liability incurred in relation to or as a result of such recovery; or

(b) if the figure resulting under sub-paragraph 13.13(a) above is greater than the amount paid by the Vendor to the Purchaser or other members of the Purchaser's Group in respect of the Relevant Claim, such lesser amount as shall have been so paid by the Vendor.

13.14 Any payment required to be made by the Purchaser, pursuant to clause 13.13, shall be made within twenty (20) Business Days of such recovery from such third party.

13.15 Where the Purchaser or any member of the Purchaser's Group is at any time entitled to recover from some other person (other than pursuant to any insurance policy) any sum in respect of any matter giving rise to a Relevant Claim, then provided that:

(a) to do so would not (in the reasonable opinion of the Purchaser) be or be reasonably likely to be materially prejudicial or damaging to the interests of

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        any part of the SF Business or of the Purchaser's Group or a material business relationship, customer or supplier of any part of the SF Business or of the Purchaser's Group;

(b) the Vendor seeks and takes into account the reasonable views of the Purchaser in relation to the conduct of such recovery;

(c) the Vendor does not (directly or indirectly) contact or respond to (direct or indirect) contact from the other party, without the prior consent of the Purchaser;

(d) no member of the Purchaser's Group shall be obliged to do or cause to be done anything which is unreasonable in the circumstances;

(e) no member of the Purchaser's Group shall be obliged to claim or bring a claim under any insurance policy;

(f) the Purchaser remains at liberty to impress upon the other party that the matter the subject of the claim for recovery relates to the ABB Group's (and not the Purchaser's Group's) period of ownership and management of the SF Business;

(g) the Vendor indemnifies and secures the Purchaser (for itself and as trustee for each member of the Purchaser's Group) on an after Tax basis against all losses, liabilities, costs and expenses (including legal fees) incurred by any member of the Purchaser's Group as a result of complying with this clause 13.15; and

(h) in the case of any Indemnity Claim, the Vendor has already absolutely and unconditionally paid and discharged to the Purchaser, and the Purchaser has already absolutely and unconditionally recovered and received from the Vendor, the full amount of the relevant Indemnity Claim, the Purchaser shall, and shall procure that the member of the Purchaser's Group concerned shall, take such reasonable steps as the Vendor may reasonably request to enforce such recovery and, in the event that the Purchaser or any member of the Purchaser's Group shall recover any amount from such other person, the amount of the Relevant Claim against the Vendor shall be reduced by the amount recovered less any costs and expenses incurred in recovering the same and any Tax Liability incurred in relation to or as a result of such recovery.

NO DOUBLE RECOVERY

13.16 The Purchaser agrees for itself and on behalf of each of the Designated Purchasers with the Vendor that the Purchaser's Group shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity, in each case, from the Vendor or the ABB Guarantor more than once in respect of any one loss giving rise to a Relevant Claim.

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CONDUCT OF LITIGATION

13.17 If the Purchaser, or any other member of the Purchaser's Group, becomes aware of any third party claim, potential claim, matter or event (a THIRD PARTY CLAIM) which might lead to a Relevant Claim being made:

(a) the Purchaser shall procure that written notice thereof is given to the Vendor as soon as practicably possible, such notice to contain such information as is then available to the Purchaser as will assist the Vendor in making a reasonable assessment of such third party claim. The Vendor acknowledges that the Purchaser's failure to comply with this obligation shall not in any way affect its right to bring a Relevant Claim, unless such failure causes the amount of such Relevant Claim to be increased or otherwise adversely effects the position of the Vendor;

(b)     then, provided that:

                 (A) to do so would not (in the reasonable opinion of the Purchaser) be or be reasonably likely to be materially prejudicial or damaging to the interests of any part of the SF Business or of the Purchaser's Group or a material business relationship, customer or supplier of any part of the SF Business or of the Purchaser's Group;

                 (B) the Vendor seeks and takes into account the reasonable views of the Purchaser in relation to the conduct of such third party claim;

                 (C) the Vendor does not (directly or indirectly) contact or respond to (direct or indirect) contact from the relevant third party, without the prior consent of the Purchaser;

                 (D) no member of the Purchaser's Group shall be obliged to do or cause to be done anything which is unreasonable in the circumstances;

                 (E) no member of the Purchaser's Group shall be obliged to claim or bring a claim under any insurance policy;

                 (F) the Purchaser remains at liberty to impress upon the relevant third party that the matter the subject of the third party claim relates to the ABB Group's (and not the Purchaser's Group's) period of ownership and management of the SF Business;

                 (G) the Vendor indemnifies and secures the Purchaser (for itself and as trustee for each member of the Purchaser's Group on an after Tax basis against all losses, liabilities, costs and expenses (including legal fees) incurred by any member of the Purchaser's Group as a result of complying with sub-clauses (i) and/or (ii) below; and

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                 (H)   in the case of any Indemnity Claim, the Vendor has
                       already absolutely and unconditionally paid and discharged to the Purchaser, and the Purchaser has already absolutely and unconditionally recovered and received from the Vendor, the full amount of the relevant Indemnity Claim,

          (i) the Purchaser shall not, and shall procure that no member of the Purchaser's Group shall, make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without, where reasonably practicable, prior consultation with the Vendor;

          (ii) the Purchaser shall, or shall cause the relevant Designated Purchaser to take, such action as the Vendor shall reasonably request to avoid, resist, dispute, appeal, compromise or defend any such claim or potential claim or any adjudication in respect thereof (subject to the Purchaser or the relevant Designated Purchaser (as appropriate) being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Vendor (or another member of the ABB Group) against all out-of-pocket costs and expenses including those of its legal advisers, incurred in respect of such claim).

          The provisions of clause 13.17(b) shall not apply in respect of any such claim or potential claim if the Vendor does not exercise or notify the Purchaser in writing of its intention to exercise its rights pursuant to clause 13.17(b) in respect of such claim or potential claim within thirty (30) days of the Purchaser giving notice pursuant to clause 13.17(a) above and, in such circumstances the Purchaser (and any member of the Purchaser's Group) shall thereafter be entitled to deal with, discharge, settle, compromise and resist such claim or potential claim as they think fit, in their absolute discretion.

13.18 Upon any Relevant Claim being made, or notification from the Purchaser to the Vendor of any third party claim which might lead to such a Relevant Claim being made, the Purchaser shall, and shall co-operate to procure that each other member of the Purchaser's Group shall, subject to compliance with applicable laws:

(a) make available to accountants and other professional advisers appointed by the Vendor such access to personnel and to any relevant records and information as the Vendor may reasonably request in connection with such Relevant Claim or third party claim; and

(b) use reasonable endeavours to procure that the auditors (both past and then current) of the relevant member of the Purchaser's Group make available their working papers in respect of audits or otherwise of that company's accounts for any relevant accounting period in connection with such Relevant Claim or third party claim.

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MISCELLANEOUS

13.19 Nothing in this clause 13 shall in any way restrict or limit the general obligation at law of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any fact, matter, event or circumstance giving rise to a Warranty Claim.

13.20 The liability of the Vendor or the ABB Guarantor shall not, without the prior consent of the Purchaser, be reduced or extinguished as a result of any member of the Purchaser's Group's ability to recover in respect of the relevant matter under any insurance policy.

13.21 Subject to clause 20.5, nothing in this Agreement shall limit or restrict any rights the Purchaser may have under law or equity either:

(a) arising as a result of fraud committed by or on behalf of any member of the ABB Group; or

(b)     to rescind this Agreement.

13.22 Without prejudice to the provisions of the remainder of this clause 13, the Vendor shall not be liable in respect of any Warranty Claim in respect of a breach of any of the Environmental Warranties to the extent that the Warranty Claim directly or indirectly arises from or is increased as a result of any of the following:

(a) save with the Vendor's prior written consent, the giving or submission to any Competent Authority or third party by the Purchaser or any member of the Purchaser's Group or any of their respective employees, officers, directors, contractors or agents on their behalf (a RELEVANT PERSON) other than where it is given by the Relevant Person in response to or in compliance with a legal disclosure requirement or obligation under Environmental Law or Environmental Permits; or

(b) save with the Vendor's prior written consent, the undertaking of any intrusive soil or groundwater, investigations in relation to Hazardous Substances at any Property by a Relevant Person after Completion (except in response to a specific and express requirement under Environmental Law or Environmental Permits or by a Competent Authority acting lawfully under Environmental Law); or

(c) the partial or total cessation of operations or the change of use of any Property or the undertaking of any development (including decommissioning, demolition, removal, alteration or construction of any plant, equipment, building or structure or any part thereof) at any Property by a Relevant Person after Completion; or

(d) the carrying out of any works or the failure to carry out any works (including maintenance works), by a Relevant Person at any Property after Completion otherwise than in accordance with the standards of a person exercising that degree of skill, diligence, prudence and foresight which would reasonably and

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        ordinarily be expected from a skilled and experienced operator in respect of the conduct and management of a business of the nature of the business of the SF Group; or

(e) the sale or disposal of all or any part of the Properties after Completion or any change in control in relation to the Purchaser or the Purchaser's Group which owns or occupies all or any part of any Property after Completion; or

(f)     changes in law, including Environmental Law; or

(g) the failure of a Relevant Person to take all reasonable steps to minimise and mitigate any losses; or

(h) any negligent or reckless act or omission of a Relevant Person where the Person knew or ought to have reasonably known that such an act or omission would or were likely to result in or increase the amount of a Warranty Claim; or

(i) the costs of carrying out any works resulting from a Warranty Claim under the Environmental Warranties being higher than the minimum necessary to satisfy the minimum standards actually required by Environmental Law or a Competent Authority, provided that sub-paragraphs (a), (b) and (i) and clause 13.17(a) shall only apply to the extent that they would not prevent a submission or disclosure to a Competent Authority or intrusive investigation or works in relation to a Substantial Property in circumstances where it is reasonably necessary, the relevant member of the Purchaser's Group acting reasonably on the basis of specific information held by it (but only to the extent such information was obtained without any investigations having been undertaken that are not permitted under clause 13.22(b)), that the urgent making or carrying out of a submission, disclosure, investigation or works is or are required in order to investigate mitigate or otherwise deal with actual serious harm or an imminent threat of serious harm to the Environment which if not dealt with urgently would be likely to increase significantly the amount of a Warranty Claim.

13.23 The Vendor shall not be liable in respect of any claim under the Environmental Warranties in paragraphs 28.1 (Permits), 28.3 (Former Properties),
28.4 (Compliance), 28.8 (Contaminated Land), 28.10 (Assets) or 28.11 (Off-site Waste Disposal Assets) of Schedule 3 (Vendor Warranties) unless:

(a) a criminal, civil, judicial, administrative or regulatory proceeding, suit or action is brought or taken or expressly threatened in writing by a Competent Authority or other third party in respect of the relevant subject matter of the particular warranty under which the Warranty Claim is made; or

(b) it is reasonable to expect that a Competent Authority would more than likely take action in the period during which a Warranty Claim under the Environmental Warranties may be notified in accordance with clause 13.2 were it aware of the full facts and circumstances that might reasonably be expected to give rise to a Warranty Claim.

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14.     PURCHASER WARRANTIES AND UNDERTAKINGS

14.1 The Purchaser warrants for itself and as trustee for the Designated Purchasers to the Vendor both as at the date of this Agreement and immediately prior to Completion in the terms of the Purchaser Warranties in 0 (Purchaser Warranties).

14.2    The Purchaser undertakes to the Vendor:

(a) to use reasonable endeavours (including, where appropriate, offering a guarantee, letter of comfort or support or any other similar arrangement in respect of such obligations or liabilities as such third party may reasonably require from any other member of the Purchaser's Group in substitution) to procure on Completion, or as soon as reasonably practicable thereafter, the absolute and unconditional release of each member of the ABB Group from all liability and contingent liability under or in respect of any Intra-Group Guarantee referred to in sub-clause (a) of the definition thereof (other than those set out in Schedule 18, Part B);

(b) pending release of any member of the ABB Group from all liability and contingent liability under or in respect of any Intra-Group Guarantee referred to in sub-clause (a) of the definition thereof (other than those set out in Schedule 18, Part B) in respect of any obligations or liabilities of the SF Business or any SF Group Company to third parties as required by sub-clause 14.2(a) above to indemnify each member of the ABB Group on demand in respect of all Costs incurred on or after Completion by any member of the ABB Group under or in respect of such Intra-Group Guarantees referred to in sub-clause (a) of the definition thereof (other than those set out in Schedule 18, Part B); and

(c) to bear all Costs incurred and to be incurred in relation or incidental to or as a consequence of the release or discharge of the Intra-Group Guarantees referred to in sub-clause (a) of the definition thereof (other than those set out in Schedule 18, Part B).

For the purposes of this clause 14.2, COSTS incurred in relation to or as a consequence of the release or discharge of the Intra-Group Guarantees shall include, without limitation, any costs, fees, charges incurred by each ABB Group member continuing to be bound thereby.

14.3 The Purchaser on behalf of itself and each member of the Purchaser's Group agrees and undertakes with the Vendor that (in the absence of any member of the ABB Group's fraudulent misrepresentations and fraud and save as otherwise provided under any of the Transaction Documents) it has no rights against and shall not make any claim against any employee, director, agent, officer, shareholder or adviser (except as may be agreed with such adviser) of any member of the ABB Group on whom it may have relied before agreeing to any term of this Agreement or any other Transaction Document or before entering into this Agreement or any other Transaction Document.

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14.4    Notwithstanding clause 31 (Contract (Rights of Third Parties) Act 1999), the provisions of clause 14.3 may be relied on and enforced by each employee, director, agent, officer, shareholder or adviser for whose benefit it is expressed or is intended to be given.

14.5 The Purchaser acknowledges and agrees on behalf of itself and each member of the Purchaser's Group that:

(a) save for announcements permitted under clause 23, and as contemplated under clause 14.6, the Purchaser shall procure that at no time after Completion shall the Purchaser or any member of the Purchaser's Group (whether alone or jointly with, through or for any person directly or indirectly) hold itself out as, or otherwise cause others to believe that it is a member of or associated with, the ABB Group, nor use any name, mark, distinct colouring or logo in a manner which infringes, or amounts to passing-off or unfair competition in relation to, any right, title and interest of the ABB Group (after Completion) in or to the name and mark "ABB" or any of the names and marks used by any member of the ABB Group (after Completion) as a trade mark, service mark, or corporate, trading or business name (other than the Resonia Trade Marks and any other name or mark which is an SF Intellectual Property Right or otherwise owned by an SF Group Company after Completion) (the ABB MARKS); and

(b) nothing in this Agreement shall operate as an agreement to transfer (nor shall transfer) any right, title or interest in the ABB Marks.

14.6 The Purchaser shall use all reasonable efforts to cease all use of the ABB Marks in or, as the case may be, in relation to, the SF Business as soon as reasonably practicable after the Completion Date but in any event by no later than 4 months after the Completion Date unless otherwise agreed by the parties.

14.7 The Purchaser shall procure that following Completion the SF Group provides the Vendor with reasonable access to records and staff of the SF Group relating to the SF Business prior to Completion to the extent reasonably required by the Vendor for the purposes of satisfying its financial reporting and tax requirements and for the purpose of processing and defending litigation and other proceedings with third parties.

14.8 The Purchaser shall indemnify and hold harmless all members of the ABB Group from and against any and all claims, liabilities, obligations, losses, costs, expenses and payments incurred or suffered by any member of the ABB Group as a result of or relating to the use of the ABB Marks by the Purchaser or any member of the Purchaser's Group or any breach of its obligations in clause 14.5.

15.     TERMINATION

NOTIFICATION

15.1 If, at any time before Completion the Purchaser or any member of the Purchaser's Group becomes aware of any fact, matter or circumstance which:

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(a)     would or would be reasonably likely to constitute a breach of any of the
        Warranties given pursuant to clause 11.1 and/or 11.7:

          (i) in paragraph 2 (The Shares), paragraph 3 (The Vendor's Capacity) or paragraph 18 (Insolvency) of Schedule 3 (Vendor Warranties), or

          (ii) in paragraph 22 (Regulatory Matters), paragraph 23 (Litigation and Compliance with Law) or paragraph 28 (Environmental Matters) of Schedule 3 (Vendor Warranties) or, to the extent such relates to an Environmental Matter, in paragraph 4, 6, 17 or 29 (other than 29.6, 29.7, 29.8, 29.9 and 29.11) of Schedule
                 3 (Vendor Warranties) in each case, which results or is reasonably likely to result in a Material Effect,

        (each a MATERIAL WARRANTY BREACH);

(b) would or would be reasonably likely to constitute a breach of clause 4.1 and/or Schedule 14 (Conduct of the SF Business)(each a CONDUCT BREACH),

        (and each Material Warranty Breach and Conduct Breach being a RELEVANT BREACH); or

(c) would or would be reasonably likely to give rise to or result in a Material Adverse Change,

then the Purchaser shall promptly notify the Vendor in writing of such fact, matter and circumstance and the Relevant Breach or Material Adverse Change to which it relates, giving particulars in reasonable detail and evidence of the same including, in the case of a Material Adverse Change, the grounds for its assessment (a PURCHASER NOTICE).

15.2 The Vendor shall promptly notify the Purchaser in writing if it or any member of the ABB Group becomes aware of any fact, matter or circumstance which would or would be reasonably likely to constitute a Relevant Breach or to give rise to or result in a Material Adverse Change, as the case may be, giving reasonable details and evidence of the same including, in the case of a Material Adverse Change, the grounds for its assessment (a VENDOR NOTICE).

RIGHT TO CURE

15.3 Unless the Purchaser and the Vendor agree (acting reasonably) that such Relevant Breach or Material Adverse Change is incapable of remedy in full in a manner which the Purchaser reasonably finds acceptable during the period of 30 days following the service of a Purchaser Notice or a Vendor Notice (the CURE PERIOD), the Vendor may elect to take such steps as it reasonably considers, in consultation with and taking due account of the reasonable views of the Purchaser, appropriate in order to remedy such Relevant Breach or Material Adverse Change in full in a manner which the Purchaser reasonably finds acceptable, in which case it shall:

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(a)     serve on the Purchaser a notice in writing specifying in reasonable detail what steps it proposes to take within what timescale in order to so remedy the alleged Relevant Breach or Material Adverse Change;

(b) take such steps as are specified in such notice to effect such remedy within the Cure Period; and

(c) regularly consult with and take due account of the reasonable views of the Purchaser and otherwise keep the Purchaser informed in relation to such remedy and its progress.

15.4 If within the Cure Period the Vendor has effected an Acceptable Cure or has otherwise remedied in full the Relevant Breach or Material Adverse Change in a manner which the Purchaser reasonably finds acceptable, then the Relevant Breach or Material Adverse Change shall be deemed to have been remedied in full.

15.5 The Vendor shall indemnify the Purchaser (for itself and as trustee for each member of the Purchaser's Group) on an after Tax basis against all losses, liabilities, costs and expenses incurred by any member of the Purchaser's Group (including, after Completion, the SF Group) as a result of or relating to any Relevant Breach and/or any Material Adverse Change (as the case may be) and/or any remediation or attempted remediation thereof.

TERMINATION

CURED RELEVANT BREACH/MATERIAL ADVERSE CHANGE

15.6 If a Relevant Breach or Material Adverse Change has been remedied in full within the Cure Period in accordance with clause 15.4, then the Purchaser shall not be entitled to terminate this Agreement in respect of such Relevant Breach or Material Adverse Change.

UNCURED RELEVANT BREACH / MATERIAL ADVERSE CHANGE

15.7 If (i) a Relevant Breach or Material Adverse Change has not been remedied in full within the Cure Period in accordance with clause 15.4; or (ii) the parties agree that a Relevant Breach or Material Adverse Change, as the case may be, is incapable of remedy in accordance with clause 15.3, the Purchaser may terminate this Agreement with immediate effect by notice in writing to the Vendor and, for the avoidance of doubt, without being required to wait until the Longstop Date.

CONDITION(s) NOT FULFILLED OR WAIVED

15.8 If any of the Conditions has not been fulfilled (or waived) in accordance with clause 3 on or before the Longstop Date, this Agreement shall automatically terminate and no party (provided it shall have used its respective reasonable endeavours in accordance with clause 3.2) shall have any claim hereunder of any nature whatsoever against the other party (save in respect of any rights and liabilities of the parties which have accrued prior to termination).

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CONDITION INCAPABLE OF SATISFACTION

15.9 In the event that any of the Conditions becomes incapable of satisfaction on or before the Longstop Date and, where waivable pursuant to clause 3, has not been so waived, the Vendor or the Purchaser, as the case may be, may by written notice given to the other terminate this Agreement with immediate effect, and for the avoidance of doubt, without being required to wait until the Longstop Date.

EFFECT OF TERMINATION

15.10   Termination in accordance with clauses 3.12, 6.5(a), 6.5(b), 15.7, 15.8,
15.9 and/or any other provision of this Agreement shall be the termination of this Agreement other than clauses 1 (Definitions and Interpretation), 15.10, 18 (Confidentiality), 20 (Remedies), 21 (Variation), 22 (Assignment), 23 (Announcements), 24 (Costs), 30 (Notices), 33 (Conflict with other Agreements), 34 (Governing Law, Jurisdiction and Service of Process) and Schedule 1 (Interpretation), and shall be without prejudice to any accrued rights and remedies under this Agreement.

INDEMNITY

15.11   If this Agreement is terminated:

(a) in accordance with clause 6.5(a), 6.5(b) and/or 15.7, then to the extent that such right of termination arose or arises as a result of a fact, matter or circumstance reasonably within the control of the ABB Group, the Vendor shall indemnify the Purchaser (for itself and as trustee for each member of the Purchaser's Group); or

(b) in accordance with clause 6.5(b), then to the extent that such right of termination arose or arises as a result of a fact, matter or circumstance reasonably within the control of the Purchaser's Group, the Purchaser shall indemnify the Vendor (for itself and as trustee for each member of the ABB Group);

in each case, on an after Tax basis from and against all losses, liabilities, costs and expenses incurred by any member of the Purchaser's Group or any member of the ABB Group (as the case may be) as a result of or relating to the Proposed Transaction and/or its termination, including, without limitation, as a result of or in relation to all due diligence, disclosure, negotiation, documentation, preparation, execution and/or satisfaction of conditions and undertakings related thereto.

16.     TRANSFER EMPLOYEES

16.1 It is the intention of the parties that upon a completion the contracts of employment of all Transfer Employees will have effect after Completion as if originally made between the relevant Transfer Employee Transferee and the Transfer Employees. Accordingly, it is agreed that:

(a) where local employment laws provide for the automatic transfer of any Transfer Employee upon the acquisition (by way of assets and not shares) of a

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        local business unit of the SF Business, the employment of such Transfer
        Employee shall not be terminated upon Completion and the relevant Transfer Employee Transferor's rights, powers, duties, liabilities and obligations to or in respect of such Transfer Employee's contract of employment immediately before Completion shall in relation to each such Transfer Employee be transferred to the relevant Transfer Employee Transferee in accordance with those local employment laws; and

(b) where local employment laws do not provide for automatic transfer of any Transfer Employee, the relevant Transfer Employee Transferee shall make an offer of employment to the Transfer Employees on terms and conditions (excluding Retirement Benefits which shall be dealt with in accordance with 0 (Pensions) of this Agreement) which are no less favourable, taken as a whole, than those applicable to such Transfer Employee immediately prior to Completion. If a Transfer Employee accepts such an offer of employment, the Vendor will procure his release from his employment with the relevant Transfer Employee Transferor with effect from Completion or the local closing.

16.2 If, following Completion, any person not designated as a Transfer Employee reasonably asserts or establishes that his employment has effect as if originally made between the relevant Transfer Employee Transferee and that person (an UNDISCLOSED EMPLOYEE), the Purchaser shall notify Vendor as soon as is reasonably practicable and in any event before the end of the month following Completion. The Vendor may (but shall not be obliged to) then procure an offer of employment to that person within 14 days of that notification and that person shall have 14 days to accept or decline that offer of employment. If after that period has elapsed, the person concerned has not been offered such employment or, if that person has been offered employment and has not accepted that offer within the additional 14-day period, the Purchaser on behalf of itself and as trustee for the relevant Transfer Employee Transferee may (to the extent permitted by applicable law) terminate the contract of employment and the Designated Purchaser shall be indemnified by the Vendor in respect of any award, losses, damages, costs, liabilities and expenses (reasonably incurred) which it may sustain arising under or in connection with termination of the Undisclosed Employee's contract of employment.

16.3 The Vendor shall indemnify the Purchaser for itself and on behalf of each of its Affiliates from and against all costs, claims, liabilities or reasonable expenses incurred by any of them which are attributable to any breach or default by any SF Group Company or Transfer Employee Transferor prior to Completion in respect of any of its obligations or duties to or in relation to the employment of any of the Transfer Employees, including, but not limited to, any termination liabilities.

16.4 The Purchaser shall indemnify the Vendor against any liabilities incurred by any Transfer Employee Transferor which are attributable to any act or omission by a relevant Transfer Employee Transferee following Completion in respect of any of that relevant Transfer Employee Transferee's obligations or duties to or in relation to the employment of any of the Transfer Employees following Completion.

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17.     CONTINUING ARRANGEMENTS BETWEEN THE ABB GROUP AND SF GROUP

TRANSITIONAL SERVICES AGREEMENTS

17.1 From Completion, services will only be provided between members of the ABB Group and the SF Business under the Transitional Services Agreements and any arrangements for the provision of such services between members of the ABB Group in effect immediately prior to Completion shall terminate automatically without further notice at Completion to the extent that they relate to the provision of such services.

FINANCIAL ADVISORY

17.2 The parties acknowledge that the ABB Group entered into an agreement with the SF Group dated 20 March 2002 together with other separate service agreements related thereto (together the FA AGREEMENTS), providing for the SF Group to furnish advisory and other services (collectively, ADVISORY SERVICES) to members of the ABB Group. The parties agree that between signing of this Agreement and Completion they shall enter into discussions in good faith to consider whether and, if so, on what terms the Purchaser's Group and the ABB Group may wish to enter into arrangements regarding the Financial Advisory Business and/or the provision of Advisory Services. If, as at Completion, no such arrangements have been entered into then, unless the parties agree otherwise, the parties shall ensure that all of the FA Agreements shall terminate with immediate effect on Completion, subject only to any then accrued rights and/or obligations of the parties thereto.

18.      CONFIDENTIALITY

18.1 Subject to sub-clause 18.2, for the purposes of this clause 18, CONFIDENTIAL INFORMATION means:

(a) in relation to the Vendor, all confidential information received by the Purchaser, any other member of the Purchaser's Group or their Representatives from the ABB Group or its Representatives relating to the ABB Group, including information which (i) relates to or is required in connection with the Excluded Assets, the Excluded Liabilities, the Excluded Businesses, the Excluded Companies and/or the Excluded Claims, and/or (ii) the ABB Group, including prior to Completion the SF Group, or its business or assets, but excluding any Confidential Business Information; and

(b) in relation to the Purchaser, all confidential information received or held by any member of the ABB Group or its Representatives relating to
        (i) the Purchaser's Group and/or (ii) after Completion, the SF Group or its business or assets, including all Confidential Business Information; and

(c) the provisions and negotiations relating to this Agreement and the Proposed Transaction,

including not only written information but information transferred orally, visually, electronically or by any other means and, in respect of Confidential Information

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relating to either the ABB Group or the Purchaser's Group, such information shall include Confidential Information relating to the business, assets, prospects and markets of the ABB Group and the Purchaser's Group, respectively.

18.2 For the avoidance of doubt, the term Confidential Information shall not include:

(a) information that is in the public domain at the date of this Agreement other than as a result of a wilful or negligent act or omission by any party or any of its Representatives or a breach of any provision of this Agreement;

(b) information that subsequently comes into the public domain, by any means other than as a result of a wilful or negligent act or omission by any party or any of its Representatives or a breach of this Agreement, but only after it has come into the public domain;

(c) information which the receiving party or its Representatives obtain from a third party not under any confidentiality obligation to the disclosing party in respect of such information;

(d) information which the receiving party or its Representatives at the time of disclosure already has in its possession as evidenced by their written records and which is not subject to any obligation of secrecy on their part to the other party; or

(e) information which is independently developed by employees of the receiving party or its Representatives who had no access to the information disclosed by the disclosing party.

For the purposes of this clause 18, REPRESENTATIVES means Affiliates, directors, officers, employees, agents or representatives of the relevant party or their respective Affiliates, and their respective solicitors, accountants, consultants and financial advisers.

18.3 Each party undertakes to maintain Confidential Information received or held by it or its Representatives relating to the other party or the other party's Affiliates in confidence and not to disclose that Confidential Information to any person other than its Representatives except with the prior written approval of the other party. Each party shall further procure that each member of the ABB Group and the Purchaser's Group, respectively, and its respective Representatives comply with the provisions of this clause 18.

18.4 Each party undertakes only to disclose to Representatives such Confidential Information relating to the other party or the other party's Affiliates as is reasonably required for the purposes of performing the obligations under this Agreement and only to Representatives whom it has informed of the confidential nature of the Confidential Information.

18.5 The Vendor undertakes to the Purchaser that the Vendor shall, and shall ensure that all members of the ABB Group shall, keep confidential and not disclose,

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or use to compete with the SF Business, or authorise any other person to disclose, or use to compete with the SF Business, and use every effort to prevent the disclosure of, all confidential Know-How in its knowledge, possession or control, which relates exclusively to the SF Business, and all Confidential Business Information in each case, for so long as such remains confidential.

18.6 Notwithstanding the provisions of this clause 18 the Vendor or the Purchaser may disclose or permit the disclosure of Confidential Information and, in the case of the Vendor, the confidential Know-How and Confidential Business Information referred to in clause 18.5, in the following circumstances:

(a) if either the Vendor or the Purchaser, or any person or Representative to whom it has transmitted such information, becomes legally required to disclose any of such information received, provided that the disclosing party shall provide the other with prompt written notice of the relevant legal requirement so that the other may seek a protective order or other appropriate remedy but shall not be obliged to delay disclosure if to do so would be in breach of any conditions for such disclosure imposed by the authority compelling disclosure;

(b) disclosure to a Tax authority reasonably required in connection with the Tax affairs of the disclosing party, provided that where practicable the disclosing party shall first inform the other party of its intention to disclose such information, and take into account the reasonable comments of the other party;

(c) to the extent any disclosure is required by any governmental, supervisory or regulatory body or the rules and regulations of any recognised listing authority or stock exchange on which the shares of any member of the ABB Group or the Purchaser's Group are listed or traded, provided that the disclosing party shall to the extent reasonably practicable first inform the other party of its intention to disclose such information, and take into account the other party's reasonable comments as to the timing, content and manner of making or dispatching such information, provided that, in each case, the disclosing party undertakes to provide only such information which is, in its reasonable opinion, required to be disclosed.

18.7 Each party will only use (or permit the use by its Representatives of) the Confidential Information received by it or its Representatives for the purposes of the Proposed Transaction.

18.8 Nothing in this clause 18 shall make the Vendor liable for any of its Representatives in relation to breaches of this clause 18 which occur after the time when such Representative becomes the Representative of the Purchaser.

18.9    Notwithstanding any provision to the contrary, the provisions of clauses
18.1 to 18.8 shall survive termination of this Agreement and/or Completion.

18.10 The Vendor shall, if it is reasonably and legally able to do so, assign or procure the assignment to the Purchaser on Completion the benefit of any confidentiality agreements or undertakings entered into by third parties (including,

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without limitation, other proposed purchasers of all or any part of the SF
Business) in favour of the ABB Group in respect of the SF Group and SF Business to the extent that such confidentiality agreements relate to the SF Group and the SF Business provided that the Vendor gives no warranty whatsoever as to whether any such agreements or other undertakings are capable of assignment. If the benefit of such confidentiality agreements or undertakings cannot be assigned to the Purchaser on Completion, then the Vendor shall hold such benefit on trust for the Purchaser and enforce such agreements or undertakings on behalf of the Purchaser or as the Purchaser directs. After Completion, the Vendor shall send a letter in Agreed Form to all other persons to whom confidential information was supplied in connection with the potential sale and purchase of the SF Business authorising the Purchaser, to the extent it is legally and reasonably able to do so, to recover all such information and any information generated, copied or derived therefrom or requesting certification to the Purchaser of its destruction, in each case in accordance with the terms of such agreements and undertakings.

18.11 For the avoidance of doubt, this clause 18 shall not give rise to liability on the part of the Vendor by reason of Confidential Information having been made available to other potential purchasers of the SF Business.

18.12 The parties agree that the restrictions contained in this clause 18 shall continue to apply after the termination of this Agreement for a period of five (5) years.

18.13 This clause 18 shall supersede and replace the provisions of the Confidentiality Undertakings which shall, as a result, terminate as at the date hereof save in respect of any then accrued rights and/or liabilities thereunder.

19.     PENSIONS

0 (Pensions) shall apply in relation to the pensions.

20.     REMEDIES

20.1 The Transaction Documents set out the entire agreement and understanding between the parties in respect of the Proposed Transaction.

20.2 The Purchaser acknowledges and agrees (for itself as trustee for each other member of the Purchaser's Group) with the Vendor (for itself and as trustee for each other member of the ABB Group) that:

(a) it has not relied on and has not been induced to enter into this Agreement or any other Transaction Document on the basis of any Assurance (express or implied) made or given by or on behalf of any member of the ABB Group or any of its agents, directors, officers, employees, shareholders or advisers other than those expressly set out in this Agreement or any other Transaction Document or, to the extent that it has been, it has no rights or remedies in relation thereto and shall make no claim in relation thereto or against such parties; and

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(b)     any other warranty or other rights which may be implied by law in any jurisdiction in relation to the sale of the Shares and the Business Assets in such jurisdiction shall be excluded or, if incapable of exclusion, irrevocably waived.

20.3 Each party acknowledges and agrees (for itself and on behalf of each member of its Group) that no member of its Group has relied on, nor shall have any remedy in respect of, any Assurance of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

20.4 Subject to clause 20.5 and notwithstanding anything in this Agreement or any other Transaction Document, nothing shall limit, restrict or exclude a party's rights, remedies and/or entitlements at law or in equity:

(a)     to the extent that such arise or relate to the fraud of any other party;
        or

(b)     to rescind this Agreement or any other Transaction Document.

20.5 No party shall, save in the case of fraud committed by any other party or any member of such other party's Group, be entitled to exercise any right of rescission in respect of this Agreement or any other Transaction Document to the extent that such right arises as a result of a breach of a representation or warranty which representation or warranty is not otherwise set out or referred to in this Agreement and/or in any of the Specified Receivables Agreement, the Designated Asset Agreement and/or any of the Transitional Services Agreements.

21.     VARIATION

No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression VARIATION shall include any variation, supplement, deletion or replacement however effected.

22.     ASSIGNMENT

22.1 Neither the obligations nor the benefits under this Agreement shall be assignable, except that the Purchaser may, upon giving written notice to the Vendor, assign the benefit of this Agreement in whole or in part (subject, for the avoidance of doubt, to all relevant limitations contained herein including, without limitation, limitations on Claims) to one or more members of the Purchaser's Group (a PERMITTED ASSIGNEE) subject to the condition (a DEPARTURE-FROM-GROUP CONDITION) that if such Permitted Assignee shall subsequently cease to be a member of the Purchaser's Group, the Purchaser shall procure that prior to its ceasing to be a member of the Purchaser's Group the Permitted Assignee shall assign so much of the benefit of this Agreement as has been assigned to it to the Purchaser or (upon giving further written notice to the Vendor) to another member of the Purchaser's Group. Any actual or purported assignment in contravention of this clause 22.1 shall be void. The Vendor may assign the benefit of this Agreement to any other member of the ABB Group from time to time subject to a Departure-from-Group Condition by reference to the ABB Group.

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22.2    Without prejudice to the provisions of clause 22.1 the parties hereby agree that where the Purchaser or Vendor assigns the benefit of this Agreement in whole or in part to any other person the liabilities of all members of the other party's Group under this Agreement to the Vendor or Purchaser or members of their respective Groups (as the case may be) shall be no greater than such liabilities would have been had the assignment not occurred.

23.     ANNOUNCEMENTS

Except as required by law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law, the Vendor and the Purchaser shall ensure that no announcement or circular or disclosure in connection with the existence or subject matter of the Transaction Documents shall be made or issued by or on behalf of any member of their respective Groups without the prior written approval of the other party (such approval not to be unreasonably withheld or delayed).

24.     COSTS

Save as otherwise provided in this Agreement:

(a) each party shall pay the costs and expenses incurred by it and its Affiliates in connection with the entering into, and completion of, this Agreement, including without limitation in respect of their obligations in fulfilling the Conditions, and the other requirements for transferring the Shares and Business Assets; and

(b) for the avoidance of doubt, the costs and expenses of the SF Group and the SF Business set forth in (a) above shall be borne by the Vendor in respect of the period up to and including the Completion Date and thereafter by the Purchaser.

25.     PAYMENTS

25.1 All payments to be made by any party (the PAYING PARTY) under this Agreement (save in respect of payments to be made under 0 (Pensions) which shall be dealt with in accordance with the provisions of that Schedule) shall, unless otherwise stated or the context otherwise requires, be made:

(a)     in immediately available funds;

(b) gross and without any set off, counterclaim restriction or condition and without any deduction or withholding (save only as required by law); and

(c) by transfer of funds for same day value to, in the case of payments to the Vendor, such account(s) as shall be notified by the Vendor in writing to the Purchaser at least two (2) Business Days before the date on which the payment is due and, in the case of payments to the Purchaser, such account(s) as shall

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        be notified by the Purchaser in writing to the Vendor at least two (2)
        Business Days before the date on which the payment is due.

25.2    [Intentionally blank].

25.3 If the Paying Party makes a deduction or withholding required by law from a payment under this Agreement (excluding a payment under 0 (Pensions)), the sum due from the Paying Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding (including any deductions on additional amounts payable under this clause 25.3), the other party (the RECIPIENT) (or, as the case may be, a Designated Purchaser if the Purchaser so requests, or a Designated Vendor if the Vendor so requests) receives a sum equal to the sum it would have received had no deduction or withholding been made, save to the extent that in computing any Tax, the Recipient is able to obtain a credit for the amount deducted or withheld.

25.4 If any payment by the Paying Party under this Agreement (excluding any payment under 0 (Pensions)) will be or has been subject to Tax, the Paying Party shall on demand from the Recipient pay to it (or, as the case may be, a Designated Purchaser if the Purchaser so requests, or a Designated Vendor if the Vendor so requests) the amount (after taking into account Tax payable in respect of the amount) that will ensure that the Recipient (or, as the case may be, a Designated Purchaser or a Designated Vendor) receives and retains a net sum equal to the sum it would have received had the payment not been subject to Tax.

25.5 Unless otherwise stated or the context otherwise requires, if a party fails to pay a sum due from it under this Agreement on the due date of payment in accordance with the provisions of this Agreement, that party shall pay interest on the overdue sum from (and including) the due date of payment until (but excluding) the date on which its obligation to pay the sum is discharged at LIBOR per annum (whether before or after judgement). Interest accrues and is payable from day to day and is calculated on the basis of a 360 day year.

25.6 To the extent the Purchaser is required to make any payment under any Transaction Document, the Purchaser may procure the making of such payment on its behalf by any member (or members) of the Purchaser's Group, in satisfaction of such requirement.

26.     SEVERABILITY

To the extent that any provision of this Agreement is held to be invalid or unenforceable, then such provision shall, to such extent, be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement, provided that if such provision would be valid and enforceable if some part thereof were deleted or amended, such provision shall continue to apply with the minimum such deletion or amendment as would make it valid and enforceable.

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27.     GENERAL

27.1 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies (whether provided under this Agreement or otherwise). No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

27.2 Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

28.     COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

29.     ENGLISH LANGUAGE

The language of this Agreement is English and all notices, demands, requests, statements, certificates or other documents or communications shall be in English unless otherwise agreed.

30.     NOTICES

30.1 Any notice or other communication to be given by one party to the other under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 30.2 and in each case marked for the attention of the relevant party set out in clause 30.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 30). Any notice so served by hand or post shall be deemed to have been duly given:

(a)     in the case of delivery by hand, when delivered; and

(b) in the case of prepaid recorded delivery, special delivery or registered post, at 10 a.m. on the third (3rd) Business Day following the date of posting

PROVIDED THAT in each case where delivery by hand occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 a.m. on the next following Business Day.

References to time in this clause 30 are to local time in the country of the addressee.

30.2 The addresses of the parties for the purpose of clause 30 are as follows:

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VENDOR

Address:                 P.O. Box 74690, 1070 BR Amsterdam,
                         The Netherlands

For the attention of:    The President

PURCHASER

Address: GE Capital Structured Finance Inc., 120 Long Ridge Road, Stamford, CT 06927, USA

For the attention of:    (1)  General Counsel

                         (2)  President of Structured Finance

Address: GE European Equipment Finance, Trinity Square, 23/59 Staines Road, Hounslow, TW3 3HF UK

For the attention of:    General Counsel

Address: GE Vendor Financial Services, 10 Riverview Drive, Danbury, Connecticut, 06810, USA

For the attention of:    (1)  General Counsel

                         (2)  President

ABB GUARANTOR

Address:                 Affolternstr. 44, 8050 Zurich, Switzerland

For the attention of:    General Counsel

30.3 A party may notify the other party to this Agreement of a change to its name, relevant addressee or address for the purposes of this clause 30, PROVIDED THAT, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is received, the date falling five (5) Business Days after notice of any change has been received.

31.     NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Save as expressly otherwise provided in this Agreement, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

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32.     FURTHER ASSURANCE

The parties shall, and shall procure that their Affiliates shall, from time to time, so far as reasonably able, do or procure all things as may be required to give effect to the Transaction Documents and to all other agreements contemplated thereby, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.

33.     CONFLICT WITH OTHER AGREEMENTS

In the event of any conflict between this Agreement and any other Transaction Document, this Agreement shall prevail (as between the parties to this Agreement and as between any other members of the ABB Group and the Purchaser's Group) save where such other agreement expressly states that it (or any part of it) shall override this Agreement in any respect and such of the parties to this Agreement as are either also parties to that other agreement or otherwise expressly and in writing agree that such other agreement shall override this Agreement in that respect.

34.     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

34.1 This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

34.2 Each of the parties agrees that the courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement, and for such purposes irrevocably submit to the jurisdiction of the English courts.

34.3 The Vendor and the ABB Guarantor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be ABB Limited currently of Orion House, 5 Upper St. Martin's Lane, London WC2, UK (marked for the attention of The President and The Legal Counsellor) and any writ, judgment or other notice of legal process shall be sufficiently served on the Vendor and the ABB Guarantor if delivered to such agent at its address for the time being. The Purchaser shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Clifford Chance Secretaries Limited, currently of 200 Aldersgate Street, London EC1A 4JJ and any writ, judgment or other notice of legal process shall be sufficiently served on the Purchaser if delivered to such agent at its address for the time being.

35.     ABB GUARANTEE

35.1 The ABB Guarantor (as primary obligor and not as surety only) irrevocably and unconditionally:

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(a)     guarantees to the Purchaser (for itself and as trustee for each member of the Purchaser's Group) the due and punctual performance of, and the due payment and discharge of all sums and liabilities which now are or at any other time shall be due, owing or incurred by any member of the ABB Group to any member of the Purchaser's Group in respect of:

          (i) obligations of members of the ABB Group under any of the Transaction Documents and/or any agreements entered into pursuant to any of the Transaction Documents and/or which any of the Transaction Documents expressly preserves or requires to be executed; and

          (ii)   the Specified Obligations of any Specified Obligor

        (paragraphs (i) and (ii) above being collectively referred to herein as the VENDOR OBLIGATIONS);

(b) undertakes that if any amount guaranteed by this clause 35 is not recoverable on the terms of this guarantee for any reason it will (as a separate and independent stipulation) pay the Purchaser (for itself and/or as trustee for each member of the Purchaser's Group) on demand whatever amount or amounts shall equal what it would have been liable to pay but for such irrecoverability.

For the avoidance of doubt, the guarantee given by the ABB Guarantor in respect of the Vendor Obligations pursuant to this clause 35 is a separate and independent obligation from the obligations of the ABB Guarantor contained in clause 10.6 and shall benefit from the support of the Letter of Credit provided in accordance with clauses 10.8 to 10.13A.

35.2 This is a continuing guarantee and the ABB Guarantor's undertakings under this Agreement shall remain in full force and effect until final performance in full of the Vendor Obligations notwithstanding any intermediate payment or performance or the invalidity or unenforceability in whole or in part of any of the Vendor Obligations or any other event.

35.3 The guarantee and undertakings contained in this clause 35 shall be discharged by the full performance by the ABB Guarantor of its obligations under this Agreement, but otherwise shall not be satisfied, discharged or affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the ABB Guarantor from those obligations in whole or in part including:

(a) the granting of time, or any waiver or other indulgence (including any extension, renewal, acceptance, forbearance or release in respect of any of the Vendor Obligations);

(b) the taking, variation, compromise, renewal or release of or refusal or neglect to perform or enforce any rights, remedies or securities against the Vendor or any Specified Obligor;

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(c)     any modification, variation or addition to the terms of any of the
        Vendor Obligations or of any other document or security;

(d) any irregularity, defect or informality in the terms of any of the Vendor Obligations or any other document or security or any legal limitation, disability, incapacity or want of authority of any person;

(e) any transfer or assignment of any rights or obligations by any party as permitted pursuant to any of the Transaction Documents and/or any of the agreements entered into pursuant to any of the Transaction Documents whether or not they relate to the Vendor Obligations and/or any document evidencing the Vendor Obligations or the Specified Obligations;

(f) any corporate reorganisation, reconstruction, amalgamation, dissolution, liquidation, merger, acquisition of or by or other alteration in the corporate existence or structure of any party, or the non-existence of the Vendor or any Specified Obligor; or

(g) the insolvency of, bankruptcy, winding up or analogous proceedings relating to the Vendor or any Specified Obligor or any composition or similar arrangement by any party or any other person,

provided always that any defence or counterclaim which the Vendor may be able to assert against the Purchaser shall also be available to the ABB Guarantor in relation to any claim against it by the Purchaser under this clause 35.

35.4 So long as any member of the ABB Group or any Specified Obligor remains under an actual or contingent obligation under any of the Transaction Documents and/or any other document evidencing the Vendor Obligations or the Specified Obligations, the ABB Guarantor shall not exercise a right which it may at any time have by reason of the performance of its obligations under clause 35.1 to be indemnified by any member of the ABB Group or any Specified Obligor, to claim a contribution from another surety of the Vendor Obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any rights of any member of the Purchaser's Group under any of the Transaction Documents and/or any other of the agreements entered into pursuant to any of the Transaction Documents and/or any other document evidencing the Vendor Obligations or the Specified Obligations or of any other security taken by any member of the Purchaser's Group in connection with any of the Transaction Documents and/or any of the agreements entered into pursuant to any of the Transaction Documents and/or any other document evidencing the Vendor Obligations or the Specified Obligations.

35.5 Where any discharge (whether in respect of any of the Vendor Obligations, Specified Obligations or any security or guarantee for the Vendor Obligations, Specified Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored for any reason, the liability of the ABB Guarantor under this Agreement shall continue as if the discharge or arrangement had not been made.

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35.6    The ABB Guarantor waives any right it may have of first requiring the
Purchaser (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the ABB Guarantor under this clause 35. This waiver applies irrespective of any law or any provision of any of the Transaction Documents and/or any other agreement entered into pursuant to any of the Transaction Documents and/or any other document evidencing the Vendor Obligations or the Specified Obligations to the contrary.

35.7 This guarantee and indemnity is in addition to and is not in any way prejudiced by any other security now or in future held by or on behalf of any member of the Purchaser's Group.

35.8 The ABB Guarantor warrants to the Purchaser both as at the date of this Agreement and immediately prior to Completion in the terms of the warranties in 0 (Warranties of the ABB Guarantor).

36.     EXECUTION AND DELIVERY

This Agreement shall be executed and delivered as a deed.

AS WITNESS this Agreement has been executed and delivered as a deed by or on behalf of the parties the day and year first above written.

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                                   SCHEDULE 1

                                 INTERPRETATION

1. In this Agreement, the following expressions have the following meanings:

2001 FINANCIAL STATEMENT has the meaning given in paragraph 4.1 of 0 (Vendor Warranties);

ABACUS means the internal worldwide consolidation and reporting system of the ABB Group;

ABACUS MANAGEMENT REPORTS means the ABACUS management reports, in the Agreed
Form;

ABB ACCOUNTING PRINCIPLES means the accounting policies and principles of the ABB Group initialled by or on behalf of the Vendor and the Purchaser for the purposes of identification only;

ABB DATABASES means all databases owned by the ABB Group, whether or not accessed by a member of the Extended SF Group prior to Completion, excluding all databases which have been exclusively developed and operated by or exclusively for the benefit of the SF Business, including without limitation, ABB Structured Finance's "Global" database;

ABB EXPORT BANK GENERAL RESERVES means, from time to time, in respect of any and/or all general reserves and/or provisions made in accordance and consistent with US GAAP, the Export Bank Transactions' pro rata allocation of such general reserves and provisions;

ABB EXPORT BANK INTRA-GROUP INDEBTEDNESS means the Intra-Group Indebtedness resulting from or related to the Export Bank Transactions;

ABB EXPORT BANK NET INTRA-GROUP INDEBTEDNESS means the Net Intra-Group Indebtedness resulting from or related to the Export Bank Transactions;

ABB EXPORT BANK NET INTRA-GROUP INDEBTEDNESS AMOUNT means the aggregate net amount of all ABB Export Bank Net Intra-Group Indebtedness;

ABB EXPORT BANK OUTSTANDING LOAN BALANCE means the book value of the aggregate of all principal loan balances owed to ABB Export Bank under the Export Bank Transactions and outstanding at the relevant date and interest accrued thereon, in accordance with the terms of the relevant Export Bank Transaction, up to and including such date net of all ABB Export Bank Reserves as at such date;

ABB EXPORT BANK RESERVES means the ABB Export Bank Specific Reserves and the ABB Export Bank General Reserves;

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ABB EXPORT BANK SPECIFIC RESERVES means, from time to time, any and/or all specific reserves and/or provisions made in accordance and consistent with US GAAP, in respect of any of the Export Bank Transactions;

ABB GROUP means the Vendor and its Affiliates from time to time, all of them and any of them as the context admits, but excluding, for the avoidance of doubt, from Completion each SF Group Company;

ABB MARKS has the meaning given in clause 14.5(a);

ABB SHARED INTELLECTUAL PROPERTY RIGHTS means all Intellectual Property Rights owned by any SF Group Company (immediately after Completion) which were used or held, developed, generated, created or acquired for use in or in relation to any part of the business of the ABB Group, including the SF Business, but not exclusively in or in relation to the SF Business, as at the date of this Agreement, other than the SF Intellectual Property Rights;

ABB WORLD TREASURY CENTER means ABB Capital B.V. operating as World Treasury Center, acting for itself and on behalf of various members of the ABB Group;

AB SEK means AB Svensk Exportkredit;

ACCEPTABLE BANK means either (i) a major North American or Western European incorporated international bank whose long-term unsecured unsubordinated debt rating meets the Minimum Credit Rating or (ii) any bank specified in Schedule 25 (Schedule 25 Banks) if and for so long as its debt rating is equal to or greater than that set out opposite its name in Schedule 25 (Schedule 25 Banks) (or such other rating as the Purchaser may in its absolute discretion agree from time to time) (a Schedule 25 BANK);

ACCEPTABLE CURE means, if the Relevant Breach or Material Adverse Change:

(a) relates solely to a one-off cash liability being incurred by or a one-off reduction in the cash resources available to an SF Group Company, the absolute and unconditional payment of a cash amount (other than by a SF Group Company) to the SF Group Company in question of an amount not less than the cash liability or reduction in cash resources incurred; or

(b) relates solely to the impairment of any Financial Asset, the treatment of such Financial Asset as an Excluded Asset for all purposes;

(c) relates solely to the absence of or any defect in any asset or service (not being a Financial Asset) required for the operation of any part of the SF Business, the procurement of:

          (i) such asset at no cost to the relevant member of the SF Group or Purchaser's Group for so long as such asset would have remained in service had the Relevant Breach or Material Adverse Change not occurred or arisen; or, as the case may be;

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          (ii)   such service at a cost no greater than would have been incurred in the provision of such service had the Relevant Breach or Material Adverse Change not occurred or arisen;

provided, in each case, that each cure remedies the Relevant Breach or Material Adverse Change, as the case may be, in full;

ACCOUNTS means the 2001 Financial Statement and the SF Group Company Accounts and the Noleggi Financial Statement;

ACCOUNTS DATE means 31 December 2001;

ACQUISITION STRUCTURE means the structure under which the Shares and the Business Assets shall be sold by the Vendor and the Designated Vendors and acquired by the Purchaser and the Designated Purchasers as set out in and envisaged by Schedule 20 (Agreed Acquisition Structure) and/or Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions);

ADDITIONAL RESERVES means the Revised Reserve less the Total Existing Reserve;

AFFILIATE means in relation to any party, any subsidiary undertaking or parent undertaking of that party and any subsidiary undertaking of any such parent undertaking, in each case, from time to time;

AGREED FORM means, in relation to any document or media, the form of that document or media, which is or has been initialled only for the purpose of identification by or on behalf of the Purchaser and the Vendor and AGREED FORM DOCUMENTS means all such documents;

ALTERNATIVE SECURITY has the meaning given to it in clauses 10.11(b)(ii) and 10.12(a)(ii), as the case may be;

APPROVED INSURANCE TERMS has the meaning given in clause 10.54;

ASSURANCE means any warranty, representation, surety, statement, assurance, covenant, agreement, undertaking, indemnity, Guarantee or commitment of any nature whatsoever;

BANK means Citibank N.A., New York branch;

BASE RESERVE means, in respect of each Reserves Entity, the amount calculated using the methodology described in clause 10.43(a);

BUSINESS ASSETS means the assets relating to the SF Business, the Business Contracts listed in Part A of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) (together with all rights, benefits, liabilities, duties and obligations of the relevant Business Asset Vendor under such Finance Agreements and Related Security as, and to the extent such, relate to the relevant Business Contracts), and the Export Bank Transactions;

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BUSINESS ASSET PURCHASERS means, subject to clause 2.3, the members of the
Purchaser's Group set out in the respective columns of Part A and Part C of
Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) headed "Business Asset Purchaser" and BUSINESS ASSET PURCHASER means any one of them;

BUSINESS ASSET TRANSFER AGREEMENTS means (i) the deeds of assignment or deeds of novation or assignment agreements or novation agreements substantially in the Agreed Form (subject only to such amendments thereto as may be required by relevant local law and/or regulation) relating to the assignment or novation of, as the case may be, of the Business Contracts and/or the Export Bank Transactions; and (ii) the agreements substantially in the Agreed Form (subject only to such amendments thereto as may be required by relevant local law and/or regulation) for the sale and purchase of the Business Assets in particular jurisdictions to be entered into on Completion between the relevant Business Asset Vendor and Business Asset Purchaser for each particular jurisdiction (as set out in Part A and Part C of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions)), and BUSINESS ASSET TRANSFER AGREEMENT means any one of them;

BUSINESS ASSET VENDORS means, subject to clause 2.3, the members of the ABB Group set out in the column of Schedule 20 (Agreed Acquisition Structure) headed "Designated Vendor" and/or the members of the ABB Group which, as at Completion, are legally and/or beneficially interested in any of the Business Assets, and BUSINESS ASSET VENDOR means any one of them;

BUSINESS CONTRACTS means those transactions comprising part of or relating to the SF Business which are set forth or referred to in Part A and Part C of
Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) and BUSINESS CONTRACT means any one of them;

BUSINESS DAY means a day (excluding Saturdays) on which banks generally are open in Zurich, Switzerland and New York City, New York, USA for the transaction of normal banking business;

CASH means cash at bank and in hand;

CLAIM means any claim for breach of Vendor Warranties, any Indemnity Claim and any other claim under or in respect of this Agreement and/or any of the other Transaction Documents;

COLLECTIVE AGREEMENT means any agreement or arrangement made by or on behalf of any SF Group Company or Transfer Employees Transferor with any, or by or on behalf of any, one or more trade unions, works councils, staff associations or other body representing Employees and any agreement or arrangement made by or on behalf of any employers' or trade association and one or more trade unions, works councils, staff associations, association of trade unions or other central body representing Employees which applies to any SF Group Company or to which a SF Group Company or Transfer Employees Transferor is subject;

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COMPANIES means each of the entities details of which are set out in Part A of 0
(Particulars of the SF Group) and Company shall be construed accordingly;

COMPENSATION for the purposes of clause 3.13 means the aggregate of (i) Condition Asset Cost, (ii) Funding Breakage Costs and (iii) any Direct Loss however suffered minus 75 per cent. of any Direct Gain;

COMPETENT AUTHORITY means a relevant regulatory authority, tribunal or court;

COMPLETION means, in order of sequence, (i) completion of the sale and purchase of the Shares in ABB Credit B.V. from ABB Credit Holding B.V. and ABB Structured Finance AB; followed by (ii) completion of the sale and purchase of the remaining Shares (other than the Shares of ABB Credit Holding B.V.) and the Business Assets, followed by (iii) completion of the sale and purchase of the Shares in ABB Credit Holding B.V. from ABB Financial Services B.V., each of which shall take place on the same Completion Date and together constituting Completion, in accordance with clause 6;

COMPLETION ADJUSTMENT has the meaning given in clause 6.7(c)(i);

COMPLETION ADJUSTMENT ESCROW ACCOUNT means such separately-designated interest bearing bank account, identified as the "Completion Adjustment Escrow Account", opened at the Bank in the joint names of the Vendor and the Purchaser pursuant to and in accordance with the terms of the relevant Escrow Instruction Letter;

COMPLETION ADJUSTMENT ESCROW AMOUNT means the sum of US$ twenty (20) million;

COMPLETION BALANCE SHEET means the combined balance sheet of the SF Business to the extent comprised within the SF Group and the Business Assets (including, for the avoidance of doubt, the Export Bank Transactions) (and related notes comprising part of such balance sheet) as at Completion, to be prepared, agreed and/or determined in accordance with clause 7 and Schedule 8 (Completion Balance Sheet) in the form set out in Schedule 10 (Form of Completion Balance Sheet);

COMPLETION DATE has the meaning given in clause 6.2;

COMPLETION DOCUMENTS means the documents set out in Schedule 7 (Completion Arrangements);

COMPLEX FINANCE RECEIVABLES shall mean Finance Receivables where amounts owed by a lessee are satisfied by a single payment stream covering both repayment of capital and interest and payment for related services provided in relation to operation or maintenance of the underlying assets;

COMPOSITE EU/BANK OF ENGLAND PROHIBITED PERSONS LIST means (i) the UN's "New Consolidated List Pursuant to Security Council Resolutions 1267 (1999), 1333
(2000) and 1390 (2002); (ii) The European Union's "Council Regulation (EC) No 881/2002"; and (iii) The Bank of England's "Consolidated List of Territories", taken together;

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CONDITIONS means the conditions set out in clause 3.1;

CONDITION ASSETS shall have the meaning given in clause 3.13;

CONDITION ASSET COST shall mean 7.5 per cent. times the book value of the Finance Receivables forming all or part of the Condition Assets;

CONDITION ASSET ESCROW ACCOUNT means such separately-designated interest bearing bank account, identified as "Condition Assets Escrow Account", opened at the Bank in the joint names of the Vendor and the Purchaser pursuant to and in accordance with the terms of the relevant Escrow Instruction Letter;

CONDITION ASSET ESCROW AMOUNT means an amount equal to 15 per cent. of the net book value of the Condition Assets;

CONDITION ASSET PAYMENT means any payment by the Vendor pursuant to the provisions of clause 3.13;

CONDUCT BREACH has the meaning given in clause 15.1(b);

CONFIDENTIAL BUSINESS INFORMATION means all information (whether oral, written, or stored electronically or optically) which relates to the SF Business or financial affairs of the SF Group, and in each case, is not generally available to the public;

CONFIDENTIAL INFORMATION has the meaning set out in clause 18.1;

CONFIDENTIALITY UNDERTAKINGS means the confidentiality undertakings of GE Capital Europe Limited dated 21 December 2001 and ABB Ltd dated 14 June 2002 and CONFIDENTIALITY UNDERTAKING means any of them;

CONSENTS has the meaning given in clause 8.1;

CONTRACTUAL DEFAULT means, in relation to any contract, licence, lease or other agreement:

(a) a notice to terminate by reason of default having been served on any member of the Extended SF Group or, any event of default by a member of the Extended SF Group or other circumstance which would entitle a party to terminate;

(b) the Vendor being aware of an event or circumstance having occurred which, with the giving of notice or lapse of time, would constitute such an event or circumstance of the type referred to in (a) above;

(c) the Vendor having knowledge of any invalidity or grounds for termination, avoidance, or repudiation;

(d) any party being in material default or the Vendor being aware of any circumstances likely to result in any material default;

(e)     the Vendor being aware of:

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          (i)    a petition having been presented, order made or resolution passed in connection with the winding up of any other party thereto; or

          (ii) the appointment of a receiver, administrator or liquidator (or analogous events in the relevant jurisdictions) thereto; or

          (iii) any circumstances existing which are likely to give rise to such matters; or

(a) there being material litigation, arbitration or similar proceedings in relation thereto of which the Vendor is aware or circumstances likely to give rise to such proceedings of which the Vendor is aware;

COSTS means liabilities, losses, damages, costs (including legal costs) and expenses (including Tax), in each case, of any nature whatsoever;

CREDIT POLICIES means, with respect to the Portfolio Property, the policies and procedures as at the date of this Agreement of each member of the SF Group relating to the standards and requirements governing the evaluation, origination, underwriting, decision-making (including automated decision-making), documentation, funding, account classification (for example, delinquent, non-earning, written-down, written-off, subject to pending or threatened litigation or action), administration (servicing and collection), credit approval authority limitations, extensions, forbearance, repossession, residual setting, collateral types and collateral eligibility;

CURE PERIOD has the meaning given in clause 15.3;

DATA PROTECTION LAWS means all applicable laws and regulations regulating data protection, privacy or the recording, monitoring or interception of communications;

DEFAULTING PARTY has the meaning set out in clause 6.5(b);

DEFEASANCE DEPOSITS means the defeasance amounts held by ABB World Treasury Center/ABB Credit AB in relation to the obligations of Essent NV under the Essent Transactions and Kotkan Energia Oy under the Kotkan Transactions;

DEPARTURE-FROM-GROUP CONDITION has the meaning set out in clause 22.1;

DERIVATIVE TRANSACTIONS means any derivative transaction entered into by a member of the SF Group, whether on or off balance sheet, in connection with protection against or benefit from fluctuation in any rate, currency or price (and, when calculating the value of any derivative transaction, only the marked-to-market value shall be taken into account);

DESIGNATED ASSET has the meaning given to such term in the Designated Asset Agreement;

DESIGNATED ASSET AGREEMENT means the Designated Asset Agreement entered into or to be entered into, as the context may require, between the Vendor and the Purchaser on the date of this Agreement;

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DESIGNATED ASSET DEFAULT has the meaning given to such term in the Designated
Asset Agreement;

DESIGNATED PURCHASERS means, subject to clause 2.3, the Share Purchasers, the Business Asset Purchasers and the Transfer Employees Transferees, and DESIGNATED PURCHASER means any one of them;

DESIGNATED VENDORS means, subject to clause 2.3, the Share Vendors, the Business Asset Vendors and the Transfer Employees Transferors, and DESIGNATED VENDOR means any one of them;

DIRECT GAIN shall be the amount (if any) by which any consideration paid by a third party purchaser of Condition Assets is higher than the book value of those assets as set out or reflected in the Completion Balance Sheet;

DIRECT LOSS shall be the amount (if any) by which any consideration paid by a third party purchaser of Condition Assets is lower than the book value of those assets as set out or reflected in the Completion Balance Sheet;

DISCLOSURE LETTER means the letter from the Vendor to the Purchaser signed and delivered immediately before the signing of this Agreement;

DISCLOSURES shall have the meaning given in paragraph 1.1 of Schedule 3 (Vendor Warranties);

DISPUTED ITEMS has the meaning set out in clause 7.6(a);

DRAFT COMPLETION BALANCE SHEET has the meaning given in clause 7.2;

DUE DILIGENCE DATA TAPES means the four (4) CD ROMS labelled as such in the Agreed Form and DUE DILIGENCE DATA TAPE shall be construed accordingly;

EKN and EKN GUARANTEE each has the meaning given in clause 10.23(f);

EMPLOYEES means employees of any member of the ABB Group who wholly or mainly are engaged in the SF Business as at the date of this Agreement and including all those future employees of the SF Group who will join and be employed by a SF Group Company prior to Completion and in relation to the Transfer Employees, those employees of the relevant Transfer Employees Transferors who are immediately prior to Completion engaged in the SF Business and whose names are set out in Part B of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions);

ENCUMBRANCE means a mortgage, charge, pledge, security, lien, option, right of first refusal, right of pre-emption, right of pledge, right of usufruct or liens, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) (and ENCUMBERING shall be construed accordingly);

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ENVIRONMENT means:

(a) land, including surface land, sub-surface strata, sea bed and river bed under water (as defined in paragraph (b)); and natural and man made structures;

(b) water, including coastal and inland waters, surface waters, ground waters and water in drains and sewers;

(c) air, including air inside buildings and in other natural and man-made structures above or below ground; and

(d) any and all living organisms or systems supported by those media, including, without limitation, humans;

ENVIRONMENTAL CLAIM means any claim in respect of any Environmental Warranty or, to the extent such relates to an Environmental Matter, in respect of any Warranty set out in any of paragraphs 4, 6, 17 and 29 (other than 29.6, 29.7, 29.8, 29.9 and 29.11) of Schedule 3 (Vendor Warranties);

ENVIRONMENTAL LAWS means all or any international, European, national or local, federal, state, civil or criminal law, common law, statute, ordinance, code, statutory instrument, regulation, directive, official guidance and regulatory codes of practice, order, decree, injunction or judgement which relate to the Environment or Environmental Matters; and which:

(a) (without prejudice to paragraph 2(e) of Schedule 1 (Interpretation)) is in force and binding as at the date of this Agreement but only to the extent that such of the above as are amended or re-enacted after the date hereof are not more onerous than those in force and binding at the date hereof; or

(b) is no longer in force but under which any member of the SF Group has legally binding obligations and liabilities outstanding thereunder;

ENVIRONMENTAL MATTERS means:

(a) material pollution or material contamination or the threat of material pollution or contamination of the Environment;

(b) the generation, manufacture, processing, handling, storage, distribution, use, treatment, removal, transport, disposal, release, spillage, deposit or discharge of Hazardous Substances;

(c) the material exposure of any person (including Employees) to Hazardous Substances; or

(d) the creation of noise, vibration, radiation, common law or statutory nuisance or other material adverse impact on the Environment;

ENVIRONMENTAL PERMITS means any material licence, authorisation, permission, approval and/or consent issued, granted or required pursuant to Environmental Laws;

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ENVIRONMENTAL WARRANTIES means the Warranties set out in paragraph 28 of
Schedule 3 (Vendor Warranties) and ENVIRONMENTAL WARRANTY means any one of them;

ESCROW INSTRUCTION LETTERS means each of the letters in the Agreed Form between the Vendor, the Purchaser and the relevant escrow agent or bank appointing and instructing such escrow agent or bank in relation to the Completion Adjustment Escrow Account and the Condition Asset Escrow Account respectively;

ESSENT TRANSACTIONS means the transactions evidenced by, inter alia, (1) the Deposit and Pledge Agreement as of 6 December 1993 (as amended 21 December 1995) between ABB Credit B.V., Zurich Branch, ABB Capital B.V. and N.V. PNEM Transport & Opwekking; (2) the Payment Undertaking Agreement as of 1 July 1993 (as amended 30 November 1995) between ABB Credit B.V., Zurich Branch, N.V. PNEM Transport & Opwekking and ABB Capital B.V., Zurich Branch; (3) the Deed of Pledge as of 6 June 1994 between ABB Credit B.V., Zurich Branch, ABB Capital B.V. and N.V. PNEM Transport & Opwekking; (4) the Deposit and Pledge Agreement as of 10 March 1995 (as amended 21 December 1995) between ABB Credit B.V., Zurich Branch, ABB Capital B.V. and N.V. PNEM Transport & Opwekking; (5) the Payment Undertaking Agreement as of 10 March 1995 between ABB Credit B.V., Zurich Branch, N.V. PNEM Transport & Opwekking and ABB Capital, Zurich Branch, and (6) the Deed of Pledge as of 21 December 1995 between ABB Credit B.V., Zurich Branch, ABB Capital B.V. and N.V. PNEM Transport & Opwekking;

ESTIMATED ABB EXPORT BANK OUTSTANDING LOAN BALANCE means the Vendor's best estimate (acting reasonably and in good faith) of the amount of the ABB Export Bank Outstanding Loan Balance as at Completion;

EXCHANGE RATE means with respect to a particular currency for a particular day, the relevant rate of exchange for that currency into dollars as listed in the London edition of the Wall Street Journal published on such date;

EXCLUDED AIRCRAFT ASSETS means all aircraft, aircraft engines and aircraft parts owned by any member of the ABB Group other than the Included Aircraft Assets;

EXCLUDED ASSETS means the ABB Marks, the ABB Databases, the Excluded Aircraft Assets, Excluded Contracts and all those assets and rights which are excluded from the sale and purchase pursuant to this Agreement, being those more specifically detailed in Part A of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses) and any other assets and rights which are expressed to be or, at any time prior to Completion, become Excluded Assets;

EXCLUDED BUSINESSES means any and all of those businesses carried on by the ABB Group which are excluded from the sale and purchase pursuant to this Agreement, including those more specifically detailed in Part B of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses);

EXCLUDED CLAIMS means the benefit and burden of all rights, obligations and claims relating to the Excluded Contracts, the Excluded Companies, the Excluded Assets, the Excluded Liabilities and/or the Excluded Businesses;

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EXCLUDED COMPANIES means Shared Savings Contracts Inc., AB Svensk Exportkredit,
ABB Export Bank, ABB Structured Finance Investment AB, ABB Structured Finance Investment BV, ABB Kraftinteressenter KB, Resonia Forvaltning AB, ABB New Finance AB, Old Church Aviation B.V., ABB Credit Stockholm AB, ABB Structured Finance (USA) Inc., ABB TD Finance AB and ABB CSC Finance AB;

EXCLUDED CONTRACTS means the contracts, engagements, leases and commitments, described in Part A of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses) and any other assets and rights which are expressed to be or, at any time prior to Completion, become Excluded Assets;

EXCLUDED LIABILITIES means any liabilities, obligations, commitments, indebtedness or borrowings relating to or arising or resulting from any of the Excluded Assets, the Excluded Contracts, the Excluded Companies, the Excluded Claims and/or the Excluded Businesses;

EXPERT means a partner of at least 10 years' qualified experience in applying the US generally accepted accounting principles in the financial services sector at an internationally recognised firm of certified public accountants chosen jointly by the Vendor and the Purchaser or, in default of agreement within ten
(10) Business Days of one of the parties seeking the appointment of an Expert, selected by Deloitte & Touche, London;

EXPORT BANK TRANSACTIONS means each of those arrangements and transactions set out in Part C of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions), together with all rights, benefits, liabilities, duties and obligations of ABB Export Bank under such Finance Agreements and Related Security as, and to the extent such, relate to such transactions;

EXPOSURE means, in respect of the relevant member of the SF Group, in relation to any Financial Asset and/or Guarantee, the aggregate of:

(a) any loan, lease or other Finance Receivables outstanding, including outstanding principal, accrued but unpaid interest and any rental receivable; plus

(b)     any unfunded commitments in respect of such Financial Asset; plus

(c) any actual or contingent liability to pay under any Guarantee, letter of credit or similar instrument, or any counter-indemnity obligation in respect of any Guarantee, letter of credit or similar instrument;

EXTENDED SF GROUP means, for the purposes only of the Vendor Warranties and
Schedule 14 (Conduct of the SF Business) and (to the extent required for such provisions only) Schedule 1 (Interpretation):

(a) those members of the ABB Group (other than a member of the SF Group) which have at any time prior to Completion owned any of the assets or been liable for any liabilities of the SF Business from time to time, in relation only

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        to such assets and/or such liabilities (whether actual or contingent) as relate to the SF Business and exist on or after Completion; and

(b)     each and all members of the SF Group;

EXTERNAL GUARANTEES means Guarantees provided by any persons (other than members of the ABB Group), including those set out in Part F of Schedule 12 (Indebtedness);

FINAL ABB EXPORT BANK OUTSTANDING LOAN BALANCE means the ABB Export Bank Outstanding Loan Balance derived from or reflected in the Final Completion Balance Sheet;

FINAL COMPLETION BALANCE SHEET means the Completion Balance Sheet in the final form as agreed and/or determined in accordance with clause 7 together with the report signed by the Vendor's Accountants in respect thereof;

FINAL CONSIDERATION means the aggregate of the amount of the Owners' Equity plus the amount of the Additional Reserves plus the amount of the Net Sirius Equity Impact minus US$70 million, such amounts of Owners' Equity, Additional Reserves and Net Sirius Equity Impact to be as derived or as extracted from or reflected in the Final Completion Balance Sheet and set out in the Final Consideration Schedule;

FINAL CONSIDERATION SCHEDULE has the meaning given in clause 7.14(a);

FINAL INTRA-GROUP INDEBTEDNESS means the Intra-Group Indebtedness derived from or reflected in the Final Completion Balance Sheet;

FINAL NET INTRA-GROUP INDEBTEDNESS means the Net Intra-Group Indebtedness derived from or reflected in the Final Completion Balance Sheet;

FINAL SETTLEMENT DATE has the meaning given in clause 2.5;

FINANCE AGREEMENT means any leasing, rental, sale, hire purchase, loan, or project finance agreement or any other financing agreements of whatever nature extended by any member of the Extended SF Group to a third party;

FINANCE RECEIVABLES means, in relation to any part of the SF Business and in any currency, any amount owed by any person (other than a member of the Extended SF Group (the RELEVANT PERSON) to any member of the Extended SF Group) in respect of:

(a)     moneys borrowed from the SF Group Company;

(b) any amount (principal and premium (if any)) raised by the Relevant Person by acceptance under any acceptance credit facility;

(c) any amount (principal and premium (if any)) raised by the Relevant Person pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

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(d)     the amount of any liability of the Relevant Person in respect of any lease purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease; and

(e) any amount (principal and premium (if any)) raised under any other transaction having the commercial effect of a borrowing from a SF Group Company entered into by the Relevant Person to finance its business, operations, projects or capital requirements, to the extent that the items set out above are shown as Finance Receivables on a balance sheet of the SF Business drawn up in accordance with US GAAP and the definitions, principles, policies, procedures and methods and practices of accounting set out in the ABB Accounting Principles, but excluding, for the avoidance of doubt, any Intra-Group Indebtedness;

FINANCIAL ADVISORY BUSINESS means the business carried on by any member of the ABB Group of providing stand alone financial advisory services;

FINANCIAL ASSETS means the Infrastructure/Mid Market Financial Assets and the Small Ticket Financial Assets;

FORMER PROPERTIES means any properties previously owned, leased or occupied by any member of the Extended SF Group in the period prior to Completion but no longer owned, leased or occupied as at Completion;

FUNDING BREAKAGE COSTS shall be the cost, as quoted by GE Treasury, of early terminating the matched debt taken in relation to the Condition Assets;

GOODWILL means the goodwill of, attaching to and/or deriving from, the SF Business, and the Purchaser's right to represent itself as operating the SF Business in succession to the SF Group, but shall not include any goodwill of, attaching to or deriving from the ABB Marks or any right to use or apply for registration of any of the ABB Marks as a trade mark or service mark;

GROUP means, in relation to the Vendor, the ABB Group and, in relation to the Purchaser, the Purchaser's Group, as the context may require;

GROWTH RESERVE means, in respect of each Reserves Entity, the amount calculated using the methodology described in clause 10.43(b);

GUARANTEES means all bonding liabilities, guarantees, indemnities, counter indemnities, statements of joint and several liability, sureties, letters of comfort or similar contingent liabilities or commitments of any nature whatsoever;

HAZARDOUS SUBSTANCE means a substance in sufficient quantity capable of causing and known or generally suspected to cause material pollution or material contamination, material harm or material damage to the Environment or the Properties but excluding substances (whether alone or in combination with any other substance or contained in or as part of an article or thing) which have never been within the possession or control of any member of the Extended SF Group or the ABB Group;

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HIVE-DOWN AND TRANSFER means the hive-down and transfer of Excluded Assets,
Excluded Contracts, Excluded Companies, Excluded Liabilities, Excluded Claims, Excluded Businesses and other assets and liabilities in accordance with clause
4.1 and the provisions of Schedule 13 (Excluded Assets/Excluded
Contracts/Excluded Businesses);

HIVE-DOWN COMPANY has the meaning given in paragraph 1.1 of Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses);

HIVE-DOWN CONSENTS has the meaning given in paragraph 1.3 of Part C of Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses);

HOLDING COMPANY means any company which holds a majority of the voting rights in another company or which is a member of another company and has the right to appoint or remove a majority of its board of directors or is a member of another company and controls a majority of the voting rights in it pursuant to an agreement with other members;

HSR ACT has the meaning set out in clause 3.1(c);

INCLUDED AIRCRAFT ASSETS means all aircraft, aircraft engines and aircraft parts listed in ERROR! REFERENCE SOURCE NOT FOUND. (Included Aircraft Assets);

INCOME has the meaning given in clauses 3.15(b) and 6.7(b) (as appropriate);

INDEBTEDNESS ADJUSTMENT has the meaning set out in clause 5.8;

INDEBTEDNESS SCHEDULE has the meaning given in clause 5.7;

INDEBTEDNESS SCHEDULE AND REPORT has the meaning given in clause 5.7;

INDEMNITY CLAIM means a claim under any of the indemnities contained in clause 10.23;

INFRASTRUCTURE FINANCIAL ASSETS shall mean those leases, loans, receivables and associated assets:

(a)     shown in any of the Due Diligence Data Tapes as being owned by:

          (i)    "NLFSF", "GBFSF", "SEREN", "SERES", "SESOD" and/or "NOCRE";
                 and/or

          (ii) "SECRE", "SECRF" and/or "SEPRI" and denoted in such tapes as being "IF" assets; or

(b) acquired or originated since 31 December 2001 with a value equivalent to US$3 million or more, and which, in each case, are due to or owned by any member of the Extended SF Group pursuant to a Finance Agreement;

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INFRASTRUCTURE/MID MARKET FINANCE AGREEMENT means a Finance Agreement entered into in relation to any Infrastructure/Mid Market Financial Assets;

INFRASTRUCTURE/MID MARKET FINANCE BUSINESS means the business of managing and exploiting the Infrastructure/Mid Market Financial Assets and of originating, managing and exploiting new business in respect of assets of the same nature as the Infrastructure/Mid Market Financial Assets;

INFRASTRUCTURE/MID MARKET FINANCIAL ASSETS means those leases, receivables and associated assets (other than Small Ticket Financial Assets) due to or owned by any member of the Extended SF Group (other than a Small Ticket Company) pursuant to a Finance Agreement (including, for the avoidance of doubt, each of the Export Bank Transactions);

INFRASTRUCTURE/MID-MARKET WARRANTED FIELDS means those fields on the Due Diligence Data Tapes indicated as being warranted in the columns headed "Mid Market and Infrastructure Finance (excluding Underwriting & Syndication)" and "Underwriting & Syndication" in Schedule 24 (Warranted Fields);

INITIAL CONSIDERATION means the aggregate consideration payable pursuant to clauses 2.4 and 2.4A, being the sum of US$433,700,000 plus an amount equal to the Estimated ABB Export Bank Outstanding Loan Balance;

INITIAL UNPAID BALANCE has the meaning given to such term in the Specified Receivables Agreement;

INSURED PARTY has the meaning given in clause 10.54;

INTELLECTUAL PROPERTY RIGHTS means patents, registered trade marks, service marks, rights in designs, copyrights, rights in trade, corporate and business names, rights in know-how, rights in databases and inventions, internet domain names and e-mail addresses and any other similar rights in any country whether or not registered or registrable and including all pending applications for the registration of any such rights, and all rights to apply for registration of any such rights and in each case wherever subsisting in the world and including but not limited to the right to sue for past infringement of any of the foregoing rights, including, for the avoidance of doubt and without limitation any such rights subsisting in computer software;

INTRA-GROUP DERIVATIVE TRANSACTIONS means all Derivative Transactions between a member of the ABB Group (other than an SF Group Company) and a member of the SF Group;

INTRA-GROUP GUARANTEES means all Guarantees given on or prior to Completion (other than under any of the Transaction Documents):

(a) by any member of the ABB Group (other than an SF Group Company) to any person (including, without limitation, any member of the ABB Group and/or any member of the SF Group) in respect of any liability or obligation (i) of any SF Group Company and/or (ii) which relates to any of the Business Assets

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        and/or (iii) which otherwise relates to the SF Business, including (as applicable), those set out in Part A of Schedule 18 (Intra-Group Guarantees); or

(b) by any SF Group Company to any third party and/or any member of the ABB Group (other than an SF Group Company) in respect of any liability or obligation of any member of the ABB Group (other than an SF Group Company);

INTRA-GROUP INDEBTEDNESS means all amounts expressed to be payable, whether or not due, as at Completion in any currency by:

(a) any SF Group Company to ABB World Treasury Center or any member of the ABB Group (other than an SF Group Company); or

(b) any member of the ABB Group (other than an SF Group Company) to a member of the SF Group,

plus accrued interest, all at current book value, and including, without limitation, as at Completion:

          (i) any Intra-Group Service Fees and any trade and non-trade amounts due and payable;

          (ii) any amounts due in respect of Tax paid by a member of the ABB Group (other than an SF Group Company) on behalf of any SF Group Company in relation to the SF Business, together in each case with accrued interest thereon and any uncleared items;

          (iii)  any amounts owed in respect of cash pooling balances;

          (iv) any amounts due in respect of Tax losses surrendered by or to any SF Group Company to or by any member of the ABB Group (other than an SF Group Company); and

          (v) any amounts owed in respect, inter alia, of the funding of any of the Export Bank Transactions,

but excluding any Finance Receivables;

INTRA-GROUP SERVICE FEES means, in relation to the SF Business, each amount owed by: (a) any member of the SF Group to any member of the ABB Group (excluding for these purposes, members of the SF Group); or (b) any member of the ABB Group (excluding for these purposes, members of the SF Group) to any member of the SF Group, in each case, in relation to the SF Business in respect of commissions, fees, brokerage or other benefits;

IPR CONSENTS has the meaning given in clause 10.17;

IT SYSTEMS means all hardware, software and data used by each SF Group Company;

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KEY CONTRACT means each of (i) an exclusivity agreement between ABB Credit B.V.,
Zurich Branch and Emhart Glass S.A dated 1 March 2001; (ii) each of the lease agreements I, II, III and IV, in each case, between ABB Credit AB, Statens Jarnvagar, Eurofirma, Statens Jarnvagar Invest AB and ABB Traction AB; (iii) a credit agreement and interim credit agreement between Petrofac, Broken Hill Proprietary Company Limited, Itochu Oil Exportation Company Limited and Japan National Oil Company, each dated 30 June 2000; (iv) the limited recourse tax lease transactions entered into by any of NLCRE, SECRE, and/or SECRF; and (v) the lease and/or sublease granted in respect of the property located at One Research Drive, Westborough, Massachusetts, USA;

KEY CONTRACT CONSENT has the meaning given in clause 10.25;

KNOW-HOW means all information, knowledge, expertise and techniques existing in any media or form, and whether recorded in a material form, electronically or otherwise, or unrecorded (whether or not in the public domain), which are used or required to be used in or in connection with the SF Business including (without limitation) information relating to the operation of any process; the design or development of any products (including but not limited to software products); production techniques; the provision of any service; the selection and purchase of any resources, raw materials; the maintenance of any product, or equipment; quality control; testing; certification and research and development the marketing of goods or services including, without limitation, customer names and lists and other details of customers, suppliers, subcontractors, sales targets, sales information and statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; all personal data (as defined in section 1 of the Data Protection Act
1998) relating to any customer of the SF Business; business plans, proposals and forecasts, future projects, business development or planning, commercial relationships and negotiations; accounting and tax records, orders and inquiries relating to the SF Business;

KOTKAN TRANSACTION means the transaction evidenced by, inter alia, the Deposit Agreement as of 26 February 1997 (as amended 27 February 1998) between ABB Credit B.V., Zurich Branch, ABB Capital B.V. and ABB Credit Oy;

LESSEE CONSENT has the meaning given in clause 10.51;

LETTER OF CREDIT has the meaning given in clause 10.8;

LIBOR means the British Bankers' Association Interest Settlement Rate for 3 month LIBOR for the appropriate currency as displayed on the appropriate page of the Telerate screen as at 11.00 a.m. London time on the day falling two (2) London business days before the start of the relevant period for which interest is to accrue;

LITIGATION/COMPLIANCE/REGULATORY CLAIM means any claim in respect of a Warranty set out in paragraph 22 or 23 of Schedule 3 (Vendor Warranties);

LOCAL TRANSFER AGREEMENTS means the Business Asset Transfer Agreements, the Share Transfer Agreements and any other agreement or document required under relevant local law to transfer any of the shares, assets, liabilities, businesses and/or

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employees contracted to be transferred pursuant to any of the Transaction
Documents, and LOCAL TRANSFER AGREEMENT means any one of them;

LONGSTOP DATE means the first (1st) Business Day after the date falling 9 calendar months from the date of this Agreement;

LOSS and LOSSES have the meanings given in clause 10.23;

MANAGEMENT FEE means, in respect of a Specified Receivable, an amount equal to:

(a) zero whilst Recoveries received are equal to or less than an amount equal to the Remaining Unpaid Balance;

(b) 10 per cent. of Recoveries received, in excess of (a) and equal to or less than an amount equal to the first 50 per cent. of the difference between the Initial Unpaid Balance and the Valuation; and

(c) 20 per cent. of Recoveries received in excess of an amount equal to the first 50 per cent. of the difference between the Initial Unpaid Balance and the Valuation;

MANAGEMENT REPORT DATA TAPES means the three (3) CD ROMS labelled as such in the Agreed Form;

MATERIAL means, for the purposes of the Warranties in paragraph 24 of Schedule 3 (Vendor Warranties) only, required for the day-to-day running of the SF Business;

MATERIAL ADVERSE CHANGE means any event, act, transaction, omission, circumstance, effect, occurrence or state of facts or affairs or any combination thereof (each an EVENT) which is or is reasonably likely to be materially adverse to the business, business relationships, assets (including contracts), liabilities, operations or condition (financial or otherwise) existing as at the fifth (5th) Business Day prior to the date of this Agreement of (i) the SF Group (taken as a whole); or (ii) the Small Ticket Finance Business (taken as a whole); or (iii) the Infrastructure/Mid Market Finance Business (taken as a whole), and in assessing any Event for the purposes of this definition there shall be disregarded:

                 (A) any economic conditions affecting both the SF Business and its competitors in the markets in which the SF Group and the SF Business operate;

                 (B) the announcement (in the form agreed by the parties) of the Proposed Transaction; or

                 (C) any action or steps required or obliged to be taken pursuant to the terms of this Agreement and/or any other Transaction Documents;

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MATERIAL COMPLETION OBLIGATION means any obligation required to be performed by the Vendor on Completion under paragraphs 1(a), (b), (c), (f), (g), (i), (k),
(l), (n), (o), (r), (s) and (t), 2 and 4 of Part B of Schedule 7 (Completion Arrangements);

MATERIAL EFFECT means

(a)     a loss or liability in excess of US$75 million; or

(b) a material adverse effect on the ability of the relevant members of the Purchaser's Group and/or the SF Group to operate or conduct (i) the SF Group (taken as a whole); or (ii) the Infrastructure/Mid Market Finance Business (taken as a whole); or (iii) the Small Ticket Finance Business (taken as a whole);

MATERIAL WARRANTY BREACH has the meaning given in clause 15.1(a);

MERGER has the meaning set out in clause 3.1(b);

MERGER REGULATION has the meaning set out in clause 3.1(b);

MID MARKET FINANCIAL ASSETS shall mean those leases, loans, receivables and associated assets acquired or originated:

(c) on or prior to 31 December 2001 and which are not Infrastructure Financial Assets or included in a Small Ticket Warranted Field; or

(d) since 31 December 2001, with a value of less than US$3 million (other than a Small Ticket Financial Asset),

which are due to or owned by any member of the Extended SF Group pursuant to a Finance Agreement;

MINIMUM CREDIT RATING means AA or better from Standard & Poor's Rating Group and Aa2 or better from Moody's Investors Service, Inc.;

NET INTRA-GROUP INDEBTEDNESS means the aggregate, as at Completion, in respect of each currency, of all Intra-Group Indebtedness in aggregate, owed or outstanding in that currency by member(s) of the SF Group to member(s) of the ABB Group (excluding the SF Group), net of all Intra-Group Indebtedness, in aggregate, owed or outstanding in the same currency by member(s) of the ABB Group (excluding the SF Group) to member(s) of the SF Group;

NET SIRIUS EQUITY IMPACT means the impact resulting from the reduction to net equity of the SF Group resulting from the expense equal to the compensation to Sirius in clause 10.44A(b), estimated as at the date of this Agreement to be approximately SEK 11.9 million (recorded by SECRF and SECRE upon cancellation of the Sirius risk insurance cash fund) and the related tax expense recorded by SECRF and SECRE in their respective US GAAP accounts pursuant to clause 10.44A(c), estimated as of the date of this Agreement to be approximately SEK
43.1 million, suffered or incurred by the SF Group as a consequence of the cancellation of SECRF's and SECRE's risk

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insurance cash fund on deposit with Sirius excluding, for the avoidance of doubt, any Tax Liability in respect of clause 10.44A(a);

NEW TRANSACTION means any transaction entered into by a member of the SF Group after the date of this Agreement other than pursuant to a commitment entered into (whether or not subject to any precondition) prior to the date of this Agreement;

NOLEGGI AGREEMENT means the share purchase agreement between Xerox S.p.A and ABB Credit Holding BV dated 22 February 2002;

NOLEGGI COMPLETION BALANCE SHEET means the Final Financial Statements as defined in the Noleggi Agreement;

NON-ABACUS MANAGEMENT REPORTS means the Management Report Data Tapes and the non-ABACUS management reports, in the Agreed Form;

NON-DEFAULTING PARTY has the meaning set out in clause 6.5(b);

OFF THE SHELF PRODUCT means commercial off the shelf products freely available on the market that can be used "as is" and which are designed to operate with or alongside existing system components without requiring any material modifications or adaptations to make them functional;

ON-SALE has the meaning set out in clause 11.12;

OPERATING MANUALS means the operating manuals, user instructions, technical literature and other related materials that are materially necessary for operating the Software Products;

OPERATING PLATFORM within the SF Business shall mean any of: Resonia, Xerox Nordic, SIB, Xerox Noleggi, European Mid-Market, Business Finance, Infrastructure Finance, Underwriting and Syndication, Energy Capital;

OPERATIONAL ASSETS means those assets used in the SF Business at the date of this Agreement (other than Financial Assets);

OWNER'S EQUITY means the "Owners' equity" derived or extracted from or reflected in the Completion Balance Sheet;

OUTSTANDING VALUE has the meaning given in clause 10.8;

PAYING PARTY has the meaning set out in clause 25.1;

PERMITTED ACTIONS means the actions and transactions permitted pursuant to clause 4.4;

PERMITTED ASSIGNEE has the meaning set out in clause 22.1;

PERMITTED ENCUMBRANCES means security interests arising by operation of law and/or security interests arising under title retention provisions;

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PORTFOLIO AIRCRAFT means any aircraft (including for the avoidance of doubt helicopters) and associated engines (i) owned or leased by an SF Group Company and forming the subject matter of any of the Finance Agreements or (ii) which comprise all or part of the security for loan agreements which are themselves comprised in any of the Finance Agreements;

PORTFOLIO PROPERTY means the equipment forming the subject matter of the Finance Agreements;

PRE-SALE REORGANISATION means the pre-sale reorganisation of the SF Group as set out in Schedule 2 of the Disclosure Letter;

PRIVATE LABEL ARRANGEMENTS means any and all licences granted to a member of the SF Group to use Intellectual Property Rights owned by any third party in connection with the Programme Agreements or any other agreements or arrangements with third parties for the financing to end-user customers of sales and/or leases of such third parties' equipment and services, for the purposes of, inter alia, marketing, promotion and advertisement under the Programme Agreements or any other agreements or arrangements with third parties for the financing to end-user customers of sales and/or leases of such third parties' equipment and services, and for billing and collection of Finance Receivables from end-user customers under the Finance Agreements;

PROGRAMME AGREEMENTS means arrangements with third parties for the referral of small ticket or mid market business to members of the Extended SF Group where such agreement has generated sales` in excess of US$1,000,000 during the financial year ended 31 December 2001 or is projected by any member of the Extended SF Group to do so in the current financial year;

PROHIBITED LISTS has the meaning given in clause 10.33;

PROJECT AGREEMENT means any agreement, document, notice, consent or other instrument (which is material in the context of the relevant Infrastructure/Mid Market Financial Asset) relating to, or in connection with, the Infrastructure/Mid Market Financial Assets and which do not constitute Finance Agreements (including, but not limited to, project, lease, offtake, construction, EPC, operation, maintenance and related ancillary documents);

PROPERTIES means the SF Group Properties and the Transitional Services Properties and PROPERTY shall mean any of them;

PROPOSAL means an offer or remedy proposed by the Purchaser to any governmental or regulatory body or other person with jurisdiction in response to concerns identified by such person, in order to obtain any permit, consent, approval or waiver in connection with the Proposed Transaction;

PROPOSED TRANSACTION means the transaction contemplated by the Transaction Documents;

PROVISIONAL NET INTRA-GROUP INDEBTEDNESS means the provisional estimate of each amount of Net Intra-Group Indebtedness denominated in a particular currency as

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estimated by the Vendor at the Valuation Date to be the net amount of such indebtedness as at Completion;

PROVISIONAL NET INTRA-GROUP INDEBTEDNESS AMOUNT(s) means the aggregate net amount(s) of all Provisional Net Intra-Group Indebtedness;

PURCHASER'S ACCOUNT means each account notified by the Purchaser in accordance with clause 25.1;

PURCHASER'S ACCOUNTANTS means PricewaterhouseCoopers AG, Zurich of 138 Stampfenbach strasse, Zurich 8035, Switzerland;

PURCHASER'S GROUP means the Purchaser and its Affiliates from time to time (all of them and any of them as the context admits) and including, for the avoidance of doubt, from Completion each SF Group Company;

PURCHASER NOTICE has the meaning given in clause 15.1;

PURCHASER WARRANTIES means the representations and warranties on the part of the Purchaser set out in Schedule 4 (Purchaser Warranties);

RECONCILIATION FILE means the reconciliation of the Due Diligence Data Tapes to the 2001 Financial Statement, in the Agreed Form;

RECORD DATE has the meaning given in clause 3.21;

RECOVERIES has the meaning given to it in the Specified Receivables Agreement and RECOVERY shall be construed accordingly;

RECOVERY AMOUNT has the meaning given to such term in the Specified Receivables Agreement;

REGULATORY APPROVAL has the meaning given in clause 10.28;

RELATED SECURITY means in relation to any Finance Agreement, the security documentation (which shall include, without limitation, any Assurance or Guarantee), if any, entered into in relation to that Finance Agreement;

RELEVANT BREACH has the meaning given in clause 15.1;

RELEVANT CLAIM means any claim in respect of a Warranty (other than an Unlimited Warranty or a Tax Warranty) and any Indemnity Claim;

RELEVANT PERSON has the meaning given in clause 13.22(a);

RELIEF or REFUND includes, unless the context otherwise requires, any allowance, credit, deduction, exemption, loss relief or set-off in respect of any Tax or relevant to the computation of any income, refund of any value added tax, profits or gains for the purposes of any Tax, or any right to repayment of or saving of Tax, and any reference to the use or set off of relief shall be construed accordingly;

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REMAINING UNPAID BALANCE has the meaning given to such term in the Specified
Receivables Agreement;

REORGANISATION ASSETS has the meaning given in clause 10.23(b);

REORGANISATION LIABILITIES has the meaning given in clause 10.23(b);

REORGANISATIONS has the meaning given in clause 10.23(b);

REPORT OF INDEPENDENT ACCOUNTANTS ON APPLYING AGREED-UPON PROCEDURES means the agreed-upon procedures report in the form set out in Part A of Schedule 11 (Accountant's Report and Indebtedness Schedule) prepared and issued by the Vendor's Accountants on the amount of the Final Intra-Group Indebtedness shown in the Intra-Group Indebtedness Schedule delivered by the Vendor pursuant to clauses 5.7 and 7.14;

RESERVE MONTHS has the meaning given in clause 10.40;

RESERVES ASSETS has the meaning given in clause 10.40(a);

RESERVES ENTITY has the meaning given in clause 10.40(a);

RESERVES UPDATE has the meaning given in clause 10.40;

RESONIA TRADE MARKS means all right, title and interest (including, without limitation, goodwill) in all trade marks, service marks, logos and corporate, trading and business names comprising or consisting of the word "Resonia" used, or held, developed, generated, created or acquired for use, thereas, in or in relation to the SF Business;

RESTRICTED BUSINESS has the meaning given in clause 10.1;

RESTRICTION PERIOD has the meaning set out in clause 10.1;

RETAINED INTRA-STRUCTURED FINANCE GUARANTEES means the Guarantees identified in Part C of Schedule 18 (Intra-Group Guarantees);

RETAINED LC BACKED GUARANTEES means the Guarantees identified in Part B2 of
Schedule 18 (Intra-Group Guarantees);

RETENTION ARRANGEMENTS has the meaning given in clause 4.9;

REVISED RESERVES means the Base Reserve plus the Growth Reserve;

SECRF has the meaning given in clause 10.44A;

SF BUSINESS means the business of providing structured finance and lending including project finance and finance in relation to export and trade, leasing and other similar transactions and providing ancillary advisory services in relation thereto as carried on by or through the ABB Group, except for the Excluded Businesses, Excluded Contracts, Excluded Liabilities, Excluded Claims and Excluded Assets and any other business comprised within the ABB Group;

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SF GROUP means the SF Group Companies taken together and excludes, for the avoidance of doubt, the Excluded Companies;

SF GROUP COMPANY means any one of the Companies or the Subsidiaries, and SF GROUP COMPANIES shall mean all of them;

SF GROUP COMPANY ACCOUNTS has the meaning given in paragraph 4.4 of Schedule 3 (Vendor Warranties);

SF GROUP LICENCES means a licence to use a software product other than an Off the Shelf Product, granted by a third party to a member of the ABB Group which is required for the day to day running of the SF Business;

SF GROUP PROPERTIES means any or all (or any part or parts) of the freehold and/or leasehold properties and licences particulars of which are set out in Part A of Schedule 5 (The Properties);

SF INTELLECTUAL PROPERTY RIGHTS means (i) the Goodwill in the Resonia Trade Marks and all other trade marks, service marks, logos and corporate, trading and business names exclusively used, or held, developed, generated, created or acquired for use, thereas, exclusively in or in relation to the SF Business other than the ABB Marks; (ii) all Intellectual Property Rights subsisting in or in relation to the Software Products other than the Intellectual Property Rights in software the subject of a Software Licence; (iii) all Know-How confidential to the SF Business;

SF IPR LICENCES means all licences (including any variations or amendments thereto) under any Intellectual Property Rights owned by any third party and licensed to any SF Group Company which are used as at the date of this Agreement in the SF Business (other than the Software Licences and Off the Shelf Products);

SF SHARED INTELLECTUAL PROPERTY RIGHTS means all Intellectual Property Rights owned by any member of the ABB Group (after Completion) which were used or held, developed, generated, created or acquired for use in or in relation to the SF Business as at the date of this Agreement, other than the ABB Marks and the ABB Databases;

SHARED IPR LICENCES means all licences (including any variations or amendments thereto) under Intellectual Property Rights owned by any third party and licensed to any member of the ABB Group (other than an SF Group Company) and used or held or acquired for use in relation to the SF Business at the date of the Agreement, other than the SF Group Licences, Off the Shelf Products and licences of ABB Databases;

SHARE PURCHASERS means the members of the Purchaser's Group set out in the column of ERROR! REFERENCE SOURCE NOT FOUND. (Agreed Acquisition Structure) headed "Designated Purchaser", and SHARE PURCHASER means any of them;

SHARES means those issued shares in the capital of each of the Companies, details of which are set out in column 6 of Part A of Schedule 2 (Particulars of the SF Group);

SHARE TRANSFER AGREEMENTS means the agreements substantially in the Agreed Form (subject only to such amendments thereto as may be required by relevant local law

                                                                        Page 115
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and/or regulation) for the sale and purchase of the Shares in particular jurisdictions to be entered into on Completion between the relevant Share Vendor and Share Purchaser for each particular jurisdiction, (as set out in Part A of Schedule 2 (Particulars of the SF Group)), and SHARE TRANSFER AGREEMENT means any one of them;

SHARE VENDORS means the members of the ABB Group set out in column 4 of Part A of Schedule 2 (Particulars of the SF Group);

SIRIUS means Sirius International Insurance Corporation;

SMALL TICKET COMPANIES means Xerox Noleggi S.p.A., SIB Leasing S.p.A, ABB Structured Finance (Americas) Inc. and Resonia Leasing AB and SMALL TICKET COMPANY shall mean any of them;

SMALL TICKET DATA TAPES means those sections of the Small Ticket Warranted Fields which relate to any of the following business units:

(e)     "ITRLEX" (SIB Leasing);

(f)     "ITREN" (Xerox Italy);

(g)     "USSTFX (BF)" (Business Finance);

(h)     "SEREL" (Xerox Nordic only); and

(i)     "SEREL" (all except Xerox Nordic),

and SMALL TICKET DATA TAPE means, in respect of any one such business unit, those sections which relate to that business unit only;

SMALL TICKET FINANCE BUSINESS means the business of managing and exploiting the Small Ticket Financial Assets and of originating, managing and exploiting new business in respect of assets of the same nature as the Small Ticket Financial Assets;

SMALL TICKET FINANCIAL ASSETS means those leases, receivables and associated assets which are due to or owned by a Small Ticket Company pursuant to a Finance Agreement;

SMALL TICKET TRANSACTION means a transaction entered into in relation to the Small Ticket Financial Assets;

SMALL TICKET WARRANTED FIELDS means all fields on the Due Diligence Data Tapes relating to the Small Ticket Financial Assets;

SOFTWARE LICENCES means licences (including any variations or amendments thereto) to use Software Products granted to an SF Group Company by a third party;

SOFTWARE PRODUCTS means the following software products whether owned or developed by, or licensed to, an SF Group Company:

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(j)     Resonia - Hera, Fabriken, Rebiz, Resonia Extranet (BSW), FSAB Finance,
        XOR Control, IBS Consumer Credit and GLOBAL Database;

(k) ABB Credit, Stockholm - ProFinance (including ProLease, ProGli, Proposals and ProFunding), XOR Control, Creditonline and ABB Credit's Extranet and GLOBAL Database;

(l) SIB Italia - SF Leasing System, SIB Extranet and origination platform and GLOBAL Database;

(m) Xerox Noleggi - FSAB Finance System, SIB Extranet and origination platform and GLOBAL Database;

(n) ABB Structured Finance SF Srl- SIB Extranet and SIB Extranet origination platform and GLOBAL Database;

(o) ABB Energy Capital - Financial systems including Infolease, FAS, Vertex and GLOBAL Database; and

(p) ABB Structured Finance Americas - SAP GL/AP system, InfoLease, Infotrieve, WEB credit application Front-End, Customer Care, WEB Datamart Reporting system, Web Origination, XML Data Transfer front end, Vertex tax software, Quantum sales/usetax returns software, Fair, Isaac Credit scoring software, PTMS property tax billing software, UCC Direct data file services, IVR (Interactive Voice Response), IDP Document Imaging, Unidata and GLOBAL Database;

SPECIFIED OBLIGATION means in respect of any Specified Obligor each of the obligations of such Specified Obligor described in column 3 of Part B1 of
Schedule 18 (Intra-Group Guarantees) in respect of the relevant
Infrastructure/Mid Market Financial Asset referred to therein;

SPECIFIED OBLIGOR means each person who owes obligations to a SF Group Company in respect of the Infrastructure/Mid Market Financial Assets described in Part B1 of Schedule 18 (Intra-Group Guarantees), as noted in column 2 of Part B1 of
Schedule 18 (Intra-Group Guarantees);

SPECIFIED RECEIVABLE has the meaning given to it in the Specified Receivables Agreement;

SPECIFIED RECEIVABLES ADJUSTMENT PAYMENT means in relation to the Specified Receivables Agreement an amount equal to the Recovery Amount less an amount equal to 81.19 per cent. of the Valuation;

SPECIFIED RECEIVABLES AGREEMENT means the Specified Receivables Agreement entered into or to be entered into, as the context may require, between the Vendor and the Purchaser on the date of this Agreement;

SUBSEQUENT EVENTS has the meaning given in clause 7.3;

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SUBSIDIARIES means the entities of which details are set out in Part B of
Schedule 2 (Particulars of the SF Group) and Subsidiary shall be construed accordingly;

SUBSIDIARY and SUBSIDIARIES means any company in relation to which another company is its holding company;

SUBSTANTIAL PROPERTIES means the following Properties: Gammel Jernbanevej 31, Sal 4, Valby, Copenhagen, Denmark; Borupvang No.5C, DK2750, Ballerup, Denmark; La Ginestiere, Le Lavandou, France; Via Medici del Vascello, 26-3 a Milan, Italy; Rodhusgaten 7B, Oslo, Norway; Trelleborg Tankbilen 3, Trelleborg, Sweden; Tegnergatan 4, Stockholm, Sweden (including leasehold of basement storage area); Thulehuset 1 Storgatan 38, 903 26 Umea, Sweden (Floor 1); Thulehuset Storgatan 38, 90107, Umea, Sweden (floors 7-10); Thulehuset Storgatan 38, 90107, Umea, Sweden (storage room in basement); Thulehuset Storgatan 38, 90107, Umea, Sweden (Floor 5); Thulehuset Storgatan 38, 90107, Umea, Sweden (Basement, store room and Floors 1-2, 7-10); Kanalvagen No.10A, Infra City 194061, Stockholm;

SWEDISH CROWNS, SWEDISH KRONOR or SEK means the lawful currency of Sweden;

TAX or TAXATION means any form of taxation, levy, duty, charge, contribution or impost in the nature of taxation (including any related fine, penalty, surcharge or interest) imposed by a Tax Authority and includes, without limitation, social security payments;

TAX AUTHORITY means any taxing or other authority body or official anywhere in the world competent to impose, collect, assess, regulate or administer any liability to Tax;

TAX CLAIM means any claim made under or pursuant to a Tax Warranty or the Tax Covenant;

TAX COVENANT means the covenants relating to Tax set out in Schedule 9 (Tax);

TAX WARRANTIES means the warranties set out in paragraph 2 of Schedule 9 (Tax);

THIRD PARTY CLAIM has the meaning set out in clause 13.17;

THIRD PARTY DERIVATIVE TRANSACTIONS means all Derivative Transactions between a member of the SF Group and a person other than a member of the ABB Group or the SF Group;

THIRD PARTY INDEBTEDNESS means, in relation to each member of the Extended SF Group, the indebtedness balance owed by that member as at Completion, calculated by taking the aggregate of all its cash borrowings or indebtedness in the nature of borrowings from a person other than member of the ABB Group or the SF Group as at Completion and, for the avoidance of doubt, such amount may be nil or a negative figure;

TOTAL EXISTING RESERVE means the aggregate of the amounts in the sixth column of Part B of Schedule 22 (Reserves);

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TRANSACTION DOCUMENTS means this Agreement, the Local Transfer Agreements, the
Disclosure Letter, the Transitional Services Agreements, the Specified Receivables Agreement, the Designated Asset Agreement and the Agreed Form Documents;

TRANSACTION NAME has the meaning given in clause 10.33;

TRANSFER EMPLOYEES means the Employees who are engaged in certain local business units of the SF Business and whose names are set out in column 3 of Part B of
Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) and TRANSFER EMPLOYEE means any one of them;

TRANSFER EMPLOYEES TRANSFEREES means the members of the Purchaser's Group set out in column 6 of Part B of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) which are contemplated to be the employing entities of the Transfer Employees after Completion and TRANSFER EMPLOYEES TRANSFEREE means any one of them;

TRANSFER EMPLOYEES TRANSFERORS means the members of the ABB Group set out in column 5 of Part B of Schedule 17 (Business Assets/Transfer Employees/Export Bank Transactions) being the employing entities of the Transfer Employees prior to Completion and TRANSFER EMPLOYEES TRANSFEROR means any one of them;

TRANSITIONAL SERVICES AGREEMENT means the agreement in the Agreed Form between the Vendor and the Purchaser for the supply of services;

TRANSITIONAL SERVICES PROPERTIES means those leasehold properties particulars of which are set out in Part B of Schedule 5 (The Properties);

UNDISCLOSED EMPLOYEE has the meaning set out in clause 16.2;

UNLIMITED CLAIM means any Claim other than a Relevant Claim, and shall include (for the avoidance of doubt) any claim in respect of an Unlimited Warranty or a Tax Warranty;

UNLIMITED WARRANTY means a Warranty set out in paragraphs 2, 3 and/or 18 of
Schedule 3 (Vendor Warranties);

US or UNITED STATES means the United States of America;

US$ or DOLLARS means US Dollars, the lawful currency of the United States;

US GAAP means generally accepted accounting principles in the United States including, to the extent that such principles permit the application of alternative accounting principles, the accounting principles elected by ABB Group consistent with one of such alternatives;

US PROHIBITED PERSONS LIST means (i) Office of Foreign Assets Control List promulgated by the US Department of The Treasury; (ii) The Denied Persons List and/or The Entities List promulgated by the US Department of Commerce; and (iii) The Debarred Parties List promulgated by The US Department of State;

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VALUATION has the meaning given in the Specified Receivables Agreement;

VALUATION DATE means the date falling five (5) Business Days prior to the Completion Date;

VENDOR NOTICE has the meaning given in clause 15.2;

VENDOR OBLIGATIONS has the meaning given in clause 35.1;

VENDOR WARRANTIES or WARRANTIES means the warranties on the part of the Vendor set out in Schedule 3 (Vendor Warranties) and the Tax Warranties;

VENDOR'S ACCOUNT means each account notified by the Vendor in accordance with clause 25.1;

VENDOR'S ACCOUNTANTS means Ernst & Young AG of Bleicherweg 21, 8022 Zurich, Switzerland;

VENDOR'S SOLICITORS Freshfields Bruckhaus Deringer of 65 Fleet Street, London EC4Y 1HS, United Kingdom;

WARRANTY CLAIM means any claim in respect of any Warranty;

WATCH ASSET REPORT means the monthly analysis produced by the ABB Group in relation to each item on the Watch List;

WATCH LIST means the SF Group watch asset portfolio statistics relating to the SF Business;

WORKING HOURS means 9.00 am to 5.00 pm on a Business Day; and

XEROX NORDIC RESERVE means the general risk reserve created in accordance with clause 6.4 of a business transfer agreement dated 23 March 2001 between Xerox Credit AB and Resonia Leasing AB; and

XEROX NOLEGGI RESERVE means the general risk reserve created in accordance with clause 4.1 of a share purchase agreement dated 22 February 2002 between Xerox S.p.A. and ABB Credit Holding B.V.

2.      In this Agreement, unless the context otherwise requires:

(a) references to PERSONS shall include individuals, bodies corporate (wherever incorporated), unincorporated associations, joint ventures, partnerships, other unincorporated bodies, works councils or employee representative bodies (whether or not having separate legal personality);

(b) the HEADINGS are inserted for convenience only and shall not affect the construction of this Agreement;

(c)     references to one GENDER include all genders;

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(d)     any references to singular shall include the plural and vice versa;

(e) any reference to an ENACTMENT, law, legislations; statutory provision, regulation, rule or secondary legislation or any of such being in force, is a reference to such enactment, law, legislation, statutory provision, regulation, rule or secondary legislation:

          (i) as is in force at or before Completion or is enacted at or before Completion but comes into force after Completion; or

          (ii) for which provision is made in any of the primary legislation defined in sub-paragraph (i) above;

(f) any reference to MATERIAL means material in the context of the SF Business the SF Group, the Infrastructure/Mid Market Finance Business, the Small Ticket Finance Business, or a particular Finance Agreement as the case may be or as the context may require;

(g) any statement in this Agreement qualified by the expression SO FAR AS THE VENDOR IS AWARE or any similar expression shall include the actual knowledge of those people listed in Schedule 21 (Vendor Awareness) and such knowledge as such persons would have had had they made reasonable enquiry of such employees of the SF Group Companies or the ABB Group as have responsibility for the matter in question;

(h) references to times of the day are to local time in the relevant jurisdiction, unless otherwise stated;

(i) references to the terms SHARES, SHARE CAPITAL, EQUITY CAPITAL and similar terms include reference to membership interests, general and limited partnerships, quotas and any other ownership, equity, voting and/or central interests in the respective entities;

(j) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term; and

(k) INCLUDES and INCLUDING shall, unless the context otherwise requires, mean includes or including (as the case may be) without limitation.

3. Where any provision is qualified or phrased by reference to THE ORDINARY COURSE OF BUSINESS, such reference shall be construed as meaning the SF Business as conducted in the ordinary course of business and trading during the 9 months prior to the date of this Agreement.

4. Where any provision is qualified or phrased by reference to MAINTAIN AS A GOING CONCERN, such reference shall be construed as meaning the SF Business as being operated during the 9 months prior to the date of this Agreement.

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5.      Where there is any inconsistency between the definitions set out in this
Schedule 1 (Interpretation) and the definitions set out in any clause or Schedule, then for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail (save to the extent that the context otherwise requires).

6. Where it is necessary to determine whether a monetary limit or threshold set out in clause 13 has been reached or exceeded (as the case may be) and the value of any of the relevant claims is expressed in a currency other than dollars, the value of each such claim shall be translated into dollars at the Exchange Rate on the date of receipt of written notification in accordance with clause 13 of the existence of such claim.

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                                   SCHEDULE 2

                           PARTICULARS OF THE SF GROUP

                                     PART B
                            DETAILS OF THE COMPANIES

                                                                      AUTHORISED SHARE
                                                                        CAPITAL AND               DIRECTORS AND  REGISTERED OFFICE /
              COMPANY AND          JURISDICTION OF    SHARE            ISSUED SHARE     NUMBER OF SECRETARY (IF   PRINCIPAL PLACE
 NO.          NUMBER                INCORPORATION     VENDOR(S)           CAPITAL         SHARES  APPLICABLE)       OF BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
     1.       ABB Structured            Italy         ABB S.p.A.     AC : EUR 100,000   N/A       Gian           Milan
              Finance S.r.l.                                         IC : EUR 100,000             Francesco
              (ITPEP)                                                                             Imperiali
              Number:                                                                             Fabio
              09897430154                                                                         Cosimetti
                                                                                                  Enrico Viale

     2.       Xerox Noleggi             Italy         ABB Credit     AC : EUR           11,000    Gian           Vin Medici del
              S.p.A.                                  Holding B.V.   11,000,000                   Francesco      Vascello,
              08072530150                                            IC : EUR                     Imperiali      26-3a
              (ITRLN/ITREN)                                          11,000,000                   Fabio          201 38 Milano
                                                                                                  Cosimetti
                                                                                                  Enrico Viale

     3.       ABB Credit             Netherlands      ABB Financial  AC : EUR           180       Johan          Amsterdam
              Holding B.V.                            Services B.V.  226,890.11                   Lowenhielm
              (NLCRD)                                                IC : EUR 81,860.44           Brian van
              Number: 33230169                                                                    Reijn
                                                                                                  Alfred Storck

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
                                                                      AUTHORISED SHARE
                                                                        CAPITAL AND               DIRECTORS AND  REGISTERED OFFICE /
              COMPANY AND          JURISDICTION OF    SHARE            ISSUED SHARE     NUMBER OF SECRETARY (IF   PRINCIPAL PLACE
 NO.          NUMBER               INCORPORATION     VENDOR(S)           CAPITAL         SHARES  APPLICABLE)       OF BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
     4.       ABB Structured         Netherlands      ABB Credit     AC: EUR 100,000    400       Brian van      Amsterdam
              Finance B.V                             Holding B.V.   IC: EUR 20,000               Reijn
              (NLFSF)                                                                             Rob Koster
              Number: 33230202                                                                    Lennart
                                                                                                  Blecher

     5.       ABB Credit B.V.        Netherlands      ABB Credit     AC: EURO           Priority  Johan          Amsterdam
              (NLCRE)                                 Holding B.V.   4,537,802.16       Class A   Lowenhielm
              Number:                                 (5%)           IC: 1,256,971.20   shares 76 Brian van
              33.230.201                              ABB                               Priority  Reijn
                                                      Structured                        Class B
                                                      Finance AB                        shares 75
                                                      (95%)                             Common
                                                                                        Class C
                                                                                        shares
                                                                                        1,919
                                                                                        Common
                                                                                        Class D
                                                                                        shares 700

     6.       ABB Structured           Guernsey       ABB Asea       AC: USD 10,000     4         Lennart        Guernsey
              Finance Limited                         Brown Boveri   IC: USD 400                  Blecher
              (GBFSF)                                 Ltd. (50%),                                 Brian van
              Number: 0031329                         First                                       Reijn
                                                      Overlap Ltd.                                Christopher
                                                      (25%), Second                               Noon
                                                      Overlap Ltd
                                                      (25%)

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
                                                                      AUTHORISED SHARE
                                                                        CAPITAL AND               DIRECTORS AND  REGISTERED OFFICE /
              COMPANY AND          JURISDICTION OF    SHARE            ISSUED SHARE     NUMBER OF SECRETARY (IF   PRINCIPAL PLACE
 NO.          NUMBER                INCORPORATION     VENDOR(S)           CAPITAL         SHARES  APPLICABLE)       OF BUSINESS
------------------------------------------------------------------------------------------------------------------------------------

     7.       ABB Structured            Sweden        ABB Asea       AC: SEK 400,000    1,000     Arne           Stockholm
              Finance Sweden                          Brown Boveri   IC: SEK 100,000              Antonsson
              AB (SECUY /                             Ltd                                         Petra
              SENEW)                                                                              Hedengran
              Number:                                                                             Anders
              556608-1773                                                                         Lidefelt

     8.       ABB Structured           Delaware       ABB Financial  AC: 2,000 shares @ 1,000     Lennart        Corporation
              Finance (Americas)                      Services Inc.  $1.00 each                   Blecher        Trust Center
              Inc. (USSTF)                                           IC: USD 1,000                               1209 Orange
                                                                                                  Glen           Street,
                                                                                                  Matsumoto      Wilmington, DE
                                                                                                  Secretary:     19801/
                                                                                                  E.Barry Lyon   Small Ticket
                                                                                                                 Leasing - One
                                                                                                                 Research Drive
                                                                                                                 Westboro MA
                                                                                                                 01581
                                                                                                                 Advisory
                                                                                                                 Infrastructure
                                                                                                                 - One Stamford
                                                                                                                 Plaza,
                                                                                                                 Stamford, CT
                                                                                                                 06912

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
                                                                     AUTHORISED SHARE
                                                                        CAPITAL AND               DIRECTORS AND  REGISTERED OFFICE /
              COMPANY AND           JURISDICTION OF    SHARE            ISSUED SHARE     NUMBER OF SECRETARY (IF   PRINCIPAL PLACE
 NO.          NUMBER                 INCORPORATION     VENDOR(S)           CAPITAL         SHARES  APPLICABLE)       OF BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
     9.       ABB Structured         Switzerland      ABB Credit     AC: CHF 100,000    100       Lennart        Thurgauerstrasse
              Finance                                 Holding B.V.   IC: CHF 100,000              Blecher        54
              International                                                                       Thomas Furer   CH-8050 Zurich
              Limited (CHFIN)                                                                     Patrick
              CH-020.3.025.598-2                                                                  Krahenbuhl

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                                     PART C
                           DETAILS OF THE SUBSIDIARIES

                                                                 AUTHORISED SHARE
                                                                  CAPITAL AND                     DIRECTORS AND  REGISTERED OFFICE /
          COMPANY AND        JURISDICTION OF                      ISSUED SHARE     NUMBER OF      SECRETARY (IF  PRINCIPAL PLACE OF
 NO.      NUMBER              INCORPORATION   SHAREHOLDER(S)        CAPITAL          SHARES       APPLICABLE)        BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
     1.   SIB Leasing S.p.A       Italy       ABB Structured   AC : EUR 2,600,000 2,600,000       Gian           Milan
          (ITRLE)                             Finance S.r.l.   IC : EUR 2,600,000                 Francesco
          Number:                                                                                 Imperiali
          06327240153                                                                             Fabio
                                                                                                  Cosimetti
                                                                                                  Enrico Viale

     2.   ABB Credit Finans      Sweden       ABB Structured   AC: SEK              668,000       Arne           Stockholm
          Aktiebolag                          Finance AB       133,600,000                        Antonsson
          (SECRF)                                              IC: SEK 33,400,000                 Peter H.
          Number:                                                                                 Carlsson
          556010-5263                                                                             Elsie
                                                                                                  Bjorkman
                                                                                                  Anders
                                                                                                  Lidefelt
                                                                                                  Lennart
                                                                                                  Blecher
                                                                                                  Gunnar
                                                                                                  Backman
                                                                                                  Vilhelm
                                                                                                  Lauren

     3.   ABB Renting            Sweden       ABB Credit       AC: SEK 40,000,000   100,000       John Berg      Stockholm
          Aktiebolag                          Finans AB        IC: SEK 10,000,000                 Arne
          (SERTI)                                                                                 Antonsson
          Number:                                                                                 Anders
          556370-8782                                                                             Lidefelt
                                                                                                  Gunnar
                                                                                                  Backman

     4.   ABB Structured         Sweden       ABB Structured   AC: SEK 40,000,000   100,000       Anders         Stockholm
          Finance                             Finance Sweden   IC: SEK 10,000,000                 Lidefelt
          Aktiebolag                          AB                                                  Peter H.
          (SECRE)                                                                                 Carlsson
          Number:                                                                                 Elsie
          556080-8346                                                                             Bjorkman
                                                                                                  Lennart
                                                                                                  Blecher
                                                                                                  Gunnar
                                                                                                  Backman
                                                                                                  Vilhelm
                                                                                                  Lauren
                                                                                                  Secretary:
                                                                                                  Petra
                                                                                                  Hedengran

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
                                                                AUTHORISED SHARE
                                                                  CAPITAL AND                     DIRECTORS AND  REGISTERED OFFICE /
          COMPANY AND         JURISDICTION OF                      ISSUED SHARE    NUMBER OF       SECRETARY (IF  PRINCIPAL PLACE OF
 NO.      NUMBER               INCORPORATION   SHAREHOLDER(S)        CAPITAL         SHARES        APPLICABLE)        BUSINESS
------------------------------------------------------------------------------------------------------------------------------------

     5.   Resonia                Sweden       ABB Structured   AC:  SEK           100,000         Louise         Stockholm
          Aktiebolag                          Finance AB       20,000,000                         Hallqvist
          (SERES)                                              IC:  SEK                           Anders
          Number:                                              10,000,000                         Lidefelt
          556304-9682                                                                             Anne-Marie
                                                                                                  Rydberg

     6.   [Intentionally     [Intentionally   [Intentionally   [Intentionally     [Intentionally  [Intentionally [Intentionally
          blank]                 blank]       blank]           blank]             blank]          blank]         blank]

     7.   ABB Rental             Sweden       ABB Structured   AC: SEK 400,000    1,000           John Berg      Stockholm
          Aktiebolag                          Finance AB       IC: SEK 100,000                    Louise
          (SEREN)                                                                                 Hallqvist
          Number:
          556101-2997

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
                                                                AUTHORISED SHARE
                                                                  CAPITAL AND                     DIRECTORS AND  REGISTERED OFFICE /
          COMPANY AND        JURISDICTION OF                      ISSUED SHARE    NUMBER OF       SECRETARY (IF  PRINCIPAL PLACE OF
 NO.      NUMBER              INCORPORATION   SHAREHOLDER(S)        CAPITAL         SHARES        APPLICABLE)        BUSINESS
------------------------------------------------------------------------------------------------------------------------------------

     8.   ABB Sodra              Sweden       ABB Renting AB                      N/A             ABB Renting    Stockholm
          Kommanditbolag                      and ABB                                             AB
          (SESOD)                             Structured                                          is the
          Number:                             Finance AB                                          complementary
          969661-2119                         (formerly known                                     company which
                                              as ABB Credit                                       acts for ABB
                                              AB)                                                 Sodra KB

     9.   [Intentionally     [Intentionally   [Intentionally   [Intentionally     [Intentionally  [Intentionally [Intentionally
          blank]                 blank]       blank]           blank]             blank]          blank]         blank]

     10.  Resonia Leasing        Sweden       ABB Credit       AC: SEK 40,000,000 100,000         Karl Henning   Umea
          Aktiebolag                          Finans AB        IC: SEK 10,000,000                 Astrom
          (SEREL)                                                                                 Arne
          Number:                                                                                 Antonsson
          556045-6351                                                                             Ove Bertills
                                                                                                  Lars Gronlund
                                                                                                  Johan
                                                                                                  Lowenhielm
                                                                                                  Anders
                                                                                                  Lidefelt

     11.  ABB Energy            Delaware      ABB Structured   AC: (LLC)          N/A             Lennart        Corporation
          Capital                             Finance          IC: (LLC)                          Blecher        Trust Center
          LLC (USECA)                         (Americas) Inc.                                     Martin         1209 Orange
                                                                                                  Stauffer       Street,
                                                                                                  Secretary:     Wilmington, DE
                                                                                                  E. Barry Lyon  19801/
                                                                                                                 One Research
                                                                                                                 Drive
                                                                                                                 Westboro MA
                                                                                                                 01581

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
                                                                AUTHORISED SHARE
                                                                  CAPITAL AND                     DIRECTORS AND  REGISTERED OFFICE /
          COMPANY AND        JURISDICTION OF                      ISSUED SHARE    NUMBER OF       SECRETARY (IF  PRINCIPAL PLACE OF
 NO.      NUMBER              INCORPORATION   SHAREHOLDER(S)        CAPITAL         SHARES        APPLICABLE)        BUSINESS
------------------------------------------------------------------------------------------------------------------------------------
     12.  ABB Credit Inc.       Delaware      ABB Structured   AC: 100 shares     10              Johan          Corporation
          (USCRD)                             Finance          common  @ $.01                     Lowenhielm     Trust Center
                                              (Americas) Inc.  each                               Barry          1209 Orange
                                                               IC: 10 shares                      Wentworth      Street
                                                                                                  Martin         Wilmington, DE
                                                                                                  Stauffer       19801/
                                                                                                  Secretary:     One Stamford
                                                                                                   E. Barry Lyon  Plaza
                                                                                                                 Stamford, CT 06912

     13.  [Intentionally     [Intentionally   [Intentionally   [Intentionally     [Intentionally  [Intentionally [Intentionally
          blank]                 blank]       blank]           blank]              blank]          blank]         blank]

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                                   SCHEDULE 3

                                VENDOR WARRANTIES

1.      DISCLOSURE

1.1 The Vendor has made available to the Purchaser the lists, information and copies of documents relating to the Extended SF Group and/or the SF Business set out or referred to in the Disclosure Letter (together the DISCLOSURES). So far as the Vendor is aware:

(a) those copies of documents are true copies of the documents they purport to be (save as is apparent from the face of them);

(b) the facts stated in the Disclosures (other than in such of them as are Finance Agreements) are true and accurate in all material respects and any opinions stated therein (other than in such of them as are Finance Agreements) were honestly held by the person to whom they are attributed; and

(c) there are no facts or circumstances which render the Disclosures, taken as a whole in respect of any particular matter, inaccurate or misleading in any material respect.

2.       THE SHARES

2.1 The Vendor (or a wholly-owned subsidiary of the Vendor) is the sole legal and beneficial owner of the entire allotted and issued share capital of each SF Group Company.

2.2 The shares of all the SF Group Companies set out in Schedule 2 (Particulars of the SF Group) constitute the whole of the SF Group Companies' allotted and issued share capital, are duly authorised, validly issued and fully paid or properly credited as fully paid and no obligation or right exists for anyone to make or require further contributions to the equity capital (whether by subscription for further shares, by payment of share premium or otherwise) or which otherwise confers (whether absolutely or contingently, including without limitation upon a conversion into shares) on any person an entitlement to vote on any matters on which the holders of shares in any SF Group Company may vote or to exercise other rights attaching to those shares, in each case save as provided by legislation (including without limitation any regulations promulgated thereunder) or in the relevant constitutional documents (copies of which are attached to the Disclosure Letter).

2.3 The details of the SF Group Companies set out in Parts A and B of Schedule 2 (Particulars of the SF Group) are true and accurate in all material respects.

2.4 There is no Encumbrance over or affecting the shares of any SF Group Company and there is no agreement to give or create any such Encumbrance in each case except as provided by legislation (including without limitation any regulations promulgated

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thereunder) or the relevant constitutional documents (copies of which are attached to the Disclosure Letter).

2.5 Other than pursuant to this Agreement or pursuant to legislation (including without limitation any regulations promulgated thereunder) or the relevant constitutional documents, there is no agreement, arrangement or obligation requiring the allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of any SF Group Company (including, without limitation, an option or right of pre-emption or conversion).

2.6 No depositary receipts have been issued in relation to the shares of any SF Group Company.

2.7 No SF Group Company has a subsidiary undertaking or interest in another corporate body, partnership or other association or person or has agreed to acquire an interest in or merge or consolidate with another body corporate, partnership or other association or any other person other than:

(a)     in relation to a company which is itself a SF Group Company;

(b) security interests taken over the assets of a third party (not being a member of the SF Group) to secure obligations of such third party under transactions entered into by such third party with the SF Group in the ordinary course of its business;

(c) prior to but not on or after Completion in relation to the Pre-sale Reorganisation and/or any Excluded Assets; or

(d)     arrangements disclosed in relation to Warranty 20.1 (JOINT VENTURES).

2.8 Each SF Group Company:

(a) is duly organised and validly existing under the laws of its place of incorporation, formation or organisation, as the case may be; and

(b) has full power and authority to carry on its business as it is now being conducted and to own the material properties and assets it now owns in each of the jurisdictions in which it conducts its business.

2.9 The Vendor has made available to the Purchaser a copy of the deed of incorporation and the articles of association (or equivalent constitutional documents) of each SF Group Company as in effect immediately prior to this Agreement, copies of which are attached to the Disclosure Letter.

2.10 All SF Group Companies have carried on business within the last 12 months.

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3.      THE VENDOR'S CAPACITY

3.1 The Vendor and each Designated Vendor are companies duly incorporated, organised and validly existing under the laws of their respective jurisdiction of incorporation.

3.2 The Vendor and each Designated Vendor has the power and authority, and has taken all necessary corporate actions to authorise the execution of each Transaction Document to which it is a party and any agreement or document entered into or to be entered into by it pursuant to any Transaction Document and to perform fully its obligations under the relevant Transaction Documents and such other agreements or documents in accordance with their terms.

3.3 Each Transaction Document and other agreement or document entered into or to be entered into by the Vendor and/or any Designated Vendor pursuant to any Transaction Document constitutes or will, when executed, constitute valid and legally binding obligations of the Vendor and/or each Designated Vendor to the extent such are partners thereto and such documents are not or, as the case may be, will not be unenforceable by reason of the capacity, constitution or identity of the Vendor and/or any Designated Vendor.

3.4 The entry into by the Vendor of any of the Transaction Documents and/or any other agreement or document entered into or to be entered into by the Vendor pursuant to any of the Transaction Documents, the entry into of any Local Transfer Agreements by any Designated Vendor and the implementation of the transactions contemplated by any of such documents will not result in:

(a) a violation or breach of any provision of the memorandum and articles of association or bylaws of the Vendor or of any SF Group Company or of any Designated Vendor or of any resolution of the supervisory board or management board or any other governing corporate body or the shareholders of any of them; or

(b) a breach of, or give rise to a default under, any contract or other instrument to which the Vendor or any Designated Vendor is a party or by which it is bound;

(c) a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to the Vendor, or any Designated Vendor or any of its assets, in each case which is material in the context of:

          (i) the Vendor's ability to enter into and perform its obligations under the relevant Transaction Document or any other document or agreement entered into or to be entered into by the Vendor pursuant to any of the Transaction Documents; or

          (ii) any Designated Vendor's ability to enter into and perform its obligations under the relevant Transaction Document or any Local

                                                                        Page 133
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                                                                  CONFORMED COPY

                 Transfer Agreement to which it is a party or any other document or agreement entered into or to be entered into by any of them pursuant to any Transaction Document or any Local Transfer Agreement.

3.5 Other than as referred to in or save as contemplated by this Agreement, no consents, approvals, orders, registrations, declarations, filings or permits are required to be obtained by the Vendor or any SF Group Company or Designated Vendor in order for its execution and/or performance of the terms of any Transaction Document or and any other document required to be entered into by it pursuant to any Transaction Document to be valid, binding and enforceable against it and in compliance with law, regulation and/or the terms of any contract or arrangement.

3.6 Where, under any Transaction Document or under any other document or agreement executed or to be executed by the Vendor or any Designated Vendor pursuant to any Transaction Document, the Vendor or any Designated Vendor has given an undertaking on behalf of any other person, it has been duly and validly authorised to do so.

4.      ACCOUNTS AND FINANCIAL INFORMATION

2001 FINANCIAL STATEMENT

4.1 The Vendor has attached to the Disclosure Letter, a true and complete copy of the audited combined balance sheet of the Wider SF Group as at 31 December 2001 and the notes thereto, audited by the Vendor's Accountants on 11 February 2002 and which is accompanied by the reports of the Vendor's Accountants thereon (WIDER SF GROUP being for these purposes the entities listed in Note 1 of that balance sheet and their subsidiaries and the specifically identified assets and liabilities identified in Note 1 of that balance sheet, which include, for the avoidance of doubt, the Companies) (the 2001 FINANCIAL STATEMENT).

4.2 The 2001 Financial Statement fairly presents, in all material respects, the financial position of the Wider SF Group at 31 December 2001, in conformity with accounting principles generally accepted in the United States.

4.3

(a) The 2001 Financial Statement has been prepared from the books and records of the Wider SF Group in accordance (or in conformity) with US GAAP.

(b) When US GAAP permits the application of alternative accounting principles, the method elected by the ABB Group, and applied consistently in the preparation of the ABB Group accounts, complies with US GAAP.

SF GROUP COMPANY ACCOUNTS

4.4 The Vendor has attached to the Disclosure Letter, true and complete copies of the audited statutory accounts of each SF Group Company as at 31 December 1999, 31 December 2000 and 31 December 2001 (SF GROUP COMPANY ACCOUNTS).

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4.5 The SF Group Company Accounts of each SF Group Company have been prepared in accordance with the requirements of the laws applicable in and the generally accepted accounting principles of its jurisdiction of incorporation. In respect of each SF Group Company, there was no change in the accounting policies applied in preparing its SF Group Company Accounts during the period covered by them, save as disclosed in those SF Group Company Accounts or as otherwise required by law or by changes in the generally accepted accounting principles of its jurisdiction of incorporation.

4.6 The SF Group Company Accounts were filed with the relevant authorities on a timely basis.

OTHER

4.7 As at 31 December 2001 the Wider SF Group and as at 31 March 2002 Xerox Noleggi S.p.A. had no indebtedness, obligations, or liabilities of any kind (whether accrued, actual, contingent, deferred or otherwise), that were then required to be accrued or disclosed by accounting principles generally accepted in the United States, other than those accrued or disclosed in the 2001 Financial Statement or Noleggi Financial Statement, respectively.

4.8 No member of the SF Group has received written notice of any challenge, or investigation into its accounting practices, or those of their Affiliates, by the United States Securities and Exchange Commission.

XEROX NOLEGGI

4.9 The Disclosure Letter has attached to it a true copy of the opening balance sheet of Xerox Noleggi S.p.A. as at 31 March 2002 which was prepared on a basis consistent with the application of US GAAP (NOLEGGI FINANCIAL STATEMENT).

4.10 The Noleggi Financial Statement has been prepared from the books and records of Xerox Noleggi S.p.A. in accordance (or in conformity) with US GAAP.

5.      MANAGEMENT REPORTS

ABACUS MANAGEMENT REPORTS

5.1 The ABACUS Management Reports have been derived directly from the ABACUS reporting system (relating to each SF Group Company or business reporting unit forming part of the SF Business comprised in the ABACUS Management Reports) and have been prepared in all material respects on a basis consistent with the application of US GAAP as applied by the relevant SF Group Company or business reporting unit providing such information, as appropriate, in each case having regard to the purpose for which they were created.

NON-ABACUS MANAGEMENT REPORTS

5.2 Having regard to the purpose for which they were prepared, the Non-ABACUS Management Reports have no material inaccuracies and, where appropriate, are not

                                                                        Page 135
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misleading in any material respect, neither materially overstate the value of the asset nor materially understate the liabilities of the relevant SF Group Company or business reporting unit as at the dates to which they were drawn up and do not materially overstate the profits of any SF Group Company or business reporting unit in respect of the periods to which they relate.

5.3 The Non-ABACUS Management Reports are true copies of the documents they purport to be.

OTHER MANAGEMENT REPORTS

5.4 The reports referred to as the "Xerox Nordic Due Diligence Report" and the "Xerox Noleggi Due Diligence Report" (XEROX REPORTS) were each prepared using normal business practice based on data provided by Xerox Corporation, for the purpose of analysing the historic risk performance of the asset portfolios of Xerox Nordic and Xerox Noleggi S.p.A., prior to the acquisition by the ABB Group, of these operating platforms.

5.5 The information provided to Dun & Bradstreet by the ABB Group and used for the purpose of producing the Management Reports, referred to as the "D&B Ratings", was accurate in all material respects and the reports included therein are true and complete copies of those produced by Dun & Bradstreet.

6.      POSITION SINCE ACCOUNTS DATE

6.1 Since the Accounts Date and other than in respect of Excluded Assets or as occasioned by the Pre-Sale Reorganisation:

(a) the SF Business has been operated in the ordinary course and so as to maintain it as a going concern;

(b) there has not been, nor has an event occurred which would lead to, a Material Adverse Change (which term, for the purposes of this paragraph 6.1(b) only, shall be by reference to the Accounts Date (as opposed to the 5th Business Day prior to the date of this Agreement));

(c) no material changes have occurred in the assets and liabilities shown in the 2001 Financial Statement and there has been no material reduction in the value of the net tangible assets of the SF Business on the basis of the valuations adopted for the 2001 Financial Statement;

(d) the debts comprised in the SF Business have not been factored, sold or agreed to be sold, other than in the ordinary course of business;

(e) other than in the ordinary course of business or as disclosed in relation to Warranty 14 (ACQUISITIONS AND DISPOSALS AND
        REORGANISATIONS), no SF Group Company has:

          (i) acquired or disposed of, or agreed to acquire or dispose of, an asset; or

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          (ii)   incurred, or agreed to incur, a commitment or commitments,

        in each case involving capital expenditure exceeding in total
        US$500,000;

(f) no dividend or distribution has been declared, paid or made by any SF Group Company (except as provided for in the 2001 Financial Statement);

(g) no share or loan capital has been created, allotted, issued, repaid, or redeemed and no agreement or arrangement has been made or obligation undertaken to do any of those things, by any SF Group Company;

(h) other than in respect of any Intra-Group Indebtedness, or any Third Party Indebtedness which will be repaid prior to or at Completion, no SF Group Company has repaid or become liable to repay any indebtedness in advance of its date of maturity;

(i) there are no liabilities (including contingent liabilities) which have been incurred by any member of the Extended SF Group and remain outstanding on the part of the Extended SF Group at Completion, other than those incurred in the ordinary course of business;

(j) no part of the amounts included in the 2001 Financial Statement as owing by any debtor remain unpaid following their original due date for payment or have been released on terms that any debtor pays less than the full group value of its debt;

(k) each member of the Extended SF Group has paid its material creditors in the ordinary course of business of that company;

(l) except for the indebtedness or loans to third parties referred to in the 2001 Financial Statement, no SF Group Company has outstanding any material indebtedness or loans to third parties which has or have arisen otherwise than in the ordinary course of business;

(m) no member of the Extended SF Group has suffered any damage, destruction or other loss (other than with respect to Portfolio Property);

(n)     each SF Group Company has:

          (i) written and underwritten new business in a manner consistent with that SF Group Company's existing practice(s);

          (ii) consistently collected accounts in accordance with its collection procedures; and

          (iii)  consistently applied its reserving and writing off policies.

7.      ACCOUNTING RECORDS

7.1 The accounting records (including for the avoidance of doubt reconciliations between ABACUS reporting information and relevant SF Group Company records)

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relating to the SF Business are, in all material respects, up to date and comprise, complete and accurate records of all information required to be recorded in accordance with the application of US GAAP and (other than such of them as were prepared by members of the ABB Group not being SF Group Companies) are in the ownership and direct control of the relevant SF Group Company or the legal or accounting representatives of the relevant SF Group Company.

8.      OPERATIONAL ASSETS

8.1 There are no material:

(a) rights to use assets (not being Financial Assets) that are used in and required for the carrying on of the SF Business in the ordinary course of business which are not owned by a SF Group Company or comprised within the Business Assets;

(b) rights to use facilities or services required for the carrying on of the SF Business in the ordinary course of business which are provided by any third party; and

(c) leases, licences or other agreements in relation to or conferring the rights referred to in paragraphs (a) or (b) which are not granted to an SF Group Company for use in the SF Business in the ordinary course,

(other than with respect to Portfolio Property, Portfolio Aircraft, Properties, Intellectual Property Rights and IT Systems or other matters specifically addressed in the Transitional Services Agreement) that are not held in the name of by a SF Group Company or comprised within the Business Assets and/or Business Contracts. There is no Contractual Default in relation to any such right, lease, licence or other agreement.

8.2 All material assets (other than the Financial Assets, Properties, Intellectual Property Rights and IT Systems) that are used in and required for the carrying on of the SF Business in the ordinary course of business (other than assets of the type referred to in paragraph 8.1) are legally and beneficially owned by a SF Group Company or comprised within the Business Assets and are not subject to any Encumbrance (other than a Permitted Encumbrance).

8.3 The assets referred to in paragraphs 8.1(a) and 8.2 above and the facilities, services, leases, licence or other agreements referred to in paragraphs 8.1(b) and 8.1(c) above, together with those services provided or to be provided under the Transitional Services Agreement comprise all material assets (other than Financial Assets) required for the carrying on of the SF Business substantially in the manner in which it is carried on at the date of this Agreement.

9.      MATERIAL CONTRACTS

9.1 There are no contracts, agreements or other arrangements which are material in relation to the SF Business (other than in relation to the Financial Assets, Properties, Intellectual Property Rights, IT Systems, Intra-Group Indebtedness and Third Party

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Indebtedness) or any contracts or agreements which have been entered into otherwise than in the ordinary course of business.

10.     INFRASTRUCTURE AND MID MARKET FINANCIAL ASSETS

10.1    All information contained in the Infrastructure/Mid Market Warranted
Fields:

(a) as regards historical Finance Receivables, accurately states the timing and amount of such Finance Receivables;

(b) as regards prospective payments, accurately reflects the contractual obligations of the parties in respect of the same, or to the extent that such obligations were incapable of accurate determination on the date on which the Due Diligence Data Tapes were prepared, reflects a good faith estimate of the same based on reasonable assumptions;

(c) as regards residual values in respect of Portfolio Property the subject matter of leasing contracts, accurately reflects the minimum amount for which the relevant member of the Extended SF Group may be required to sell the relevant Portfolio Property pursuant to the terms of the applicable contractual documentation;

(d) reconciles with the 2001 Financial Statement as described in the Reconciliation File; and

(e) as regards all other information accurately reflects the contractual terms of the relevant transactions or, to the extent that any such terms were incapable of accurate determination on the date on which the Due Diligence Data Tapes were prepared, reflects a good faith estimate of the information in question based on reasonable assumptions.

Nothing in this Warranty 10.1 only shall constitute or be deemed to constitute a warranty as to the credit-worthiness of any obligors or the enforceability of any obligations.

10.2 The Portfolio Property forming the subject matter of the Infrastructure/Mid Market Financial Assets:

(a) to the extent that under the terms of the relevant transaction, title to the same is to be retained by the relevant SF Group Company or Business Asset Vendor, is legally and beneficially owned by that SF Group Company or Business Asset Vendor, as the case may be, free and clear of all Encumbrances except for any Permitted Encumbrances and the interest of the obligor under this transaction;

(b) is situated in the location shown in the Due Diligence Data Tapes or such other location as is permitted by the terms of the relevant Finance Agreement;

(c) is not subject to a material claim or dispute relating to its condition, quality, fitness for purpose or description;

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(d)     has been accepted by the relevant obligor; and

(e) other than as set out in the Disclosure Letter, is not the subject of any written notice received by any relevant member of the Extended SF Group, from the lessee thereof, of any loss or material damage and the Vendor is not otherwise aware of any loss or material damage occurring;

10.3 Each of the Infrastructure/Mid Market Finance Agreements and their respective Related Security are legal, valid, binding and enforceable by the relevant SF Group Company or Business Asset Vendor against the obligor.

10.4 In relation to an Infrastructure/Mid Market Financial Asset with an Exposure (disregarding for this purpose sub-paragraph (c) of the definition thereof) of US$3 million or more (and except as summarised in reasonable detail in the attachments to the Disclosure Letter referred to in the specific disclosure made against this Warranty at Tab 10.4 of the bundle attached to the Disclosure Letter), the Vendor has not received written notice of nor is it otherwise aware of any:

(a) material defaults or mandatory prepayment or acceleration events under the terms of the relevant documentation which has occurred and is continuing (a MATERIAL DEFAULT), or

(b) events or circumstances which, subject to the lapse of time, giving of notice or fulfilment of any condition would result in a Material Default (a POTENTIAL MATERIAL DEFAULT),

in relation to any Infrastructure/Mid Market Finance Agreement or Related Security or Project Agreement.

10.5 In relation to an Infrastructure/Mid Market Financial Asset with an Exposure (disregarding for this purpose sub-paragraph (c) of the definition thereof) of US$5 million or more, all amendments of and supplements to a material provision of any Infrastructure/Mid Market Finance Agreement or Related Security or, so far as the Vendor is aware, of any Project Agreement, are listed in Schedule 5 to the Disclosure Letter. Those Infrastructure/Mid Market Financial Assets with amendments or supplements marked as having a summary description in Schedule 5 to the Disclosure Letter, are summarised in reasonable detail in the bundle attached at Tab 10.5 to the Disclosure Letter;

10.6 In relation to an Infrastructure/Mid Market Financial Asset with an Exposure (disregarding for this purpose sub-paragraph (c) of the definition thereof) of US$3 million or more (and except as summarised in reasonable detail in the attachment to the Disclosure Letter referred to in the specified disclosure made against this Warranty), there has been no waiver given in respect of a Material Default or Potential Material Default, which has come into effect on or after 31 December 2001 or which remains in force on the date hereof, in relation to any Infrastructure/Mid Market Finance Agreement or Related Security nor, so far as the Vendor is aware, to any Project Agreement;

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10.7    Any agreement entered into by a member of the Extended SF Group (not being a Finance Agreement or Related Security) under which such member of the Extended SF Group has the benefit of a guarantee of the minimum residual value of any Portfolio Property forming the subject matter of Infrastructure/Mid Market Financial Assets is in all respects legal, valid, binding and enforceable by the relevant member of the Extended SF Group, is not the subject of a Contractual Default and has not been terminated.

10.8 The rights expressed as accruing to SF Group Companies or Business Asset Vendors (or any of them) pursuant to the terms of the Infrastructure/Mid Market Finance Agreements and their respective Related Security:

(a) are legally and beneficially owned by the relevant SF Group Company or Business Asset Vendor;

(b)     have not been terminated;

(c) are free and clear of Encumbrances (other than Permitted Encumbrances) and, other than as arise by operation of law, are not subject to any existing defence, right of rescission or any valid claim or counterclaim by the obligor under such Finance Agreement or Related Security;

(d) are not subject to any variation or amendment as a result of any representations or warranties given (pursuant to the written authority of a member of the Extended SF Group not contained in its customary terms of business) by any dealer, supplier, intermediary, broker or other person to any obligor in respect of such Finance Agreement or Related Security which are binding on the relevant member of the Extended SF Group (except in the case of such Infrastructure Financial Assets where the relevant member of the Extended SF Group is a member of a syndicate);

(e)     have not been amended; and

(f)     are not the subject of a Contractual Default.

10.9 No member of the Extended SF Group has interfered with an obligor's or lessee's quiet enjoyment of the relevant Portfolio Property, save in accordance with the terms of the relevant Infrastructure/Mid Market Finance Agreement or respective Related Security, as the case may be.

10.10 Each member of the Extended SF Group has in all material respects observed and performed all of its material obligations under the Infrastructure Finance/Mid Market Finance Agreements and Related Security which, at the date hereof, have fallen due for performance.

10.11 All sums payable to a SF Group Company or Business Asset Vendor pursuant to each Infrastructure/Mid Market Finance Agreement are made directly to the account of the relevant SF Group Company or Business Asset Vendor or to the appropriate facility agent.

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10.12   Any person appointed as the agent of a member of the Extended SF Group in connection with any material part of its business was appointed under a written agency agreement, and each Infrastructure/Mid Market Finance Agreement entered into by any such person was entered into in accordance with the relevant written agency agreement.

10.13 No member of the Extended SF Group has received any written notice from any other party to a Finance Agreement claiming any right of set-off in relation to any Infrastructure/Mid Market Financial Asset with an Exposure of US$3,000,000 or more or any other material right of set off in relation to any other Infrastructure/Mid Market Financial Asset.

10.14 Each member of the Extended SF Group has in its possession or is otherwise able to obtain access to such original or copy documentation evidencing each of the transactions concerning Infrastructure/Mid Market Financial Assets to which it is party as is required for the purposes of bringing legal actions in relation to the enforcement of its rights pursuant to such transactions.

10.15 Each obligor is identifiable from the relevant Infrastructure/Mid Market Finance Agreements or relevant Related Security.

10.16 Since the Accounts Date, no notice of any material damage to or loss of any Infrastructure/Mid Market Financial Asset has been received by a member of the Extended SF Group nor has any member of the Extended SF Group received a notice of any loss or damage to the Infrastructure/Mid Market Financial Asset giving rise to an insurance claim.

10.17 There are no Assurances given by any SF Group Company in relation to the obligations or liabilities of any person (other than any SF Group Company) under which obligations or liabilities (whether actual or contingent) in excess of US$500,000 each remain outstanding.

10.18   There are no Assurances giving rise to obligations or liabilities:

(a) currently given by a member of the ABB Group (excluding for this purpose, any SF Group Company) either directly or indirectly, that benefit any SF Group Company (other than as listed in Schedule 18 (Intra-Group Guarantees)); or

(b) given by any SF Group Company, that benefit a member of the ABB Group (excluding for this purpose, any SF Group Company) that will continue following Completion;

10.19 Where an Infrastructure/Mid Market Finance Agreement or any Related Security was assigned to a member of the Extended SF Group, that company paid the full amount of the purchase price expressed to have been payable by the relevant member of the Extended SF Group for the assignment of such Infrastructure/Mid Market Finance Agreement or any Related Security.

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10.20   Where required in order to make such assignment valid and binding on the parties thereto, in relation to each Infrastructure/Mid Market Finance Agreement or Related Security that has been assigned to a member of the Extended SF Group, notice of the assignment thereof has been given to the obligor or, where required, the consent of the obligor has been obtained and simultaneously with the assignment the equipment the subject thereof was also assigned or transferred to the relevant member of the Extended SF Group and applicable filing requirements in respect of such assignments and security have been duly satisfied identifying the capacity of the relevant assignee.

10.21 All insurances which are required to be maintained by the terms of any Infrastructure/Mid Market Finance Agreement are in full force and effect and, so far as the Vendor is aware, no event or circumstance has occurred, nor has there been any omission to disclose a fact, which would in either case entitle any insurer to avoid or otherwise reduce its liability under any policy relating to such insurances.

10.22 No litigation, arbitration or administrative proceedings are current or, to the knowledge of the relevant member of the SF Group, pending or threatened in relation to any Infrastructure/Mid Market Finance Agreement or Related Security save in respect of debt collection by the relevant SF Group Company or Business Asset Vendor in the ordinary course.

10.23 The Disclosure Letter has attached to it a copy of the Watch List, as at the end of June 2002 and the most recent Watch Asset Report for each of the Infrastructure/Mid Market Financial Assets on the Watch List.

10.24 There is not any Infrastructure/Mid Market Finance Agreement, which by virtue of the acquisition of the Shares or Business Assets pursuant to or other performance of the terms of the Transaction Documents, will result in:

(a) any other party thereto being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

(b) any member of the Extended SF Group being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or a liability or obligation of any member of the Extended SF Group being created or increased; or

(c) a contractual requirement for (or the conferment of any right to require) the allotment or issue of any shares, debentures or other securities of any member of any SF Group Company now or at any time in the future.

10.25   The details of the Export Bank Transactions set out in Part C of
Schedule 17 are true and accurate in all material respects.

11.     SMALL TICKET FINANCIAL ASSETS AND PROGRAMME AGREEMENTS

11.1    All information contained in the Small Ticket Warranted Fields:

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(a)     as regards historical Finance Receivables, accurately states the timing and amount of such Finance Receivables;

(b) as regards prospective payments or events, accurately reflects the contractual obligations of the parties in respect of the same or, to the extent that such obligations were incapable of accurate determination on the date on which the respective Due Diligence Data Tapes were prepared, reflects a good faith estimate of the same based on reasonable assumptions;

(c) as regards residual values in respect of Portfolio Property forming the subject matter of Small Ticket Transactions, accurately reflects the minimum amount for which the relevant member of the Extended SF Group may be required to sell the relevant Portfolio Property pursuant to the terms of the applicable Finance Agreement;

(d) reconciles with the 2001 Financial Statement as described in the Reconciliation File; and

(e) as regards all other information accurately reflects the contractual terms of the relevant Small Ticket Transactions or, to the extent that any such terms were incapable of accurate determination on the date on which the Due Diligence Data Tapes were prepared, reflects a good faith estimate of the same based on reasonable assumptions; and

Nothing in this warranty 11.1 only shall constitute or be deemed to constitute, a warranty as to the credit-worthiness of any obligors or the enforceability of any obligations.

11.2    The Portfolio Property forming the subject matter of any Small Ticket
Transaction:

(a) is, to the extent that under the terms of the relevant Small Ticket Transaction title to the same is to be retained by the relevant SF Group Company or Business Asset Vendor, legally and beneficially owned by that SF Group Company or Business Asset Vendor, as the case may be, free and clear of all Encumbrances except for any Permitted Encumbrances and the interest of the obligor under such Small Ticket Transactions;

(b) is situated in such location as is permitted by the terms of the relevant Finance Agreement;

(c) is not subject to a level of claim or dispute relating to its condition, quality, fitness for purpose or description which is materially in excess of what is normal for Portfolio Property of that type in the relevant jurisdiction;

(d)     has been accepted by the relevant obligor; and

(e) is not the subject of any written notice received by the relevant member of the Extended SF Group from the lessee thereof of any loss or material damage which is not covered by insurance.

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11.3    Where Small Ticket Transactions include an obligation to provide maintenance or other services to the lessee by a third party, so far as the Vendor is aware, such third party is not in material breach of its obligations in relation to the provision of those services.

11.4 No member of the Extended SF Group has entered into an agreement under which it is obliged to provide maintenance or insurance services in connection with Portfolio Property forming the subject matter of Small Ticket Transactions.

11.5 Any agreement entered into by a member of the Extended SF Group (not being a Finance Agreement or Related Security) under which such member of the Extended SF Group has the benefit of a guarantee of the minimum residual value of any Portfolio Property forming the subject matter of Small Ticket Transactions is in all respects legal, valid, binding and enforceable by the relevant member of the Extended SF Group.

11.6 The ABB Accounting Principles are applied so that income derived from any Small Ticket Financial Assets, the Finance Agreements in respect of which have been extended beyond their original term or in respect of which the relevant Portfolio Property was previously the subject of a similar agreement with a member of the Extended SF Group, is applied in amortising the residual value at which the relevant Portfolio Property is shown in the accounting books and records of the relevant member of the Extended SF Group.

11.7 (a) Any person appointed as the agent of a member of the Extended SF Group in connection with the actual or proposed entering into of Small Ticket Transactions was appointed under a written agency agreement and, so far as the Vendor is aware, each Programme Agreement or Finance Agreement and Related Security entered into by such person was entered into in accordance with the relevant written agency agreement and (b) no dealer, supplier or other person has, without the written authority of a member of the Extended SF Group, made any representations or warranties in relation to any Portfolio Property forming the subject matter of Small Ticket Transactions which are binding on a member of the Extended SF Group other than in accordance with the standard dealer or supplier agreements in use by that particular member of the Extended SF Group, copies of which are attached to the Disclosure Letter.

11.8 The Programme Agreements, Finance Agreements and Related Security in relation to the Small Ticket Financial Assets are legal, valid, binding and enforceable by the relevant member of the Extended SF Group against the relevant obligor.

11.9 The rights expressed as accruing to any member of the Extended SF Group pursuant to the terms of any Programme Agreement or Finance Agreement and Related Security in relation to the Small Ticket Financial Assets:

(a) are legally and beneficially owned by the relevant member of the Extended SF Group;

(b)     have not been terminated;

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(c)     are free and clear of Encumbrances (other than Permitted Encumbrances)
        and, other than as arise by operation of law, are not subject to any existing defence, right of rescission or any valid claim or counterclaim by the obligor under such Finance Agreement or Related Security;

(d) are not subject to any variation or amendment as a result of any representations or warranties given other than in accordance with the relevant member's customary terms of business by any dealer, supplier, intermediary, broker or other person to any obligor in respect of a Finance Agreement or Related Security which are binding on any member of the Extended SF Group;

(e)     have not been amended or modified in any way unless:

          (i) such amendments have been recorded in the records of the relevant member of the Extended SF Group or the relevant dealer; and

          (ii) such amendments as are subject to regulatory requirements have been made in compliance with such requirements to the extent that failure to comply with such regulatory requirements will render the underlying agreement unenforceable without a court order.

11.10 No member of the Extended SF Group has interfered with an obligor or lessee's quiet enjoyment of the relevant Portfolio Property save in accordance with the terms of the relevant Finance Agreement or Related Security.

11.11 No member of the Extended SF Group has received any written notice from any other party to the Small Ticket Transactions claiming any right of set-off in relation to the Small Ticket Financial Assets which is material and outside the ordinary course of business.

11.12 Each member of the Extended SF Group has in its possession or is otherwise able to obtain access to such original or copy documentation evidencing the Small Ticket Transactions to which it is party as is required for the purposes of bringing legal actions in relation to the enforcing of rights pursuant to such transactions and for establishing the terms of such transactions.

11.13 The Finance Agreements and Related Security in relation to the Small Ticket Financial Assets:

(a)     enable the obligor to be identified; and

(b) have been duly observed and performed in all material respects by the members of the Extended SF Group that are a party to them.

11.14 All payments to be made to members of the Extended SF Group pursuant to each Finance Agreement entered into in relation to Small Ticket Transactions are made directly by the obligor to the account of the relevant members of the Extended SF Group or Business Asset Vendor or to the appropriate collection or other agent.

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11.15   The Portfolio Property in relation to the Small Ticket Transactions is accurately described in all material respects in the records of the Extended SF Group.

11.16 The residual value in the accounting books and records of the Extended SF Group of Portfolio Property which was not new at the time of the commencement of the relevant Finance Agreement (other than Portfolio Property used for demonstration purposes or subsequently leased or hired or which was the subject of a sale and leaseback transaction) has been arrived at in a manner which appropriately takes account of the age of such Portfolio Property in accordance with the practices and policies of the Extended SF Group.

11.17 True and complete copies of the Programme Agreements in force at the date of this Agreement are attached to the Disclosure Letter and such agreements:

(a) are not terminable by reason of a change of control of the SF Group Companies; and

(b)     are not the subject of a Contractual Default.

11.18 Where any Finance Agreement in relation to the Small Ticket Financial Assets has not been recorded in writing, such Finance Agreement does not contain any unusual or onerous obligations and can be terminated on less than one month's notice without liability to any member of the Extended SF Group.

12.     AIRCRAFT

12.1    In relation to Portfolio Aircraft:

(a) the aircraft and the interest of the relevant member of the Extended SF Group therein have been registered in all applicable registers in the country of registration of the Portfolio Aircraft to ensure that the rights and interests of such member of the Extended SF Group have been protected to the extent customary under applicable law and regulation and, where such member of the Extended SF Group is or was the owner of the relevant aircraft, the terms of the relevant agreement require or required that such ownership be evidenced by plates affixed thereto;

(b) each aircraft is certified airworthy in accordance with all applicable civil aviation authority requirements;

(c) the relevant Finance Agreement requires that each aircraft be, and so far as the Vendor is aware each aircraft is, maintained in accordance with the manufacturer's specifications and guidelines; and

(d) the operator of each aircraft is, and at all times during the term of the relevant Finance Agreement has been, duly certified by or registered with all relevant aviation authorities.

12.2    In relation to any Finance Agreement which relates to a Portfolio
Aircraft:

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(a)     the relevant member of the Extended SF Group and, so far as the Vendor is aware, the other parties to such Finance Agreement have in all material respects complied with applicable aviation authority regulations;

(b) all security interests of the relevant member of the Extended SF Group in respect of the Portfolio Aircraft that is the subject of such Finance Agreement have been registered in accordance with applicable law in the jurisdiction of registration of such aircraft to the extent required to ensure that such security interests are enforceable by such member of the Extended SF Group; and

(c) the relevant member of the Extended SF Group and, so far as the Vendor is aware, the other parties to such Finance Agreement have complied in all material respects with any obligations therein relating to chartering or sub-leasing of the aircraft which is the subject of such Finance Agreement.

13.     INDEBTEDNESS OF THE SF GROUP

13.1 No member of the Extended SF Group has outstanding or has agreed to create or incur any borrowing or indebtedness in the nature of borrowing (including any transaction having the commercial effect of a borrowing) other than:

(a)     Intra-Group Indebtedness; and

(b)     Third Party Indebtedness.

13.2 No member of the Extended SF Group is a party to or has any liability (including, without limitation, any contingent liability) under any guarantee, indemnity or other agreement to secure or otherwise incur financial or other obligations with respect to an obligation of a third party, save for such guarantees, indemnities and other agreements as may have been entered into in the ordinary course of business in connection with the Financial Assets.

13.3 Schedule 12 (Indebtedness) of this Agreement contains a complete list, with short details, of all agreements or other arrangements relating to:

(a) Third Party Indebtedness and any guarantee, indemnity or security granted pursuant or in relation thereto, as at 31 July 2002; and

(b)     External Guarantees,

and/or any agreement entered into or proposed to be entered into by any member of the Extended SF Group in respect of any of the above.

13.3A   Schedule 18 (Intra-Group Guarantees) of this Agreement contains a complete list with short details of all agreements or other arrangements relating to Intra-Group Guarantees.

13.4 No event has occurred and is continuing or been alleged in writing and has not been dismissed or settled, which in relation to any member of the Extended SF Group

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(other than in respect of any Intra-Group Indebtedness, or any Third Party
Indebtedness that will be repaid prior to or at Completion):

(a) constitutes an event of default, or otherwise gives rise to an obligation to repay, under any agreement relating to borrowing or indebtedness in the nature of borrowing, guarantee or indemnity or which would lead to an Encumbrance being constituted or created in connection with any borrowing or indebtedness in the nature of borrowing, guarantee or indemnity or which would lead to any other obligation of any member of the Extended SF Group becoming enforceable; or

(b) would constitute such an event of default or would lead to such security or an obligation becoming enforceable with the giving of notice or lapse of time or both.

14.     ACQUISITIONS AND DISPOSALS AND REORGANISATIONS

14.1 The Disclosure Letter has attached to it, a list of each acquisition or disposal (whether of shares, a business or a portfolio of assets) the underlying assets of which at the time of such acquisition or disposal had a gross asset value of more than US$10 million made by, or of, any SF Group Company in the 5 years prior to the date of this Agreement or which are presently under negotiation and the Vendor has provided to the Purchaser all principal closing documents in relation thereto. Neither the Vendor, nor any SF Group Company, has made, or has received written notice of any claim, or has engaged in litigation, arbitration or other proceedings with any other party to, any such acquisition or disposal, in each case in connection therewith and which has not been settled or otherwise finally determined.

14.2 The Disclosure Letter has attached to it, summary details of all reorganisations (including the Pre-Sale Reorganisation) involving transfers of businesses or shares or the merger or dissolution of corporate entities involving any SF Group Company made by, or of, any SF Group Company in the three
(3) years prior to the date of this Agreement (other than pursuant to or in anticipation of this Agreement).

15.     INTRA-GROUP AGREEMENTS

The Disclosure Letter contains a list, with summary details (including details of any Intra-Group Service Fees), of all agreements (not being agreements entered into in the ordinary course of business on arm's length terms or agreements evidencing Intra-Group Indebtedness or agreements which can be terminated on one month's notice or less without liability, or agreements which are to terminate on or before Completion) made between any SF Group Company and any member(s) of the ABB Group which are not covered by the Transitional Services Agreement.

16. CONSTITUTION, REGISTERS ETC.

16.1 Each member of the Extended SF Group has at all times carried on its business in accordance with its constitutional documents.

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16.2    All registers and other books required by applicable law to be kept by each SF Group Company have been properly kept and are in all material respects complete and accurate. No notice or allegation has been received from any authority having jurisdiction over the relevant SF Group Company that any of such books or registers is incorrect in any material respect or should be rectified.

16.3 There is no power of attorney or agency agreement given by any SF Group Company remaining in force and there is no other outstanding authority by which any person (other than a person belonging or related to the ABB Group where such authority expires or ceases to have effect on or prior to Completion) may enter into any agreement, arrangement or obligation to do anything on behalf of any SF Group Company (other than an authority of its employees, directors, officers or statutory managers and (in relation only to any SF Group Company incorporated in Switzerland and as evidenced on the extract concerning that SF Group Company from the register of its local chamber of commerce) auditors to enter into agreements in the normal performance of their duties).

17.     EFFECT OF SALE

17.1 Other than as disclosed pursuant to paragraph 10.24 of this Schedule, or in respect of any Intra-Group Indebtedness or any Third Party Indebtedness that will be repaid prior to or on Completion, the sale of the Shares and/or the Business Assets to the Purchaser will not:

(a) result in the breach, or constitute a default which would result in any additional material obligation on a SF Group Company or result in a SF Group Company being deprived of a material right or benefit to which it would otherwise be entitled under any of the terms or provisions of any agreement or instrument to which it is a party; or;

(b) trigger any change of control provisions under any material contract or any joint venture, partnership, consortium or similar arrangement to which any member of the Extended SF Group is party, or relieve any other such party from its obligations under that contract or enable it to determine its obligations under that contract; or

(c) result in the creation or imposition of any Encumbrance on any of the property or assets of any member of the Extended SF Group.

17.2 No person is entitled to receive a finder's fee, brokerage or commission from any SF Group Company in connection with this Agreement or the documents to be entered into in consequence of this Agreement being executed or carried into effect and no break fee or other payment will be paid by any SF Group Company as a result of either the execution of this Agreement or any other Transaction Documents or the sale of the Shares and/or of the Business Assets to the Purchaser by the Vendor, other than any payment contemplated by this Agreement.

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18.     INSOLVENCY

18.1 Neither the Vendor nor any member of the Extended SF Group nor any Designated Vendor is (or is deemed to be by any law applicable to it) unable to pay its debts as they fall due or by reason of actual or anticipated financial difficulties has commenced negotiations with any creditor with a view to rescheduling any of its indebtedness.

18.2 No corporate action, legal proceedings or other procedure or step has been taken or, so far as the Vendor is aware, is proposed in any jurisdiction in relation to:

(a) the suspension of payments on any debts or a moratorium of any indebtedness of any of the Vendor, any SF Group Company or any Designated Vendor;

(b) the winding-up, dissolution, desastre or administration of any of the Vendor, any SF Group Company or any Designated Vendor;

(c) a composition, compromise, assignment or arrangement with any creditor or creditors of any of the Vendor, any SF Group Company or any Designated Vendor, other than in respect of liabilities which are contested in good faith; or

(d) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, trustee in bankruptcy or other similar officer in respect of any of the Vendor, any SF Group Company or any Designated Vendor or any of their assets or the commencement of any analogous procedure.

18.3 So far as the Vendor is aware, neither the Vendor, nor any SF Group Company nor any Designated Vendor is a party to any transaction which is susceptible to being set aside under the applicable insolvency or bankruptcy laws of its jurisdiction of incorporation by reason of such transaction having been entered into with the intent to confer a preference or at an undervalue.

19.     COMPETITION LAW AND RESTRICTIONS

19.1 No member of the Extended SF Group is knowingly a party to any agreement, arrangement, concerted practice or course of conduct which contravenes any applicable competition laws in any jurisdiction in which it operates and in particular no member of the Extended SF Group is a party to any agreement, arrangement, concerted practice or course of conduct which infringes
Article 81 of the EC Treaty or constitutes an abuse of a dominant position contrary to Article 82 of that Treaty or infringes any regulation or other enactment made under Article 83 of that Treaty or falls within Article 53 and/or
Article 54 of the Agreement on the European Economic Area or the US Sherman Act.

19.2 So far as the Vendor is aware, no member of the Extended SF Group is or has been, during the three (3) years ending on the date of this Agreement, the subject of any enquiry, investigation or proceeding in relation to its compliance with competition laws.

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19.3    Other than as described in the Disclosure Letter, no SF Group Company has agreed to any restriction, covenant or undertaking with any third party which:

(a)     prohibits or materially restricts any SF Group Company from:

          (i) carrying on or being engaged or concerned or interested in any business in the nature of the SF Business in any territory; or

          (ii) seeking to procure orders or do business with any person in the course of conduct of a business of the nature of the SF Business; or

(b) would prohibit or materially restrict any member of the Purchaser's Group (other than a SF Group Company) from:

          (i) carrying on or being engaged or concerned or interested in any business in any territory; or

          (ii) seeking to procure orders or do business with any person whatsoever.

20.     JOINT VENTURES

20.1 Summary details of all joint ventures, partnerships, consortia, incorporated or unincorporated associations or similar arrangements in which any member of the Extended SF Group has an interest in relation to the SF Business (other than Infrastructure/Mid Market Financial Assets and ordinary course of business distribution arrangements not being partnerships) are set out in the Disclosure Letter and all material documents relating thereto have been provided therein.

21.     CONFIDENTIAL INFORMATION

21.1 All material Confidential Business Information of the SF Business has been kept confidential by the Vendor or the ABB Group or the SF Group and has not been disclosed to third parties outside the ABB Group except in the ordinary course of business or trade or during the course of due diligence investigations relating to potential acquisitions or disposals (and in such case has only been disclosed subject to customary confidentiality restrictions which the Vendor is not aware have been breached).

22.     REGULATORY MATTERS

22.1 The Vendor (in relation to the SF Business only) and the SF Group has in all material respects conducted the SF Business and its corporate affairs in accordance with applicable regulatory requirements and the directives and orders of any competent supervisory authority.

22.2 In respect of each member of the Extended SF Group, it and its parent undertakings have obtained each material licence, permission, authorisation, registration and consent required for the relevant member of the Extended SF Group to carry on the SF Business in those jurisdictions in which that member of the Extended SF Group carries on such business, each of which licence, permission,

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authorisation, registration and consent is in full force and effect, is not subject to any unusual conditions which are material in the context of the SF Business as it is carried on at the date of this Agreement and has been complied with in all material respects.

22.3 The SF Group Companies listed in Schedule 3 of the Disclosure Letter are the only SF Group Companies which have in full force and effect any material licence, permission, authorisation, registration or consent referred to in paragraph 22.2.

22.4 Schedule 3 of the Disclosure Letter identifies in respect of each SF Group Company the relevant regulator(s) and lists all regulated activity or activities for which that SF Group Company is authorised (including any notification made by or on behalf of any SF Group Company authorised in one European member state under any European banking or investment services directive enabling it to provide services in or into any other European member state.

22.5 No member of the Extended SF Group has been notified in writing that any of the material licences, permissions, authorisations, registrations or consents referred to in paragraph 22.2 will, in whole or in part, be modified, suspended, withdrawn, revoked or not renewed (whether as a result of the implementation of this Agreement or otherwise) other than where such material licences, permissions, authorisations, registrations or consents are no longer required for the SF Business.

22.6 Neither the Vendor, nor any member of the Extended SF Group nor any Share Vendor has been notified in writing of investigations in relation to the SF Business which are current or pending or of any other action which is under consideration in relation to the SF Business by a state or regulatory authority (including any self regulatory organisation) which could on conclusion to result in the revocation or imposition of conditions which are material in the context of the relevant part of the SF Business in relation to any material licence, permission, authorisation or consent required for carrying on that part of the SF Business.

22.7 Each SF Group Company complies with all regulatory capital requirements (including those regulating large exposures) which are applicable to it.

22.8 No SF Group Company has received any notification in writing by any competent regulator that any officer of a SF Group Company is unfit or is not a proper person to carry on his functions and no director of any SF Group Company is subject to an order disqualifying him from acting as such.

22.9 Neither the Vendor, nor any member of the Extended SF Group nor any Share Vendor has received any written notification of any material current, pending or threatened disciplinary action against any member of the Extended SF Group or its officers by a competent regulatory authority (including any self-regulatory organisation).

22.10 No member of the Extended SF Group has received written notification of any material complaint having been filed with the competent regulatory authority within the past three years against a member of the Extended SF Group or any of its officers (past or present).

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22.11   Each member of the Extended SF Group has in all material respects complied with:

(a) all applicable laws and regulations in relation to the imposition of sanctions and against money laundering, bribery and terrorism;

(b) all applicable rules and regulations of any relevant international organisations having jurisdiction over it (to the extent that such rules or regulations are applicable to non-governmental entities in the relevant national jurisdictions).

22.12 All ABB Group regulatory and compliance policies have been circulated to all Employees to whom they are relevant.

23.     LITIGATION AND COMPLIANCE WITH LAW

23.1 No member of the Extended SF Group is engaged in or has, during the two years ending on the date of this Agreement, been engaged in, or has been threatened in writing with or itself threatened in writing, any material litigation, arbitration or similar proceedings and the Vendor is not aware of any fact or circumstance which is likely to give rise to any such proceedings save, in each case, for the collection of debts and associated actions conducted in the ordinary course of business.

23.2    So far as the Vendor is aware:

(a) there have not been during the three years prior to the date of this Agreement and are no governmental or regulatory investigations or enquiries or proceedings concerning any member of the ABB Group (in relation to the SF Business only) or the Extended SF Group;

(b) no such investigations, enquiries or proceedings are pending or threatened; and

(c) no fact or circumstance exists which is likely to give rise to any such investigation, enquiry or proceedings.

23.3 So far as the Vendor is aware, each member of the Extended SF Group has conducted its business in all material respects in compliance with all applicable laws.

23.4 So far as the Vendor is aware, no member of the Extended SF Group nor any person for whose acts and defaults a member of the Extended SF Group would be vicariously liable in respect of the relevant actions has:

(a) induced a person to enter into an agreement or arrangement by means of an unlawful payment, contribution, gift or other inducement;

(b) offered or made an unlawful payment, contribution, gift or other inducement whether direct or indirect to a governmental official or employee; or

(c) offered or made an unlawful contribution whether direct or indirect to a political purpose, political party or candidate for public office.

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23.5    There is no litigation, arbitration or other proceeding, and so far as the Vendor is aware, none is pending or threatened, against or concerning any member of the Extended SF Group, relating to the direct or indirect Nazi control of any European country during the period from 1933 to 1945.

23.6    No member of the Extended SF Group has been involved or participated in:

(a) the expropriation of bank deposits or other valuables without consent of the owner or as required by law;

(b)     benefiting from forced labour; or

(c)     activities directly supporting genocide,

and, so far as the Vendor is aware, no business or company acquired by or connected with any member of the Extended SF Group has been involved or participated in such activities.

23.7 No member of the Extended SF Group is party, directly or indirectly, to an agreement, contract or other arrangement with any person or entity which is to the actual knowledge of the relevant member of the SF Group based in:

(a) Afghanistan, Angola, Bosnia-Herzegovina, Myanmar, Burundi, China, Libya, North Korea or Russia, but only in each case to the extent the transaction relates to:

          (i) the design, development, production, stockpiling or use of missiles or chemical or biological weapons; or

          (ii) the investment in nuclear reactors or power generating or propulsion equipment specially designed for use with nuclear reactors; or

          (iii)  the investment in munitions, or arms and military equipment;

(b) Croatia, Cuba, Democratic Republic of Congo (Zaire), Haiti, Iran, Iraq, Liberia or Rwanda, but only in each case to the extent the transaction relates to the investment in munitions, or arms and military equipment;

(c) Sierra Leone, but only to the extent the transaction relates to the investment in munitions, or arms and military equipment or involves the exportation of diamonds;

(d) Somalia, Sudan, Syria or Yugoslavia-FRY, but only to the extent the transaction relates to:

          (i)    the investment in munitions, or arms and military equipment; or

          (ii)   air transportation or was entered into before 19 January 2001;
                 or

(e)     Zimbabwe,

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such countries being subject to economic or financial sanctions, whether targeted or general, imposed by the United Nations, the United States or the European Union at the date of this Agreement.

23.8 There is attached to the Disclosure Letter a list of all transactions involving an agreement or other undertaking by a member of the Extended SF Group for the financing or leasing of assets or the provision of funds (or, save in respect of financial advisory services provided in the ordinary course where no member of the Extended SF Group provided finance, to arrange for the provision of funds by others) (whether in the form of a loan, purchase and re-lease of an asset or otherwise) (each, a PORTFOLIO INVESTMENT) to one or more unaffiliated third parties in entities having, and in respect of their, businesses in any of the following countries (or which to the actual knowledge of the relevant member of the Extended SF Group involve the financing or leasing of assets permanently located, in any of the following countries): Afghanistan, Angola, Cuba, Iraq, Iran, North Korea, Libya, Myanmar, Sudan, Syria, Zimbabwe or the Federal Republic of Yugoslavia.

23.9 There are no Portfolio Investments in which funding was provided for nuclear, or biological warfare material, armaments or sophisticated and high technology products that the relevant member of the Extended SF Group has actual knowledge are to be used for defence or weapons development applications except as set forth in the Disclosure Letter.

23.10 The Disclosure Letter lists those Portfolio Investments which contain covenants which directly or indirectly require compliance by:

(a)     a member of the Extended SF Group; or

(b) any party to a contract to which a member of the Extended SF Group is also a party,

with a boycott of any country (or of its nationals) other than Afghanistan, Angola, Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria, Zimbabwe or the Federal Republic of Yugoslavia.

23.11 No member of the Extended SF Group maintains board representation or observer status in any Portfolio Investment, except as set out in the Disclosure Letter.

23.12 No payments by or to a member of the Extended SF Group on account of any Portfolio Investment have been made in cash or negotiable instruments since 1 January 2001 except by way of transfer or payment instructions processed by a financial institution.

23.13 No SF Group Company maintains its bank accounts in any of the Cook Islands, Dominica, Egypt, Grenada, Guatemala, Indonesia, Marshall Islands, Myanmar, Nauru, Nigeria, Niue, Philippines, Russia, St. Vincent & the Grenadines or the Ukraine, PROVIDED ALWAYS that accounts or security maintained by facility agents or persons performing similar functions in connection with the Financial Assets shall not be regarded as maintained by the SF Group.

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23.14   No member of the Extended SF Group nor any person for whose acts and defaults a member of the Extended SF Group would be vicariously liable, in respect of the relevant actions, has entered into material financing or leasing transactions in the Republic of South Africa during the period of apartheid government between 1948 and 1994.

23.15 So far as the Vendor is aware, no Employee has been prosecuted by any governmental or other agency or any stock exchange for trading ABB Ltd securities on the basis of material, non-public information.

23.16 The Disclosure Letter contains a list of charitable contributions in excess of US$5,000 made by any member of the SF Group to any recipient since 1 January 2001.

23.17 The Disclosure Letter contains a list of contributions made in excess of US$5,000 to political parties or candidates for political office by any member of the SF Group since 1 January 2001.

23.18 The repayment of Intra Group Indebtedness pursuant to this Agreement by any member of the ABB Group will take place in compliance with all applicable law and regulation.

24.     INTELLECTUAL PROPERTY AND COMPUTERS

INTELLECTUAL PROPERTY

24.1 The SF Group Companies are together the sole legal and beneficial owners of all SF Intellectual Property Rights, free of any Encumbrances other than Permitted Encumbrances.

24.2 All SF Intellectual Property Rights are unregistered, and are not the subject of any application for registration as Intellectual Property Rights by a member of the Extended SF Group.

24.3 None of the SF Intellectual Property Rights is (and, so far as the Vendor is aware, no grounds exist by which it may become) the subject of a claim, challenge or opposition from any person, including (without limitation) an employee or contractor (or former employee or contractor) of the ABB Group, as to title, ownership, validity, enforceability, compensation or otherwise.

24.4 The SF Group Companies together legally and beneficially own or have licensed to them all the Intellectual Property Rights required to run all and any part of the SF Business as at the date of this Agreement.

24.5 So far as the Vendor is aware, there is not, and never has been, any material infringement or unauthorised use of any of the SF Intellectual Property Rights.

24.6 (a) The carrying on of the SF Business (including for the avoidance of doubt the operation of the IT Systems) by any SF Group Company the 4 years prior to the date of this Agreement does not and has not infringed the Intellectual Property Rights

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of any other person, and (b) to the best of the Vendor's knowledge, information and belief, the carrying on of the SF Business (including for the avoidance of doubt the operation of the IT Systems) by any SF Group Company during the 2 years prior to that 4 year period did not infringe the Intellectual Property Rights of any other person.

24.7 Other than in the ordinary course of business (and subject to appropriate confidentiality obligations and restrictions on use where this is the usual market practice), or pursuant to any requirement under any law, or pursuant to any rule of any listing authority or stock exchange, no member of the Extended SF Group has disclosed or is under any obligation to disclose any confidential Know-How to any third party outside the SF Group or the ABB Group or in either case a former member thereof (while such party was, as applicable, a member of the SF Group or the ABB Group).

24.8 All renewal fees and other charges payable in respect of all internet domain names used, or held or acquired for use, in or in relation to the SF Business have been paid, and nothing has been done or omitted to be done by which the registration of any such internet domain names may become capable of being removed or deleted.

24.9 The Vendor has disclosed to the Purchaser copies of all SF IPR Licences material to any part of the SF Business.

24.10 The Vendor has not received any notice (in accordance with its terms) to terminate, repudiate or disclaim:

(a)     any SF IPR Licence material to any part of the SF Business; or

(b)     any Private Label Arrangement,

and the Vendor is not aware of any grounds for termination, repudiation or disclaiming of any such SF IPR Licence or Private Label Arrangement by the relevant licensor, including, without limitation and, for the avoidance of doubt, as a consequence of any default by the relevant member of the ABB Group. So far as the Vendor is aware all SF IPR Licences material to any part of the SF Business and all Private Label Arrangements, are binding in all material respects.

24.11 Nothing prevents any member of the ABB Group from granting the licence under the SF Shared Intellectual Property Rights contained in clause 10.14 of this Agreement.

INFORMATION TECHNOLOGY

24.12 The IT Systems are either owned by, or validly licensed or leased to a SF Group Company or, in the case of data, a SF Group Company is entitled to use such data.

24.13

(a) The Vendor has disclosed to the Purchaser complete copies of all Software Licences (and related support and maintenance agreements), other than Off

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        The Shelf Products. The Vendor has disclosed to the Purchaser complete copies of all material SF Group Licences (and related support and maintenance agreements). The Vendor has not received any notice (in accordance with its terms) to terminate, repudiate or disclaim any Software Licence or SF Group Licence (or related support and maintenance agreement); so far as the Vendor is aware the Software Licences and SF Group Licences (and related support and maintenance agreements) are binding in all material aspects.

(b) There are no circumstances in which the ownership, benefit or right to use the Software Products, the products the subject of a SF Group Licence or the servers on which the Software Products are installed, operated and accessed and the databases associated with those servers, may be lost or affected by virtue of Completion (to the extent that those servers and associated databases are owned by or leased to a SF Group Company by a third party).

24.14 The IT Systems as a whole have not failed to any material extent in the 18 months prior to the date of this Agreement.

24.15 Each member of the Extended SF Group has, in accordance with good industry practice, taken precautions to preserve the availability, security and integrity of the material IT Systems.

24.16 The Vendor has disclosed to the Purchaser complete copies of all escrow agreements relating to source code to the Software Products.

24.17 To the extent that a Software Product and its Operating Manuals are or were legally and beneficially owned by a member of the Extended SF Group such member has taken appropriate measures to protect the secrecy and confidentiality of the Software Product and its Operating Manuals, and the source code relating to such Software Product is in the sole possession of the relevant SF Group Company.

24.18 The Software Products (and the servers on which the Software Products are installed, operated and accessed and the databases associated with those servers) function in accordance with all applicable specifications and have not failed to any material extent in the 18 months prior to the date of this Agreement.

24.19 Adequate disaster recovery arrangements are in force in relation to the material IT Systems.

24.20 The Software Products (and the servers on which the Software Products are installed, operated and accessed and the databases associated with those servers) do not contain third party software or systems, which are not negotiated from third party suppliers on arms length commercial terms.

24.21 Each SF Group Company has valid maintenance and support contracts for the Software Products and products the subject of a SF Group Licence (and the servers on which the Software Products are installed, operated and accessed and the databases associated with those servers) (to the extent that such servers and databases are owned by or leased to a SF Group Company) which in the reasonable opinion of the Vendor

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are sufficient to remedy or compensate any material defect. So far as the Vendor is aware, none of these is liable to be terminated, not renewed upon expiry or otherwise affected by virtue of Completion.

24.22 No member of the Extended SF Group has entered into any agreement which restricts the SF Group's freedom to use, develop and exploit any Software Products (i) developed by a member of the Extended SF Group, (ii) co-developed with any third party by a member of the Extended SF Group, or (iii) developed by a third party solely for and on behalf of a member of the Extended SF Group.

24.23 Other than Off The Shelf Products, the Software Products and software the subject of SF Group Licences are all the software products required for the day to day running of the SF Business as at the date of this Agreement.

DATA PROTECTION

24.24   No member of the Extended SF Group has received:

(a) any enforcement, information or equivalent notice under the Data Protection Laws alleging the requirements of which have not been satisfied;

(b) (in the 12 months prior to the date of this Agreement) any written communication from any data protection or privacy authority with competent authority over a member of the SF Group's data processing activities, indicating that it is investigating an allegation that the member of the SF Group is in breach of the Data Protection Laws or that it proposes to take, or is considering taking, enforcement action under the Data Protection Laws; or

(c) (in the 12 months prior to the date of this Agreement) any written communication from any person complaining about a member of the SF Group's use of information about that person or alleging any breach of any of the Data Protection Laws.

25.     DIRECTORS AND EMPLOYEES

25.1    Subject to Data Protection Laws, the Vendor has disclosed to the
Purchaser:

(a) in respect of each SF Group Company or Transfer Employees Transferor, the current age, date of start of employment or period of continuous employment, remuneration, other benefits (to include any post retirement medical dental or welfare benefits and accidental and death insurance), job title and grade (where appropriate), of each of its Employees and where an Employee has been continuously absent from work for more than one month prior to the date of this Agreement other than for vacation, the reason for the absence, and the total number of Employees including any on maternity or paternity leave or absent on the grounds of disability or other long-term leave of absence who have or may have a right to return to work with any SF Group Company or Transfer Employees Transferor;

(b) a copy of standard terms and conditions applicable to each grade of Employee;

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(c)     the material terms of all current contracts of employment with any
        Employee whose base cash remuneration (excluding benefits in kind or bonuses) exceeds US$110,000 (or the equivalent in local currency) per annum (the KEY EMPLOYEES);

(d)     a copy of any Collective Agreements applicable to any Employee; and

(e) the material details of the Share Incentive Schemes, Share Option Schemes or Profit Sharing Scheme, bonus or other incentive schemes available to any Employee.

25.2 No Key Employee is under notice of dismissal nor, so far as the Vendor is aware, has any Key Employee given notice of termination of his contract of employment.

25.3 No SF Group Company is a party to an agreement with a consultant or other individual to provide services (other than pursuant to any contract of employment or the engagement of independent contractors in the ordinary course of business).

25.4 There is no employment contract with any Employee (other than a Key Employee) which:

(a) cannot be terminated by three month's notice or less or, if greater, the minimum notice period prescribed by applicable law without giving rise to any claim for damages or compensation provided that such employment contract is terminated both for a reason permissible and in accordance with procedure required by the law applicable to such contracts;

(b) would entitle an Employee to terminate his contract of employment and receive compensation on a change of control of any SF Group Company or Transfer Employee Transferor; or

(c) on termination, would entitle an Employee to receive compensation in excess of that prescribed by applicable law.

25.5 The basis of the remuneration payable to the directors, and Key Employees is the same as that in force at the Accounts Date. No SF Group Company or Transfer Employee Transferor is obliged to increase, nor has it made any provision to increase (other than in accordance with the provisions of a Collective Agreement or indexation) the total annual remuneration payable to the directors or Employees by more than five per cent. (other than by reason of salary reviews carried out in the ordinary course).

25.6 There are no amounts owing to any present or former director or Employee other than remuneration accrued but not due or for reimbursement of business expenses and no SF Group Company has incurred any unpaid liabilities which have not been satisfied arising from the termination of any employment contract or consultancy agreement.

                                                                  CONFORMED COPY

25.7 Any consultations or information procedures required to be effected by any SF Group Company or Transfer Employee Transferor and/or the Vendor, as appropriate, prior to executing this Agreement necessary to give effect to the provisions of this Agreement have been completed with the relevant works or supervisory councils or other bodies representing Employees which have a right to be represented or attend at or participate in any board or council meeting or a right to be informed, consulted or make representations in relation to any SF Group Company or Transfer Employee Transferor.

25.8 No SF Group Company or Transfer Employee Transferor is involved in a material dispute with any Employee, or any trade union, association of trade unions, works council, staff association or other body representing Employees and so far as the Vendor is aware there are no circumstances likely to give rise to any such dispute.

25.9 Each SF Group Company and Transfer Employee Transferor has complied with all material requirements imposed on it by applicable law or a Collective Agreement in relation to Employees.

25.10 Each SF Group Company and Transfer Employee Transferor has maintained materially up to date and accurate records regarding the employment of each of the Employees (including without limitation, details of the terms of employment, payments of statutory sick pay and maternity pay, income tax and social security contributions, disciplinary and health and safety matters and the termination of employment).

25.11 Within the period of one year ending on the date of this Agreement no SF Group Company has:

(a) made or started implementation of any collective dismissals that have required or so far as the Vendor is aware will require notification to any state authority or notification to or consultation with any trade union, works council, staff association or other body representing Employees; or

(b) been a party to any transfer of a business or undertaking that has required or so far as the Vendor is aware will require notification to or consultation with any trade union, works council, staff association or other body representing Employees.

25.12 No SF Group Company or Transfer Employee Transferor is proposing to introduce a share incentive, share option, profit sharing, redundancy, severance, bonus or other incentive scheme for any of the Employees and no Employee will be entitled to receive from a SF Group Company retention payments, enhanced bonus or commission payments on or after Completion (whether as a consequence of the transaction to which this Agreement relates or otherwise).

25.13 There is not, and during the three years ending on the date of this Agreement there has not been, any agreement or material arrangement (whether legally enforceable or not) to which a SF Group Company is or was a party pursuant and to which an employee or director or former director of the SF Group Company is or was

                                                                  CONFORMED COPY

interested in any way other than in relation to their contracts of employment or contracts with other members of the SF Group.

25.14 Only those persons listed in Schedule 2 (Particulars of the SF Group) are directors of the SF Group Companies (DIRECTORS).

25.15 The Directors are not accustomed to act in accordance with the instructions of any other person in the fulfilment of their duties as such.

26.     INSURANCE

26.1 Except for ABB Group insurances, the Vendor has made available to the Purchaser details of all material insurances (including any stand-alone PRI Policies but excluding any policies maintained in connection with the Financial Assets, the Portfolio Property and the Portfolio Aircraft) maintained by or covering the SF Business, and:

(a)     such insurances are in full force and effect;

(b) the relevant member of the Extended SF Group is not in breach of any of the warranties, covenants or undertakings (including those which relate to confidentiality) contained therein; and

(c) neither the Vendor, nor any member of the Extended SF Group or any Designated Vendor has been notified by the relevant insurer that there are circumstances which would permit liability under such insurance being avoided by the insurers.

26.2 There are no material outstanding claims affecting the SF Business under, or in respect of the validity of, any such policies of insurance maintained by or affecting a material part of the SF Business and the Vendor is not aware of any event having occurred which gives rise to a material claim under any of such policies.

27.     PENSIONS/RETIREMENT BENEFITS

27.1 Definitions used in this paragraph 27 are set out in paragraph 27.16 below.

27.2 All Vendor Plans are listed in the Disclosure Letter. No SF Group Company or Transfer Employees Transferor has announced, or is aware of, any proposal to enter into or establish any arrangement not listed in the Disclosure Letter providing Retirement Benefits to or in respect of the Employees.

27.3 The Vendor or its advisers have disclosed to the Purchaser or its advisers, including Watson Wyatt:

(a) copies of all trust deeds and rules or other governing scheme documentation containing the provisions currently governing each Vendor Plan which are complete, accurate and up-to-date at the date of this Agreement; and

(b) lists showing the current salary, age and length of service of Employees who are members of each Vendor Plan which, so far as the Vendor is aware, are

                                                                  CONFORMED COPY

        complete and accurate and up-to-date as at the dates shown in the Disclosure Letter.

27.4 The Vendor Plans have at all times and in all material respects been maintained in compliance with their terms and with all applicable laws and regulations. In relation to Vendor Plans that are not Stand Alone Plans this Warranty is given only in relation to compliance with terms and applicable laws and regulations in so far as they relate to the Transfer Employees. There are no legal proceedings or other disputes outstanding, or threatened in writing concerning the Vendor Plans.

27.5 The SF Group Companies have at all times and in all material respects complied with all applicable laws and regulations relating to the Vendor Plans and state pensions arrangements (including, for the avoidance of doubt, termination indemnities). All Transfer Employees Transferors have, in respect of the Transfer Employees and the administration of the Vendor Plans, at all times and in all material respects complied with all applicable laws and regulations relating to the Vendor Plans and state pensions arrangements (including, for the avoidance of doubt, termination indemnities).

27.6 As at the date of this Agreement no amount due from the SF Group Companies or from any Transfer Employees Transferor or the Employees in respect of the participation of:

(a)     the Employees; or

(b)     the former employees of the SF Group Companies

in the Vendor Plans or state pension arrangements (including, for the avoidance of doubt, termination indemnities), is unpaid.

27.7 Each Vendor Plan which is a Defined Contribution plan is listed in the Disclosure Letter.

27.8    Each Stand-Alone Plan is listed in the Disclosure Letter.

27.9 Each Vendor Plan administered by a SF Group Company or Transfer Employees Transferor is listed in the Disclosure Letter.

27.10   Each Vendor Plan which is unfunded is listed in the Disclosure Letter.

27.11   [Intentionally blank]

27.12 No SF Group Company or Transfer Employees Transferor has at any time had any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of the US Employee Retirement Income Security Act of 1974, as amended (ERISA) in the USA.

27.13 Each Vendor Plan which is intended to be tax-qualified under Section 401(a) of the US Internal Revenue Code of 1986, as amended, (the CODE) has been determined by the US Internal Revenue Service (the IRS) to be so qualified or has

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                                                                  CONFORMED COPY

timely applied for such a determination letter and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such Vendor Plan.

27.14 No Vendor Plan, established in the USA, that is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code has an outstanding "accumulated funding deficiency" (as defined therein), whether or not waived. No Vendor Plan, established in the USA, that is subject to Title IV of ERISA, has incurred or expects to incur any liability thereunder (other than premiums and contribution obligations incurred in the ordinary course and to be paid when due) or experienced a "reportable event" as defined under Section 4048(c) of ERISA (other than one for which all otherwise applicable notice requirements have been waived) that would impose any liabilities with respect to Employees under the Vendor Plan.

27.15 As of the date of Completion, no Stand Alone Plan based in the United States shall cover or otherwise benefit any individuals other than current or former employees of a SF Group Company.

27.16   In this paragraph 27:

DEFINED CONTRIBUTION shall bear the same meaning as it bears in Schedule 6 (Pensions) to this Agreement;

FUNDED in relation to any Vendor Plan, means that assets are accumulated in respect of that plan before the benefits start being paid. For the purposes of this definition, ASSETS shall exclude any accounting or internal balance sheet provision;

RETIREMENT BENEFITS means any pension, allowance, lump sum, gratuity or similar benefit provided or to be provided on or after retirement, death or disability in respect of an employee's employment. This includes termination indemnities. It does not include:

(a) benefits provided under an arrangement the sole purpose of which is to provide benefits on the accidental injury or death of an employee; or

(b)     post-retirement medical and dental benefits; or

(c)     other healthcare or welfare benefits.

Notwithstanding the foregoing, in respect of arrangements in the USA, the above definition of RETIREMENT BENEFITS shall be limited to benefits payable or prospectively payable to Employees or former employees of the SF Group Companies;

STAND ALONE PLAN bears the same meaning as in Schedule 6 (Pensions);

VENDOR PLAN means each arrangement, plan or agreement (whether funded or unfunded) under which the SF Group Companies, or, in respect of the Transfer Employees, any Transfer Employees Transferor, has contributed at any time prior to the date of this Agreement, or in respect of which any SF Group Company or, in respect of the Transfer Employees, any Transfer Employees Transferor, has or may

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                                                                  CONFORMED COPY

have a liability or obligation for the provision of any Retirement Benefits but excluding any state plan or agreement and references to any Vendor Plan shall be construed as also referring to its trustees, fiduciaries, managers and administrators (as applicable); and

UNFUNDED, in relation to any Vendor Plan, means that no assets are accumulated under that plan before the benefits start being paid. For the purposes of this definition, ASSETS shall exclude any accounting or internal balance sheet provision.

28.     ENVIRONMENTAL MATTERS

PERMITS

28.1 Each relevant member of the Extended SF Group has obtained and is, and has for the last three years been, in material compliance with the terms and conditions of all Environmental Permits and all Environmental Permits are in full force and effect where such Environmental Permits are required to be held by a relevant member of the Extended SF Group.

28.2 No relevant member of the Extended SF Group has received any written notification, that any Environmental Permit it holds is or is likely to be revoked, suspended, not renewed, or to be materially amended or re-issued in each case to contain materially more onerous conditions.

FORMER PROPERTIES

28.3 No member of the Extended SF Group has or will have any actual or contingent liability in respect of Environmental Matters in relation to the Former Properties in respect of its ownership or occupation prior to Completion.

COMPLIANCE

28.4 Each member of the Extended SF Group (and each of its officers, employees and agents (to the extent they are acting within their authority and in accordance with the instructions given to them in relation to the relevant SF Business) in the course of its business) materially complies and has materially complied with all applicable Environmental Law and has not received any notification under Environmental Law requiring it to take or omit to take any action.

ENVIRONMENTAL PROCEEDINGS

28.5 Neither the Vendor (in relation to the SF Business) nor any member of the Extended SF Group is involved, nor has it during the two years ending on the date of this Agreement been involved, in a civil, criminal, arbitration, or administrative, regulatory proceeding, suit or action in relation to Environmental Matters.

28.6 No written notice has been received by the relevant member of the Extended SF Group threatening such action, suit or proceedings as are referred to in paragraph 28.5 where such action, suit or proceedings has not yet been commenced.

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                                                                  CONFORMED COPY

REPORTS

28.7 All formal environmental audit reports and health and safety reports concerning the Properties that have been prepared by external environmental consultants at the request of any member of the SF Group or the ABB Group or otherwise by any member of the Extended SF Group or the ABB Group in the past 5 years and which are in its possession or control of any member of the Extended SF Group or the ABB Group have been disclosed.

CONTAMINATED LAND

28.8 The condition of any soil or groundwater under any of the Substantial Properties (or under any adjoining property where its condition has been affected by that of such Substantial Properties) is not contaminated to an extent that it could lawfully give rise to a formal remediation requirement being imposed by a Competent Authority lawfully exercising its powers under Environmental Law in circumstances where the cost of any such requirement could lawfully be recovered from any member of the Extended SF Group.

ASBESTOS

28.9 The condition prior to Completion of asbestos or asbestos-containing materials that have been present within any of the Properties is not such as is likely to have resulted in exposure of any person present on such Properties to asbestos prior to Completion.

ASSETS

28.10 No Portfolio Property vested in any member of the Extended SF Group (or which will be so vested further to a Finance Agreement) includes any boat or ship.

OFF-SITE WASTE DISPOSAL

28.11 No member of the SF Group has any actual or contingent material liability arising from any off-site disposal or recycling of Hazardous Substances.

29.     REAL PROPERTIES - GENERAL

EXTENT

29.1.1 The Properties comprise all of the land and premises vested in, occupied or used by, or in the possession of, the SF Group or in relation to which a SF Group Company has any right or interest. Each relevant SF Group Company is the sole owner of the SF Group Properties which (if applicable) are duly registered with the relevant land registry.

29.1.2 Save for rights of renewal of any relevant lease, licence or tenancy implied by the law of the relevant jurisdiction, the information in respect of the SF Group Properties set out in Part A of Schedule 5 (The Properties) is true, accurate and not misleading in any material respect.

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                                                                  CONFORMED COPY

TITLE

29.2.1 The SF Group has good and marketable title to all of the properties set out in Part A of Schedule 5 (The Properties).

29.2.2 There is no defect in the title that the relevant SF Group Company has to the SF Group Properties which will prevent the continued carrying on of the existing business by the SF Group Companies in the same manner as at the date hereof.

APPURTENANT RIGHTS

29.3 So far as the Vendor is aware, there is appurtenant to the SF Group Properties all necessary rights, easements, privileges and liberties material to the existing use of the SF Group Properties. Other than on the termination of any relevant lease, licence or tenancy which is vested in a SF Group Company, none are restricted to specified hours or other limitation and none are capable of being interrupted or terminated. All are held without requirement for payment (other than payments under the relevant lease, licence or tenancy) or consents from any third party.

OUTGOINGS

29.4 The SF Group Properties are not subject to outgoings other than the usual taxes, utility charges and in the case of SF Group Properties held under a lease, tenancy or licence, the rent, service charge and insurance premiums payable under the lease, licence or tenancy.

ADVERSE INTERESTS

29.5 The title of the SF Group to any of the SF Group Properties or any of their title deeds is not subject to an Encumbrance. SF Group has exclusive vacant possession of the SF Group Properties and has not agreed to part with possession or occupation of the whole or any part of any SF Group Property.

PERMITS

29.6 So far as the Vendor is aware, the SF Group Properties have from the relevant authorities all necessary authorities, rights, permissions and consents required under planning and zoning legislation for their existing use.

PROCEEDINGS

29.7.1 There are no legal proceeding(s) concerning the SF Group Properties or any of them and, so far as the Vendor is aware, none are pending or threatened. To the best of the Vendor's knowledge, information and belief, no fact or circumstance exists which is likely to give rise to any such proceeding(s).

29.7.2 The Vendor has received no written notice of any outstanding notice, judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency affecting the SF Group Properties or any of them.

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                                                                  CONFORMED COPY

COMPULSORY ACQUISITION

29.8 The Vendor has received no written notice of a resolution for compulsory acquisition of the SF Group Properties or any of them by a local or other authority.

CONDITION

29.9 No SF Group Company is in material breach of a covenant or statutory provision relating to the state and condition of the SF Group Properties which requires the expenditure of any material sum; nor, so far as the Vendor is aware, is there any material defect or deficiency in the state and condition of any building of which any SF Group Property forms the whole or part with respect to the cost of which the relevant SF Group Company is obliged to make a material contribution.

LEASEHOLD OR LICENSED PROPERTIES

29.10.1 Where the SF Group holds the SF Group Properties or any of them under a lease, tenancy or licence, no landlord or licensor has made any written complaint to the relevant SF Group Company concerning any material breach by the SF Group of the terms of any such lease, tenancy or licence.

29.10.2 Save for any rights implied by the law of the relevant jurisdiction, no landlord of a SF Group Property may bring the term of any lease or tenancy to an end before the expiry of the lease or tenancy by effluxion of time (except due to tenant default or insolvency).

29.10.3 In respect of all of the properties (save for the property numbered 20) set out in Part A of Schedule 5 (The Properties), each lease, tenancy or licence is in a form and on terms that would be acceptable to a prudent transferee/assignee of the relevant lease tenancy or licence for use for the purposes of the existing business carried out as at the date hereof.

OUTSTANDING PROPERTIES LIABILITIES

29.11 Except in relation to the Properties and except in relation to any Finance Agreement SF Group has no liability arising out of a conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land, premises or an interest in land or premises.

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                                                                  CONFORMED COPY

                                   SCHEDULE 4

                              PURCHASER WARRANTIES

1.1 Each of the Purchaser and the Designated Purchasers is a company duly incorporated and organised and validly existing under the laws of its jurisdiction with the requisite power and authority required to enter into and perform fully, and has taken all necessary corporate action to authorise the execution and performance of, its obligations under this Agreement or, where relevant, the Transaction Documents in accordance with their terms.

1.2 Neither the entry into this Agreement nor the implementation of the Proposed Transaction will result in:

(a) a violation or breach of any provision of the memorandum and articles of association, bye-laws or equivalent constitutional documents of the Purchaser or any Designated Purchaser; or

(b) a violation or breach of any applicable laws or regulations applicable to the Purchaser or any Designated Purchaser.

1.3 This Agreement will, when executed, constitute valid and legally binding obligations of the Purchaser and the Designated Purchasers, enforceable in accordance with their terms, save that this is qualified by:

(a) applicable laws relating to bankruptcy, insolvency, insolvent administration, liquidation or other similar laws affecting creditors' rights generally;

(b) the possible application of laws other than those governing the relevant contract or document;

(c)     general principles of equity and the application of equitable remedies;
        and

(d)     the limitation of actions by prescription.

1.4 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Purchaser or any Designated Purchaser or for the appointment of any provisional liquidator in relation to the business of the Purchaser or any Designated Purchaser. No petition has been presented for an administration order to be made in relation to the Purchaser or any Designated Purchaser, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of the assets and/or undertaking of the Purchaser or any Designated Purchaser.

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                                                                  CONFORMED COPY

                                   SCHEDULE 5

                                 THE PROPERTIES

                                     PART A
                               SF GROUP PROPERTIES

                                                                                            DATE OF
        PROPERTY         OCCUPYING COMPANY/         LANDLORD (IF                            LEASE (IF
NO.     ADDRESS          TENANT                     APPLICABLE)            TENURE           APPLICABLE)   PARTIES TO THE LEASE
-----------------------------------------------------------------------------------------------------------------------------------
1       Gammel           Resonia Leasing AB         Big Bowl               Leasehold        20 September  Big Bowl
        Jernbanevej                                 Underholdningscenter   (Lease           2001          UnderholdningscenterA/S
        31, Sal 4,                                  A/S                    contract                       and Resonia Leasing AB
        Valby,                                                             (1808 MB)
        Copenhagen,
        Denmark

2       Borupvang No.5C  Resonia Leasing AB         Xerox                  Occupation       1 April 2001  Xerox A/S and Resonia
        DK2750,                                     A/S                    pursuant to                    Xerox Finland
        Ballerup,                                                          co-operation
        Denmark                                                            agreement

3       2 offices at     Resonia Leasing AB         Julius Tallberg        Lease            27 September  Julius Tallberg
        Fredrikinkatu                               Kiinteisot Oyj         (If ABB          2001          Kiinteistot Oyj and
        47 FIN00100                                                        ownership is                   Resonia Leasing AB
        Helsinki,                                                          terminated a
        Finland                                                            new owner must
                                                                           put up a bank
                                                                           guarantee)

4       Upseerinkatu .2  Resonia Leasing AB         Xerox                  Occupation       1 April 2001  Xerox Oy and Resonia
        FIN02600                                    Oy                     pursuant to                    Leasing AB
        Espoo, Finland                                                     co-operation
                                                                           agreement

                                                    RENT
                                                    (EXCLUSIVE OF
                                                    TAXES,
                                                    INSURANCE,
                                                    SERVICE
                                                    CHARGE AND
        PROPERTY                                    OTHER
NO.     ADDRESS          LEASE TERM                 PAYMENTS)              EXISTING USE
------------------------------------------------------------------------------------------
1       Gammel           1 February                 DDK 55,416             Offices
        Jernbanevej      2002 to                    per month
        31,  Sal 4,      1 February
        Valby,           2007
        Copenhagen,
        Denmark

2       Borupvang No.5C  5 years but                DKK 70.000             Offices
        DK2750,          may be                     per month
        Ballerup,        extended
        Denmark          under a
                         co-operative
                         agreement

3       2 offices at     1 January                  EURO 9,560             Offices
        Fredrikinkatu    2002 to 30                 per month
        47 FIN00100      September 2004
        Helsinki,
        Finland

4       Upseerinkatu .2  5 years                    EURO 1,678.4 per       Offices and 2
        FIN02600         subject to                 month                  car parking
        Espoo, Finland   extension                                         spaces

                                                                                            DATE OF
        PROPERTY         OCCUPYING COMPANY/         LANDLORD (IF                            LEASE (IF
NO.     ADDRESS          TENANT                     APPLICABLE)            TENURE           APPLICABLE)   PARTIES TO THE LEASE
-----------------------------------------------------------------------------------------------------------------------------------
        Upseerinkatu .2  Resonia Leasing AB         Xerox                  Leasehold        1 September   Xerox Oy and Resonia
        FIN02600                                    Oy                                      2001          Leasing AB
        Espoo, Finland

5       Via Barracca,    SIB Leasing SpA and        sguva Service SpA      Service          1 March 1999  sguva Service SpA and SIB
        25/27 Segrate,   shared occupation                                 Agreement                      Leasing SpA
        Milan, Italy     with ABB Structured
                         Finance srl as a
                         group company

6       Building 3a,     Xerox Noleggi SpA          Xerox SpA              Sub-lease        1 December    Xerox SpA and Xerox
        4th Floor, Via                                                                      2001          Noleggi SpA
        Medici del
        Vascello, 26-3
        a Milan, Italy

7       Via E, Fico 32,  SIB Leasing Spa and        sguva Service SpA      Domiciliation    1 March 1999  sguva Service SpA and SIB
        Sestri           shared occupation                                 Contract                       Leasing SpA
        Levante, Genoa   with ABB Structured
        Italy            Finance srl as a group
                         company (pursuant to
                         an internal costs
                         sharing agreement)

8       Radhusgaten 7B,  Resonia Leasing AB         Olav Thon              Leasehold        8 October     Olav Thon Eiendomsselskat
        Oslo, Norway                                Eiendomsselskap ASA                     2001          ASA and Resonia Leasing AB

9       Postboks 452,    Resonia Leasing AB         Xerox                  Occupation       1 April 2001  Xerox  A/S and Resonia
        N-1327,                                     A/S                    pursuant to                    Xerox Norway
        Lysaker, Oslo,                                                     co-operation
        Norway                                                             agreement

                                                    RENT
                                                    (EXCLUSIVE OF
                                                    TAXES,
                                                    INSURANCE,
                                                    SERVICE
                                                    CHARGE AND
        PROPERTY                                    OTHER
NO.     ADDRESS          LEASE TERM                 PAYMENTS)              EXISTING USE
------------------------------------------------------------------------------------------
        Upseerinkatu .2  1 September                EURO 1,678.4 per       Offices and 2
        FIN02600         2001 to 30                 month                  car parking
        Espoo, Finland   September 2006                                    spaces

5       Via Barracca,    Open                       1.033 Euros            Non current
        25/27 Segrate,                              per annum              file store
        Milan, Italy

6       Building 3a,     1st December               58.209 euros           Offices
        4th Floor, Via   2007 but can               per annum
        Medici del       be terminated
        Vascello, 26-3   by either
        a Milan, Italy   party on not
                         less than 3
                         months' notice

7       Via E, Fico 32,  Open                       3,615 euros            Offices
        Sestri                                      per annum              (Secondary
        Levante,Genoa                                                      legal site)
        Italy

8       Radhusgaten 7B,  Expires 30                 NOK 136,399            Offices
        Oslo, Norway     April 2006                 per month

9       Postboks 452,    5 years but                NOK 37.600             Offices
        N-1327,          may be                     per month
        Lysaker, Oslo,   extended
        Norway           under a
                         co-operative
                         agreement

                                                                                            DATE OF
        PROPERTY         OCCUPYING COMPANY/         LANDLORD (IF                            LEASE (IF
NO.     ADDRESS          TENANT                     APPLICABLE)            TENURE           APPLICABLE)   PARTIES TO THE LEASE
-----------------------------------------------------------------------------------------------------------------------------------
10      Trelleborg       Ostersjoterminalen AB      Head landlord is ABB   Freehold         13 June 2000  In respect of the
        Tankbilen 3,     (sub-let to Pergo AB)      Sodra KB                                              occupational lease
        Trelleborg,                                 (freeholder). Pergo                                   granted out of the
        Sweden                                      AB's landlord is                                      freehold interest  - ABB
                                                    Ostersjoterminalen AB                                 Sodra KB and
                                                                                                          Ostersjoterminalen AB

11      Birger           ABB Structured Finance AB  ABB Financial          Sub-Lease        4 July 2002   ABB Financial Services AB
        Jarlsgatan,      (and occupied by ABB       Services AB (publ)                                    (publ) and ABB Structured
        57B, 11396,      Credit Finans AB, ABB New                                                        Finance AB
        Stockholm,       Finans AB, ABB Renting AB,
        Sweden           ABB Sodra KB, ABB TD       Head Landlord is
                         Finans AB, ABB Rental AB,  Fastighetsforvaltning
                         ABB Structured Finance     Sporvagnen 4 KB
        Also short-term  Sweden AB and ABB CSC
        parking spaces   Finance AB as group
        leased from      companies)
        WASA
        Fastigheter AB

12      Tegnergatan 4,   Resonia Leasing AB         Immanuelskyrkans,      Leasehold        5 September   Immanuelskyrkans,
        Stockholm,       (publ)                     Forvaltning AB c/o     (Lease           2001          Forvaltning AB (publ) /AB
        Sweden                                      Fastighets AB          Contract No.                   Fastighets AB Probitasand
                                                    Probitas               120701)                        Resonia Leasing AB

13      Thulehuset 1     Resonia Leasing AB (publ)  Fastighetsaktiebolag   Leasehold        21 November   Fastighetsaktiebolag
        Storgatan 38,                               Norrporten (publ)      (Lease           2000          Norrporten (publ) and
        903 26 Umea,                                                       Contract No.                   Resonia Leasing AB (publ)
        Sweden (Floor 1)                                                   174-2009)

14      Thulehuset       Resonia Leasing AB (publ)  Fastighetsaktiebolag   Leasehold        12 May 1999   Fastighetsaktiebolag
        Storgatan 38,                               Norrporten (publ)      (Lease                         Norrporten (publ) and
        90107, Umea,                                                       Contract No.                   Resonia Leasing AB (publ)
        Sweden (floors                                                     174-2022)
        7-10)

                                                    RENT
                                                    (EXCLUSIVE OF
                                                    TAXES,
                                                    INSURANCE,
                                                    SERVICE
                                                    CHARGE AND
        PROPERTY                                    OTHER
NO.     ADDRESS          LEASE TERM                 PAYMENTS)              EXISTING USE
------------------------------------------------------------------------------------------
10      Trelleborg       15 years from              SEK 1,195,603          Warehouse  and
        Tankbilen 3,     1 March 2001                                      logistics
        Trelleborg,                                                        centre
        Sweden

11      Birger           From 4 July                SEK 3.468.000          Offices and
        Jarlsgatan,      2002 until 30              per annum              parking lots
        57B, 11396,      September
        Stockholm,       2003 but can
        Sweden           be terminated
                         by either
                         party giving
        Also short-term  9 months'
        parking spaces   notice
        leased from
        WASA
        Fastigheter AB

12      Tegnergatan 4,   1 October                  SEK 253.177            Offices
        Stockholm,       2001 to 30                 per quarter
        Sweden           September 2004


13      Thulehuset 1     1 January                  SEK 103.880            Offices
        Storgatan 38,    2001 to 31                 per quarter
        903 26 Umea,     December 2006
        Sweden (Floor 1)

14      Thulehuset       1 July 1999                SEK 326.083            Offices
        Storgatan 38,    to 30 June                 per quarter
        90107, Umea,     2004
        Sweden (floors
        7-10)

                                                                                            DATE OF
        PROPERTY         OCCUPYING COMPANY/         LANDLORD (IF                            LEASE (IF
NO.     ADDRESS          TENANT                     APPLICABLE)            TENURE           APPLICABLE)   PARTIES TO THE LEASE
-----------------------------------------------------------------------------------------------------------------------------------
15      Thulehuset       Resonia Leasing AB (publ)  Fastighetsaktiebolag   Leasehold        7 February    Fastighetsaktiebolag
        Storgatan 38,                               Norrporten (publ)      (Lease           2000          Norrporten (publ) and
        90107, Umea,                                                       Contract No.                   Resonia Leasing AB (publ)
        Sweden (storage                                                    174-2045)
        room in
        basement)

16      Thulehuset       Resonia Leasing AB (publ)  Fastighetsaktiebolag                                  Fastighetsaktiebolag
        Storgatan 38,                               Norrporten (publ)                                     Norrporten (publ) and
        90107, Umea,                                                                                      Resonia Leasing AB (publ)
        Sweden (Floor 5)

17      Kanalvagen       Resonia Leasing AB         Xerox                  Occupation       1 April 2001  Xerox  AB and Resonia
        No.10A, Infra                               AB                     pursuant to                    Xerox Sweden
        City 194061,                                                       co-operation
        Stockholm                                                          agreement

18      Suite 401C, One  ABB Energy Capital  LLC    One Research Drive     Leasehold        27 July 2000  Flanders Westborough (as
        Research Drive,  (sublet to ABB Structured  Associates LLC                                        predecessor in interest
        Westborough,     Finance (Americas) Inc.)                                                         to One Research Drive
        Massachusetts,                                                                                    Associates LLC) Delaware
        USA                                                                                               Inc, and ABB Energy
                                                                                                          Capital  LLC

19      Part 10th        ABB Energy Capital LLC     Beacon Energy          Sub-Lease        Feb 1999      Beacon Energy Corporation
        Floor, 2 Oliver                             Corporation                                           and ABB Energy Capital LLC
        Street, Boston,                                                                                   EOP (Prime Landlord)
        Massachusetts,
        02109, USA

20      La Ginestiere,   ABB Credit Holding B.V.    N/A                    Freehold         N/A           N/A
        Le Lavandou,
        Var, France

                                                    RENT
                                                    (EXCLUSIVE OF
                                                    TAXES,
                                                    INSURANCE,
                                                    SERVICE
                                                    CHARGE AND
        PROPERTY                                    OTHER
NO.     ADDRESS          LEASE TERM                 PAYMENTS)              EXISTING USE
------------------------------------------------------------------------------------------
15      Thulehuset       1 January                  SEK 6.551 per          Storage
        Storgatan 38,    2000 to 31                 quarter
        90107, Umea,     December
        Sweden (storage  2002.  Lease
        room in          term extended
        basement)        3 years if
                         not
                         terminated 9
                         months before
                         expiry.

16      Thulehuset       Terminates 31              SEK 14.208             Temporary
        Storgatan 38,    December 2002              per month              Offices
        90107, Umea,
        Sweden (Floor 5)

17      Kanalvagen       5 years but                SEK 116.36             Offices
        No.10A, Infra    may be                     per quarter
        City 194061,     extended
        Stockholm        under a
                         co-operative
                         agreement

18      Suite 401C, One  15 October                 $32,837 per            Offices
        Research Drive,  2000 - 31                  month
        Westborough,     October 2005
        Massachusetts,
        USA

19      Part 10th        1 March 1999               $13,434 per            Offices
        Floor, 2 Oliver  to 31 May 2003             month
        Street, Boston,
        Massachusetts,
        02109, USA

20      La Ginestiere,   N/A                        N/A                    Holiday
        Le Lavandou,                                                       accommodation
        Var, France

                                     PART B
                        TRANSITIONAL SERVICES PROPERTIES

                                        OCCUPYING COMPANY/                      LANDLORD (IF
NO.  PROPERTY ADDRESS                   TENANT                                  APPLICABLE)            TENURE
----------------------------------------------------------------------------------------------------------------------
21   Part (30 sq.m) Na Bojisti 24,      ABB Structured Finance                  ABB sro                Agreement to
     Praha 2 ICO 60202602 (30 sq.m.)                                                                   occupy (not yet
     Czech Republic plus 1 car parking                                                                 completed)
     space

22   Via L. Lama 1 Sesto Giovanni,      ABB Structured Finance srl              ABB Group Services     Leasehold
     Milan, Italy                                                               Center srl

23   Via Arconati 1, Milan, Italy       SIB Leasing SpA and shared occupation   ABB Solutions SpA      Sub-Lease
                                        with ABB Structured Finance srl (small
                                        ticket) as a group company pursuant to
                                        an internal costs sharing agreement

24   Tordenskioldsgate 6, Floors 7 and  ABB Credit Finans AB                    ABB Financial          Sub-Lease
     8, 0121, Oslo, Norway)                                                     Services AS

25   [Intentionally blank]              [Intentionally blank]                   [Intentionally blank]  [Intentionally
                                                                                                       blank]

26   11th Floor, One Stamford Plaza,    ABB Structured Finance (Americas) Inc   ABB Financial          Sub-Lease
     263 Tresser Boulevard, Stamford,   (sublet to ABB Credit Inc.)             Services Inc.
     CT, USA

27   Suite 100, 202 Carnegie Ct,        ABB Energy Capital LLC                  ABB Equity Ventures    Month to month
     Princeton, NJ 08540                                                        Inc                    internal
                                                                                                       arrangement

                                        DATE OF
                                        LEASE (IF
NO.  PROPERTY ADDRESS                   APPLICABLE)     PARTIES TO THE LEASE             LEASE TERM
---------------------------------------------------------------------------------------------------------------
21   Part (30 sq.m) Na Bojisti 24,                                                       Terminates 31st
     Praha 2 ICO 60202602 (30 sq.m.)                                                     October 2004
     Czech Republic plus 1 car parking
     space

22   Via L. Lama 1 Sesto Giovanni,      11 April 2002   ABB Group Services Center srl    1 January 2002 to 31st
     Milan, Italy                                       and ABB Structured Finance srl   December 2002

23   Via Arconati 1, Milan, Italy       2 May 2000      ABB Solutions SpA and SIB        31 March 2004
                                                        Leasing SpA

24   Tordenskioldsgate 6, Floors 7 and  14 May 2001     ABB Financial Services AS and    1 June 2000 to 31 May
     8, 0121, Oslo, Norway)                             ABB Structured Finance AS        2005

25   [Intentionally blank]              [Intentionally  [Intentionally blank]            [Intentionally blank]
                                        blank]

26   11th Floor, One Stamford Plaza,    10 July 2002    ABB Financial Services Inc ABB   Terminates on 31
     263 Tresser Boulevard, Stamford,                   Structured Finance (Americas)    December 2002 or upon
     CT, USA                                            Inc                              2 months' prior notice

27   Suite 100, 202 Carnegie Ct,                        ABB Equity Ventures Inc and
     Princeton, NJ 08540                                ABB Energy Capital LLC

                                        RENT (EXCLUSIVE OF
                                        TAXES, INSURANCE,
                                        SERVICE CHARGE
                                        AND OTHER
NO.  PROPERTY ADDRESS                   PAYMENTS)                      EXISTING USE
-----------------------------------------------------------------------------------------
21   Part (30 sq.m) Na Bojisti 24,      EURO 242.4 per sq.m. per year  Office
     Praha 2 ICO 60202602 (30 sq.m.)
     Czech Republic plus 1 car parking  Car Park 110 euros per month space

22   Via L. Lama 1 Sesto Giovanni,      40,143 euros per annum         Offices
     Milan, Italy

23   Via Arconati 1, Milan, Italy       98.323 euros per annum         Offices

24   Tordenskioldsgate 6, Floors 7 and  NOK 875,000 per year           Offices, Storage
     8, 0121, Oslo, Norway)                                            and 2 parking lots

25   [Intentionally blank]              [Intentionally blank]          [Intentionally
                                                                       blank]

26   11th Floor, One Stamford Plaza,    $38,454 per month              Offices
     263 Tresser Boulevard, Stamford,
     CT, USA

27   Suite 100, 202 Carnegie Ct,        $1,000 per month               Office
     Princeton, NJ 08540

                                        OCCUPYING COMPANY/                      LANDLORD (IF
NO.  PROPERTY ADDRESS                   TENANT                                  APPLICABLE)            TENURE
----------------------------------------------------------------------------------------------------------------------
28   1 office, 5th Floor, Burgemeester  ABB Credit Holding B.V.                 ABB Financial          Leasehold
     Haspelslaan 65, 1181NB,                                                    Services Limited
     Amstelveen, The Netherlands

29   Part 3rd floor Imperial Building,  ABB Structured Finance (a division of   ABB Financial          Sub-Lease
     Thurgauerstrasse, 54, Zurich,      ABB Financial Services Limited)         Services Limited
     Switzerland

                                        DATE OF
                                        LEASE (IF
NO.  PROPERTY ADDRESS                   APPLICABLE)     PARTIES TO THE LEASE             LEASE TERM
----------------------------------------------------------------------------------------------------------------
28   1 office, 5th Floor, Burgemeester                  ABB Financial Services Limited   Open
     Haspelslaan 65, 1181NB,                            and ABB Credit Holdings B.V.
     Amstelveen, The Netherlands

29   Part 3rd floor Imperial Building,  1 August 2001   ABB Financial Services Ltd (a    Termination on 6
     Thurgauerstrasse, 54, Zurich,                      division of ABB Financial        months' notice but not
     Switzerland                                        Services Limited) and ABB        before 31 December 2002
                                                        Structured Finance

                                        RENT (EXCLUSIVE OF
                                        TAXES, INSURANCE,
                                        SERVICE CHARGE
                                        AND OTHER
NO.  PROPERTY ADDRESS                   PAYMENTS)                      EXISTING USE
-------------------------------------------------------------------------------------
28   1 office, 5th Floor, Burgemeester  US$11,500 per annum            Office
     Haspelslaan 65, 1181NB,
     Amstelveen, The Netherlands

29   Part 3rd floor Imperial Building,  CHF 121,000 per quarter        Offices
     Thurgauerstrasse, 54, Zurich,
     Switzerland                                                       25 car parking
                                                                       spaces

                                                                       Archiving

                                                                  CONFORMED COPY

                                   SCHEDULE 6

                                    PENSIONS

                                     PART A
                                GLOBAL PROVISIONS

DEFINITIONS

1.1     The definitions used in this Schedule are set out in Part B.

HOW THIS SCHEDULE APPLIES

2.1     This Schedule is incorporated into the Agreement at clause 19.

2.2 This Part A shall apply separately in relation to each Vendor Plan and Stand-Alone Plan, unless otherwise stated.

2.3 To the extent that giving effect to any provision of this Schedule would be expressly prohibited by the requirements of Local Law, the latter shall prevail. However, if this applies, or to the extent that any circumstances arise which are not expressly envisaged by this Schedule, the Vendor and Purchaser shall each use reasonable endeavours to agree arrangements which are, as far as legally possible, consistent with the principles and objectives set out in this Schedule. Subject to this, the mechanics of giving effect to this Schedule shall be determined by and consistent with the requirements of Local Law.

2.4     Paragraph 3.2 does not apply to US based plans.

RETIREMENT BENEFITS TO BE PROVIDED BY THE PURCHASER

BENEFITS FOR FUTURE SERVICE

3.1     [Intentionally blank]

BENEFITS FOR PRE-PENSION TRANSFER DATE SERVICE

3.2 The Purchaser shall provide (or shall procure that there are provided) Retirement Benefits for each Transferring Member in respect of pre-Pension Transfer Date service (subject, in the case of Transferring Members who were immediately prior to the Pension Transfer Date members of a funded Vendor's Plan, to receipt of the full Transfer Amount), which are, in the opinion of the Purchaser's Actuary and agreed with the Vendor's Actuary:

(a) equivalent overall (on the actuarial basis used for calculating the relevant Transfer Amount, as referred to in paragraph 6.4 or 6.5, as applicable) to the value of that Transferring Member's Retirement Benefits immediately before Pension Transfer Date; or

                                                                  CONFORMED COPY

(b) (in the case of a transfer from a Defined Contribution Plan) equal in value to the Transfer Amount.

CONTINUED PARTICIPATION

4.1 The Vendor undertakes that it will not, and that it will procure that no ABB Group member will, prior to the Payment Date, amend or terminate any Stand Alone Plan or any Vendor Plan (in so far as it relates to the Transferring Employees) without the consent of the Purchaser (not to be unreasonably withheld or delayed) (unless such measures are required by Local Law) provided always that the Purchaser agrees to consent to the amendment of any Swiss pension arrangement to reduce the guaranteed interest rate in that arrangement from 4% per annum to any lower percentage rate per annum (provided that the rate shall not be reduced to a rate lower than the rate required under Local Law) should the Vendor wish to make such an amendment.

4.2 Subject to paragraphs 4.3 and 4.10, where Local Law permits this, the Vendor shall use all its reasonable endeavours to procure that each SF Group Company which at Completion participates in a funded Vendor Plan, and any company in the Purchaser's Group employing Transferring Employees (each such company being a PARTICIPATING COMPANY), may in relation to the Transferring Employees employed in any jurisdiction in which there are funded Vendor Plans from time to time participate in the applicable funded Vendor Plan throughout the Transitional Period.

4.3 Such participation or continued participation shall be subject to the regulatory, tax approved or tax qualified status of the Vendor Plan not thereby being jeopardised. Any Participating Company which wishes to participate in the Vendor Plans shall enter into such documentation as may be required to enable such participation which shall include an obligation to comply in all respects with the provisions of the Vendor Plan. Subject to paragraphs 4.4 to 4.10 below, the participation of any Participating Company shall be on such terms as the administrators or trustees of the relevant Vendor Plans require.

4.4     The Purchaser shall ensure that any Participating Company:

(a) pays or procures the payment of the contributions by and in respect of the Transferring Employees at the rates specified in section 6 of Part C of this Schedule in accordance with the rules of the Vendor Plan and in any event no later than 10 days after the end of the month to which such contributions relate (unless otherwise agreed with the Vendor) and will pay contributions at a higher rate than that specified in section 6 of Part C of this Schedule with effect from 45 days after it or a member of the Vendor's group receives notice of the proposed change, provided that if the Participating Company receives notification of a change in the level of contributions payable to the Vendor Plan the Participating Company may terminate its participation in the Vendor Plan by providing written notice to the Vendor, the Vendor Plan and the relevant Vendor Plan administrator and/or trustee at least 30 days before the change in contributions is to become effective.

                                                                  CONFORMED COPY

(b) complies in all other respects with the provisions of the Vendor Plan and the obligations imposed on an employer in relation to the Vendor Plan by Local Law;

(c) does not exercise any power, right or discretion conferred on it by the Vendor Plan or, in relation to the Vendor Plan, by or under any legislation without the prior written consent of the Vendor (such consent not to be unreasonably withheld or delayed);

(d) does not do anything or omit to do something whereby the regulatory, tax approved or tax qualified status of the Vendor Plan would or might be prejudiced or jeopardised; and

(d) subject to (a) above, gives written notice to the Vendor Plan terminating its participation with effect from the end of the Transitional Period.

4.5 Subject to paragraph 4.6, the Purchaser undertakes and shall procure that the SF Group Companies and each member of the Purchaser's Group shall take no action and give no assistance (directly or indirectly) to any person in any way on or after the date of this Agreement, which would or might result in an increase in the assets to be transferred from or in respect of any Vendor Plan pursuant to this Schedule. The Purchaser's obligations under this paragraph apply both before and after the time when the relevant Transferring Employees leave pensionable service in the relevant Vendor Plan.

4.6 Where there is a Transitional Period, with effect from the Completion Date, the Purchaser undertakes that neither the Purchaser nor any member of the Purchaser's Group will take any action or exercise or permit the exercise of any right, power or discretion which would or might have the consequence of increasing the cost to a member of the ABB Group or to any Vendor Plan of the provision of Retirement Benefits to or in respect of any Transferring Employee or any former employee, whether by creating new liabilities or increasing existing liabilities in a Vendor Plan or otherwise, without the Vendor's prior written consent (such consent not to be unreasonably withheld or delayed), with the exception that the annual pensionable salary of any Transferring Employee may be increased by up to the percentage salary increase assumption in the Assumptions (pro-rated to reflect the length of the relevant Transitional Period) (such percentage being reduced by the percentage amount of any increase awarded since the last increase in annual pensionable salary awarded prior to the Completion Date but effective after the Completion Date) or a greater percentage agreed in writing in advance by the Vendor and Purchaser.

4.7 If any member of the Purchaser's Group does anything, or omits to do something, which results in an increase in the liabilities of a Vendor Plan in respect of the Transferring Employees, the Purchaser shall procure that an amount is paid to the Vendor Plan, which is agreed by the Vendor's Actuary and the Purchaser's Actuary (in the event they fail to agree, the matter shall be referred to the Independent Adjudicator under paragraph 10 of this Schedule), equal to the capital value of the additional liability (by reference to the Assumptions) (the SPECIAL CONTRIBUTION), within fourteen days of certification, together with interest on the amount at two per

                                                                  CONFORMED COPY

cent above the Interest Rate in respect of the period from fourteen (14) days after the agreement of the Special Contribution to actual payment of the Special Contribution. If and to the extent that the Special Contribution is not paid before the payment of the Transfer Amount the agreed amount will be deducted from and reduce the Transfer Amount for all purposes under this Schedule.

4.8 The Purchaser shall procure that each Participating Company agrees that the Vendor (or a company nominated by the Vendor (the RELEVANT COMPANY)) may make all decisions and exercise all discretions in relation to the Vendor Plan envisaged by or desirable under the provisions of the Vendor Plan or Local Law as though the Vendor (or the relevant company) were the sole employer participating in the Vendor Plan. While any Participating Company continues to participate in a Vendor Plan, the Purchaser shall procure that each such Participating Company will in relation to the Vendor Plan:

(a) exercise no right or discretion conferred on it by or under the provisions of the Vendor Plan or Local Law without the prior written consent of the Vendor (such consent not to be unreasonably delayed or withheld);

(b) exercise each right or discretion conferred on it by or under the provisions of the Vendor Plan or Local Law as directed from time to time in writing by the Vendor;

(c) from time to time execute all deeds, documents, agreements, consents or approvals for the purpose of complying with its obligations under sub-paragraphs (a) or (b) above as may be considered necessary or desirable by the Vendor;

(d) co-operate with the Vendor and the Vendor Plan in providing information about, and access to, its employees in relation to the administration of the Vendor Plan from time to time; and

(e) if requested by the Vendor, execute a deed irrevocably appointing the Vendor (or the relevant company) as its attorney to execute (in the name of the Participating Company or otherwise) from time to time any of the deeds, documents, agreements, consents or approvals specified in paragraph (c) above.

The Vendor (or the relevant company, as appropriate) may exercise the authorities and discretions envisaged by this paragraph in its absolute unfettered discretion and in its own interests. Subject to Local Law, the Purchaser shall procure that each Participating Company accepts that the Vendor (or the relevant company, as the case may be) owes no duty or responsibility to any of the Participating Companies in relation to the exercise of the authorities and discretions envisaged as conferred on the Vendor (or the relevant company) by this paragraph.

4.9 The Purchaser shall procure that each Participating Company shall do everything in its power (and co-operate with the Vendor and the relevant Vendor Plan, as requested by them) to ensure that all of its employees cease to be in pensionable service under the Vendor Plan by the end of the Transitional Period.

                                                                  CONFORMED COPY

4.10 The Vendor shall have power to terminate the participation of any company in a Vendor Plan:

(a) with one month's notice, if the relevant company or the Purchaser is, in the Vendor's opinion acting in good faith, in breach of paragraphs 4.3 to 4.9 or any material provision of a Vendor Plan; and

(b) with less than one month's notice or with immediate effect, where the Vendor reasonably believes that the tax approved, favoured or qualified status of the Vendor Plan will not continue unless the participation of that company is terminated expeditiously.

4.11 Notwithstanding any other provision of this Schedule, the Purchaser shall meet all costs associated with any member of the Purchaser's Group participating, pursuant to paragraphs 4.2 to 4.10 above, in plans established in the USA.

PURCHASER PLANS

5.1     This paragraph 5 shall not apply in relation to Stand-Alone Plans.

5.2 The Purchaser shall before, and with effect from a date no later than, the Pension Transfer Date establish or nominate one or more plans, schemes, funds or arrangements to provide Retirement Benefits for and in respect of the Transferring Employees. Where it is envisaged under the provisions of this Schedule that there may be a transfer of assets from a tax approved, favoured or qualified Vendor Plan to a Purchaser Plan so established or nominated, that Purchaser Plan shall have tax approved, favoured or qualified status in the relevant jurisdiction, and, where a transfer of assets from a Vendor Plan is envisaged pursuant to this Schedule, the Purchaser Plan shall be capable of accepting such transfer of assets from the relevant Vendor Plan without prejudicing that Vendor Plan's tax approved, favoured or qualified status (if any).

5.3(a) At least thirty days before the Pension Transfer Date or, where the Pension Transfer Date is the Completion Date, at least ten Business Days before the Completion Date, the Purchaser shall send all Transferring Employees with Retirement Benefits a notice (the EMPLOYEE NOTICE) setting out particulars of the Purchaser Plan under which it is proposed that Retirement Benefits are to be provided in accordance with this Schedule. No Employee Notice shall be issued by the Purchaser without the Purchaser having given the Vendor six Business Days to review such Employee Notices and to discuss and consult with the Purchaser over the wording of those Employee Notices.

(b) Where membership of the relevant Purchaser Plan for service on and from Pension Transfer Date is subject to the relevant Employee consenting or not objecting to such membership, the Employee Notice shall include an offer to each such Employee of membership of the relevant Purchaser Plan.

(c) If the Purchaser so requests in respect of any Vendor Plan, the Transfer Amount shall be calculated in accordance with paragraph 6.4 on the assumption that all Transferring Employees employed at the Pension Transfer

        Date become Transferring Members and the Vendor's Actuary shall provide for agreement by the Purchaser's Actuary a breakdown of the proportion of the calculated Transfer Amount applicable to each Transferring Employee. Notwithstanding this paragraph (c), the Transfer Amount for all of the purposes of this Schedule (including the Transfer Amount actually payable under and subject to the terms of this Schedule) shall be calculated in relation to Transferring Members only.

(d) Where Local Law does not provide for an automatic transfer in respect of the Past Service Benefits of Transferring Employees as a result of the transactions envisaged by this Agreement, and where Local Law permits and this Schedule envisages a transfer in respect of the Past Service Benefits of the Transferring Employees, then not later than 60 days after the Pension Transfer Date a second notice (in a form agreed in advance by the Vendor, to the extent the notice relates to a discharge of liability for the Vendor Plan that is to make transfer, such agreement not to be unreasonably withheld or delayed) (the PAST SERVICE NOTICE) shall be sent to each Transferring Employee offering each such Employee (subject to accepting the offer of membership referred to in (b) above) the option to transfer his Past Service Benefits into the relevant Purchaser Plan on terms which comply with paragraph 3.2.

5.4 No Transferring Employee's membership of the Purchaser Plan in relation to service on and after Completion shall be conditional upon his consenting or not objecting to a transfer in respect of his Past Service Benefits from the relevant Vendor Plan, unless Local Law requires such a condition.

PRINCIPLES GOVERNING THE TREATMENT OF RETIREMENT BENEFITS

6.1 The principles set out below in this paragraph 6 of this Schedule shall apply to the treatment of the Retirement Benefits of Transferring Employees under this Schedule, and shall be applied in accordance with and subject to the following paragraphs of this Schedule.

CASH PAYMENTS TO TRANSFERRING EMPLOYEES

6.2 Where a Transferring Employee is entitled on completion of the transactions contemplated by this Agreement to elect to receive a cash payment in respect of his Past Service Benefits and does so elect, or where the Vendor decides with the Purchaser's agreement to offer the Transferring Employee an option to receive such cash payment and the Transferring Employee exercises this option, there shall be no transfer of assets or cash under paragraphs 6.4 or 6.5 in respect of that Transferring Employee's Past Service Benefits and paragraph
3.2 of this Schedule shall not apply in respect of that Transferring Employee.

WHERE NO TRANSFER PAYMENT IS TO BE MADE

6.3 Without prejudice to paragraph 6.2, there shall be no transfer of assets or cash under paragraphs 6.4 or 6.5 in respect of the Past Service Benefits of any Transferring Employee who as at the day before Completion is a member of a Vendor Plan in the USA or Finland (in respect of non-Resonia Transferring Employees) (or such other

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Vendor Plan as the Vendor and Purchaser may agree, subject to the requirements of Local Law, no later than six weeks prior to Completion), and paragraph 3.2 of this Schedule shall not apply in respect of each such Transferring Employee. Instead, except with respect to the ABB Inc. Cash Balance Pension Plan, subject to paragraph 6.9, each such Transferring Employee shall be treated for the purposes of Retirement Benefits only as leaving the employment of the ABB Group with effect on and from Completion, and shall have the same options under the rules of the relevant Vendor Plan as would have applied had the relevant Transferring Employee left the employment of the ABB Group on the day before Completion. With respect to the ABB Inc Cash Balance Pension Plan including for this purpose the DB Account under the ABB Inc Retirement Income Restoration Plan, each Transferring Employee covered by such Plan shall be treated for purposes of Retirement Benefits only as having continued employment with the ABB Group for purposes of vesting in the benefit, and eligibility for an early retirement benefit, under such Plan but for no other purpose, and termination of service with the Purchaser or the SF Group Company that continues to employ such Transferring Employee on and after Completion shall be treated as termination of service with the ABB Group.

TRANSFERS FROM VENDOR PLANS THAT ARE FUNDED DEFINED BENEFIT PLANS

6.4 Subject to paragraphs 6.2, 6.3 and 7, and provided that the Purchaser has complied with its obligations under this Schedule in all material respects, the Vendor shall use reasonable endeavours to procure that a transfer of assets (which may include an assignment, partial assignment or reissue of an insurance contract) is made on or before the relevant Payment Date from or in respect of each Vendor Plan which is a funded Defined Benefit Plan to an appropriate Purchaser Plan, such transfer to be of an amount (calculated by the Vendor's Actuary and agreed by the Purchaser's Actuary in accordance with paragraph 7.4) equal to A+B-C where

A is the value of the Past Service Benefits of the relevant Transferring Members as at Completion calculated in accordance with the Assumptions as applicable to that Vendor Plan, adjusted for the period from and including the Completion Date to the day immediately before the Payment Date by the Local Timing Adjustment.;

B is the aggregate value of the contributions paid by and in respect of the Transferring Employees under paragraph 4.4(a) above, any contributions by a Participating Company in accordance with paragraph 4.7 and any additional or further contributions by a Participating Company to the Vendor Plan (other than as provided in paragraphs 4.1 to 4.10) adjusted from the date of each payment referred to in that paragraph to the day immediately before the Payment Date by the Local Timing Adjustment., but not including any amount in respect of contributions paid by or in respect of any Transferring Employee who does not become or ceases to be a Transferring Member before the Pension Transfer Date, in which case those contributions remain in the plan, and

C is the reasonable costs, as determined by the Vendor's Actuary and agreed by the Purchaser's Actuary, during the Transitional Period of (i) the administration of the Vendor Plan in respect of the Transferring Employees and
(ii) the cost of providing risk benefits to or in respect of the Transferring Employees adjusted by the Local

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Timing Adjustment in each case from the date on which the cost is incurred to the Pension Transfer Date.

TRANSFERS FROM FUNDED DEFINED CONTRIBUTION PLANS

6.5 Subject to paragraphs 6.2, 6.3 and 7, and provided that the Purchaser has complied with its obligations under this Schedule in all material respects, the Vendor shall use reasonable endeavours to procure that a transfer of assets (which may include an assignment, partial assignment or reissue of an insurance contract) is made on or before the relevant Payment Date from or in respect of each funded Vendor Plan which is a Defined Contribution Plan to an appropriate Purchaser Plan, such transfer to be of an amount equal to the value of the Past Service Benefits of each Transferring Member calculated as an amount equal to that part of the fund which stands to the credit of each Transferring Member valued, in each case, on the basis that all such Past Service Benefits are fully vested, and in respect of the arrangements in Switzerland, calculated in accordance with Local Law.

VENDOR PLANS WHICH PROVIDE BENEFITS ON MORE THAN ONE BASIS

6.6(a) Where a Vendor Plan provides Retirement Benefits in respect of Transferring Employees on both a defined benefit basis and a defined contribution basis (including where the only defined contribution benefits under that Vendor Plan are provided by way of an Employees' Voluntary Fund), the defined benefit section and the defined contribution section of that Vendor Plan shall be treated as separate Vendor Plans for the purposes of this Schedule.

(b) Where a transfer of assets is envisaged pursuant to this Schedule in respect of both the defined benefit section and the defined contribution section of any Vendor Plan, the Vendor shall, unless the Purchaser agrees otherwise, use reasonable endeavours to procure that the Transfer Amount relating to the defined contribution section is transferred to the relevant Purchaser Plan at the same time as the Transfer Amount relating to the defined benefit section.

STAND-ALONE PLANS

6.7 The Vendor and Purchaser shall, subject to the requirements of Local Law, each take any action necessary and use all reasonable endeavours to obtain any third party consents necessary in order to ensure that the Purchaser assumes sponsorship of and responsibility for all the liabilities, obligations and Retirement Benefits arising under or in connection with each Stand-Alone Plan with effect on and from Completion.

INDUSTRY-WIDE PLANS

6.8 This Schedule shall not apply to any state arrangement or Industry-Wide Plan listed in Section 3 of Part C of this Schedule in which any member of the ABB Group participates in respect of any Transferring Employee.

For the purposes of this paragraph 6.8, INDUSTRY-WIDE PLAN means any scheme, plan, fund or arrangement which provides Retirement Benefits to or in respect of

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Transferring Employees in which employers may participate even if they are not within the same corporate group as the other participating employers (other than where temporary participation by non-associated employers is permitted following the completion of a company or business sale).

This does not include any such schemes, plans, funds or arrangements in which each section which is attributable to (and only available for participation by) one or more employers within the same corporate or business group is treated as a separate scheme, plan, fund or arrangement under Local Law.

VESTING

6.9(a) The Vendor shall use reasonable endeavours to procure that as at Pension Transfer Date, in relation to any funded Vendor Plan (other than a US based plan), all benefits payable to and in respect of Transferring Employees shall be fully vested.

(b) The Vendor shall procure that for the purpose of determining the vesting of Transferring Employees' benefits in the ABB Inc. Cash Balance Pension Plan, the ABB Inc. Retirement Income Restoration Plan and any US based Vendor Plans that are 401(k) plans that each of those plans will take into account each Transferring Employee's service with the Purchaser, a member of the Purchaser's Group or any SF Group Companies after Completion.

PROVISIONS RELATING TO TRANSFER PAYMENTS AND TRANSFERS OF LIABILITIES

PRE-CONDITIONS FOR TRANSFER

7.1(a) Each transfer of assets and/or cash under paragraphs 6.4 or 6.5 of this Schedule shall be subject to the Purchaser confirming that it shall fulfil its obligations under paragraphs 3 and 5.

(b)     No transfer of assets and/or cash shall be made under paragraphs 6.4 or
        6.5 of this Schedule in respect of the Past Service Benefits of any Transferring Employee to the extent that:

          (i)    Local Law does not permit such transfer; or

          (ii) the Purchaser or member of the Purchaser's Group or the Purchaser Plan does not assume responsibility for such Past Service Benefits.

THIRD PARTY APPROVALS AND CONSENTS, etc.

7.2(a) Where any transfer of Retirement Benefits, assets or cash envisaged by this Schedule is subject to the approval or consent of any third party (including any Transferring Employee), the Vendor and Purchaser shall each use all reasonable endeavours to obtain such approval or consent and shall cooperate in so doing.

(b)     The Purchaser shall procure that the relevant Purchaser Plan:

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          (i)    has all the powers, approvals and consents necessary to accept each transfer of Retirement Benefits, assets or cash envisaged by this Schedule; and

          (ii)   accepts each such transfer.

(c) If any approval or consent referred to in paragraph (a) above is not obtained, or if the Purchaser Plan does not have the powers, approvals and consents referred to in paragraph (b) above, or does not accept the relevant transfer, the Purchaser will, without prejudice to its obligations under paragraph (b), use reasonable endeavours to make any arrangements necessary (which may include amending the relevant Purchaser Plan or establishing or making available an alternative Purchaser Plan) to enable the proposed transfer to take place.

7.3 The Vendor and Purchaser shall cooperate fully with each other with the aim of ensuring that, subject to Local Law, the Retirement Benefits of all Transferring Employees are dealt with in a manner consistent with the applicable Global Provisions.

CALCULATION AND REVIEW OF THE TRANSFER AMOUNT

7.4(a) This paragraph shall apply separately in relation to each Transfer Amount envisaged pursuant to this Schedule.

(b) Within 14 days following the Pension Transfer Date, the Vendor shall instruct the Vendor's Actuary to calculate the Transfer Amount.

(c) The Purchaser shall provide the Vendor's Actuary promptly on written request with any data and other information within its possession or control that the Vendor's Actuary reasonably requires in order to calculate the Transfer Amount and shall ensure that all information so provided shall be true, complete and accurate in all material respects. The Vendor and Purchaser shall use reasonable endeavours to procure that the calculation is completed promptly.

(d) Provided that the Vendor's Actuary has received all information requested under paragraph (c), the Vendor shall procure that the Vendor's Actuary makes the result of his calculation of the Transfer Amount (in this paragraph 7.4, the RESULT) available to the Purchaser no later than two months following receipt of all the information requested.

(e) The Purchaser's Actuary shall have 2 months from his receipt of the result, or if later 2 months from the date on which the Vendor has complied with its obligations under paragraph 7.4(f), in order to agree the calculation of the Transfer Amount with the Vendor's Actuary by reference only to the provisions of this Agreement and the Assumptions.

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(f)     The Vendor shall provide the Purchaser's Actuary promptly on written request with any information within its possession and control that the Purchaser's Actuary reasonably requires for the purposes of reviewing the result.

(g) If the Purchaser's Actuary and the Vendor's Actuary are unable to agree the Transfer Amount within the two months specified in sub-paragraph (e) above the Purchaser must notify the Vendor in writing of such rejection (such notification being referred to in this paragraph 7.4 as the REJECTION NOTICE) within 10 weeks of receipt of the result. The rejection notice must include:

          (i) a written statement from the Purchaser's Actuary setting out reasons for not accepting the result; and

          (ii)   a proposed alternative result.

        The Purchaser shall only be entitled to reject the result on the grounds that the result has not been calculated in accordance with this Agreement and the Assumptions.

        If the Purchaser does not submit a rejection notice within the required timeframe, unless the Vendor otherwise agrees the result shall be treated as agreed by the Purchaser and Purchaser's Actuary.

(h) After the Vendor has received a valid rejection notice, the Vendor and Purchaser and their respective actuaries shall use reasonable endeavours to agree any necessary adjustments to the result, but if the parties fail to agree within one month after the Vendor receives the valid rejection notice, the matter shall be referred to the Independent Adjudicator under paragraph 10 of this Schedule.

MAKING THE PAYMENT

7.5 Subject to Local Law, the Vendor and the Purchaser shall each use reasonable endeavours to procure that each Transfer Amount is paid promptly in accordance with paragraph 6.4 or 6.5, as applicable, in cash or other reasonable assets agreed in advance with the Purchaser. The Vendor and the Purchaser shall use reasonable endeavours to agree the due date for each such payment (or, if they cannot agree within one month of agreeing the Transfer Amount, this will be determined under paragraph 10), and the date so agreed or determined, in relation to each Transfer Amount, shall be referred to as the PAYMENT DATE.

PAYMENT IN INSTALMENTS

7.6 If at any time after Completion but before the relevant Payment Date, one or more transfers of assets and/or cash is made in respect of any of the Transferring Members from a Vendor Plan to the relevant Purchaser Plan on account of the relevant Transfer Amount (each such transfer being an INSTALMENT), then for the purposes of determining the amount of the Shortfall (if any) under paragraph 12 in respect of the relevant Transfer Amount, an amount equal to the aggregate of:

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-    the amount of each instalment

- MULTIPLIED BY (in the case of each separate instalment) the Local Timing Adjustment in respect of the period from the date that the instalment is paid to the Payment Date,

shall be treated as having been transferred on the Payment Date.

TRANSFERS TO A DEFINED CONTRIBUTION PURCHASER PLAN

7.7 Where any transfer of assets or cash pursuant to this Schedule is to be made from a Vendor Plan to a defined contribution Purchaser Plan, the Purchaser shall procure that the part of the Transfer Amount which, in the opinion of the Vendor's Actuary and agreed by the Purchaser's Actuary, is attributable to the Past Service Benefits of each Transferring Member shall be allocated to an individual account set up or identified for that Transferring Member in the defined contribution Purchaser Plan, and shall be treated as fully and immediately vested with effect from the Payment Date.

INFORMATION ABOUT THE PURCHASER PLANS

7.8 The Purchaser shall provide the Vendor, on or before the Pension Transfer Date, with:

(a) (if the Vendor or any of its advisors so requests in writing) copies of all documents governing each Purchaser Plan;

(b) written details of any proposed or agreed changes to the Purchaser Plans (including any provisions which have not been documented as at Completion) which would or might affect the Retirement Benefits of Transferring Members; and

(c) if the Vendor so requests in writing, written details of the funding position of each Purchaser's Plan (including the latest valuation of each Purchaser Plan, where available).

All documents and information provided to the Vendor under this paragraph shall be complete true and accurate in all material respects as at the Pension Transfer Date.

SPLIT TREATMENT OF RETIREMENT BENEFITS

8       Where the Retirement Benefits of any Transferring Employee are subject:

-    in part to one of the provisions of paragraphs 6 or 7.1; and

-    in part to one or more different provisions of paragraphs 6 or 7.1,

this Schedule shall apply separately to each such part of that Transferring Employee's Retirement Benefits and shall be construed accordingly.

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FORMER EMPLOYEES AND BENEFICIARIES

9       Where, as a result of the completion of the transactions contemplated by this Agreement, the Purchaser, Purchaser's Group or a Purchaser Plan assumes responsibility for:

(i)     the Retirement Benefits of former employees; or

(ii) the Retirement Benefits of individuals who derive or have derived those Retirement Benefits by virtue of their connection with a Transferring Employee or former employee (in this paragraph, BENEFICIARIES), then references to Transferring Employees in this Schedule shall be construed, to the extent possible under the requirements of Local Law, as referring also to such former employees and/or beneficiaries (as appropriate).

FAILURE TO AGREE

10.1 If the Vendor and the Purchaser (or their respective actuaries) do not agree on the determination, valuation or agreement of any matter to be specifically determined, valued or agreed under this Schedule within the specified time limit, or if no time limit is specified, within three months after the dispute is first notified in writing by one party to the other, the matter shall be referred for a determination of the issue to an independent actuary agreed by the Vendor and Purchaser or, if they do not agree within 30 days of the specified time limit, then upon the request of either party an independent actuary shall be appointed by the president for the time being of the Institute of Actuaries of England (in each case, the INDEPENDENT ADJUDICATOR). In any such case, the Independent Adjudicator shall be a competent person who has appropriate expertise in relation to the jurisdiction and issues in respect of which the disagreement has arisen.

10.2    The parties shall provide the Independent Adjudicator with:

(a) joint written instructions relating to the issues in dispute (which instructions shall request that a written determination setting out the Independent Adjudicator's decision should be issued in writing to both parties no later than two months after the date of the joint instructions); and

(b) any other information he reasonably requires in order to give his determination.

10.3 The Independent Adjudicator shall act as an expert and not as an arbitrator. His determination shall be final and binding on the parties and his expenses shall be borne equally by the Vendor and Purchaser, unless the Independent Adjudicator directs otherwise.

NO THIRD PARTY RIGHTS

11      Nothing in this Schedule confers or is intended to confer any rights or remedies upon any person other than the parties to this Agreement.

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SHORTFALL

12.1 Subject to paragraphs 7.1 to 7.3 and to the Purchaser having complied with its obligations under paragraph 3 of this Schedule, this paragraph 12 applies where there is a Shortfall. This paragraph 12 does not apply in relation to any Defined Contribution Plan or Industry-Wide Plan, and any reference to a Vendor Plan in this paragraph 12 shall be taken to exclude any reference to such plans.

12.2    For the purposes of this paragraph 12, SHORTFALL means:

(a)     in respect of a funded Vendor Plan, the amount (if any) by which:

        - the value of the amount or amounts actually paid by or transferred from each relevant Vendor Plan on or before the relevant Payment Date in respect of the relevant Transfer Amount (including any instalments, adjusted as described in paragraph 7.6)

            IS LESS THAN

        -   the value of the relevant Transfer Amount for that Vendor Plan with the value, in each case, being calculated in accordance with the Assumptions;

(b) in respect of an unfunded Stand Alone or unfunded Vendor Plan, an amount equal to the value as at Completion of the Retirement Benefits of the Transferring Employees under that plan, calculated in accordance with the Assumptions under paragraph 7.4 as if the amount to be calculated hereunder were the Transfer Amount; and

(c)     in respect of each funded Stand-Alone Plan:

        - the aggregate value of the Retirement Benefits as at Completion under that Stand-Alone Plan, calculated in accordance with the Assumptions under paragraph 7.4 as if the amount to be calculated hereunder were the Transfer Amount less

        - the aggregate value of the assets of the Stand-Alone Plan as at Completion, such value to be calculated in accordance with the Assumptions.

12.3 Subject to paragraph 12.6 and paragraphs 7.1 to 7.3, if a Shortfall is determined, the Vendor shall within 30 days following the Payment Date make a payment to the Purchaser in cash in the local currency by way of an adjustment to the consideration payable under this Agreement (the SHORTFALL PAYMENT) equal to the aggregate of:

-    that Shortfall

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-    MINUS the value in the opinion of the Vendor's Actuary and agreed by the
     Purchaser's Actuary of any Retirement Benefits retained by the relevant Vendor Plan in respect of the relevant Transferring Members as at the Payment Date

-    MULTIPLIED BY X%

     (where X is equal to 100 minus the percentage rate of tax deduction or relief which the relevant member of the Purchaser's Group is, in the normal course of business, eligible to claim under Local Law in relation to its contributions into the relevant Purchaser Plan (treating unfunded plans for this purpose as if they are funded arrangements to which the Purchaser is obliged to make contributions to provide the benefits to which the Shortfall relates) during the Purchaser's accounting period in which the relevant Payment Date occurs assuming for these purposes that the relevant member of the Purchaser's Group produces taxable profits in the relevant jurisdiction) (the APPLICABLE RATE))

-    ADJUSTED BY the Local Timing Adjustment:

          (a) (in respect of a Shortfall in respect of a funded Vendor Plan) in respect of the period from and including the Payment Date, to and excluding the date on which the Vendor pays the Shortfall Payment under this paragraph; or

          (b) (in respect of a Shortfall in respect of a Stand Alone Plan or an unfunded Vendor Plan) in respect of the period from and including Completion, to and excluding the date on which the Vendor pays the Shortfall Payment under this paragraph.

If any part of the Shortfall does not give rise to an actual saving of tax for the Purchaser in the accounting period in which the Payment Date occurs, or (in relation to a funded Purchaser Plan) any of the two succeeding accounting periods, (such part being the UNRELIEVED AMOUNT),or (in relation to an unfunded Purchaser Plan) in any succeeding accounting period to the date on which benefits to which the Shortfall relates cease to be payable (ignoring any Shortfall which is not required to be used for the provision of those benefits) (being the UNRELIEVED AMOUNT) and provided that the Purchaser has used its best endeavours to obtain such tax saving and has provided satisfactory evidence of its endeavours to obtain such tax saving to the Vendor, the Vendor shall, as soon as reasonably practicable, make a further payment to the Purchaser of an amount equal to the Unrelieved Amount multiplied by the Applicable Rate and then adjusted by the Local Timing Adjustment from the Payment Date to the date of final payment under this paragraph.

12.4 If, on or after the Payment Date but before the Vendor pays the Shortfall Payment under paragraph 12.3, the relevant Vendor Plan pays or transfers any amount to the relevant Purchaser Plan in respect of all or any of the relevant Transferring Members, the amount of the Shortfall Payment (adjusted by the Local Timing Adjustment from the Payment Date to the date that the Shortfall Payment is paid) shall be reduced by the amount so paid or transferred by the Vendor Plan (adjusted by the Local Timing Adjustment from the date the amount is paid or transferred by the Vendor Plan to the date that the Shortfall Payment is paid).

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12.5    If after the payment of a Shortfall Payment the Vendor Plan to which that Shortfall Payment relates makes a payment to any Purchaser Plan or member of the Purchaser's Group in respect of the Transfer Amount (a LATE PAYMENT, the date on which such payment is made being the LATE PAYMENT DATE) the Purchaser shall, by way of an adjustment to the consideration paid under this Agreement pay or procure the payment to the Vendor of an amount equal to Y. Y is the amount of the Late Payment multiplied by the same percentage X applied under paragraph 12.3 (in respect of the Shortfall Payment in respect of Transfer Amount to which the Late Payment relates) adjusted by the Local Timing Adjustment from the Late Payment Date to the date on which the Purchaser will make the payment required under this paragraph 12.5.

12.6 On receipt of the Shortfall Payment in respect of a funded plan the Purchaser shall promptly pay an amount equal to (100 / X) of any Shortfall Payment into the relevant Purchaser Plan or Stand Alone Plan to be held in accordance with paragraph 3.

12.7 No Shortfall Payment shall be paid in relation to a Shortfall unless the amount of that Shortfall Payment (ignoring for this purpose the effect of paragraph 14) as at the date of its calculation exceeds EURO 50,000. However, this threshold amount shall not apply in respect of any Shortfall Payment in respect of termination indemnities in Italy.

12.8    [Intentionally blank]

12.9 In this paragraph 12 in respect of a Stand-Alone Plan or an unfunded Vendor Plan, the Payment Date shall be 30 days after the calculation of the Shortfall under this paragraph or its determination under paragraph 10.

INDEMNITY

13.1 The Vendor shall pay to the Purchaser (as an adjustment to the consideration payable under this Agreement) an amount equal to all costs, liabilities and expenses of the Purchaser, any member of the Purchaser's Group or any Purchaser's Plan arising out of or in connection with any liability to make a payment to or in connection with any Vendor Benefit Plan (including, without limitation, any liability in connection with any employee benefit plan, which liability arise under ERISA or the US Internal Revenue Code of 1986, as amended, by virtue of any SF Group Company being aggregated, with any other person that is deemed to be in a controlled group or affiliated service group with any SF Group Company for the purposes of ERISA or Section 414 (b), (c), (m) or (o) of the US Internal Revenue Code of 1986, as amended, at any relevant time prior to the date of Completion). No amount shall be payable under this paragraph in respect of liabilities which the Purchaser or any member of the Purchaser's Group or any Purchaser's Plan may have under:

(a) this schedule, as a result of any member of the Purchaser's Group breaching any provision of this schedule;

(b)     paragraphs 4.4(a), 4.7, 12 or 13.2 of this schedule

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No person to whom a payment obligation is owed by the Vendor under this paragraph 13.1 in relation to any matter or thing shall be entitled to a payment from the Vendor or any other person under any other provision of this Agreement in relation to the same matter or thing.

13.2 The Purchaser shall from time to time pay to the Vendor (as an adjustment to the consideration payable under this Agreement) (for itself and where applicable as agent and trustee for the relevant Vendor Plan) an amount equal to the amount of any damage, claim, loss, cost, liability, charge or expense which the Vendor and/or any member of the ABB Group and/or any Vendor Plan may after Completion sustain, incur or pay arising out of any claim in relation to Retirement Benefits by or in respect of any Transferring Employee to the extent the claim is attributable to anything done (apart from acts expressly required to be done under (a) Local Law or (b) by a member of the Purchaser's Group under this Agreement provided that compliance by a member of the Purchaser's Group with paragraphs 3.2 or 5 of this Schedule shall not limit the Purchaser's liability under this paragraph 13.2 in any way) or omitted to be done by the Purchaser or any member of the Purchaser's Group. No amount shall be payable under this indemnity to the extent that:

(a) the cessation of the participation of any Transferring Employee in a Vendor Plan triggers a provision under the Vendor Plan which increases liabilities under that Vendor Plan; or

(b) any such liability is dealt with under paragraphs 4 and/ or 12 of this Schedule.

13.3 The Purchaser shall pay interest on amounts due under paragraph 13.2 at two per cent above the Local Interest Rate from the date the relevant liability accrued until full payment is made under paragraph 13.2.

13.4    For the purposes of paragraphs 13.5 to 13.9 below:

(a) in relation to any matter to which the indemnity under paragraph 13.1 relates, the INDEMNIFYING PARTY means the Vendor and the INDEMNIFIED PARTY means the Purchaser; and

(b) in relation to any matter to which the indemnity under paragraph 13.2 relates, the INDEMNIFYING PARTY means the Purchaser and the INDEMNIFIED PARTY means the Vendor.

13.5 Where the Indemnified Party becomes aware of any claim or proceeding or any threat thereof (PROCEEDINGS), the Indemnified Party shall give notice to the Indemnifying Party as soon as reasonably practicable together with all information in the Indemnified Party's possession and which is, in its reasonable opinion, relevant to the Proceedings.

13.6 The Indemnified Party shall not respond in any way (save as reasonably directed or allowed by the Indemnifying Party or by way of acknowledgement) to the Proceedings and in particular (without prejudice to the generality of this condition) make any admission of any kind. This is subject to the Indemnifying Party giving the

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appropriate direction within a reasonable time (and in any event in good time for the Indemnified Party to meet any applicable time limits).

13.7 The Indemnifying Party shall be allowed the sole conduct of any matter to which the indemnity under paragraph 13.1 or 13.2 (where applicable) relates (including all communication and negotiation with the person or persons concerned in the Proceedings or their representatives), having due regard to any continuing relationship the Indemnified Party may have with the said person or persons. The Indemnified Party shall render to the Indemnifying Party all such assistance in relation thereto as the Indemnifying Party reasonably requires and as lies within the Indemnified Party's power to provide (provided the Indemnifying Party reimburses the Indemnified Party the reasonable costs and expenses of doing so).

13.8 The Indemnifying Party shall, in the conduct of any matter to which this indemnity relates, keep the Indemnified Party fully informed and act in a prompt and proper manner.

13.9 The Indemnified Party may take such action as is necessary to prevent it losing the right to defend any claim if the Indemnifying Party, having received notification under paragraph 13.5, has not provided the Indemnified Party with evidence of the Indemnifying Party having taken action necessary to defend or settle the claim or confirmation that such action is being duly taken.

14      If a payment made under paragraph 12 or 13 will be or has been subject to tax, the payer shall pay to the recipient of the payment the amount (after taking into account tax payable in respect of the amount) that will ensure that the recipient of the payment receives and retains a net sum equal to the sum it would have received had the payment not been subject to tax.

15      If either the Vendor or the Purchaser discover that there are any Vendor
Plans (as defined in paragraph 27.16 of Schedule 3 (Vendor Warranties)) that are not listed in the Part C of this Schedule (UNDISCLOSED PLANS), the Vendor or Purchaser will within five Working Days notify the other with details of the undisclosed plan (NOTIFICATION DATE). Following written notice from the Purchaser to the Vendor triggering the application of this paragraph:

15.1 The Purchaser's Actuary and the Vendor's Actuary will decide within two months of the notification date whether the undisclosed plan is a Vendor Plan, Stand Alone Plan or an Industry-Wide Plan.

15.2 The Purchaser's Actuary and the Vendor's Actuary will also agree the Assumptions and Local Timing Adjustment in respect of the undisclosed plan within three months of the notification date.

15.3 The undisclosed plan will thereafter be treated as if it were a Vendor Plan, Stand Alone Plan or an Industry-Wide Plan for all other purposes of this Schedule and in accordance with the agreed Assumptions and Local Timing Adjustment.

                                                                        Page 194
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15.4    Any dispute as to any of the matters to be agreed or determined under this paragraph may be referred for resolution to the Independent Adjudicator pursuant to paragraph 10.

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                                     PART B
                                   DEFINITIONS

The following terms shall have the following meanings in this Schedule:

ASSUMPTIONS means either

(a) the assumptions applied in the valuation of the Vendor Plan or Stand Alone Plan concerned for the Vendor's US GAAP purposes as at 31 December 2001 or

(b) if no assumptions were used for the Vendor's US GAAP purposes as at 31 December 2001 in respect of the Vendor Plan or Stand Alone Plan concerned, the actuarial methods and assumptions applied in the last valuation of ABB's largest pension arrangement (in terms of accrued liabilities) for the Vendor's US GAAP purposes as at 31 December 2001 in the jurisdiction concerned.

Provided that, the Transfer Amount will be calculated as the PBO as defined under US GAAP except in relation to arrangements in Italy where the Transfer Amount will be the locally accrued provision held on the relevant companies' balance sheets.

Notwithstanding the foregoing, certain of the main financial assumptions which are to be used for the purposes of this Schedule are set out in Section 7 of Part C of this Schedule;

DEFINED BENEFIT, in relation to Retirement Benefits under any Vendor Plan, Stand Alone Plan or Purchaser Plan, means benefits other than defined contribution benefits;

DEFINED BENEFIT PLAN means a Vendor Plan or Stand Alone Plan that provides defined benefit Retirement Benefits for and in respect of the Transferring Employees, and is listed in Section 4 of Part C of this Schedule;

DEFINED CONTRIBUTION, in relation to Retirement Benefits under any Vendor Plan, Stand Alone Plan or Purchaser Plan, means that those Retirement Benefits are (or will be) determined by reference to contributions paid into or credited to that plan in respect of the individual member to which they relate, and investment returns on those contributions, and are not subject to any employer underpin or guarantee as to the minimum level of benefits, interest or investment return (except where such employer underpin or guarantee is a requirement of Local
Law);

DEFINED CONTRIBUTION PLAN means a Vendor Plan or Stand Alone Plan that provides defined contribution Retirement Benefits for and in respect of the Transferring Employees, and notwithstanding the foregoing includes the plans listed in
Section 5 of Part C of this Schedule;

EMPLOYEES' VOLUNTARY FUND means a fund provided under or in connection with a Vendor Plan which provides defined contribution benefits in respect of Transferring Employees, and to which no employer contributions are paid or credited;

FUNDED, in relation to any Vendor Plan, Stand Alone Plan or Purchaser Plan, means that assets are accumulated under or in respect of that plan before the corresponding

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                                                                  CONFORMED COPY

benefits start being paid. For the purposes of this definition, ASSETS shall mean assets which are separate from those of the employer and shall exclude any accounting or internal balance sheet provision;

GLOBAL PROVISIONS means the provisions contained in Part A of this Schedule;

INDEPENDENT ADJUDICATOR is defined in paragraph 10.1 of Part A of this Schedule;

INDUSTRY-WIDE PLAN is defined in paragraph 6.8 of Part A of this Schedule;

LOCAL INTEREST RATE means the rate:

(a) determined by the Vendor (and agreed by the Purchaser) as equivalent to the cost to the Vendor of borrowing in the relevant currency for the relevant period; or

(b) determined by the Purchaser (and agreed by the Vendor) as equivalent to the cost to the Purchaser of borrowing in the relevant currency for the relevant period,

(whichever applies) and if the Vendor and Purchaser do not agree, as determined under paragraph 10.1 of Part A;

LOCAL LAW means the applicable laws of the relevant jurisdiction (including any local regulatory, tax approval, tax favoured or tax qualification requirements), and, to the extent relevant, the governing provisions of the relevant Vendor Plan;

LOCAL TIMING ADJUSTMENT means, in the case of any amount or Transfer Amount:

(a) the timing adjustment specified in relation to that amount in Section 8 of Part C of this Schedule; or

(b) if none is so specified, an adjustment agreed by the Seller and Purchaser in order to maintain the time value of the relevant amount or Transfer Amount from the date of its calculation to the date of its payment;

(c) if (a) does not apply and the Seller and Purchaser fail to agree under paragraph (b), the Local Interest Rate.

PARTICIPATING COMPANY means the companies so described in paragraph 4.2 of Part A of this Schedule;

PAST SERVICE BENEFITS means:

(i) subject to (iii), in the case of funded Defined Benefit Plans, Retirement Benefits accrued or accumulated in respect of a Transferring Member and attributable to that Transferring Member's service up to, but not including the Pension Transfer Date; or

(ii) in the case of funded Defined Contribution Plans the Retirement Benefits accrued or accumulated in respect of a Transferring Member up to but not including the

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                                                                  CONFORMED COPY

Payment Date and attributable to that Transferring Member's service up to the Pension Transfer Date; or

(iii) the Retirement Benefits accrued or accumulated in respect of a Transferring Member and attributable to that Transferring Member's service up to, but not including Completion, in paragraph 6.4 of this Schedule.

PAYMENT DATE means, in relation to each transfer to be made under this Schedule, the due date for payment of the relevant Transfer Amount, as agreed or determined in accordance with paragraph 7.5;

PENSION TRANSFER DATE means:

(a) in respect of a Vendor Plan in which a Participating Company participates pursuant to paragraph 4 of Part A of this Schedule, 12 months (or 6 months in the case of a plan based in the USA) after Completion or such earlier date on which the company ceases to participate in the Vendor Plan whether as a result of:

(i) the Purchaser giving 30 days' written notice to the Vendor and the relevant Vendor Plan administrator and/or trustee to terminate the Participating Company's participation in the Vendor Plan; or

(ii)    in accordance with paragraph 4.4 of Part A of this Schedule; or

(iii)   pursuant to paragraph 4.10 of Part A of this Schedule.

(b)     in all other cases, Completion.

PURCHASER'S ACTUARY means an actuary or firm of actuaries nominated by the Purchaser (and notified in writing to the Vendor) for the purposes of this Schedule;

PURCHASER PLAN means any scheme, plan, fund or arrangement of any member of the Purchaser's Group nominated or established under paragraph 5.2;

RETIREMENT BENEFIT means any pension, allowance, lump sum, gratuity or similar benefit provided or to be provided on or after retirement, death or disability in respect of a Transferring Employee's employment. This includes termination indemnities. It does not include:

(a) benefits provided under an arrangement the sole purpose of which is to provide benefits on the accidental injury or death of an employee; or

(b)     post-retirement medical and dental benefits; or

(c)     other healthcare or welfare benefits.

STAND-ALONE PLANS means each scheme, plan, fund or arrangement of SF Group Company which provides Retirement Benefits and is described as such in Section 1 of Part C of this Schedule;

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TRANSFER AMOUNT means the amount of each transfer of assets and/or cash to be made pursuant to paragraphs 6.4 and 6.5 of this Schedule, calculated in accordance with:

(a) paragraph 6.4 (in the case of a Vendor Plan which is a funded Defined Benefit Plan); and

(b) paragraph 6.5 (in the case of a Vendor Plan which is a funded Defined Contribution Plan);

TRANSFERRING EMPLOYEE means any Employee who shall become an employee of the Purchaser's Group with effect from the Completion Date as a consequence of the transaction envisaged by this Agreement;

TRANSFERRING MEMBER means any Transferring Employee in respect of whose Past Service Benefits under any Vendor Plan a transfer is made or to be made under this Schedule, and, where such transfer is subject to the Transferring Employee consenting or not objecting to it, TRANSFERRING MEMBER means a Transferring Employee who has given and has not withdrawn such consent or who has not objected (whichever applies);

TRANSITIONAL PERIOD means the period (if any) beginning on and including the Completion Date and ending on the day before the Pension Transfer Date.

UNFUNDED, in relation to any Vendor Plan Stand Alone Plan or any Purchaser Plan, means a Vendor Plan or Purchaser Plan (as applicable) which is not funded.

VENDOR'S ACTUARY means each actuary or firm of actuaries nominated by the Vendor (and notified in writing to the Purchaser) for the purposes of this Schedule;

VENDOR BENEFIT PLAN means any written and legally enforceable employment, consulting, bonus, incentive, compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical (including without limitation any post-retirement health and medical benefits), dental, vision, welfare, accident, disability, workman's compensation or other employee insurance, employee severance, employee termination or other employee benefit plan, employee benefit agreement, employee benefit practice or employee benefit policy whether or not subject to ERISA, including, but not limited to, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, sponsored or maintained by any member of the Vendor's Group at any time, other than a plan, program, agreement, arrangement, practice or policy sponsored maintained, or promulgated by an SF Group Company solely for the benefit of employees and former employees (and in each case, their beneficiaries, dependants and relatives) of an SF Group Company.

VENDOR PLAN means each scheme, plan, fund or arrangement of the Vendor or the ABB Group, which provides Retirement Benefits and is described as such in
Section 2 of Part C of this Schedule.

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                                     PART C

SECTION 1 - STAND ALONE PLANS

       JURISDICTION                           NAME OF PLAN
       ------------                           ------------
Denmark                       FirmaPensionsordning hos Resonia Leasing AB
                              (defined contribution plan for Resonia Leasing)

Finland ABB Elakesaatio - Varma-sampo insurance (defined contribution plan for Resonia Leasing)

Italy                         Trattamento di Fine Rapporto

Netherlands                   Nationale-Nederlanden Levensverzekering Mij NV
                              Employee Benefit - Werkgeversverklaring behorende
                              bij het pensionreglement voor de Collectieve
                              Beleggings Verzekering (insured defined benefit
                              plan)

Norway                        Kollektiv Pensionsforsakring For Arbeidstakere
                              (defined benefit plan for Resonia Leasing)

                              ABB Special Pension Provisions for Presidents
                              (unfunded supplementary defined benefit plan for directors - non-Resonia business)

Sweden                        Lansforsakringar Pensionsplan FriPlan Tjanste for
                              Resonia Leasing AB (defined contribution plan for
                              Resonia Leasing)

                              BTP Plan (Bankernas tjanstepension) (defined benefit plan for non-Resonia business)

                              BTP Plan Matris (Bankernas tjanstepension)
                              (defined contribution plan for non-Resonia business)

SECTION 2 - VENDOR PLANS

       JURISDICTION                           NAME OF PLAN
       ------------                           ------------
Finland                       ABB Elakesaatio - ABB Compulsory Pension
                              Foundation (TEL) (plan for non-

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                                                                  CONFORMED COPY

                              Resonia business)

Norway                        Pensjonsordning og forsikringer for anstatte i
                              ABB AS (defined benefit plan for non-Resonia business)

                              ABB Pension Fund
Switzerland
                              ABB Supplementary Insurance Plan

                              Todi Foundation

USA                           ABB Inc. Personal Retirement Investment and
                              Savings Management Plan for Employees of ABB Inc.
                              ("PRISM") (401(k) plan)

                              ABB Inc. Cash Balance Pension Plan

                              ABB Inc. Retirement Income Restoration Plan
                              (unfunded defined benefit/defined contribution hybrid)

SECTION 3 - INDUSTRY-WIDE PLANS

None

SECTION 4 - DEFINED BENEFIT PLANS

       JURISDICTION                           NAME OF PLAN
       ------------                           ------------
Italy                         Trattamento di Fine Rapporto

Netherlands                   Nationale-Nederlanden Levensverzekering Mij NV
                              Employee Benefit - Werkgeversverklaring behorende
                              bij het pensionreglement voor de Collectieve
                              Beleggings Verzekering (insured defined benefit
                              plan)

Norway                        Pensjonsordning og forsikringer for anstatte i
                              ABB AS (defined benefit plan for non-Resonia business)

                              ABB Special Pension Provisions for Presidents
                              (unfunded supplementary defined benefit plan for directors - non-Resonia business)

                              Kollektiv Pensionsforsakring For Arbeidstakere
                              (defined benefit plan for

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
                              Resonia Leasing)

Sweden BTP Plan (Bankernas tjanstepension) (defined benefit plan for non-Resonia business)

USA                           ABB Inc. Cash Balance Pension Plan

                              ABB Inc. Retirement Income Restoration Plan (to the extent that this scheme provides defined benefits, as it is an unfunded defined benefit/defined contribution hybrid)

SECTION 5 - DEFINED CONTRIBUTION PLANS

       JURISDICTION                           NAME OF PLAN
       ------------                           ------------
Denmark                       FirmaPensionsordning hos Resonia Leasing AB
                              (defined contribution plan for Resonia Leasing)

Finland ABB Elakesaatio - Varma-sampo insurance (defined contribution plan for Resonia Leasing)

                              ABB Elakesaatio - ABB Compulsory Pension
                              Foundation (TEL) (plan for non-Resonia business)

Sweden                        Lansforsakringar Pensionsplan FriPlan Tjanste for
                              Resonia Leasing AB (defined contribution plan for
                              Resonia Leasing)

                              BTP Plan Matris (Bankernas tjanstepension)
                              (defined contribution plan for non-Resonia business)

                              ABB Pension Fund
Switzerland
                              ABB Supplementary Insurance Plan

                              Todi Foundation

USA                           ABB Inc. Personal Retirement Investment and
                              Savings Management Plan for Employees of ABB Inc.
                              ("PRISM") (401(k) plan)

                              ABB Inc. Retirement Income Restoration Plan (to the extent that this scheme provides defined contribution benefits, as

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                                                                  CONFORMED COPY

                              it is an unfunded defined benefit/defined contribution hybrid)

SECTION 6 - CONTRIBUTIONS PAYABLE TO VENDOR PLANS

Save as specified below, contributions shall be payable to and in respect of Transfer Employees at the rate specified or referred to in the relevant Vendor Plan documentation.

Norway (non Resonia)

                                    PREMIUM     PREMIUM     PREMIUM
                                    2001        2002        2003
NAME                     BIRTH      (NOK)       (NOK)       (ESTIMATE)
---------------------    --------   ---------   ---------   ----------
Ole Gran                 10.02.62   28 000      28 411

Kjell Rune Rasmussen     25.12.61   31300       33173

Sigmund Strom            26.11.41   90 400      101 836

Vidar Torgersen          21.02.74   7 000       6 363

Trude Vikan              31.05.69   21 000      19 998

Lars Vikjord             22.10.58   37 400      39 445

Jon Willmann             13.06.61   34 100      35 966

John Anre Winsnes        19.05.70   9 000       9 393

Egil Aarrestad           14.11.71   19 100      18 470

SUM                                 277 300     293 045     310 000

Adm. Cost                           19 232      20 019      21 000

Total Premium                       296 532     313 064     331 000

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                                                                  CONFORMED COPY

SECTION 7 - PRINCIPAL ACTUARIAL ASSUMPTIONS AND METHODS

                 DISCOUNT RATE    SALARY INCREASES    PENSION INCREASES
COUNTRY          (% PER ANNUM)    (% PER ANNUM)       (% PER ANNUM)
-------------    -------------    ----------------    -----------------
NETHERLANDS      6                3                   2.5

NORWAY           7                3.5                 2.5

SWEDEN           5.75             3                   2

SECTION 8 - LOCAL TIMING ADJUSTMENT

In respect of defined benefit unfunded Vendor Plans and defined benefit unfunded Stand Alone Plans the discount rate specified in the table in Section 7 of this part of this Schedule in relation to the jurisdiction to which the plan concerned relates.

In respect of defined benefit funded Stand Alone Plans and arrangements in Switzerland, the Local Interest Rate.

In respect of the ABB funded defined benefit plans in Norway, fund returns.

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                                                                  CONFORMED COPY

                                   SCHEDULE 7

                             COMPLETION ARRANGEMENTS

                                     PART A

       DETERMINATION OF THE COMPLETION DATE IN ACCORDANCE WITH CLAUSE 6.2

The Completion Date shall be determined as follows:

IF the  RECORD  DATE falls on or between or
prior to (as appropriate):                     THEN the COMPLETION DATE shall be:
-------------------------------------------    ----------------------------------
24 October 2002                                Thursday, 31 October 2002

25 October 2002 - 21 November 2002             Friday, 29 November 2002

22 November 2002 - 20 December 2002            Tuesday, 31 December 2002

21 December 2002 - 24 January 2003             Friday, 31 January 2003

25 January 2003 - 21 February 2003             Friday, 28 February 2003

22 February 2003 - 24 March 2003               Monday, 31 March 2003

25 March 2003 - 22 April 2003                  Wednesday, 30 April 2003

23 April 2003 - 21 May 2003                    Friday, 30 May 2003

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                                     PART B

                             COMPLETION ARRANGEMENTS

1. At or before Completion, the Vendor shall deliver or procure the delivery to the Purchaser, or the Designated Purchaser, as the case may be, of:

(a) duly executed transfers into the name of the relevant Share Purchaser or its nominee in respect of all the Shares, and, if necessary, declarations of trust by the registered owner in respect of all Shares that are beneficially owned but not registered in the name of the Company or any Subsidiary, together with all such other documents (including all necessary waivers of pre-emption rights or other consents) as may be reasonably required to enable the Purchaser or the relevant Share Purchaser or its nominee to be registered as the holder of the Shares;

(b) the share certificates (including in relation to any bearer shares) (and in the case of share certificates in relation to the Shares in Companies in jurisdictions where endorsement of share certificates is required, properly endorsed so as to transfer the Shares to the Purchaser or a Share Purchaser) or equivalent documents in the relevant jurisdiction in respect of all of the Shares for which certificates have been issued or are required by law to be issued;

(c) the share certificates or equivalent documents in the relevant jurisdiction in respect of all of the issued shares in the capital of each of the Subsidiaries listed in Part B of Schedule 2 (Particulars of the SF Group) save for those Subsidiaries listed in Part B of Schedule 2 (Particulars of the SF Group) where share certificates or equivalent documents in the relevant jurisdiction have not been issued, provided that if such share certificates or equivalent documents have not been issued the Vendor shall not be required to deliver them but instead will provide appropriate declarations in relation to any such Shares declaring that no such share certificates or equivalent documents have been issued.

        Such share certificates or equivalent documents shall be delivered:

          (A)    at the registered office of the relevant shareholder, or

          (B) such other location as the Vendor and the Purchaser may agree acting reasonably,

        provided that if such items are required by law to be kept or delivered at a particular place they shall be delivered at that place;

(d) in respect of each SF Group Company, the certificates of incorporation, certificates of incorporation on change of name, common seal (if it exists), share register, share certificate book (with any unissued share certificates), books of account, documents of record, all minute books and other statutory books or registers (which shall be written up to but not including Completion)

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                                                                  CONFORMED COPY

        or such equivalent items in the relevant jurisdiction as are kept by the relevant SF Group Company.

        Such items shall be delivered:

                 (A)   at the registered office of the relevant SF Group
                       Company, or

                 (B) such other location as the Vendor and the Purchaser may agree acting reasonably,

        provided that if such items are required by law to be kept or delivered at a particular place they shall be delivered at that place;

(e) a copy of a letter in respect of each SF Group Company from its auditors resigning their office with effect from Completion (provided that this shall not impede the ability of the Vendor's Accountants to audit the Completion Balance Sheet);

(f) evidence of the waiver of ABB Structured Finance AS of any right to receive additional payments from ABB Credit Finans AB in relation to the purchase of certain assets pursuant to a business transfer agreement dated 5 July 2002;

(g)     a completion certificate in Agreed Form in relation to:

          (i) if applicable, the conditional release of all charges and other Encumbrances over shares in any SF Group Company or any Business Contract;

          (ii) the release of all those Intra-Group Guarantees (as referred to in paragraph (b) of the definition thereof);

          (iii) the support of all Retained Guarantees with a guarantee by ABB Ltd in accordance with clause 35;

          (iv) compliance by the Vendor with its obligations under clause 4.1 and Schedule 14 (Conduct of the SF Business);

          (v)    the termination of all Derivative Transactions;

          (vi)   the absence of a Relevant Breach;

          (vii)  the absence of a Material Adverse Change; and

          (viii) completion of the Reorganisations in accordance with their terms and all applicable law and regulation;

(h)     relevant documents (if any) evidencing title to the SF Group Properties;

(i) a power of attorney in the relevant Agreed Form duly executed as a deed by the Vendor or the respective Share Vendor, if appropriate, in favour of the relevant Designated Purchasers;

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                                                                  CONFORMED COPY

(j) a valid and legally binding letter of resignation in the Agreed Form duly executed by each of the directors of SF Group Companies whose names were notified in writing to the Vendor at least ten (10) Business Days prior to the Completion Date, to the extent that the Vendor is unable to deliver any such resignation letter, the Vendor shall procure the removal of the relevant director from the board of the relevant SF Group Company;

(k) a copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of the Vendor and each of the Designated Vendors as appropriate, authorising the execution of and the performance by the relevant company of its obligations under this Agreement and each of the Transaction Documents to be executed by it;

(l) a duly executed letter of credit as required by clauses 10.8 to 10.10 and, if appropriate, a duly executed letter of credit as may be required under clause 10.5(b) and a letter of credit required under clause 4.1 of the Designated Asset Agreement;

(m) evidence that notice of termination has been given and not withdrawn to all relevant counterparties in respect of (i) the general agreement dated 28 December 2000 between Leasing Group Inc. and ABB Business Finance, a division of ABB Structured Finance Limited Inc., (together with all supplemental agreements and arrangements); (ii) the private label program agreement dated 26 March 2001 between Intech Funding Corp. and ABB Business Finance, and (iii) the private label program agreement dated 25 April 2001 between Masco Machinery Sales Co. and ABB Business Finance;

(n) the duly executed deeds of release in relation to Intra-Group Indebtedness required by clause 5.3(c) conditional only upon receipt of the Provisional Intra-Group Indebtedness Amount(s) in accordance with clause 6.4(b);

(o) each of the Escrow Instruction Letters duly executed by all parties thereto other than the Purchaser (if required);

(p) all necessary documents, duly executed where so required, to enable title in all the Business Assets to pass fully and effectively into the name of the relevant Business Asset Purchaser or its nominee and to complete the sale and purchase of such Business Assets;

(q) each duly executed and valid Key Contract Consent obtained by the Vendor prior to Completion in a form and substance reasonably satisfactory to the Purchaser;

(r) legal opinion in relation to Dutch law from Freshfields Bruckhaus Deringer Amsterdam regarding the capacity of ABB Financial Services B.V. to enter into and the valid and legally binding and enforceable effect of the Designated Asset Agreement, the Specified Receivables Agreement, the Transitional Services Agreements and this Agreement on ABB Financial Services B.V. (subject, inter alia, to the same being valid and legally binding and enforceable under English law);

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                                                                  CONFORMED COPY

(s) a legal opinion in relation to Swiss law from the in-house legal counsellor of ABB Limited regarding the due capacity and authority of ABB Limited to enter into the Designated Asset Agreement, the Specified Receivables Agreement, the Transitional Services Agreements and this Agreement;

(t) a valid and legally binding letter from ABB Finance Services B.V. confirming its acquisition of the shareholdings in EuropeLoan SA and Europesave SA formerly held by ABB Credit Holding B.V., and indemnifying ABB Credit Holding B.V. from any future liabilities in respect of such shareholdings; and

(u) evidence in form and substance reasonably satisfactory to the Purchaser of the compliance in full by the Vendor with its obligations under clause 4.12.

2. On the Completion Date, the Vendor and the Purchaser shall execute and deliver to each other, or shall procure the execution and delivery of by their respective Affiliates named as parties thereto of, the Agreed Form Documents to which the Vendor and the Purchaser (or any of their respective Affiliates) is a party.

3. Subject to clauses 10.51 and 10.52, on the Completion Date, the Vendor shall:

(a) procure that ABB World Treasury Center and/or ABB Credit AB transfers the Defeasance Deposits in accordance with clause 10.51;

(b) deliver or procure the delivery of such duly executed documents as are required in order to enable the recipient the Defeasance Deposits (identified by the Purchaser in accordance with clause 10.51) to hold the Defeasance Deposits in the same capacity and on materially similar terms as such amount is currently held by ABB World Treasury Centre and/or ABB Credit AB.

4. On the Completion Date, the Vendor and the Purchaser shall each comply with their obligations to pay or procure payment of monies and other amounts under this Agreement (including clause 5.3).

5. The Vendor shall procure that resolutions of the boards of directors, or if required by law or the relevant SF Group Company's or Business Assets Vendor's articles of association or by-laws of the shareholders, of each relevant SF Group Company are passed by which the following business is transacted:

(a) if necessary, the registrations (subject to such legal or other requirements as are necessary for such registrations to be effected being satisfied) of the transfers in respect of the Shares are approved;

(b) if necessary, the resignations referred to in paragraph 1 (e) of this Part B above are accepted; and

(c)     the relevant persons are appointed as directors of the SF Group
        Companies; and

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(d)     the relevant persons nominated by the Purchaser (not less than five (5)
        Business Days prior to Completion) are appointed as auditors of the SF Group Companies.

6. Where in this Schedule 7 (Completion Arrangements), the Vendor is required to deliver documents to locations set out in Part C of this Schedule 7 (Completion Arrangements), the Vendor shall be released from its obligations to deliver the same at Completion to the extent that the Purchaser does not make arrangements for such documents to be received at such reasonable time, on or before Completion as the Vendor, or its representatives, request but, for the avoidance of doubt, the Vendor will still be under an obligation to deliver the same as soon as the Purchaser makes arrangements to receive delivery thereof.

7. All documents and items delivered at Completion shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place.

8.      At Completion, the Purchaser shall:

(a) to the extent necessary, execute the share transfers in relation to the Shares provided by the Vendor in accordance with paragraph 1 (a) of this Part B;

(b) deliver or procure the delivery to the Vendor of (or, make available to the Vendor's satisfaction) a copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of the Purchaser and each of the Designated Purchasers as appropriate, authorising the execution of and the performance by the relevant company of its obligations under this Agreement and each of the Transaction Documents to be executed by it;

(c) pay (for itself and as trustee for and on behalf of each of the Designated Purchasers and relevant member of the Purchaser's Group, as appropriate) to the Vendor the Initial Consideration in accordance with clauses 6.4(a) and 6.4(c); and

(d) cause payment of an amount equal to the Provisional Net Intra-Group Indebtedness Amount(s) in accordance with clause 6.4(b); and

(e) a legal opinion in relation to US law from the in-house general legal counsellor of General Electric Capital Corporation regarding the due capacity and authority of General Electric Capital Corporation to enter into the Designated Asset Agreement, the Specified Receivables Agreement, the Transitional Services Agreement and this Agreement.

9. If any of the documents listed in this Part B are required to be notarised, the parties shall execute such document on terms that such document shall be deemed to become effective upon release by such party as contemplated by paragraph 7 of this Schedule at a location notified by the Vendor to the Purchaser at least three (3) Business Days before Completion where a notary with the required qualification will be present. Otherwise such documents shall be executed at the location (to be agreed between the parties) which is in the jurisdiction where the SF Group Company which

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is to be transferred pursuant to the relevant document has its registered office or, where no such agreement is reached, at the registered office of such the SF Group Company.

10. On the Completion Date, the Vendor shall deliver or procure the delivery of the following duly executed documents (except where otherwise provided):

(a) formal agreement of the developer Mr Ricardo Impallomeni to the transaction contemplated by this Agreement with respect to the SIB Italia SF Leasing system, SIB Extranet and origination platform;

(b) support and maintenance agreement with a reputable third party provider on arm's length market terms for XOR Control between XOR Control AB and ABB Structured Finance AB on terms reasonably satisfactory to the Purchaser;

(c) support and maintenance agreement with a reputable third party provider on arm's length market terms for ABB Structured Finance Italy in respect of FSAB Finance System which agreement shall be terminable without cause on 90 days' notice and have an initial term of six months (which shall renew automatically);

(d) formal agreement with a reputable third party provider (or otherwise with such member of the ABB Group as is agreed between the parties) on arm's length market terms for the provision of adequate disaster recovery and security arrangements for ABB Structured Finance Italy (including Xerox Noleggi) which agreement shall be terminable without cause on 90 days' notice and have an initial term of six months (which shall renew automatically); and

(e) Small Business Scoring Service, Credit Desk Software Order Form and Software Licence Agreement between ABB Structured Finance Inc. and Fair, Isaac and Company Inc. dated 14 November 2001 and Master Professional Services Agreement between Northern Consulting and ABB Structured Finance dated 31 July 2001.

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                                   SCHEDULE 8

                            COMPLETION BALANCE SHEET

GENERAL ACCOUNTING PRINCIPLES

The Completion Balance Sheet shall be prepared:

(i) in accordance with the Specific Accounting Principles set out below; or if not described therein,

(ii)    in accordance with US GAAP.

To the extent that US GAAP permits the application of alternative accounting principles, the accounting principles elected by ABB Ltd and applied in the preparation of the 2001 Financial Statement shall, provided such is in accordance and consistent with US GAAP, be applied in the preparation of the Completion Balance Sheet.

SPECIFIC ACCOUNTING PRINCIPLES

1.      No account shall be taken of:

(a) any Subsequent Events except for events that provide additional evidence with respect to events or conditions which existed prior to or at Completion and affect estimates inherent in the Completion Balance Sheet; or

(b) any decision announced or event initiated by the Purchaser or any member of the Purchaser's Group prior to Completion with respect to matters to take effect on or after the Completion Date.

For the avoidance of doubt, no account shall be taken of Subsequent Events which occur or arise solely subsequent to Completion, but may be disclosed as notes to the Completion Balance Sheet if considered to be sufficiently significant.

2. In preparing the Completion Balance Sheet, the figure included thereunder for Goodwill shall be goodwill minus accumulated depreciation/writedown and shall be US$14.239 million.

3. No account shall be taken of any changes in control of the SF Business and the SF Group Companies contemplated by this Agreement or any change in management, strategy, direction or priority which results from any such change of control.

4. No account shall be taken of any proposals or arrangements (actual or proposed) in connection with the financing of the Purchaser's acquisition of the Shares and the Business Assets (including granting any security in respect of the Shares).

5. In preparing the Completion Balance Sheet, the figure included thereunder for Retirement Benefits as defined in Schedule 6 (Pensions) shall be US$0.

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6.      The Intra-Group Indebtedness shall be included.

7. The Excluded Assets, Excluded Contracts, Excluded Claims, Excluded Businesses, Excluded Companies and Excluded Liabilities shall be excluded.

8. No account shall be taken of any increase or decrease in the value of any asset of the SF Business as a result of the transactions undertaken in connection with any form of reorganisation carried out prior to Completion.

9. Provisions and reserves recorded in the Completion Balance Sheet shall be computed in accordance with the requirements of US GAAP and shall be computed in accordance with US GAAP accounting principles, practices and methods in applying them as followed in the 2001 Financial Statement. For the purposes of the Completion Balance Sheet, changes in estimates will not present changes in accounting principles, practices and methods. For the avoidance of doubt, changes in reserves referred to in clauses 10.40 to 10.43 (inclusive) represent a change in estimate and shall be calculated in accordance with such clauses and ERROR! REFERENCE SOURCE NOT FOUND. (Reserves).

10. No provision or reserve will be included for redundancy, rationalisation or restructuring costs which are decided by any SF Group Company following Completion.

11. There will be no accrual, provision or reserve in respect of any costs, liabilities, charges or events to be incurred after the Completion Date in respect of the disposal, closure, reorganisation or restructuring of any SF Business operations, other than those duly authorised by the Vendor or any member of the ABB Group prior to the Completion Date and committed and recordable in accordance with US GAAP.

13. If the Noleggi Completion Balance Sheet has not been finally agreed or determined in accordance with the terms of the Noleggi Agreement by the time the Completion Balance Sheet is required to be delivered to the Purchaser in accordance with clause 7.2, then the net assets of Noleggi to be reflected in the Completion Balance Sheet shall assume that the value of any Noleggi asset or liability then agreed is reflected in the Completion Balance Sheet at such value, the value of any Noleggi asset then in dispute is reflected in the Completion Balance Sheet at the bottom of the disputed range and the value of any Noleggi liability then in dispute is reflected in the Completion Balance Sheet at the top of the disputed range.

14. Any provisions recorded in relation to the Designated Assets shall be determined and signed-off by both the Vendor and the Vendor's Accountants and, for the avoidance of doubt, provided such provisions are recorded in accordance with this paragraph, they shall not be challenged by the Purchaser or the Purchaser's Accountants or the Expert.

15. For the avoidance of doubt in respect of the compensation to Sirius, pursuant to clause 10.44A(b), this shall be booked as a SEK 11,914,000 reduction to P&L and hence the Completion Balance Sheet Owner's Equity. The liability to make good the relevant member(s) of the ABB Group shall be satisfied in the calculation of the Final Consideration and not by a balance sheet liability.

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15.     For the avoidance of doubt:

(a) the ABB Export Bank Intra-Group Indebtedness as at Completion shall form part of, and shall be included and taken into account in, the Completion Balance Sheet in calculating and determining the Final Intra-Group Indebtedness and the Final Net Intra-Group Indebtedness; and

(b) the ABB Export Bank Outstanding Loan Balance as at Completion shall be calculated and determined as part of the Completion Balance Sheet and shall, to the extent that it is not otherwise so included or reflected, be included or reflected in the calculation and determination of Owner's Equity.

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                                   SCHEDULE 9

                                       TAX

1.      INTERPRETATION

1.1 In this Schedule the following definitions shall have the following meanings unless the context requires otherwise:

ACCOUNTS RELIEF means a relief, the availability of which has been shown as an asset in, or referred to in the notes to, the Completion Balance Sheet or has been taken into account in computing (and reducing) a provision for deferred Tax which appears in the Completion Balance Sheet or has resulted in no provision for deferred Tax being made in the Completion Balance Sheet;

BENEFIT has the meaning given to it in Paragraph 12.1(b) of this Schedule;

EVENT means any event, act, failure, omission, or transaction including, without limitation, a receipt or accrual of income or gains, distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance and, for the avoidance of doubt, shall include the entering into of any lease;

PRE-COMPLETION TAX AFFAIRS means the Tax affairs of any of the SF Group Companies for which the Vendor is responsible under Paragraph 13 of this Schedule;

POST-COMPLETION RELIEF means any relief which arises in respect of, by reference to or in consequence of, any Tax Period commencing after the Completion Date or any Event occurring after the Completion Date;

STRADDLE PERIOD has the meaning given to it in Paragraph 1.7 of this Schedule;

TAX DOCUMENTS means the Tax Returns, claims and other documents which the Vendor is required to prepare on behalf of the Company and the Subsidiaries under Paragraphs 13.1(a) and 13.1(b) of this Schedule;

TAX ASSESSMENT means the issue of any notice, demand, assessment, letter or other document by or on behalf of any Tax Authority or the taking of any other action by or on behalf of any Tax Authority (including the imposition, or any document referring to the possible imposition, of any withholding of or on account of Tax) from which it appears that a Tax Liability may be incurred by or may be imposed on any SF Group Company;

TAX LIABILITY means a liability of any SF Group Company to make or suffer an actual payment of Tax (including interest, penalties and additions to Tax related thereto) or a payment in respect of Tax (as well as Tax of another person for which an SF Group Company may be liable due to affiliation, as a transferee or successor or otherwise) and also includes:

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(c)     any liability (including a liability which is a primary liability of some other person and whether or not there is a right of recovery against another person) to a make a payment or increased payment of Taxation which would have arisen but for being satisfied, avoided or reduced by any Accounts Relief or Post-Completion Relief;

(d) the disallowance, loss, clawback, reduction, restriction, or modification of any Accounts Relief, or the non-availability or non-existence of an Accounts Relief; and

(e) an amount equal to the amount of any liability of a SF Group Company to pay for, or repay any amount paid to a SF Group Company for, any Surrender (whether of group relief, advance corporation Tax, or Tax refund) or other attribution to such SF Group Company of a Tax-related benefit under the laws of the relevant jurisdiction where such surrender or other attribution was made pursuant to an arrangement entered into on or prior to Completion;

TAX PERIOD means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined;

TAX REFUND has the meaning given to it in Paragraph 7.1 of this Schedule;

TAX RETURN means any return required to be made to any Tax Authority of income, profits or gains or of any other amounts or information relevant for the purposes of Tax, including any related accounts, computations and attachments;

TIME LIMIT means the latest date on which a Tax Document can be executed or delivered to a relevant Tax Authority either without incurring interest or a penalty, or in order to ensure that such Tax Document is effective;

VAT means value added tax and any other similar or turnover tax in effect in any country.

1.2     The headings in this Schedule shall not affect its interpretation.

1.3 Income, profits or gains earned, accrued or received includes any income, profits or gains deemed to be earned, accrued or received for the purposes of any Tax.

1.4 Income, profits or gains earned, accrued or received on or before a particular date or in respect of a particular period includes income, profits or gains which are deemed for the purposes of any Tax to have been earned, accrued or received on or before that date or in respect of that period.

1.5 An Event occurring includes an Event deemed to have occurred for the purposes of any Tax.

1.6     An Event on or before Completion includes:

(a) any combination of Events only the first or some of which has or have taken place on or before Completion but only where the Event or part taking place

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        after Completion occurs is in the ordinary course of business of a SF
        Group Company and, for the avoidance of doubt, the following shall be deemed not to be in the ordinary course of business: (i) any disposal (or deemed disposal for Tax purposes) of assets other than trading stock by any SF Group Company; (ii) any change in the use of an asset by any SF Group Company; (iii) anything which has the result of requiring disposal value to be brought into account, or which crystallises any charge, including any balancing charge, by reference to any, or any recapture of, any capital or depreciation allowance;

(b) an Event which is deemed for the purposes of any Tax to have occurred on or before Completion; and

(c)     the non-availability or non-existence of an Accounts Relief.

1.7 For the purposes of determining to what extent any liability for Tax arises in respect of any Tax Period commencing on or before Completion but ending after Completion (a STRADDLE PERIOD), the Straddle Period shall be treated as if it were two accounting periods, the first beginning at the start of the Straddle Period and ending on Completion Date (including the Completion
Date) and the second starting on the day following the Completion Date and ending at the end of the Straddle Period for the purposes of section 12 of the Income and Corporation Taxes Act 1988 of England and Wales (or its equivalent in any other jurisdiction).

2.      TAX WARRANTIES

2.1 The Vendor has made available to the Purchaser the lists, information and copy documents relating to the Tax affairs of the SF Group and the SF Business specified in the attached Exhibit B to the Disclosure Letter and the information contained therein is true, accurate and not misleading. These include all current Tax rulings of each SF Group Company and they have full force and effect and will remain so notwithstanding the sale of the Shares or any other step taken pursuant to this Agreement.

2.2 The bundles of documents annexed to the Disclosure Letter and relating to Tax have been prepared in good faith and the information contained therein is true, accurate and not misleading.

2.3 Each SF Group Company has duly paid all Tax due or, to the extent Tax is due but not paid yet, made full provision in the Accounts and all necessary information, notices, computations and returns which ought to have been submitted have been submitted by or on behalf of any SF Group Company to the relevant Tax Authority and have been submitted on a timely basis and all information, notices, computations and returns submitted are complete and accurate (and correctly reflect the earnings, business, assets and operations of the SF Group Companies) in all material respects and are not at the date hereof the subject of any material dispute.

2.4 No SF Group Company is involved in any current material dispute with any Tax Authority nor is any contemplated with any Tax Authority, nor is any SF Group Company involved in litigation, administrative, judicial or other types of procedures in relation to Tax, and so far as the Vendor and the directors and officers (and

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employees responsible for Tax matters) of the SF Group Companies are aware there are no circumstances which make it likely that any such dispute or disagreement will commence in the future.

2.5 The Business Asset Vendor is not, and does not expect to be, involved in a dispute in relation to Tax which is likely to affect any of the Business Assets and no Tax Authority has investigated, or has indicated that it intends to investigate, the Tax affairs of any member of the ABB Group in relation to the Business Assets.

2.6 No transaction in respect of which any consent or clearance was required or sought from any Tax Authority has been entered into or carried out by any of the Companies without such consent or clearance having first been properly obtained and all reorganisations, mergers and de-mergers have been carried out in accordance with applicable Tax regulations and will not give rise to any assessments of Tax.

2.7 No Tax Authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to the affairs of any SF Group Company or in relation to the Business Assets.

2.8 Each SF Group Company has paid or provided for all the Taxes to which it has become liable, or to which it has been assessed prior to Completion and has deducted or withheld all Tax which it has been obliged by law to deduct or withhold from amounts paid by it. Except as mentioned in the Disclosure letter, no SF Group Company is or has in the last 3 years been subject to any penalty, surcharge, fine or interest in connection with Tax. The SF Group has also made adequate provision in the Accounts for deferred Tax which is materially accurate in accordance with US GAAP. Any payments made on the basis of estimated figures or other assumptions have been properly calculated on a consistent and reasonable basis.

2.9 Each SF Group Company has maintained all records in relation to Tax that it is required by any Tax Authority or legislation to maintain and has sufficient records to determine the Tax consequences which would arise on a disposal or on the realisation of each asset owned by it at the Accounts Date, or acquired since the Accounts Date but before the date of this Agreement.

2.10 Except as disclosed in the Disclosure Letter, no SF Group Company has been a party to or otherwise involved in any transaction, agreement or arrangement otherwise than by way of a bargain at arm's length.

2.11 On disposal of an asset of a SF Group Company for a consideration equal to the value attributed to the asset in the Accounts, no liability to Tax will arise (disregarding a statutory right to claim an allowance or relief).

2.12 In preparing the Accounts, the value used for each asset or class of assets in respect of which a separate computation for capital allowances is required (whether as a result of an election or otherwise) is such that, on a disposal of that asset or all the assets in that class for a consideration equal to the value used (and disregarding a statutory right to claim an allowance or relief), no balancing charge would be made.

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2.13    No liability to Tax would arise if any SF Group Company were to dispose of any customer related asset or Property of the SF Business acquired since the Accounts Date for a consideration equal to the consideration actually given for the acquisition which, in accordance with US GAAP, would not be provided for in a deferred Tax provision in the Completion Balance Sheet.

2.14 Neither the execution nor the performance of, nor any action taken in pursuance of, this Agreement, nor the satisfaction of any condition to which this Agreement is subject will result in any asset of any SF Group Company being deemed to have been disposed of and reacquired.

2.15 All documents by virtue of which any SF Group Company has any right or in the enforcement of which any SF Group Company is interested or which relate to any of the Business Assets have been duly stamped.

2.16 Each SF Group Company is and has at all times been resident only in the jurisdiction in which it is incorporated for all Tax purposes. No SF Group Company is liable to pay, nor has at any time incurred any liability to Tax chargeable under the laws of, nor has a permanent establishment or other Taxable presence in, any jurisdiction other than the jurisdiction of its incorporation.

2.17    Each SF Group Company:

(a)     is registered for the purposes of relevant VAT legislation;

(b) has made, given, obtained and kept up-to-date, full and materially accurate records, invoices and documents appropriate or required for the purposes of relevant VAT legislation; and

(c) has complied in all material respects with all other applicable VAT legislation and in particular has filed all returns and made all payments of VAT on a timely basis.

2.18 No SF Group Company currently is the beneficiary of any extension of time within which to file any Tax Return. No SF Group Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Assessment or deficiency and no such request for waiver or extension is currently pending. No claim has ever been made by an authority in a jurisdiction where an SF Group Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction.

2.19 There are no liens or security interests on any of the assets of any SF Group Company or on any Business Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

2.20 None of the SF Group Companies which are organised or doing business in the US are currently the subject of an audit.

2.21 No power of attorney currently in force has been granted by any SF Group Company with respect to any Tax matter.

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2.22    No SF Group Company has filed a consent under Section 341(f) of the
Internal Revenue Code of 1986, as amended (for the purposes of this Schedule, the CODE) concerning collapsible corporations. No SF Group Company is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method or has an application pending with the US Internal Revenue Service or any other Tax Authority requesting permission for any change in accounting method. No SF Group Company organised in the US has been a US real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A) (ii). No SF Group Company is subject to any accumulated earnings Tax or personal holding company Tax. No SF Group Company is a party to any Tax allocation or Tax sharing or Tax indemnification or similar agreement or has any liability to make a payment pursuant to a previously terminated agreement of that nature.

2.23 The Disclosure Letter sets forth the following information with respect to each of the SF Group Companies organised or doing business in the US as of the most recent calendar quarter date prior to the Completion Date: (a) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to a SF Group Company and any limitations thereon; (b) all material elections and consents relating to Tax and agreements with any Tax Authorities which are still in effect; (c) any partnership or other entity (other than a SF Group Company) which is owned by an SF Group Company; (d) all closing agreements and Tax rulings requested or received from any Tax Authority by any SF Group Company; and (e) a description of any deferred intercompany transactions or excess loss accounts with respect to any SF Group Company.

2.24 No SF Group Company organised or doing business in the US (a) has participated in an international boycott as defined in Code Section 999; (b) has been the distributing corporation with respect to a transaction described in Code Section 355 within the three-year period ending on the date of this Agreement; (c) has a permanent establishment in any country outside its county of incorporation; or (d) has a material item of income or gain reported for financial accounting purposes in a pre-closing period or otherwise attributable to pre-closing period which is required to be included in Taxable income for a post-closing period.

2.25 None of the assets of any SF Group Company organised or doing business in the US or the Business Assets is (a) Tax exempt use property under Code
Section 168(h); (b) Tax-exempt bond financed property under Code Section 168(g);
(c) limited use property under Revenue Procedure 76-30, or (d) treated as owned by any other person under Code Section 168. No SF Group Company is a party (other than as an investor) to any industrial development bond.

2.26 No SF Group Company is a controlled foreign corporation as described in Code Section 957 or contiguous country corporations described in Code Section 1504(d).

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2.27    The SF Group Companies which are not organised in the US do not have any
US real property interests as described in Code Section 897 and no Business Assets could constitute a US real property interest as described in Code Section 897.

2.28 No SF Group Company has made an election under US law to classify itself or any of its subsidiaries as something other than a corporation.

2.29 No SF Group Company organised outside the US is engaged in the conduct of a trade or business in the US or has a branch, office or fixed place of business or permanent establishment in the US.

2.30 None of the SF Group Companies which are organised or doing business in the US has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

2.31 None of the SF Group Companies organised or doing business in the US nor any Business Asset Vendor own shares of any controlled foreign corporations as described in Code Section 957, passive foreign investment companies as described in Code Section 1297, or foreign investment companies as described in Code
Section 1246.

2.32 None of the SF Group Companies represents itself in Tax filing or to its shareholders as (i) passive foreign investment companies as described in Code
Section 1297, (ii) foreign investment companies described in Code Section 1246 or (iii) foreign personal holding companies described in Code Section 552.

2.33 None of the SF Group Companies organised or doing business in the US own shares in any foreign corporation or other foreign entity.

3.      TAX COVENANT

3.1 The Vendor hereby covenants (for itself and as trustee for the Designated Vendor) with the Purchaser to pay to the Purchaser (for itself and as trustee for the Designated Purchaser) an amount equal to any Tax Liability of any SF Group Company arising in respect of, by reference to or in consequence of:

(a) any income, profits or gains earned, accrued or received on or before Completion (including specifically the pre Completion portion of the Straddle Period); and

(b)     any Event which occurred on or before Completion;

(c) an Event occurring at any time for which a SF Group Company is liable as a result of having at any time before Completion been a member of a group for Tax purposes;

(d) an Event occurring at any time for which a SF Group Company is liable as a result of having at any time before Completion been controlled for Tax purposes by any person; and

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(e)     an Event for which a SF Group Company is liable for the Tax (relating to a time before Completion) of another person under Treasury Regulation 1.1502-6 (or similar provisions of state, local or foreign law) or as a transferee, successor, by contract, agreement or arrangement or otherwise;

together with any costs and expenses referred to in Paragraph 34 of this schedule and so that, in the case of any Tax Liability arising in respect of a Subsidiary listed as a non-wholly owned subsidiary in Schedule 2 (Particulars of the SF Group), the Purchaser (for itself and as trustee for the Designated Purchaser) shall be paid that proportion of 100 per cent. of the Tax Liability and 100 per cent. of the related costs and expenses as corresponds to the percentage interest indicated next to the name of that Subsidiary in that Schedule.

3.2 Without prejudice to the covenant given in paragraph 3.1, the Vendor hereby covenants (for itself and as trustee for the Designated Vendor) with the Purchaser to pay to the Purchaser (for itself and as trustee for the Designated Purchaser) an amount equal to any Tax Liability of any SF Group Company arising in respect of, by reference to or in consequence of:

(a) the Pre-Sale Reorganisation or the Hive-Down and Transfer but only to the extent that the Tax Liability relates to, is in respect of or by reference to any period on or before Completion (including specifically the pre Completion portion of the Straddle Period);

(b) the ABB Guernsey Finance Limited (a Guernsey incorporated company) being treated by any Swiss Tax Authority as resident or managed for Tax purposes in or from Switzerland for any period on or before Completion (including specifically the pre Completion portion of the Straddle Period) but only to the extent that the Tax Liability relates to, is in respect of or by reference to such period;

(c) any Swedish SF Group Company treating leasing transactions as supplies of services for the purposes of VAT or SIB Leasing Spa reclaiming VAT on purchases of non-depreciable assets, in both cases in relation to or in respect of any period on or prior to Completion (including specifically the pre Completion portion of the Straddle Period); and

(d)     any SF Group Company being a Designated Vendor,

together with any costs and expenses referred to in Paragraph 5 of this Schedule, provided that the exclusions set out in paragraphs 4.1(a), (c) and (d) shall not apply to limit or exclude the covenant given by the Vendor in this paragraph 3.2.

3.3 Where any Tax Liability, being a Tax Liability that is within the scope of the covenant given at paragraph 3.1 of this Schedule, is the subject of a provision or reserve for deferred Tax in the Completion Balance Sheet, the Vendor shall be liable to pay (for itself and as trustee for the Designated Vendor) to the Purchaser (for itself and as trustee for the Designated Purchaser) (a) an amount equal to the net present value benefit of that deferred Tax as calculated in accordance with the principles set out in Schedule 9A (Net Present Value Benefit) and (b) in full for any interest and

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penalties related to, in respect of or in connection with that Tax Liability, together with any costs and expenses referred to in Paragraph 5 of this Schedule;

3.4 The Vendor and the SF Group Companies agree to co-operate with the Purchaser and provide the Purchaser with reasonable assistance in determining, with respect to each SF Group Company, any material differences between the aggregate fair market value of the assets of the SF Group Company (which value shall be determined by the allocation provisions of this Agreement) and the aggregate Tax basis of the assets of that SF Group Company.

3.5

(a) The Purchaser may, at its option, make an election under Code section 338 with respect to the acquisition of one or more of any SF Group Company. The Vendor shall co-operate with, and take all necessary actions requested by, the Purchaser regarding any such election, including reporting the transactions for Tax purposes in a manner consistent with such elections. Notwithstanding anything herein to the contrary, neither the Vendor nor any affiliate of the Vendor shall be required to make or join in an election under Section 338(h)(10) of the Code (or any equivalent election under state, local or foreign law).

(b)     Notwithstanding anything herein to the contrary:

        (i) At Purchaser's option, Purchaser may make an election under Code Section 7701 with respect to the US Tax status of one or more of the SF Group Companies.

        (ii) Vendor shall co-operate with, and take all reasonable actions requested by Purchaser or procure that all such actions are taken, regarding any such election including signing in a timely manner an election to be effective retroactively to the period during which the Vendor was a direct or indirect owner of the SF Group Companies and reporting the transactions for Tax purposes in a manner consistent with such elections.

3.6 The Vendor will, at the Purchaser's request, provide or procure the provision of a non-foreign affidavit in accordance with section 1445 and shall deliver the same to the Purchaser or Designated Purchaser as requested.

4.      EXCLUSIONS

4.1 Subject to the proviso set out in paragraph 3.2, the covenants contained in Paragraph 3.1 and 3.2 of this Schedule shall not cover any Tax Liability to the extent that:

(a) subject to Paragraph 3.3, either a provision or reserve (excluding a deferred Tax provision or reserve) in respect of that Tax Liability has been made in the Completion Balance Sheet or a specific provision or reserve for deferred Tax in respect of that Tax Liability has been made and identified in the appendix to

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        the Completion Balance Sheet setting out and computing the deferred Tax provision in the Completion Balance Sheet (and for the purposes of this paragraph 4.1(a), a provision or reserve shall be "specific" if it falls within a category set out in the appendix to the Completion Balance Sheet, the form of which is attached at Schedule 10 (Form of Completion Balance Sheet)), but only to the extent of that provision or reserve or specific provision or reserve as the case may be; or

(b) the Tax Liability was paid or discharged before Completion and such payment or discharge was taken into account in the preparation of the Completion Balance Sheet but only to the extent of the amount of the relevant item listed on such Completion Balance Sheet; or

(c) except with respect to the Straddle Period, the Tax Liability arises as a direct result of any change in rates of Tax which is announced and comes into force after Completion with retrospective effect or of any change in law, regulation, directive, or the published or generally accepted practice of any Tax Authority, occurring after Completion; or

(d) the Tax Liability comprises interest or penalties arising by virtue of an underpayment of Tax prior to Completion, insofar as such underpayment would not have been an underpayment but for a bona fide estimate made prior to Completion of the amount of income, profits or gains to be earned, accrued or received after Completion proving to be incorrect, or but for any other Event or Events occurring after Completion; or

(e) notice of a claim in respect of the Tax Liability in a form complying with the provisions of Paragraph 8.1 of this Schedule is not given to the Vendor within one month after the end of the Tax Period in which, pursuant to the relevant statute of limitations in the relevant jurisdiction, the relevant Tax Authority may raise requisitions or assessments in respect of a hypothetical matter occurring or hypothetical Tax Liability arising on Completion (such deadline being, the "Deadline") or (where the claim is not previously settled, satisfied or withdrawn) proceedings in respect thereof are not issued to and (to the extent possible) served upon the Vendor within the six month period following such Deadline and pursued with reasonable diligence thereafter; or

(f) such Tax Liability arises as a result of any Company or Subsidiary failing to submit the returns and computations required to be made by them in respect of accounting periods ending after Completion or not submitting such returns and computations within the appropriate Time Limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion and otherwise than as a result of any default or failure of the Vendor in carrying out, or in failing to carry out, the Vendor's obligations under Paragraph 13 of this Schedule or

(g) the Tax Liability arises as a result of the failure of the Purchaser to comply with its obligations contained in Paragraph 8 or Paragraph 12 of this Schedule; or

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(h)     any relief arising in respect of an Event occurring or period ending on or prior to Completion is immediately available, or is for no consideration made immediately available by the Vendor, to any SF Group Company to set against or otherwise mitigate the Tax Liability (and so that (i) for this purpose any relief arising in respect of a Tax Period falling partly before and partly after Completion shall be apportioned on a time basis, unless some other basis is more reasonable and (ii) any relief that is so available in relation to more than one Tax Liability to which this Schedule applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Vendor's total liability hereunder); or

(i)     the Tax Liability would not have arisen but for:

            (i) the making of a claim, election, surrender or disclaimer otherwise than (a) at the direction of the Vendor, (b) in the ordinary course of business relating to an Event after Completion, (c) as required by Tax legislation or Tax Authority, or (d) pursuant to a legally binding commitment created on or before Completion, in each case after Completion and by the Purchaser, any Company, any Subsidiary or any other member of the Purchaser's Group but this Paragraph (i)(i) shall only apply to limit a Tax Claim where the Tax Liability arises as a direct result of the making of such claim, election, surrender or disclaimer; or

           (ii) the failure or omission on the part of any SF Group Company to make a claim, election, surrender or disclaimer that was requested by the Vendor in writing on or prior to Completion and that was taken into account in the preparation of the Completion Balance Sheet, but this exclusion in this paragraph
                 (i)(ii) shall only apply where the making of such claim, election, surrender or disclaimer: (a) is not limited by any Tax Authority or legislation; and (b) is not limited by a legally binding commitment entered into on or prior to Completion. Moreover, this exclusion in this paragraph (i)(ii) shall only apply to limit a Tax Claim where the Tax Liability arises as a direct result of the failure or omission to make such claim, election, surrender or disclaimer; or

(j) the Tax Liability is a liability to Tax comprising interest, penalties, charges or costs in so far as solely and exclusively attributable to the unreasonable delay or default of the Purchaser, any Company or Subsidiary after Completion.

4.2 The provisions of Paragraph 4.1 of this Schedule shall also operate to limit or reduce the liability of the Vendor in respect of claims under the Tax Warranties.

5.      COSTS AND EXPENSES

The covenants contained in this Schedule shall extend to all reasonable costs and expenses properly incurred by the Purchaser (for itself and as trustee for the Designated Purchaser) in connection with a successful claim made under this Schedule, or in satisfying or settling any Tax Liability in accordance with Paragraph 8.

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6.      DOUBLE RECOVERY

6.1 The Purchaser shall not be entitled to recover any amount pursuant to this Schedule in respect of any claim that the Purchaser, any Company or any of the Subsidiaries has already recovered such amount under the Vendor Warranties or pursuant to any other agreement with the Vendor or any member of the ABB Group, or under this Schedule but in all cases only to the extent of such prior recovery. Any excess above such prior recovery shall be recoverable under this Schedule without any limitation by this Paragraph 6.

7.      TAX REFUNDS

7.1 The Purchaser shall or shall procure that the Designated Purchaser shall promptly notify the Vendor of any right to repayment or actual repayment of Tax to which any SF Group Company is or becomes entitled or receives in respect of an Event occurring or period (or part period) prior to Completion, where or to the extent that such right or repayment was not included in the Completion Balance Sheet as an asset (a TAX REFUND).

7.2 Any Tax Refund actually obtained, whether by repayment or set off (and less any reasonable costs of obtaining it but including any interest or other additional payment) shall be dealt with as follows:

(a) the amount of the Tax Refund shall be set against any payment then due from the Vendor under this Schedule;

(b) to the extent that there is an excess, a payment shall promptly be made to the Vendor (for itself and as trustee for the Designated Vendor) equal to the aggregate of any previous payment or payments previously made by the Vendor under this Schedule (and not previously refunded under this Schedule) up to the amount of the excess; and

(c) to the extent that there is any remaining excess, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Vendor under this Schedule.

7.3 The amount of the Tax Refund shall be calculated on the basis that no Tax Refund may arise or be increased as a result of a change in the law of Tax announced after Completion.

7.4 Vendor shall promptly pay (for itself and as trustee for the Designated Vendor) the Purchaser (for itself and as trustee for the Designated Purchaser) an amount equal to the reduction of any Tax Refund by Tax Authorities which was previously credited to the Vendor under Paragraph 7.2.

7.5 This Paragraph 7 shall not apply to a Tax Refund of the Purchaser or Designated Purchaser or relating to assets held by the Purchaser or Designated Purchaser prior to Completion.

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8.      NOTIFICATION OF CLAIMS AND CONDUCT OF DISPUTES

8.1 If the Purchaser, any SF Group Company become aware of any Tax Assessment which (either alone or if combined with any other present or prospective Tax Assessment) could give rise to a liability for the Vendor under this Schedule, the Purchaser shall or shall procure that the Designated Purchaser shall give notice to the Vendor of that Tax Assessment (including reasonably sufficient details of such Tax Assessment, the due date for any payment and the Time Limits for any appeal, and so far as practicable the amount of the claim under this Schedule in respect thereof) as soon as possible (and in any event not more than 15 Business Days after the Purchaser, the SF Group Company concerned becomes aware of such claim), and shall take (or procure that the SF Group Company concerned shall take) such action as the Vendor may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Tax Assessment and any adjudication in respect thereof (subject to the provisos in Paragraph 8.2 below). The Vendor acknowledges that the failure to comply with the obligations in this Paragraph 8.1 in no way affects the Purchaser's ability to make a Tax Claim (for itself and/or as trustee for each member of the Purchaser's Group) but that the Vendor's remedy for breach by the Purchaser of this Paragraph shall be in damages.

8.2 The Vendor shall have the right (if it wishes) to control any proceedings taken in connection with such action, including the right to appoint agents and advisers, to conduct in any proceedings any appeal before the first appellate body (excluding the Tax Authority that has made the claim) in any Event and to conduct any appeal before any other court or tribunal if the Vendor obtains (at the Vendor's cost) the opinion of independent Tax counsel of not less than 10 years' relevant experience that there is a reasonable chance that the appeal will be successful and to have sole control of any negotiations, discussions or correspondence with any Tax Authority in relation to the Tax Assessment provided:

(a) the Vendor shall indemnify the Purchaser and the SF Group Company to the reasonable satisfaction of the Purchaser against the Tax and any additional Tax and costs which the Purchaser or the SF Group Company may incur in connection with the taking of action pursuant to this paragraph 8.2, including compensation, where relevant, for any Tax that may be additionally incurred in any future Tax Period by reason of or in consequence of the taking of such action;

(b) keep the Purchaser fully informed of all matters relating to the Tax Assessment and deliver to the Purchaser copies of all correspondence relating to the Tax Assessment;

(c) obtain the Purchaser's prior written approval (not to be unreasonably withheld or delayed) to the appointment of legal and other professional advisers and the content and sending to a Tax Authority of each communication (written or otherwise) relating to the Tax Assessment; and

(d) obtain the Purchaser's prior written approval to the agreement of any matter which is likely to affect the amount of the Assessment or the future liability of any SF Group Company or the Purchaser in respect of Tax;

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and it is further being understood that the Vendor's rights under this paragraph
8.2 shall cease if the Vendor fails to comply with any of the above obligations or the Vendor takes corporate action, or other steps are taken or legal proceedings are started for its winding up, dissolution, administration, or re-organisation or for the appointment of a receiver, administrator, trustee or similar officer of it or of any of its assets;

8.3 Subject to Paragraph 37.2, the Purchaser shall or shall procure that the Designated Purchaser shall keep the Vendor fully informed of any actual or proposed developments (including any meetings) and shall provide the Vendor with copies of all material correspondence and documentation relating to such Tax Assessment or action, and such other information, assistance and access to records and personnel as it reasonably requires.

8.4 The Vendor shall reimburse to the Purchaser its reasonable costs and expenses properly incurred in connection with any such action or proceedings as are referred to in Paragraphs 37.1, 37.2 and 8.3.

8.5 Subject to Paragraph 37.6, the Purchaser shall procure that no Tax Assessment, action or issue in respect of which the Vendor could be required to make a payment under this Schedule is settled or otherwise compromised without the Vendor's prior written consent, such consent not to be unreasonably withheld, and the Purchaser shall, and shall procure that each SF Group Company and any of their respective advisers shall, not submit any correspondence or return or send any other document to any Tax Authority where the Purchaser or any such person is aware or could reasonably be expected to be aware that the effect of submitting such correspondence or return or sending such document is reasonably likely to increase a claim under this Schedule, unless requested to do so by Vendor or first affording the Vendor a reasonable opportunity to comment thereon and taking account of such comments so far as it is reasonable to do so.

8.6 If the Vendor does not request the Purchaser to take any appropriate action within 20 Business Days of notice to the Vendor, the Purchaser shall be free to satisfy or take control of proceedings or settle the relevant Tax Liability on such terms as it may reasonably think fit free from limitations under Paragraph 8.5 and subject to full indemnification under Paragraph 3.

9.      DUE DATE OF PAYMENT AND INTEREST

9.1 The Vendor shall pay (for itself and as trustee for the Designated Vendor) to the Purchaser (for itself and as trustee for the Designated Purchaser) any amount payable under this Schedule on or before the date which is the later of the date five (5) Business Days after demand is made therefore by the Purchaser and:

(a) in the case of a Tax Liability that involves an actual or increased payment of Tax, five (5) Business Days before the first date on which the Tax in question becomes payable to the Tax Authority demanding the same;

(b) in the case of a Tax Liability that involves an actual or increased payment of Tax which would have arisen but for being satisfied, avoided or reduced by

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        any Accounts Relief or Post-Completion Relief or other Tax benefit, credit or refund, five (5) Business Days before the first date on which the Tax in question would have become payable to the Tax Authority but for the use of the Accounts Relief or Post-Completion Relief or other Tax benefit, credit or refund;

(c) in the case of a Tax Liability that involves the disallowance, loss, clawback, reduction, restriction, or modification of any Accounts Relief or the non-availability or non-existence of an Accounts Relief or other Tax benefit, credit or refund (other than a repayment of Tax), five (5) Business Days before the first date on which the Tax, which it would not otherwise have had to pay, becomes payable;

(d) in the case of a Tax Liability that involves the disallowance, loss, clawback, reduction, restriction, or modification of a right to repayment of Tax the date of such disallowance, loss, clawback, reduction, restriction or modification;

(e) in the case of a liability under Paragraph 5 of this Schedule, five (5) Business Days before the Purchaser or SF Group Company becomes liable to pay the costs,

provided that (i) if the date on which the Tax (other than a Tax payable in the US or political subdivisions thereof) can be recovered is deferred following application to the relevant Tax Authority, the date for payment by the Vendor shall be two (2) Business Days before such later date when the amount of Tax is finally and conclusively determined (and for this purpose, an amount of Tax shall be deemed to be finally and conclusively determined when, in respect of such amount, a decision of a court or tribunal is given or any binding agreement or determination is made from which either no appeal lies or in respect of which no appeal is made within the prescribed Time Limit); and (ii) if a payment or payments to the relevant Tax Authority prior to the date otherwise specified by this Paragraph would avoid or minimise interest or penalties, the Vendor may at its option pay the whole or part of the amount due to the Purchaser on an earlier date or dates, and the Purchaser shall procure that the Tax in question (or the appropriate part of it) is promptly paid to the relevant Tax Authority.

9.2 The Vendor may, with the Purchaser's consent, not to be unreasonably withheld or delayed, make a direct payment in respect of the Tax Liability in question to the relevant Tax Authority and the Vendor's liability to the Purchaser shall be treated as reduced or eliminated accordingly.

10.     AMOUNT OF TAX LIABILITY

The amount of the Tax Liability shall be as follows:

(a) in the case of a Tax Liability that involves an actual or increased payment of Tax, the amount of such payment or increased payment;

(b) in the case of a Tax Liability that involves an actual or increased payment of Tax which would have arisen but for being satisfied, avoided or reduced by

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        any Accounts Relief or Post-Completion Relief or other Tax benefit, credit or refund, the amount of Tax which the Accounts Relief or Post-Completion Relief or other Tax benefit, credit or refund saves;

(c) in the case of a Tax Liability that involves the disallowance, loss, clawback, reduction, restriction, or modification of any Accounts Relief or the non-availability or non-existence of an Accounts Relief (other than a repayment of Tax) or other Tax benefit, credit or refund, the amount by which the net assets of the SF Group as shown in the Completion Balance Sheet would have been reduced (or its net liabilities increased) but for the presumed availability of the Accounts Relief; and

(d) in the case of a Tax Liability that involves the disallowance, loss, clawback, reduction, restriction, or modification of a right to a repayment of Tax, the amount of the repayment so disallowed, lost, clawed back, reduced, restricted or modified.

11.     PAYMENTS FREE OF WITHHOLDING, ETC.

11.1 All payments made by the Vendor (for itself and as trustee for the Designated Vendor) under this Schedule shall be made gross, free of any right of counterclaim or set-off and without deduction or withholding of any kind other than any deduction or withholding required by law.

11.2 If the Vendor makes a deduction or withholding required by law from a payment under this Schedule, the sum due from the Vendor shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding (including any deductions on additional amounts payable under this Section), the Purchaser receives (for itself and as trustee for the Designated Purchaser) a sum equal to the sum it would have received had no deduction or withholding been made.

11.3 If a payment made under this Schedule will be or has been subject to Tax, the Vendor shall pay (for itself and as trustee for the Designated Vendor) to the Purchaser the amount (after taking into account Tax payable in respect of the amount) that will ensure that the Purchaser receives and retains (for itself and as trustee for the Designated Purchaser) a net sum equal to the sum it would have received had the payment not been subject to Tax.

12.     RECOVERY FROM THIRD PARTIES/TAX SAVINGS

12.1 If any payment is made by the Vendor (for itself and as trustee for the Designated Vendor) to the Purchaser (for itself and as trustee for the Designated Purchaser) under this Schedule of a Tax Liability and the Purchaser, any SF Group Company either receives, or is entitled or may be entitled either immediately or at some future date to recover or obtain, from any person (other than the Purchaser, or any SF Group Company) a payment or relief which is attributable to the Tax Liability in question, then:

(a) the Purchaser shall notify the Vendor of that fact as soon as possible and if so required by the Vendor shall take (or shall procure that any SF Group

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        Company or other person concerned shall take) such action as the Vendor may reasonably request to enforce such recovery or to obtain such payment or relief (keeping the Vendor fully informed of the progress of any action taken, providing it with copies of all relevant and material correspondence and documentation and subject to the provisions in paragraph 8.2); and

(b) if the Purchaser, the Company or the Subsidiary or other person concerned receives or obtains a payment or relief which is attributable to the Tax Liability or other matter in question, the Purchaser shall pay to the Vendor the amount received or the amount that the Purchaser, the Company or the Subsidiary or other person concerned will save by virtue of the payment or the relief (less any reasonable costs of recovering or obtaining such payment or relief and any Tax actually suffered thereon) (the BENEFIT) to the extent that the amount of the Benefit does not exceed the aggregate payments previously made by the Vendor under this Schedule, and except where any amount so saved would otherwise have given rise to a claim under this Schedule (in which event no such claim shall be made). Any amount of the Benefit not so paid to the Vendor shall be carried forward and set off against any future claims under this Schedule.

12.2 In circumstances where the Benefit is paid to a Subsidiary listed as a non-wholly owned subsidiary in Schedule 2 (Particulars of the SF Group), in determining the amount of the Benefit that is to be paid to the Vendor (for itself and as trustee for the Designed Vendor), only that proportion of 100 per cent. of the Benefit as corresponds to the percentage interest indicated next to the name of that Subsidiary in that Schedule shall be paid to the Vendor.

12.3 Any payment required to be made by the Purchaser (for itself and as trustee for the Designated Purchaser) pursuant to Paragraph 12.1 of this Schedule shall be made:

(a) in a case where the Purchaser, the SF Group Company or other person concerned receives a payment, within 5 Business Days of the receipt thereof; and

(b) in a case where the Purchaser, the SF Group Company or other person concerned obtains a relief, on or before the date on which Tax would have become recoverable by the appropriate Tax Authority but for the use of such relief.

12.4 If the Purchaser (for itself and as trustee for the Designated Purchaser) or any SF Group Company pays a Benefit under Paragraph 12.1 of this Schedule and the amount of such Benefit is subsequently reduced (whether by a Tax Authority or otherwise), the Vendor shall return the excess to the Purchaser (for itself and as trustee for the Designated Purchaser) or the SF Group Company on demand. Any recovery or Tax savings under this Paragraph 12 which is subsequently reduced by the Tax Authorities or other persons to the detriment of the Purchaser shall be considered an excess Benefit recoverable under the proceeding sentence.

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12.5    The Purchaser shall procure that any such relief as is referred to in
Paragraph 12.3 of this Schedule is used in priority to any other relief, and in the absence of evidence to the contrary it shall be deemed to be so used. The Vendor shall be entitled to require that the SF Group Company or other person's auditors shall certify the amount and date of use of such relief for the purposes of this Paragraph 12 of this Schedule.

13.     MANAGEMENT OF PRE-COMPLETION TAX AFFAIRS

13.1 Subject to and in accordance with the provisions of this Paragraph the Vendor or its duly authorised agents shall, in respect of all Tax Periods ending on or before Completion, and at its own cost:

(a)     prepare and submit the Tax Returns of each of the SF Group Companies;

(b) prepare and submit on behalf of the SF Group Companies all claims, elections, surrenders, disclaimers, notices and consents for the purposes of Tax; and

(c) (subject to Paragraph 8 of this Schedule) deal with all matters relating to Tax which concern or affect any of the SF Group Companies, including the conduct of all negotiations and correspondence and the reaching of all agreements relating thereto or to any Tax Documents, but excluding payment of Tax.

13.2 The Vendor or its duly authorised agent shall deliver all Tax Documents which are required to be signed by or on behalf of any SF Group Company to the Purchaser for the Purchaser's approval (such approval not to be unreasonably withheld or delayed) where upon the Purchaser shall authorise and sign the Tax Documents prior to submission to the relevant Tax Authority. If a Time Limit applies in relation to any Tax Document, the Vendor shall ensure that the Purchaser receives the Tax Document no later than ten (10) Business Days before the expiry of the Time Limit.

13.3    The Vendor shall procure that:

(a) the Purchaser receives copies of all written correspondence with any Tax Authority and any document which the Vendor intends to submit to a Tax Authority in each case insofar as it is relevant to the Pre-Completion Tax Affairs;

(b) the Vendor takes into account any reasonable comments on such written correspondence and documents as the Purchaser may make in a timely manner;

(c) no Tax Document is submitted to any Tax Authority which is not, so far as the Vendor is aware, complete, true and accurate in all respects, and not misleading; and

(d) no Tax Document or any correspondence relating thereto is submitted to any Tax Authority without the approval of the Purchaser, such approval not to be

                                                                  CONFORMED COPY

        unreasonably withheld or delayed. For the purposes of this Paragraph
        (d), the Purchaser's approval shall be deemed not to be unreasonably withheld where the Purchaser reasonably considers that:

           (i) such Tax Documents or correspondence are not true, complete, accurate and lawful in all respects; or

          (ii) such Tax Documents or correspondence are reasonably likely to prejudice the amount of liability of any SF Group Company in respect of Tax for which the Vendor is not liable under this Schedule.

        The Purchaser's approval shall be deemed not to be unreasonably delayed if given within 30 Business Days or within any other period agreed between the Vendor and the Purchaser.

13.4    The Purchaser shall procure that:

(a) the Vendor and its duly authorised agents are afforded such access (including the taking of copies) to the books, accounts and records of the SF Group Companies and such other assistance as it or they reasonably require to enable the Vendor to discharge its obligations under Paragraph 13.1 and to enable the Vendor and any member of the ABB Group to comply with its own Tax obligations or facilitate the management or settlement of its own Tax affairs;

(b) the Vendor is promptly sent a copy of any communication from any Tax Authority insofar as it relates to the Pre-Completion Tax Affairs; and

(c) there is given to such person or persons as may for the time being be nominated by the Vendor authority (subject to Paragraph 8 of this Schedule) to conduct Pre-Completion Tax Affairs, and that such authority is confirmed to any relevant Tax Authority.

13.5 Subject to Paragraph 13.3, the Purchaser shall be obliged to procure that the SF Group Company shall cause any Tax Document delivered to it under Paragraph 13.2 to be authorised, signed and returned to the Vendor in a timely manner for submission to the appropriate Tax Authority (and in any event within any relevant Time Limit).

14.     CONDUCT OF OTHER TAX AFFAIRS

14.1 Subject to Paragraph 8 and to the following Sub-Paragraphs, the Purchaser or its duly authorised agents shall have sole conduct of all Tax affairs of each of the SF Group Companies which are not Pre-Completion Tax Affairs and shall be entitled to deal with such Tax affairs in any way in which it, in its absolute discretion, considers fit.

14.2 In respect of any Straddle Period, the Vendor and Purchaser shall discuss in good faith the basis on which the Tax Returns of each SF Group Company shall be prepared with a view to limiting to the extent reasonably possible any liability to Tax in respect of which a Tax Assessment could be made where such liability arises from

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                                                                  CONFORMED COPY

the difference between such basis and the basis upon which the Tax Returns of the SF Group Companies were prepared for all Tax Periods ending prior to Completion.

14.3 The Purchaser shall procure that the SF Group Companies provide to the Vendor all Tax Returns relating to the Straddle Period no later than twenty (20) Business Days before the date on which such Tax Returns are required to be filed with the appropriate Tax Authority without incurring interest or penalties. The Purchaser shall further procure that the SF Group Companies shall take the Vendor's reasonable comments into account before the Tax Returns are submitted to the appropriate Tax Authority. Provided that it shall not be deemed to be a reasonable comment if it is reasonably likely to prejudice the amount of Tax Liability of any SF Group Company for which the Vendor is not liable under this Schedule.

14.4 The Vendor shall provide such assistance as the Purchaser shall reasonably request in preparing all Tax Returns relating to the Straddle Period.

15.     SWEDISH MATTERS

15.1 Without prejudice to Paragraph 8, the Vendor and Purchaser note that there is an audit by the Swedish Tax Authority on-going in respect of any Swedish SF Group Company, and the Vendor and the Purchaser agree to co-operate with one another in respect of such audit.

15.2 Where the Purchaser or any professional advisers in Sweden make a request of the Vendor or (if relevant) a ABB Group Company to waive any conflict of interest issues that could or would arise if such professional adviser were to act for the Purchaser or a SF Group Company, the Vendor hereby agrees with the Purchaser that it shall, or (if relevant) shall procure that a ABB Group Company shall, do all that is reasonably requested by the Purchaser and/or the professional adviser to ensure that such conflict issues shall not prevent that professional adviser from acting for the Purchaser or the SF Group Company, as the case may be.

16.     INTEREST

Any sum not paid by the Vendor or the Purchaser as the case may be on the due dates of payment specified in this Schedule shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at a rate per annum equal to the rate of 2 per cent. per annum over the base rate of Citibank N.A., New York branch, for the relevant currency from the due date to and including the day of actual payment of such sum compounded six monthly. Such interest shall be paid on the demand of the Purchaser when due to the Purchaser or on the demand of the Vendor when due to the Vendor.

17.     TRANSFER OF GOING CONCERN

Each party shall make all reasonable efforts to ensure that each of the transfers of the Business Assets under this Agreement is treated as neither a supply of goods nor a supply of services for the purposes of VAT, and the parties intend each of the transfers of the Business Assets to be a transfer of a going concern.

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18.     TREATMENT OF PAYMENTS

Any payment made for breach of any part of Paragraph 2 of this Schedule or pursuant to paragraphs 3, 5, 7, 12.1 or 12.3 of this Schedule shall be treated to the extent possible as an adjustment to the consideration paid by the Purchaser (for itself and as trustee for the Designated Purchaser) to the Vendor (for itself and as trustee for the Designated Vendor) in respect of those Shares to which the payment relates.

19.     DISPUTES

If there is a dispute between the Purchaser and Vendor in relation to any part of this Schedule, such dispute shall be referred to an independent member of the Chartered Institute of Taxation of at least 10 years' experience or counsel specialising in Tax of equivalent experience and standing in the relevant jurisdiction, appointed by agreement between the Purchaser and the Vendor or (if they do not agree) upon the application made by either party to the President for the time being of the Chartered Institute of Taxation or equivalent foreign body (as appropriate) who shall also be authorised to determine how the costs of obtaining the opinion should be allocated between the parties.

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                                                                  CONFORMED COPY

                                   SCHEDULE 9A

                            NET PRESENT VALUE BENEFIT

1. For the purposes of agreeing the net present value benefit referred to in paragraph 3.3 of Schedule 9 (Tax), the Vendor and the Purchaser shall agree a statement (the STATEMENT and a revised statement(s), if required, (the REVISED STATEMENT) in accordance with the provisions of this Schedule.

2. The deferred Tax balance at Completion will be the deferred Tax of each of the SF Group Companies included in the Completion Balance Sheet (the DEFERRED TAX BALANCE).

3. The anticipated remaining Deferred Tax Balance at the end of each subsequent accounting period will be prepared on the basis of the Projected reversal of the Deferred Tax Balance of the SF Group Companies to which the deferred Tax relates (PROJECTED FUTURE DEFERRED TAX BALANCES). With respect to any lease the reversal is based upon the expectation that the deferred Tax will reverse through the date of the early buyout option, if any, under that lease.

4. The Statement shall set out the Projected Future Deferred Tax Balances together with the present value of each Projected Future Deferred Tax Balance (the PROJECTED PRESENT VALUE). The Projected Present Value for these purposes shall be calculated as the present value of the Projected Future Deferred Tax Balances discounted with the Discount Rate (defined below) at Completion. The "Discount Rate" shall be the Purchaser's borrowing rate for a maturity corresponding to the approximate average life of the Projected Future Deferred Tax Balances in each jurisdiction for which the SF Group Companies to which the deferred Tax are located.

5. In addition thereto the Statement shall also set out the net present value benefit of each Projected Future Deferred Tax Balance (the PROJECTED NET PRESENT VALUE BENEFIT). The Projected Net Present Value Benefit shall be equal to the Projected Future Deferred Tax Balances less the Projected Present Value.

6. The Revised Statement shall be agreed between the Vendor and the Purchaser in the event (and each time) the Vendor is liable to make a payment to the Purchaser pursuant to paragraph 3.3 of Schedule 9 (Tax).

7. A Revised Statement shall recompute, from the beginning of the accounting period in which the event giving rise to the liability of the Vendor under paragraph 3.3 of Schedule 9 (Tax) took place, the Projected reversal of the remaining Deferred Tax Balance (the ACTUAL FUTURE DEFERRED TAX BALANCE).

8. The Revised Statement shall set out the Actual Future Deferred Tax Balance together with the present value of the Actual Future Deferred Tax Balance (the ACTUAL PRESENT VALUE). The Actual Present Value for these purposes shall be calculated as the present value of the Actual Future Deferred Tax Balances discounted by the Discount Rate.

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                                                                  CONFORMED COPY

9. In addition thereto the Revised Statement shall also set out the net present value benefit of the Actual Future Deferred Tax Balance (the ACTUAL NET PRESENT VALUE BENEFIT). The Actual Net Present Value Benefit shall be equal to the Actual Future Deferred Tax Balances less the Actual Present Value.

10.     The net present value benefit referred to in paragraph 3.3 of Schedule 9
(Tax) shall be equal to the Projected Net Present Value Benefit less the Actual Net Present Value Benefit.

11. The Statement will be set out in a document to be prepared by Vendor as soon as reasonably possible after Completion and in any event within 5 Business Days after completion of the Completion Balance Sheet and delivered to the Purchaser by such time. The Statement shall be reviewed by the Purchaser and the Vendor shall provide or procure the provision of such documents and records within its possession or control that the Purchaser may reasonably require in connection with reviewing the Deferred Tax Balance Statement.

12. A Revised Statement will be set out in a document to be prepared by Purchaser as soon as reasonably possible after the Purchaser has given notification, pursuant to paragraph 8 of Schedule 9 (Tax), of the liability of the Vendor under clause 3.3 of the Schedule 9 (Tax) and shall deliver such Revised Statement to the Vendor.

13. If the Purchaser disputes the Statement or the Vendor disputes a Revised Statement (the OBJECTOR) then the Objector shall provide the other party with details and reasons as soon as reasonably possible as to why it disputes any aspects of the Statement or a Revised Statement (the OBJECTIONS) and the Vendor and the Purchaser will then make all reasonable efforts to reach agreement on the issue and shall cooperate fully with one another in that process.

14. If the Vendor and the Purchaser are unable to reach agreement within a period of 10 Business Days from the receipt by the other party of the Objections, then either the Vendor or the Purchaser (as the case may be) may request in writing to the other (the REQUEST) that the matter to be referred to a partner of at least 10 years qualified experience at an internationally recognised chartered accountancy firm agreed by the parties in writing or, failing agreement on the identity of such a partner or of the firm of chartered accountants within a further 5 Business Days of day starting on the day on which the Request was made, a partner of an internationally recognised chartered accountancy firm appointed on the application of either party to the President for the time being of the American Certified Public Accountants or other person of equivalent standing in another jurisdiction (for the purposes of this Schedule 9A only, the EXPERT).

15.     The Expert shall act on the following basis:

        15.1     the Expert shall act as an expert and not as an arbitrator;

        15.2 the Expert's terms of reference shall be to determine the matters in dispute within 20 Business Days of his appointment;

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                                                                  CONFORMED COPY

        15.3 the parties shall each provide the Expert with all information relating to each of the SF Group Companies which the Expert reasonably requires and the Expert shall be entitled (to the extent he considers appropriate) to base his determination on such information and on the accounting and other records of the SF Group Companies;

        15.4 the decision of the Expert is, in the absence of fraud or manifest error, final and binding on the parties; and

        15.5 the Vendor and the Purchaser shall each pay one half of the Expert's costs or as the Expert may determine.

16. The Statement and a Revised Statement (as the case may be) adjusted in accordance with the agreement, if any, between the Vendor and the Purchaser or (as the case may be) the decision of the Expert shall be final and binding on the parties.

                                                                  CONFORMED COPY

                                   SCHEDULE 10

                        FORM OF COMPLETION BALANCE SHEET

(US$ IN THOUSANDS)                                               COMPLETION DATE
                                                                 ---------------
Cash and equivalents:                                              US$
  on deposit with Third party
  on deposit with Related party
Deposits, related party
Receivables, net:
  Third party
  Related party
  Intra-Group Indebtedness receivable
Financing receivables:
  Loans
  Leases and residuals
  Less: Allowance
                                                                 ---------------
Financing receivables, net
Prepaid expenses and other current assets:
  Third party
  Related party
                                                                 ---------------
TOTAL CURRENT ASSETS

Financing receivables:
  Loans
  Leases and residuals
  Less: Allowance
                                                                 ---------------
Financing receivables, net
Property, plant and equipment
  Less: Accumulated deprecation
Property, plant and equipment, net
Goodwill and other intangible assets, net
Investments and other
                                                                 ---------------
TOTAL ASSETS                                                       US$
                                                                 ===============
Accounts payable, trade:                                           US$

  Third party
  Related party
Accounts payable, other:
  Third party
  Related party
Short-term borrowings and current portion of long-term borrowings:
  Third party
  Related party
Accrued liabilities and other:

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                                                                  CONFORMED COPY

(US$ IN THOUSANDS)                                               COMPLETION DATE
                                                                 ---------------
  Third party
  Related party
                                                                 ---------------
TOTAL CURRENT LIABILITIES

Long-term borrowings, third party
Pension and other related benefits
Deferred taxes, net
Current Taxes
Other liabilities:
  Third party
  Related party
  Intra-Group Indebtedness payable
                                                                 ---------------
TOTAL LIABILITIES

Minority interest
Owners' equity
                                                                 ---------------
TOTAL LIABILITIES AND OWNERS' EQUITY                               US$
                                                                 ===============

Note: Additional lines and information can be added as needed when establishing the Completion Balance Sheet or during the audit of the Completion Balance and related matters (such as in relation to Additional Reserves, the Net Sirius Equity Impact and/or the ABB Export Bank Outstanding Loan Balance).

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                                                                  CONFORMED COPY

              FORM OF THE APPENDIX TO THE COMPLETION BALANCE SHEET

   DEFERRED TAXES (in USD 000's)

COMPANY   DEFERRED ITEM        TOTAL  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011  2012  2013  2014  2015  2016  2017
------------------------------------------------------------------------------------------------------------------------------------
SECRE     Accelerated
          Depreciation
------------------------------------------------------------------------------------------------------------------------------------
SECRF     Accelerated
          Depreciation
------------------------------------------------------------------------------------------------------------------------------------
ITRLEX    Accelerated
          Depreciation
------------------------------------------------------------------------------------------------------------------------------------
ITREN     Accelerated
          Depreciation
------------------------------------------------------------------------------------------------------------------------------------
SEREL     Accelerated
          Depreciation
------------------------------------------------------------------------------------------------------------------------------------
USSTF     Accelerated
          Depreciation
====================================================================================================================================
           TOTAL DEFERRED TAX
====================================================================================================================================

                                   SECRE     SECRF     ITRLEX    ITREN     SEREL      USSTF     TOTAL
                 -------------------------------------------------------------------------------------
                 TOTAL TAX
                 =====================================================================================

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                                                                  CONFORMED COPY

                                   SCHEDULE 11

                  ACCOUNTANT'S REPORT AND INDEBTEDNESS SCHEDULE

                                     PART A
                               ACCOUNTANTS' REPORT

                                                                           DRAFT

ABB Financial Services B.V.
and
General Electric Capital Corporation


Zurich, [  ], 2002

THIS DRAFT IS FURNISHED SOLELY FOR THE PURPOSE OF INDICATING THE FORM OF THE LETTER THAT WE WOULD EXPECT TO BE ABLE TO FURNISH ABB FINANCIAL SERVICES B.V. AND GENERAL ELECTRIC CAPITAL CORPORATION IN RESPONSE TO THEIR REQUEST, THE MATTERS EXPECTED TO BE COVERED IN THE LETTER, AND THE NATURE OF THE PROCEDURES THAT WE WOULD EXPECT TO CARRY OUT WITH RESPECT TO SUCH MATTERS. BASED ON OUR DISCUSSIONS WITH ABB FINANCIAL SERVICES B.V. AND GENERAL ELECTRIC CAPITAL CORPORATION, IT IS OUR UNDERSTANDING THAT THE PROCEDURES OUTLINED IN THIS DRAFT LETTER ARE THOSE THEY WISH US TO FOLLOW. UNLESS ABB FINANCIAL SERVICES B.V. AND GENERAL ELECTRIC CAPITAL CORPORATION INFORM US OTHERWISE, WE SHALL ASSUME THAT THERE ARE NO ADDITIONAL PROCEDURES THEY WISH US TO FOLLOW. THE TEXT OF THE LETTER ITSELF WILL DEPEND, OF COURSE, ON THE RESULTS OF THE PROCEDURES, WHICH WE WOULD NOT EXPECT TO COMPLETE UNTIL SHORTLY BEFORE THE LETTER IS GIVEN AND IN NO EVENT BEFORE THE CUT-OFF DATE INDICATED THEREIN. THE RESTRICTIONS EXPRESSED IN THE CONCLUDING PARAGRAPH APPLY TO THIS DRAFT.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                         APPLYING AGREED-UPON PROCEDURES

Dear Sirs,

We refer to the sale and purchase agreement between yourselves and ABB Ltd dated 4 September 2002 (the "Sale Agreement").

We have performed the procedures enumerated below, which were agreed to by members of management of ABB Financial Services B.V. and General Electric Capital Corporation, solely to assist you in evaluating the accompanying Reconciliation of Net Intra-Group Indebtedness to the draft Completion Balance Sheet (as defined in the Sale Agreement) as of [ ] (the "Reconciliation"). ABB Financial Services B.V.'s management is responsible for the preparation of the Reconciliation. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of ABB Financial Services B.V. and General Electric Capital

                                                                  CONFORMED COPY

Corporation, as specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

As requested by you, we have carried out the following procedures on the accompanying Reconciliation:

1. Compare the amounts listed for "Cash and equivalents," "Deposits," "Receivables, net," "Prepaid expenses and other," "Accounts payable, trade," "Accounts payable, other," "Accrued liabilities and other," "Current portion of long-term borrowings and short-term borrowings," "Other non-current liabilities," and "Long-term borrowings" in the column "Total amounts recorded in balance sheet as related party balances (USD)" with the corresponding amounts in the draft Completion Balance Sheet as of [ ].

        We compared the aforementioned amounts and found them to be in agreement.

        We make no comment as to the appropriateness of such summarizations or classifications.

2. Test the arithmetic accuracy of the cross-total in each of the rows "Cash and equivalents," "Deposits," "Receivables, net," "Prepaid expenses and other," "Accounts payable, trade," "Accounts payable, other," "Accrued liabilities and other," "Current portion of long-term borrowings and short-term borrowings," "Other non-current liabilities," and "Long-term borrowings."

        We tested the arithmetic accuracy of the aforementioned cross-totals and found them to be arithmetically accurate.

3. Test the arithmetic accuracy of each total in the row "Net indebtedness in USD" and each total in the row "Reporting Currency."

        We tested the arithmetic accuracy of the aforementioned totals and found them to be arithmetically accurate.

4. Compare the amount listed for each reporting currency in the row "Total Net Intra-Group Indebtedness translated into USD" with the corresponding amount in the row "Net indebtedness in USD."

        We compared the aforementioned amounts and found them to be in agreement, except as follows:

        -  The amount identified as [ ] differed from the amount identified as
           [ ] by [    ].

5. Test the arithmetic accuracy of each amount in the row "Total Net Intra-Group Indebtedness translated into USD" as calculated by multiplying the corresponding amount listed for the reporting currency by the amount listed for the corresponding exchange rate.

                                                                  CONFORMED COPY

        We tested the arithmetic accuracy of the aforementioned amounts and found them to be arithmetically accurate.

6. Test the arithmetic accuracy of each amount in the columns "Translated into EUR," "Translated into USD" "Translated into CHF" "Translated into SEK" "Translated into GBP" and "Translated into [ ]" as calculated by multiplying the corresponding amount listed for the transaction currency by the amount listed for the corresponding exchange rate.

        We tested the arithmetic accuracy of the aforementioned amounts and found them to be arithmetically accurate.

7. Test the arithmetic accuracy of each of the cross-totals in the column "Total Net Intra-Group Indebtedness in relevant transaction currency" as calculated by adding together the amounts listed for each corresponding transaction currency.

        We tested the arithmetic accuracy of the aforementioned cross-totals and found them to be arithmetically accurate.

We were not engaged to, and did not perform an audit of the Reconciliation, the objective of which would be the expression of an opinion on the specified elements, accounts or items thereof. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the management of ABB Financial Services B.V. and General Electric Capital Corporation and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

Yours faithfully,

Ernst & Young AG


Attachment:
Reconciliation of Intra-Group Indebtedness to draft Completion Balance Sheet as
of [   ]

                                                                  CONFORMED COPY

                                     PART B
                              INDEBTEDNESS SCHEDULE

RECONCILIATION OF NET INTRA -GROUP                 PREPARED BY MANAGEMENT OF ABB
INDEBTEDNESS TO DRAFT COMPLETION                         FINANCIAL SERVICES B.V.
BALANCE SHEET AS OF [ ]

ALL AMOUNTS (EXCEPT FOR EXCHANGE
RATES) IN THOUSANDS OF THE SPECIFIED
CURRENCY

                       ALL TRANSACTIONS FOR   TOTAL FOR USD                   ALL TRANSACTIONS FOR   TOTAL FOR USD
                          EUR REPORTING        REPORTING                          USD REPORTING       REPORTING
                          COMPANIES IN         COMPANIES       TRANSLATED INTO     COMPANIES IN       COMPANIES      TRANSLATED INTO
TRANSACTION CURRENCY   TRANSACTION CURRENCY   EXCHANGE RATE         EUR       TRANSACTION CURRENCY   EXCHANGE RATE         USD
                       ------------------------------------------------------------------------------------------------------------
EUR                                                  1.0000                0                                1.0000                0
USD                                                  1.0000                0                                1.0000                0
CHF                                                  1.0000                0                                1.0000                0
SEK                                                  1.0000                0                                1.0000                0
GBP                                                  1.0000                0                                1.0000                0
[ ]
-------------------------------------------                  ---------------  --------------------                  ---------------

Reporting currency                                                         0                                                      0

Exchange rate                                                         1.0000                                                 1.0000

Total Net Intra-Group Indebtedness translated into USD                     0                                                      0


                                                             ---------------                                        ---------------

                                                             ===============                                        ===============

                                                             ---------------                                        ---------------

                                                             ===============                                        ===============

Cash and equivalents                                                       0                                                      0
Deposits                                                                   0                                                      0
Receivables, net                                                           0                                                      0
Prepaid expenses and other                                                 0                                                      0
Accounts payable, trad e                                                   0                                                      0
Accounts payable, other                                                    0                                                      0
Accrued liabilities and other                                              0                                                      0
Current portion of long-term borrowings and short-term
borrowings                                                                 0                                                      0
Other non-current liabilities                                              0                                                      0


Long -term borrowings                                                      0                                                      0
                                                             ---------------                                        ---------------
Net indebtedness in USD                                                    0                                                      0
                                                             ===============                                        ===============

Difference                                              (a)                0                                    (b)               0

                                                  TRANSACTION CURRENCY ALLOCATED BASED UPON LOCAL ENTITY REPORTING CURRENCY
                       ------------------------------------------------------------------------------------------------------------
                       ALL TRANSACTIONS FOR   TOTAL FOR USD                   ALL TRANSACTIONS FOR   TOTAL FOR USD
                          EUR REPORTING        REPORTING                          USD REPORTING       REPORTING
                          COMPANIES IN         COMPANIES       TRANSLATED INTO     COMPANIES IN       COMPANIES      TRANSLATED INTO
TRANSACTION CURRENCY   TRANSACTION CURRENCY   EXCHANGE RATE         EUR       TRANSACTION CURRENCY   EXCHANGE RATE         USD
                       ------------------------------------------------------------------------------------------------------------
EUR                                                  1.0000                0                                1.0000                0
USD                                                  1.0000                0                                1.0000                0
CHF                                                  1.0000                0                                1.0000                0
SEK                                                  1.0000                0                                1.0000                0
GBP                                                  1.0000                0                                1.0000                0
[ ]
-------------------------------------------                  ---------------  --------------------                  ---------------

Reporting currency                                                         0                                                      0

Exchange rate                                                         1.0000                                                 1.0000

Total Net Intra-Group Indebtedness translated into USD                     0                                                      0


                                                             ---------------                                        ---------------

                                                             ===============                                        ===============

                                                             ---------------                                        ---------------

                                                             ===============                                        ===============

Cash and equivalents                                                       0                                                      0
Deposits                                                                   0                                                      0
Receivables, net                                                           0                                                      0
Prepaid expenses and other                                                 0                                                      0
Accounts payable, trade                                                    0                                                      0
Accounts payable, other                                                    0                                                      0
Accrued liabilities and other                                              0                                                      0
Current portion of long-term borrowings and short-term
borrowings                                                                 0                                                      0
Other non-current liabilities                                              0                                                      0


Long-term borrowings                                                       0                                                      0

Net indebtedness in USD                                                    0                                                      0
                                                             ---------------                                        ---------------
Difference                                              (c)                0                                    (d)               0
                                                             ===============                                        ===============

                       ALL TRANSACTIONS FOR    TOTAL FOR USD                          TOTAL NET INTRA-GROUP
                          GBP REPORTING         REPORTING                               INDEBTEDNESS IN
                          COMPANIES IN          COMPANIES      TRANSLATED INTO        RELEVANT TRANSACTION
TRANSACTION CURRENCY   TRANSACTION CURRENCY    EXCHANGE RATE      GBP          [ ]          CURRENCY
                       -------------------------------------------------------------------------------------
EUR                                                  1.0000                0                          -1,000
USD                                                  1.0000                0                          -1,000
CHF                                                  1.0000                0                          -1,000
SEK                                                  1.0000                0                          -1,000
GBP                                                  1.0000                0                          -1,000
[ ]
-------------------------------------------                  ---------------  -------  ---------------------

Reporting currency                                                         0
Exchange rate                                                         1.0000
Total Net Intra-Group Indebtedness translated into USD                     0


                                                             ---------------

                                                             ===============

                                                             ---------------

                                                             ===============

                                                                                           TOTAL AMOUNTS
                                                                                        RECORDED IN BALANCE
                                                                                         SHEET AS RELATED
                                                                                               PARTY
                                                                                           BALANCES (USD)     ABACUS REPORTING CODES
Cash and equivalents                                                       0                               0   UB105
Deposits                                                                   0                               0   UB115
Receivables, net                                                           0                               0   UB165 and UB195
Prepaid expenses and other                                                 0                               0   UB225 and UB 255
Accounts payable, trad e                                                   0                               0   UB525
Accounts payable, other                                                    0                               0   UB615
                                                                                        --------------------   ---------------------
Accrued liabilities and other                                              0                               0   UB625 and UB629
                                                                           0                               0   UB655 and UB665
Other non-current liabilities                                              0                               0   UB705


Long-term borrowings                                                      0                               0  UB735 and UB745
                                                             ---------------            --------------------
Net indebtedness in USD                                                    0                               0
                                                             ===============            ====================
Difference                                             (e)                 0

ABB Financial Services B.V.'s explanation of differences, if any:
(a)
(b)
(c)
(d)
(e)

                                                                  CONFORMED COPY

                                   SCHEDULE 12

                                  INDEBTEDNESS

                                     PART A

                                     PART B

                                     PART C

                                     PART D

                                                                  CONFORMED COPY

                                     PART E
                   THIRD PARTY INDEBTEDNESS AS OF 30 JUNE 2002

                                                                                                               OUTSTANDING
                                                           TRANS-    ORIGINAL           OUT-        LOCAL     PRINCIPAL IN
                                                           ACTION      LOAN           STANDING     CCY OF   LOCAL CURRENCY OF
     SF ENTITY              LENDER         INSTRUMENT       CCY       AMOUNT          PRINCIPAL    SF UNIT      SF UNIT
-----------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    DHJ Media       SEK ST FLO         SEK        30,000,000       30,000,000  SEK             30,000,000

-----------------------------------------------------------------------------------------------------------------------------
ABB RENTAL AB           Lulea energi    SEK ST FLO         SEK        30,259,259       30,259,259  SEK             30,259,259

-----------------------------------------------------------------------------------------------------------------------------
TOTAL SECREX UB652
-----------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    Leonia Bank     SEK LT FIX         SEK       114,430,425       57,215,215  SEK             57,215,215

-----------------------------------------------------------------------------------------------------------------------------
TOTAL SECREX UB731
-----------------------------------------------------------------------------------------------------------------------------
XEROX NOLEGGI SPA,      Various (25     current account
MILAN                   local banks)    balances
-----------------------------------------------------------------------------------------------------------------------------
TOTAL XEROX NOLEGGI SPA, MILAN UB640
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                      DEAL
                                        OUTSTANDING                                                 RATE (OF
                                        PRINCIPAL IN   UB CODE OF    VALUE    MATURITY    PAYMENT   ORIGINAL
     SF ENTITY              LENDER          USD         SF UNIT      DATE       DATE     FREQUENCY    DEAL)   COMMENT
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    DHJ Media          3,273,465   UB652       18-Oct-01  18-Apr-04          4    4.4750  Customers deposition
                                                                                                              with ABB Credit Finans
                                                                                                              AB-(cash collateral)
                                                                                                              (Excluded transaction)
------------------------------------------------------------------------------------------------------------------------------------
ABB RENTAL AB           Lulea energi       3,301,754   UB652        4-Jul-83  30-Mar-03          4    6.3700  Customers deposition
                                                                                                              with ABB Rental AB
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SECREX UB652                         6,575,220
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    Leonia Bank        6,243,067   UB731        1-Jul-97  30-Jun-12          2    9.3700  Credit Agreement in
                                                                                                              relation to a Supply
                                                                                                              Agreement between ABB
                                                                                                              Credit Finans AB and a
                                                                                                              Finnish Supplier
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SECREX UB731                         6,243,067
-----------------------------------------------------------------------------------------------------------------------------
XEROX NOLEGGI SPA,      Various (25           90,000   UB640
MILAN                   local banks)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL XEROX NOLEGGI SPA, MILAN UB640          90,000
------------------------------------------------------------------------------------------------------------------------------------

                                                                  CONFORMED COPY
                 THIRD PARTY INDEBTEDNESS RELATING TO THE ASSETS
                    IN THE CZECH REPUBLIC AS OF 30 JUNE 2002

                                                           TRANS-    ORIGINAL           OUT-        LOCAL      OUTSTANDING
                                                           ACTION      LOAN           STANDING     CCY OF     PRINCIPAL IN
     SF ENTITY              LENDER         INSTRUMENT       CCY       AMOUNT          PRINCIPAL    SF UNIT   LOCAL CURRENCY
-----------------------------------------------------------------------------------------------------------------------------
CZELS                   Zivnostenska     EUR LT FIX        EUR         5,400,000        3,700,000  CZK            111,200,000
                        bank, Praha, CZ
-----------------------------------------------------------------------------------------------------------------------------
CZELS                   Raiffeisenbank,  CZK LT FIX        CZK        33,900,000       24,700,000  CZK             24,700,000
                        Praha, CZ
-----------------------------------------------------------------------------------------------------------------------------
TOTAL CZELS UB731
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                        DEAL
                                          OUTSTANDING                                                 RATE (OF
                                          PRINCIPAL IN   UB CODE OF    VALUE    MATURITY    PAYMENT   ORIGINAL
     SF ENTITY              LENDER            USD         SF UNIT      DATE       DATE     FREQUENCY    DEAL)   COMMENT
-------------------------------------------------------------------------------------------------------------------------
CZELS                   Zivnostenska         3,770,386   UB731       28-Jul-99  20-Oct-03         12    6.3500
                        bank, Praha, CZ
-------------------------------------------------------------------------------------------------------------------------
CZELS                   Raiffeisenbank,        837,487   UB731       30-Jun-00  28-Apr-06          4    9.0800
                        Praha, CZ
-------------------------------------------------------------------------------------------------------------------------
TOTAL CZELS UB731                            4,607,873
-------------------------------------------------------------------------------------------------------------------------

         LIMITED RECOURSE FUNDINGS WITH THIRD PARTIES AS OF 30 JUNE 2002

                                                           TRANS-    ORIGINAL           OUT-        LOCAL      OUTSTANDING
                                                           ACTION      LOAN           STANDING     CCY OF     PRINCIPAL IN
     SF ENTITY              LENDER         INSTRUMENT       CCY       AMOUNT          PRINCIPAL    SF UNIT   LOCAL CURRENCY
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT B.V.         Macquarie Bank   SEK LT FX         SEK       385,569,338        5,741,379  USD                626,473
                        Limited, London
-------------------------------------------------------------------------------------------------------------------------------
TOTAL NLCRDX UB651
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT B.V.         Macquarie Bank   SEK LT FX         SEK       385,569,338      361,519,939  USD             39,447,432
                        Limited, London
-------------------------------------------------------------------------------------------------------------------------------
TOTAL NLCRDX UB731
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EIB              SEK LT FLO        SEK        50,000,000       48,793,104  SEK             48,793,104
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      NIB-FINLAND      SEK LT FIX        SEK       151,490,237      136,435,487  SEK            136,435,487
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK         GBP LT FIX        GBP        34,069,317       26,014,466  SEK            364,184,882
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK    GBP LT FIX        GBP        15,296,181       12,779,019  SEK            178,897,600
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                       DEAL
                                         OUTSTANDING                                                 RATE (OF
                                         PRINCIPAL IN   UB CODE OF    VALUE    MATURITY    PAYMENT   ORIGINAL
     SF ENTITY              LENDER           USD         SF UNIT      DATE       DATE     FREQUENCY    DEAL)   COMMENT
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT B.V.         Macquarie Bank        626,473   UB651       15-Jan-98  15-Jan-13          2    9.5000  Limited recourse
                        Limited, London                                                                        funding (transaction
                                                                                                               1A is current portion
                                                                                                               of transaction 1B)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NLCRDX UB651                            626,473
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT B.V.         Macquarie Bank     39,447,432   UB731       15-Jan-98  15-Jan-13          2    9.5000  Limited recourse
                        Limited, London                                                                        funding (transaction
                                                                                                               1A is current portion
                                                                                                               of transaction 1B)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL NLCRDX UB731                         39,447,432
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EIB                 5,324,084   UB731       31-Oct-01  12-May-16          4    4.5620  Limited recourse
NAME ABB STRUCTURED                                                                                            funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      NIB-FINLAND        14,887,228   UB731       31-Dec-96  31-Dec-14          2    8.1500  Limited recourse
NAME ABB STRUCTURED                                                                                            funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK           39,738,219   UB731       27-Mar-90  27-Mar-15          2   12.5000  Limited recourse
NAME ABB STRUCTURED                                                                                            funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK      19,520,503   UB731        8-Jul-91   8-Jan-07          2   13.7500  Limited recourse
NAME ABB STRUCTURED                                                                                            funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------

                                                                  CONFORMED COPY

                                                           TRANS-    ORIGINAL           OUT-        LOCAL      OUTSTANDING
                                                           ACTION      LOAN           STANDING     CCY OF     PRINCIPAL IN
     SF ENTITY           LENDER            INSTRUMENT       CCY       AMOUNT          PRINCIPAL    SF UNIT   LOCAL CURRENCY
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK         AUD LT FIX        AUD        12,111,699        9,826,880  SEK             51,081,476
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK         AUD LT FIX        AUD        16,148,932       13,102,509  SEK             68,108,647
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK         AUD LT FIX        AUD        49,886,828       41,686,625  SEK            216,692,820
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK         AUD LT FIX        AUD         8,314,471        6,947,770  SEK             36,115,466
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK         NZD LT FIX        NZD       226,502,500      178,667,517  SEK            800,938,596
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,        SEK LT FIX        SEK       317,502,638      299,499,044  SEK            299,499,044
NAME ABB STRUCTURED     SWITZERLAND
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,        SEK LT FIX        SEK       158,388,839      158,388,839  SEK            158,388,839
NAME ABB STRUCTURED     SWITZERLAND
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,        SEK LT FIX        SEK        79,664,924       79,664,924  SEK             79,664,924
NAME ABB STRUCTURED     SWITZERLAND
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,        SEK LT FIX        SEK       368,095,991      368,095,991  SEK            368,095,991
NAME ABB STRUCTURED     SWITZERLAND
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      MACQUARIE BANK   SEK LT FIX        SEK       314,907,766      303,339,688  SEK            303,339,688
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      MACQUARIE BANK   SEK LT FIX        SEK       602,771,839      580,629,132  SEK            580,629,132
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                        DEAL
                                          OUTSTANDING                                                 RATE (OF
                                          PRINCIPAL IN   UB CODE OF    VALUE    MATURITY    PAYMENT   ORIGINAL
     SF ENTITY              LENDER            USD         SF UNIT      DATE       DATE     FREQUENCY    DEAL)   COMMENT
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK             7,431,710   UB731       20-Mar-91  20-Mar-06          4   15.2500  Limited recourse
NAME ABB STRUCTURED                                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK            23,644,547   UB731       20-Mar-92  20-Mar-07          4   15.2500  Limited recourse
NAME ABB STRUCTURED                                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK             3,940,757   UB731       20-Mar-92  20-Mar-07          4   15.2500  Limited recourse
NAME ABB STRUCTURED                                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK            87,394,823   UB731       31-Mar-93  31-Mar-08          2   16.0000  Limited recourse
NAME ABB STRUCTURED                                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,           32,679,991   UB731        5-Dec-96   1-Jan-13          2    9.3000  Limited recourse
NAME ABB STRUCTURED     SWITZERLAND                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,           17,282,679   UB731       25-Feb-97   1-Jan-13          2    9.3000  Limited recourse
NAME ABB STRUCTURED     SWITZERLAND                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,            8,692,679   UB731       21-May-97   1-Jan-13          2    9.3000  Limited recourse
NAME ABB STRUCTURED     SWITZERLAND                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,           40,164,982   UB731       24-Apr-98   1-Jan-14          2    9.3000  Limited recourse
NAME ABB STRUCTURED     SWITZERLAND                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      MACQUARIE BANK      33,099,065   UB731       15-Jan-99  15-Jan-17          2    8.5000  Limited recourse
NAME ABB STRUCTURED                                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      MACQUARIE BANK      63,355,644   UB731       15-Jan-99  15-Jan-17          2    8.5000  Limited recourse
NAME ABB STRUCTURED                                                                                             funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      ABN BANK            5,573,781   UB731       20-Mar-91  20-Mar-06          4   15.2500  Limited recourse
NAME ABB STRUCTURED                                                                                            funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------


                                                                  CONFORMED COPY

                                                           TRANS-    ORIGINAL           OUT-        LOCAL      OUTSTANDING
                                                           ACTION      LOAN           STANDING     CCY OF     PRINCIPAL IN
     SF ENTITY              LENDER         INSTRUMENT       CCY       AMOUNT          PRINCIPAL    SF UNIT   LOCAL CURRENCY
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    MACQUARIE BANK   SEK LT FIX        SEK       523,755,867      498,886,325  SEK            498,886,325
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    EIB              SEK LT FLO        SEK       130,000,000      126,862,068  SEK            126,862,068
-------------------------------------------------------------------------------------------------------------------------------
TOTAL SECREX UB731
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      NIB-FINLAND      SEK LT FIX        SEK       264,435,183      236,989,233  SEK            236,989,233
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK    NOK LT FIX        NOK        53,621,065       44,217,121  SEK             54,121,756
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK    NOK LT FIX        NOK       233,665,114      191,122,224  SEK            233,933,602
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK    SEK LT FIX        SEK       336,622,880      292,098,792  SEK            292,098,792
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK    SEK LT FIX        SEK        96,350,232       83,606,274  SEK             83,606,274
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,        SEK LT FIX        SEK       785,840,000      744,435,975  SEK            744,435,975
NAME ABB STRUCTURED     SWITZERLAND
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,        SEK LT FIX        SEK       248,160,000      235,085,046  SEK            235,085,046
NAME ABB STRUCTURED     SWITZERLAND
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      MACQUARIE BANK   SEK LT FIX        SEK       346,302,380      314,109,344  SEK            314,109,344
NAME ABB STRUCTURED
FINANCE AB)
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ABN BANK         USD LT FIX        USD        13,959,419       10,575,417  SEK             96,919,465
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ABN BANK         USD LT FIX        USD        13,959,419       10,575,417  SEK             96,919,465
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                          DEAL
                                            OUTSTANDING                                                 RATE (OF
                                            PRINCIPAL IN   UB CODE OF    VALUE    MATURITY    PAYMENT   ORIGINAL
     SF ENTITY              LENDER              USD         SF UNIT      DATE       DATE     FREQUENCY    DEAL)   COMMENT
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    MACQUARIE BANK        54,436,236   UB731       15-Jan-98  15-Jan-13          2    9.5000  Limited recourse
                                                                                                                  funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    EIB                   13,842,619   UB731       31-Oct-01  12-May-16          4    4.5620  Limited recourse
                                                                                                                  funding
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SECREX UB731                       471,009,547,000
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      NIB-FINLAND           25,859,201   Off BS      31-Dec-96  31-Dec-14          2    9.3000  Limited recourse
NAME ABB STRUCTURED                                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK          5,905,523   Off BS      15-Jul-91  15-Jan-05          2   14.5000  Limited recourse
NAME ABB STRUCTURED                                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK         25,525,784   Off BS      15-Jan-90  15-Jan-15          2   14.5000  Limited recourse
NAME ABB STRUCTURED                                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK         31,872,509   Off BS      15-Jan-95  15-Jan-10          2   11.5000  Limited recourse
NAME ABB STRUCTURED                                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      BARCLAYS BANK          9,122,741   Off BS      15-Jan-95  15-Jan-10          2   11.5000  Limited recourse
NAME ABB STRUCTURED                                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,             81,229,511   Off BS      18-Sep-95  18-Jan-11          2   12.5000  Limited recourse
NAME ABB STRUCTURED     SWITZERLAND                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      EUROFIMA,             25,651,425   Off BS      29-Dec-95  29-May-11          2   12.5000  Limited recourse
NAME ABB STRUCTURED     SWITZERLAND                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT AB (NEW      MACQUARIE BANK        34,274,201   Off BS      15-Jan-96  15-Jan-11          2    9.8500  Limited recourse
NAME ABB STRUCTURED                                                                                               funding
FINANCE AB)
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ABN BANK              10,575,417   Off BS       3-Jan-90   3-Jan-05          2    9.5011  Limited recourse
                                                                                                                  funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ABN BANK              10,575,417   Off BS       3-Jan-90   3-Jan-05          2    9.5011  Limited recourse
                                                                                                                  funding
------------------------------------------------------------------------------------------------------------------------------------

                                                                  CONFORMED COPY

                                                           TRANS-    ORIGINAL           OUT-        LOCAL      OUTSTANDING
                                                           ACTION      LOAN           STANDING     CCY OF     PRINCIPAL IN
     SF ENTITY              LENDER         INSTRUMENT       CCY       AMOUNT          PRINCIPAL    SF UNIT   LOCAL CURRENCY
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ABN BANK         USD LT FIX        USD        13,959,419       10,575,417  SEK             96,919,470
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BANK OF TOKYO    SEK LT FIX        SEK       345,877,966      311,541,484  SEK            311,541,484
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BARCLAYS BANK    NOK LT FIX        NOK       181,093,231      148,125,934  SEK            181,306,143
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BARCLAYS BANK    SEK LT FIX        SEK       390,958,363      340,881,160  SEK            340,881,160
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BARCLAYS BANK    SEK LT FIX        SEK       431,389,214      376,143,184  SEK            376,143,184
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    MACQUARIE BANK   SEK LT FIX        SEK       255,637,803      231,997,810  SEK            231,997,810
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    NIB-FINLAND      EUR LT FIX        EUR         4,854,046        4,122,589  SEK             37,434,343
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    NIB-FINLAND      EUR LT FIX        EUR         8,951,768        7,847,345  SEK             71,256,243
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    NIB-FINLAND      EUR LT FIX        EUR         6,068,158        5,409,494  SEK             49,119,831
-------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ANZ BANK         SEK LT FIX        SEK       180,924,416      174,686,285  SEK            174,686,285
-------------------------------------------------------------------------------------------------------------------------------
TOTAL  SECREX OFF B/S
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                        DEAL
                                          OUTSTANDING                                                 RATE (OF
                                          PRINCIPAL IN   UB CODE OF    VALUE    MATURITY    PAYMENT   ORIGINAL
     SF ENTITY              LENDER            USD         SF UNIT      DATE       DATE     FREQUENCY    DEAL)   COMMENT
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ABN BANK            10,575,417   Off BS       3-Jan-90   3-Jan-05          2    9.5011  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BANK OF TOKYO       33,994,008   Off BS      15-Jan-96  15-Jan-11          2   12.5000  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BARCLAYS BANK       19,783,312   Off BS      15-Jan-90  15-Jan-05          2   14.5000  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BARCLAYS BANK       37,195,422   Off BS      16-Jan-95  16-Jan-10          2   12.0000  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    BARCLAYS BANK       41,043,055   Off BS      15-Jan-95  15-Jan-10          2   11.8000  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    MACQUARIE BANK      25,314,559   Off BS      15-Jan-96  15-Jan-11          2    9.8500  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    NIB-FINLAND          4,084,667   Off BS      30-Dec-98  30-Dec-08          2    3.8600  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    NIB-FINLAND          7,775,161   Off BS       1-Jul-98   1-Jul-08          2    4.0700  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    NIB-FINLAND          5,359,735   Off BS       1-Dec-98   1-Dec-08          2    4.0850  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
ABB CREDIT FINANS AB    ANZ BANK            19,060,983   Off BS      15-Jan-00  15-Jan-18          2    6.0000  Limited recourse
                                                                                                                funding
------------------------------------------------------------------------------------------------------------------------------------
TOTAL  SECREX OFF B/S                      464,778,049
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SF GROUP                                  90,000 UB640
                                               626,473 UB651
                                             6,575,220 UB652
                                           521,307,919 UB731
                                           464,778,049 OFF BS

                                     PART F
                               EXTERNAL GUARANTEES

                                                                                                              APPROXIMATE
                                                                                                               GUARANTEED
                                                                                                                 AMOUNT
                                                                          DESCRIPTION OF                   OUTSTANDING AS AT
       GUARANTOR              OBLIGOR          BENEFICIARY                   AGREEMENT                        30 JUNE 2002
----------------------------------------------------------------------------------------------------------------------------------
ABB Structured Finance    AB SEK           AB Svensk             Risk Participation Agreement with     USD 6,800,000
B.V.                                       Exportkredit (AB      AB SEK indemnifying AB SEK for up
                                           SEK)                  to USD 6,800,000 of principal, plus
                                                                 related interest, payable
                                                                 6-monthly, and 14.29% (1/7th) of
                                                                 any losses under its role as Lender
                                                                 of Record under MIGA Covered Loan
                                                                 Facility (currently nothing is
                                                                 outstanding). Indemnity relating to
                                                                 commitment fees, principal, and up
                                                                 to 6 months of interest (maximum 6
                                                                 month interest plus risk feed in
                                                                 model is approximately USD 300,000)
----------------------------------------------------------------------------------------------------------------------------------
ABB Structured Finance    Manila North     The Philippine        ABB Structured Finance BV has         USD 1,070,000
B.V.                      Tollways         Government via the    provided 1/7 of a 45-month USD
                          Corporation      Traffic Regulatory    7,500,000 letter of credit, approx.
                                           Board is the          USD 1,070,000, to secured certain
                                           beneficiary.          construction obligations of MNTC
                                                                 under its concession agreement,
                                                                 ending with completion of
                                                                 construction and commencement of
                                                                 commercial operations. The
                                                                 Philippine Government via the
                                                                 Traffic Regulatory Board is the
                                                                 beneficiary.
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              APPROXIMATE
                                                                                                               GUARANTEED
                                                                                                                 AMOUNT
                                                                          DESCRIPTION OF                   OUTSTANDING AS AT
       GUARANTOR              OBLIGOR          BENEFICIARY                   AGREEMENT                        30 JUNE 2002
----------------------------------------------------------------------------------------------------------------------------------
ABB Structured Finance    CBK Power        National Power        Funding obligation to cash            USD 626,632.00
B.V.                      Company Ltd.     Corp, Philippines     collateralise Performance Security
                                           (NPC)                 Guarantee issued by a third party
                                                                 provider to NPC to guarantee the
                                                                 Borrower's construction and
                                                                 operational obligations in respect
                                                                 of the CBK Power project
----------------------------------------------------------------------------------------------------------------------------------
ABB Structured Finance    Tower            AB Svensk             Non-fulfilment of Lessee obligation   10,400,000 Euro 46,000,000
AB                        BVBA/Tower Inc   Exportkredit          by Tower BVBA/Tower Inc not covered   Euro is the total amount of
                                           (AB SEK)              under EKN's Guarantee Board           the lease
                                                                 Guarantee. Non payment of continent
                                                                 rent.
----------------------------------------------------------------------------------------------------------------------------------
ABB Energy Capital L.L.C  Action Vest      Action Vest           Guarantee for rental payments on an   The maximum guarantee would
                          Management Corp  Management Corp       apartment for employee (who did not   be 9 payments of USD 1,300
                                                                 have a credit history in the US).     to Action Vest Management
                                                                                                       Corp., the real estate
                                                                                                       management company. Monthly
                                                                                                       rent = USD 1,300 Remaining
                                                                                                       term = 9 months
----------------------------------------------------------------------------------------------------------------------------------
ABB Energy Capital LLC    Plains End       Various Lenders       21% share of a USD 4,000,000 letter   21% of USD 4,000,000
                                                                 of credit for Plains End (this
                                                                 covers the borrower's debt service
                                                                 reserve on a USD 64,900,000 term
                                                                 loan (of which we have a 21%
                                                                 share).
----------------------------------------------------------------------------------------------------------------------------------

                                                                  CONFORMED COPY

                                   SCHEDULE 13

             EXCLUDED ASSETS/EXCLUDED CONTRACTS/EXCLUDED BUSINESSES

                                     PART A
                     EXCLUDED ASSETS AND EXCLUDED CONTRACTS

     MID MARKET

                                                                                                                         PROVISIONS
                       CONTRACT  OLD NUMBER (IF                                               NBV (USD)      NBV (USD)   (USD M)
TRANSACTION             NUMBER      CHANGED)     EQUIPMENT DESCRIPTION    CONTRACT TYPE       31-DEC-01      30-JUN-02   30-JUNE-02
-----------------------------------------------------------------------------------------------------------------------------------
MID MARKET - NON A/C
-----------------------------------------------------------------------------------------------------------------------------------
SWEDEN
-----------------------------------------------------------------------------------------------------------------------------------
Elktron Coatings        100427                 Robotar                    Financial lease        845,764        628,384          .3
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
BUKO Ltd                201881                 Robotar                    Financial lease        362,484        369,945          .2
-----------------------------------------------------------------------------------------------------------------------------------
Juno Timber                                    Ovrigt                     Lease                  250,655        250,655          .3
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DHJ Media AB I
likvidation I konkurs   200123                 Vaderskydd, reklampelare   Financial lease        146,916
-----------------------------------------------------------------------------------------------------------------------------------
                        200577                 TV / videoredigering,      Financial lease        117,124
                                               ljusutr
-----------------------------------------------------------------------------------------------------------------------------------
                        201920                 Datautrustning,            Financial lease      4,337,250
                                               krin gutrustning
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Stensele Sag                                   Ovrigt                     Lease                  210,731        210,731          .1
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Ex-Change Parts AB      201113                 Ovrigt                     Loan                   633,528        294,432
-----------------------------------------------------------------------------------------------------------------------------------
                        201114                 Ovrigt                     Loan                         0
-----------------------------------------------------------------------------------------------------------------------------------
                        201591                 Ovrigt                     Loan                   708,210        696,072
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                                                                                      7,612,662      2,450,219         0.9
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         PROVISIONS
                       CONTRACT  OLD NUMBER (IF                                            NBV (USD)      NBV (USD)        (USD M)
TRANSACTION             NUMBER      CHANGED)     EQUIPMENT DESCRIPTION    CONTRACT TYPE    31-DEC-01      30-JUN-02      30-JUNE-02
-----------------------------------------------------------------------------------------------------------------------------------
NLCRE
-----------------------------------------------------------------------------------------------------------------------------------
Luftseilbahn Fiesch     CRZ011                 Chairlift                  Financial Lease      1,784,016      1,737,024
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Davos Parsenbahnen      CRZ012                 Chairlift                  Financial Lease      2,973,360      2,966,627
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Arosa Bergbahnen        CRZ013                 Chairlift                  Financial Lease      1,486,680      1,514,847
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Teleovror SA            CRZ014                 Chairlift                  Financial Lease      1,189,344      1,346,530
-----------------------------------------------------------------------------------------------------------------------------------
                                               No equipment - collateral
                                               in the form of cash,
Skyways Holdings AB     202132         200836  guarantees and shares      Loan                 7,679,241      8,735,045          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201753                 Bell 212                   Op. lease            1,213,498      1,176,778          0
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Expired
HRG                     201783                 Bell 212                   Op. lease            1,209,587        30.1.02          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201784                 AS 365 N1                  Op. lease            1,820,512      1,768,183          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201782                 AS 365 N2                  Op. lease            1,934,533      1,865,560          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201897                 AS 350 B2                  Op. lease              697,878        647,811          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201898                 AS 350 B2                  Op. lease              697,878        647,811          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201900                 AS 365 N                   Op. lease            1,606,546      1,511,319          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201899                 Bell 212 1FR               Op. lease            1,502,878      1,447,710          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     202102                 S-76C+                     Op. lease              Started      4,549,359          0
                                                                                                  1.1.02
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     202108                 AS 365 N2                  Op. lease              Started      2,767,775          0
                                                                                                  1.3.02
-----------------------------------------------------------------------------------------------------------------------------------
HRG                       TBA                  S-76C                      Op. lease                          See below*          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                       TBA                  S-76C                      Op. lease                          See below*          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201233                 AS 350 B1                  Lease               485,033.08     456,596.83          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201234                 AS 365                     Lease             4,361,629.69   4,129,601.48          0
-----------------------------------------------------------------------------------------------------------------------------------
HRG                     201412                 S76A+                      Lease             2,138,209.92   2,044,562.90          0
-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                                                                                  32,780,823.69  37,313,140.21
-----------------------------------------------------------------------------------------------------------------------------------

     *    Amount paid out, both TBA contracts       6,769,040
          Funding cost since 5.4.02                    65,048
          Total amount per 30.9.02                  6,834,088

     INFRASTRUCTURE

     * TO BE NOVATED OUT

                                                                                                                         PROVISIONS
                  CONTRACT       OLD NUMBER (IF   EQUIPMENT                             NBV (USD)        NBV (USD)       (USD M)
TRANSACTION       NUMBER            CHANGED)      DESCRIPTION        CONTRACT TYPE      31-DEC-01        30-JUN-02       30-JUN-02
-----------------------------------------------------------------------------------------------------------------------------------
                                               Power station in
ECK/Kladno            00120                    Czech Republic        Loan                    21,266,295       22,569,055       1.77
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                               Collocation
                                               facilities in
Digiplex/All          00208                    Europe                Loan                    10,351,763       10,238,916       2.96
-----------------------------------------------------------------------------------------------------------------------------------
                                               Collocation
                                               facilities in
                      00208                    Europe                Loan                     1,035,176                0
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                  210-0000596-
Bentech               001                      Construction loan     Construction loan        4,369,227        6,069,000        4.8
-----------------------------------------------------------------------------------------------------------------------------------
                  210-0000520
                      001                      Construction loan     Construction loan        1,662,761
-----------------------------------------------------------------------------------------------------------------------------------
Shared Services
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
BCP S.A.*           00204*                     Brazil                Loan - MIGA              6,027,434        5,638,567       2.26
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                    00204*                     Brazil                Loan - OPIC              3,168,261        2,963,856
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                    00204*                     Brazil                Loan - Private           3,284,177        3,072,293
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                    00204*                     Brazil                Loan                     5,072,464        6,809,006
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                    00204*                     Brazil                Loan - EDC               3,359,965        3,143,193
-----------------------------------------------------------------------------------------------------------------------------------
Al-Rahji Banking                               Power Station in      Letter of Credit   LC outstanding      LC outstanding
and Investment                                 Saudi Arabia                             amount (not NBV)    amount (not           0
Corporation                                                                             27,674,291          NBV) 19,792,623
(Shoiba)            00200
-----------------------------------------------------------------------------------------------------------------------------------
Van der Stoel
Shipping             201257                    Batar, fartyg         Loan                     3,929,728      4,307,452
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                                         PROVISIONS
                  CONTRACT       OLD NUMBER (IF   EQUIPMENT                             NBV (USD)        NBV (USD)       (USD M)
TRANSACTION       NUMBER            CHANGED)      DESCRIPTION        CONTRACT TYPE      31-DEC-01        30-JUN-02       30-JUN-02
-----------------------------------------------------------------------------------------------------------------------------------
LG Caltex Oil                                  Syndicated ship
Corporation*                                   financing             Loan                             -        6,038,918
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
Medi Telecom S.A.     00211                    Morocco               Loan - EKW               2,132,775        2,401,584       0.18
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                      00211                    Morocco               Loan - CESCE             1,579,245        1,840,985
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                      00211                    Morocco               Loan - IFCB              4,881,948        5,497,255
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                      00211                    Morocco               Loan - IFCB              1,964,098        1,964,098
-----------------------------------------------------------------------------------------------------------------------------------
                                               GSM operator in
                      00211                    Morocco               Loan                     2,584,735        2,910,508
-----------------------------------------------------------------------------------------------------------------------------------
PGS Onshore, Inc.    760092                    Seismic Equipment     Loan                     8,100,000        7,700,000
-----------------------------------------------------------------------------------------------------------------------------------
SUB-TOTAL                                                                                    84,770,052       93,164,686      11.97
-----------------------------------------------------------------------------------------------------------------------------------

     (a) The Vendor and the Purchaser have agreed to exclude Greenfield Shipping which had a NBV of $10.7m as at December 31, 2001, but since that date the loan has been repaid and there is no outstanding balance.

     Swap Agreement

     The ABB Group will retain the swap transaction, entered into in connection with the Petronet transaction, between ABB Structured Finance B.V. and India LNG Transport Company (No 1) Limited and India LNG Transportation (No
     2) Limited with notional amount of approximately $55 million, terminating in 2014.

                                                                  CONFORMED COPY

                                     PART B
                               EXCLUDED BUSINESSES

                              JURISDICTION OF
      COMPANY AND NUMBER       INCORPORATION     TRANSFEROR SHAREHOLDER(S)     TRANSFEREE SHAREHOLDER(S)           COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
      ABB New Finance AB          Sweden          ABB Credit Finans AB         ABB Financial Services AB

     Number: 556260-4065
------------------------------------------------------------------------------------------------------------------------------------
   Shared Savings Contracts,     Delaware      ABB Energy Capital LLC (80%)   ABB Financial Services Inc.
            Inc.
------------------------------------------------------------------------------------------------------------------------------------
    AB Svensk Exportkredit        Sweden       ABB Structured Finance Sweden   ABB Financial Services AB
                                                          AB                     (as subsidiary of ABB
                                                                                   Structured Finance
                                                                                     Investment BV)
------------------------------------------------------------------------------------------------------------------------------------
   ABB Structured Finance         Sweden       ABB Structured Finance Sweden   ABB Financial Services AB
        Investment AB                                       AB                   (as subsidiary of ABB
                                                                                   Structured Finance
                                                                                     Investment BV)
------------------------------------------------------------------------------------------------------------------------------------
   ABB Structured Finance       Netherlands    ABB Structured Finance Sweden   ABB Financial Services AB
       Investment BV                                      AB
------------------------------------------------------------------------------------------------------------------------------------
    Resonia Forvaltning AB        Sweden               Resonia AB                                          Being sold to third party
------------------------------------------------------------------------------------------------------------------------------------
       ABB Export Bank          Switzerland          ABB Schweiz AG                                          Other than the Export
                                                                                                               Bank Transactions
------------------------------------------------------------------------------------------------------------------------------------
   ABB Credit Stockholm AB        Sweden         ABB Structured Finance AB            Servando AB             Sold to third party
------------------------------------------------------------------------------------------------------------------------------------
  ABB Kraftinteressenter KB       Sweden         ABB Structured Finance AB                 -                      Liquidated
------------------------------------------------------------------------------------------------------------------------------------

                                                                  CONFORMED COPY

    Old Church Aviation BV      Netherlands      ABB Structured Finance AB                 -                      Liquidated
------------------------------------------------------------------------------------------------------------------------------------
 ABB Structured Finance (USA)    Delaware         ABB Structured Finance      ABB Financial Services Inc.          Dormant
            Inc.                                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
    ABB CSC Finance AB            Sweden         ABB Structured Finance AB    Third Party-identity to be      Sold to third party
                                                                                      confirmed
------------------------------------------------------------------------------------------------------------------------------------
     ABB TD Finance AB            Sweden         ABB Structured Finance AB    Third Party-identity to be      Sold to third party
                                                                                      confirmed
------------------------------------------------------------------------------------------------------------------------------------

The parties agree that the Financial Advisory Business shall be excluded from this Agreement.

                                                                  CONFORMED COPY

                                     PART C
                             HIVE-DOWN AND TRANSFER

1.1 Prior to Completion the Vendor shall transfer the Excluded Assets, Excluded Companies, Excluded Liabilities, Excluded Contracts, Excluded Claims and Excluded Businesses and related liabilities out of the SF Group by way of a series of hive-down transactions into a hive-down vehicle or any other company, in each case, outside the SF Group and the Purchaser's Group (the HIVE-DOWN COMPANY) in the manner and on the terms contemplated by this Schedule, such company or companies to be determined by the Vendor in its sole discretion.

1.2 The Vendor shall procure that each SF Group Company shall with all due diligence execute or procure execution of such other documents and take such other steps or procure the taking of such other steps as may be required to vest the title to the Excluded Assets, Excluded Companies, Excluded Liabilities, Excluded Contracts, Excluded Claims and Excluded Businesses in the Hive-Down Company.

1.3 Insofar as the Excluded Assets and/or Excluded Liabilities comprise the benefit (subject to the burden) of the Excluded Claims and/or the benefit (subject to the burden) of the Excluded Contracts which cannot effectively be assigned or transferred by the Vendor or the relevant SF Group Company to the Hive-Down Company except by agreements of novation or without obtaining a consent, an approval, a waiver or the like from a third party (whether express or implied) (the HIVE-DOWN CONSENTS):

(a) the Vendor shall procure that the respective SF Group Company shall use all reasonable endeavours to procure that the Excluded Contracts and/or Excluded Claims are novated or the necessary Hive-Down Consents obtained to comply with paragraphs 1.1 and 1.2 above prior to Completion;

(b) unless and until any such Excluded Contract and/or Excluded Claim is so novated or any necessary Consent is obtained the Vendor shall procure that the respective SF Group Company (and with effect from Completion the Purchaser shall, and shall procure that the respective SF Group Company) shall receive and hold the benefit of the relevant Excluded Contract (except any Excluded Contract which is the subject of a personal, non-transferable licence under any Intellectual Property Rights owned by any other party) or Excluded Claim on trust for the Vendor or the Hive-Down Company (as the case may be) absolutely, with effect from the time of completion under the relevant hive-down or transfer agreement or, if later, Completion (as the case may be) and it shall accordingly pay or procure the payment to the Vendor or the Hive-Down Company (as the case may be) promptly upon receipt of any sums received by them under any Excluded Contract or pursuant to any such Excluded Claims;

(c) the Purchaser shall procure that the relevant SF Group Company shall (so far as it lawfully may) on behalf of the Vendor or the Hive-Down Company carry out, perform and discharge all the obligations and liabilities of the Vendor or the Hive-Down Company under any such Excluded Contracts and/or Excluded Claims which fail to be carried out, performed or discharged after the time of

                                                                  CONFORMED COPY

        completion under the relevant hive-down or transfer agreements or, if later, Completion (as the case may be) and the Vendor undertakes to indemnify the Purchaser (for itself and as trustee for each relevant member of the Purchaser's Group) against any and all Costs (save to the extent specifically provided for in the Completion Balance Sheet) incurred as a result of any failure on the part of the Vendor or the relevant Hive-Down Company to carry out, perform and discharge any of their respective obligations and liabilities under this paragraph 1.3 and against all Costs suffered or incurred by the Purchaser or any member of the Purchaser's Group as a result of the Purchaser's obligations under this paragraph 1.3(c), including, against any of the foregoing incurred or suffered as a result of any claim for infringement of any Intellectual Property Rights of any other person; and

(d) unless or until the relevant Excluded Contract or Excluded Claim is novated or assigned or any necessary Consent is obtained, the Vendor or after Completion the Purchaser shall procure that the relevant SF Group Company shall (so far as it lawfully may) give all reasonable assistance to the Vendor or the Hive-Down Company (at the Vendor's request and expense) to enable the Vendor or the Hive-Down Company to enforce its rights under the Excluded Contract or Excluded Claim.

1.4 Following completion under the relevant hive-down or transfer agreements or, if later, Completion (as the case may be) and unless and until an Excluded Asset, Excluded Contract, Excluded Company and/or Excluded Business has been transferred and hived-down, the relevant SF Group Company (the TRANSFEROR) will (to the extent that it can lawfully do so) hold such Excluded Asset, Excluded Contract, Excluded Company, Excluded Claim and/or Excluded Business and all amounts to which the Vendor is entitled under this Agreement in respect of such Excluded Asset, Excluded Contract, Excluded Company, Excluded Claim and/or Excluded Business on trust for the Vendor.

1.5 After Completion, the Purchaser will, or will procure that the relevant Transferor will, promptly and whenever the occasion arises, in relation to each Excluded Asset, Excluded Contract, Excluded Claim, Excluded Company, Excluded Liability and/or Excluded Business:

(a) pass to the Vendor all notices or other material communications or information received by it to the extent such relate thereto; and

(b) segregate, separately record in its books, and account to the Vendor for all payments received to which the Vendor is entitled under this Agreement to the extent such relate thereto.

1.6 The costs of vesting title in the Excluded Assets, Excluded Contracts, Excluded Claims, Excluded Companies, Excluded Liabilities and/or Excluded Businesses and of obtaining novations of Excluded Contracts or Excluded Claims or of obtaining Hive-Down Consents or generally performing any of the obligations under paragraphs 1.1 to 1.5 above shall be for the account of the Vendor.

                                                                  CONFORMED COPY

1.7 Where any asset is or is treated as an Excluded Asset, Excluded Company and/or Excluded Business there shall be excluded, or treated as excluded all Excluded Claims, Excluded Contracts and Excluded Liabilities referable thereto.

1.8 Where any Excluded Company is to be transferred to a Hive-Down Company pursuant to this 0, such transfer shall be of all rights, title and interests (both legal and beneficial) in and to the shares and/or other securities (both equity and debt) of such Excluded Company (including any rights, options, warrants and/or other entitlements to create, subscribe, acquire, assume and/or otherwise obtain or receive any right, title and/or interest in any such shares and/or other securities and any Encumbrance in respect ofsuch shares and/or other securities).

1.9 To the extent that the Hive Down and Transfer involves the transfer by any member(s) of the ABB Group (excluding the SF Group) to any member of the SF Group of any assets, liabilities, claims, contracts, companies and/or businesses, the Vendor shall procure the transfer of such assets, liabilities, claims, contracts, companies and/or businesses on the same terms and conditions and in the same manner, mutatis mutandis, as described in paragraphs 1.1 to 1.8 of Part C of this Schedule 13 (Excluded Assets/Excluded Contracts/Excluded Businesses), save that the reference in paragraph 1.6 to "Vendor" shall remain unchanged.

1.10    The Hive-Down and Transfer shall be undertaken in all respects:

(a)     in accordance and compliance with applicable law and/or regulation;

(b)     at an appropriate value, net of specific provisions;

(c)     so as to ensure that as at Completion:

          (i) all matters required to be performed and/or executed in order to implement the Hive-Down and Transfer in full have been so performed and/or implemented in full;

          (ii) all consideration and other payments in connection with the implementation of the Hive-Down and Transfer have been satisfied and discharged in full, with no element of deferred consideration or payments being outstanding; and

(d) so as to ensure that as at and following Completion (other than as contemplated by paragraph 1.3 of this Schedule):

          (i) no SF Group Company has any liability or obligation in respect of the Hive-Down and/or the Transfer and/or its implementation and/or effect; and

          (ii) no SF Group Company has any liability or obligation in respect of any Excluded Assets, Excluded Liabilities, Excluded Claims, Excluded Businesses, Excluded Companies and/or Excluded Contracts,

                                                                  CONFORMED COPY

        and, consequently, shall be structured and implemented so as to achieve and comply with the above.

1.11 Between signing of this Agreement and Completion, the Vendor shall promptly and regularly consult with the Purchaser and keep the Purchaser fully informed in relation to the Hive-Down and Transfer, including in relation to its structuring, steps, timing and progress, terms and conditions, and documentation and implementation, in each case, sufficiently in advance of such matters being implemented to afford the Purchaser a reasonable opportunity to consider and comment thereon, and the Vendor shall ensure that the reasonable opinions and comments of the Purchaser in relation thereto are taken into account. The Vendor shall, promptly following the execution thereof, forward to the Purchaser copies of all Hive-Down and Transfer agreements.

                                                                  CONFORMED COPY

                                   SCHEDULE 14

                           CONDUCT OF THE SF BUSINESS

1. Subject to clauses 4.2 and 4.4, 4.5 and 4.6 the Vendor shall (in so far as it is within the control of any member of the ABB Group) ensure that, save with the prior consent of the Purchaser (such consent not to be unreasonably withheld or delayed), each member of the Extended SF Group and, each Designated Vendor will, in relation to the SF Business:

(a) operate the SF Business and each of the Small Ticket Finance Business and the Infrastructure/Mid Market Finance Business in the ordinary course of business as conducted prior to the date of this Agreement;

(b) conduct its business in all respects in accordance with all applicable legal, administrative and regulatory requirements in any relevant jurisdiction;

(c) not, other than in the ordinary course of business either as a single transaction, act or event or as a series of related transactions, acts or events:

          (i) acquire or dispose of, or agree to acquire or dispose of, any material revenues, assets, business or undertakings with a value exceeding in aggregate US$2 million;

          (ii) assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) with a value exceeding in aggregate US$2 million;

          (iii) make or incur or agree to make or incur capital expenditure exceeding in aggregate US$500,000;

          (iv) enter into, amend, waive or terminate an agreement, arrangement or obligation (including any Finance Agreement) in each case, involving consideration, Exposure, expenditure or liabilities exceeding in aggregate US$500,000;

          (v) give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation;

          (vi) create, or agree to create or amend, any Encumbrance over any or all SF Group Properties or agree to release an existing Encumbrance over any of the SF Group Properties; or

          (vii) enter into any agreement, arrangement or obligation to which another member of the ABB Group is a party, except for the renewal of existing financing arrangements in the ordinary course, and unless such agreement, arrangement or obligation is required to implement or give effect to this Agreement or the Proposed Transaction;

                                                                  CONFORMED COPY

(d) not, other than in the ordinary course of business, or as disclosed in the Disclosure Letter:

          (i) amend the terms and conditions of employment or engagement of a director, other officer or Employee or provide, or agree to provide, a gratuitous payment or benefit to a director, officer or Employee (or any of their dependants) or employ, engage or terminate (except for cause) the employment or engagement of, a person with annual employment benefits of US$200,000 or more unless pursuant to an agreement entered into on or prior to the date of this Agreement;

          (ii) increase the general level of remuneration or other employee benefits payable to or enjoyed by Employees (or any category of Employees) at any salary or employee benefit review by an amount inconsistent with that set pursuant to the previous such review or not reflective of the performance of the relevant business or Employee;

          (iii) institute or settle any material litigation or arbitration proceedings or any material action, demand or dispute where the institution, or settlement would result or is likely to result in any material loss, liability or expense or damage to the reputation of a SF Group Company relating to the SF Business; or

          (iv) release, discharge or compound any material liability or claim without compensation;

(e) not, other than in the ordinary course of business, enter into a Derivative Transaction except for the rollover or replacement of existing Derivative Transactions;

(f) not assume or incur or agree to assume or incur any Third Party Indebtedness or renew or agree to renew any Third Party Indebtedness, except;

          (i)    where no break fee or other fee or cost is payable:

                 (A)   on termination of such indebtedness;

                 (B)   on a change of control; or

                 (C) on an assignment, disposal or other transfer of such indebtedness; or

          (ii) the rolling over of existing Third Party Indebtedness on its maturity on unamended terms or on terms more favourable to the relevant member of the SF Group (save for changes in interest rates solely to reflect market conditions), and provided that the term of such rolled over indebtedness is as short as is commercially reasonable;

(g) not amend, waive or remove any condition precedent or other condition to any Finance Agreement or any obligations under any Finance Agreement;

                                                                  CONFORMED COPY

(h)     not, other than in the ordinary course of business:

          (i) enter into any Swedish single investor tax lease involving lease payments in excess of US$ 2 million or any Swedish tax leveraged lease;

          (ii) terminate, do or omit, amend or do anything which is likely to cause the premature or early termination or material variation of any existing regulatory licence required for the continuation of the SF Business;

(i) subject to market conditions (including the availability on reasonably satisfactory terms, as to price or otherwise), continue in all material respects each of the insurance policies taken out by a SF Group Company or in respect of the SF Business and not knowingly do, or omit to do, anything which is likely to:

          (i)    make any of these policies void or voidable;

          (ii) entitle any of the insurers under any of the policies to refuse indemnity in relation to particular claims in whole or in part;

          (iii) result in a material increase in the premium payable under any of the policies; or

          (iv) prejudice the ability to effect insurance, on the same or better terms, in the future;

        provided that this shall not prevent the notification to insurers of claims in circumstances that might give rise to claims under any of the policies in accordance with the terms of the relevant policies;

(j) in relation to the Retained Property, without the prior written consent of the Purchaser (in its absolute discretion), not:

          (i)    change materially its existing use;

          (ii) terminate, or give a notice to terminate, a lease, tenancy or licence;

          (iii) agree to a material increase in the rent or fee payable under a lease, tenancy or licence to a level in excess of then prevailing market rates; or

          (iv) enter into any contract for the sale and purchase of real estate or enter into new lease of any real property, in each case, other than the Property;

(k) (i) protect, defend, enforce in all material respects and pay all fees that become payable for the renewal or maintenance of; and (ii) not dispose of, or agree to dispose of, or grant any material licences under, or cease prosecution of any application for registration of, any; of the SF Intellectual Property Rights and SF Shared Intellectual Property Rights;

                                                                  CONFORMED COPY

(l) perform in all material respects its obligations under all SF Group Licences, SF IPR Licences, Shared IPR Licences and Software Licences and pay all royalties, fees or other amounts which shall become payable under such licences and do all other acts and things reasonably necessary to maintain such licences in force, and shall not dispose of or agree to dispose of any such licences or commit any breach of, or fail to materially comply with, any term of such licences, or do any other act or thing which may prejudice such licences or which shall entitle the licensor(s) thereunder to terminate such licences;

(m) own, operate, originate, acquire and service the Financing Agreements and the Portfolio Property (i) in compliance in all respects with the Credit Policies, and (ii) in the ordinary course of its business;

(n) consistently apply and not, in any respect, change, modify, or in any way alter or deviate from, the Credit Policies or collections, reserving and write off policies;

(o) maintain normal levels of working capital, as may be required for the conduct of the SF Business in the ordinary course; and

(p) ensure that the support and maintenance agreement between Resonia Leasing AB and Financial Systems FSAB in relation to the FSAB Finance System is renewed prior to its expiry on 31 December 2002.

2. The Vendor shall ensure that (except (i) as disclosed in the Disclosure Letter; (ii) to the extent required to meet existing obligations to give effect to this Agreement and the Proposed Transaction; or (iii) as required by law or regulation) each SF Group Company will not:

(a) create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any de-merger transaction or participate in any other type of corporate reconstruction;

(b)     declare, pay or make a dividend or distribution;

(c) permit a change in any of their constitutions or constitutional documents; or

(d) save for any resolution required under paragraph 5 of Part B to Schedule 7 (Completion Arrangements) or any other resolution reasonably necessary in relation to any obligations of the Vendor under paragraph 5 of Part B to Schedule 7 (Completion Arrangements) or otherwise under this Agreement, pass a shareholder's resolution.

3. The Vendor shall, not and shall ensure that no member of the ABB Group shall do or say anything that is harmful to the goodwill or reputation of the SF Business (as subsisting at the date of this Agreement) or which is reasonably likely to lead a person who has dealt with any member of the SF Group or the SF Business on

                                                                  CONFORMED COPY

or at any time during the one year before Completion to cease to deal with any member of the SF Group or the SF Business in whole or in part on substantially equivalent terms to those previously offered or at all.

                                   SCHEDULE 15

                              AGREED FORM DOCUMENTS


                              [Intentionally blank]

                                                                  CONFORMED COPY

                                   SCHEDULE 16

                                  APPORTIONMENT

1. The Vendor (for itself and as trustee for the Designated Vendor) and the Purchaser (for itself and as trustee for the Designated Purchaser) shall as soon as reasonable possible after entering into this Agreement agree an apportionment statement (in substantially similar form to that set out in this Schedule) setting out the apportionment of the Initial Consideration between the Shares and the Business Assets (the APPORTIONMENT STATEMENT). If any payment is made pursuant to clause 2.5 of this Agreement, that sum shall be apportioned on the basis of the figures set out in the Final Consideration Schedule.

2. The Purchaser shall within 10 Business Days of entering into this Agreement prepare a draft Apportionment Statement which it shall deliver to the Vendor. For the purposes of preparing the draft Apportionment Statement, the Vendor shall provide or procure the provision of such documents and records within its possession or control that the Purchaser may reasonably require.

3. The Vendor and the Purchaser hereby agree that in determining and agreeing this Apportionment Statement, the amount of the Additional Reserves (as referred to in the definition of Final Consideration) shall be treated as fully attributable to the purchase of ABB Structured Finance Sweden AB (SECUY).

4. Within 5 Business Days of the delivery of the draft Apportionment Statement the Vendor shall notify the Buyer whether or not it agrees with the draft Apportionment Statement.

5. If the Vendor disputes the draft Apportionment Statement then it shall provide the Purchaser with details and reasons why it disputes any aspects or apportionment of the draft Apportionment Statement (the DISPUTE NOTICE) and the Vendor and the Purchaser will then make all reasonable efforts to reach agreement on the draft Apportionment Statement and shall cooperate fully with one another in this process.

6. If, within 10 Business Days starting on the day after receipt of the Dispute Notice referred to in paragraph 5, the Vendor and the Purchaser have not agreed the draft Apportionment Statement then Eric Elzvik, on behalf of the Vendor and Charles Alexander, on behalf of the Purchaser, will use all reasonable efforts to reach agreement on the draft Apportionment Statement.

7. If Eric Elzvik and Charles Alexander are unable to reach agreement within a period of 5 Business Days, then either the Vendor or the Purchaser may request in writing to the other (the REQUEST) that the matter to be referred to a partner of at least 10 years qualified experience at an internationally recognised chartered accountancy firm agreed by the parties in writing or, failing agreement on the identity of the firm of chartered accountants within a further five (5) Business Days of the day starting on the day on which the Request was made, a partner of an internationally recognised chartered accountancy firm appointed on the application of either party by the President for the time being of the American Certified Public Accountants or other

                                                                  CONFORMED COPY

person of equivalent standing in another jurisdiction (for the purposes of this Schedule only, the EXPERT).

8.      The Expert shall act on the following basis:

8.1     the Expert shall act as an expert and not as an arbitrator;

8.2 the Expert's terms of reference shall be to determine the matters in dispute within 20 Business Days of his appointment;

8.3 the parties shall each provide the Expert with all information relating to each of the SF Group Companies and the Business Assets which the Expert reasonably requires and the Expert shall be entitled (to the extent he considers appropriate) to base his determination on such information and on the accounting and other records of the SF Group Companies and the Business Vendors;

8.4 the decision of the Expert is, in the absence of fraud or manifest error, final and binding on the parties;

8.5 the Vendor and the Purchaser agree that the Expert shall treat the Additional Reserve Amount (as referred to in the definition of Final Consideration) as fully attributable to the purchase of ABB Structured Finance Sweden AB (SECUY); and

8.6 the Vendor and the Purchaser shall each pay one half of the Expert's costs or as the Expert may determine.

9. The draft Apportionment Statement adjusted in accordance with the agreement, if any, between the Vendor and the Purchaser or (as the case may be) the decision of the Expert shall be final and binding on the parties.

                                                                  CONFORMED COPY

                       FORM OF THE APPORTIONMENT SCHEDULE

                                     INITIAL EQUITY (US$)          PURCHASER
                                      / BOOK VALUE (US$)           (DISCOUNT)          INITIAL
                     ENTITY /             (EACH LESS               / PREMIUM        CONSIDERATION
    COUNTRY           ASSETS         PROVISIONS/RESERVES)            (US$)              (US$)
-------------------------------------------------------------------------------------------------------
USA               ABB
                  Structured
                  Finance
                  (Americas)
                  Inc.

Sweden            ABB
                  Structured
                  Finance
                  Sweden AB

Netherlands       ABB
                  Structured
                  Finance BV

Netherlands       ABB Credit
                  Holding BV

Netherlands       ABB Credit BV

Italy             ABB
                  Structured
                  Finance S.r.l.

Italy             Xerox Noleggi
                  S.p.A.

Guernsey          ABB
                  Structured
                  Finance
                  Limited

Czech Republic    Business
                  Assets

Switzerland       ABB
                  Structured
                  Finance
                  International
                  Ltd

                                                                  CONFORMED COPY

                                     INITIAL EQUITY (US$)          PURCHASER
                                      / BOOK VALUE (US$)           (DISCOUNT)           INITIAL
                     ENTITY /             (EACH LESS               / PREMIUM        CONSIDERATION
    COUNTRY           ASSETS         PROVISIONS/RESERVES)            (US$)              (US$)
-------------------------------------------------------------------------------------------------------
Switzerland       Export Bank
                  Transactions

Australia         Business
                  Assets

TOTALS

                                                                  CONFORMED COPY


                                   SCHEDULE 17

           BUSINESS ASSETS/TRANSFER EMPLOYEES/EXPORT BANK TRANSACTIONS

                                     PART A
                       BUSINESS ASSETS/BUSINESS CONTRACTS

                                                                                CONTRACT                 REMAINING
                  BUSINESS                            CUSTOMER  CONTRACT        TYPE /         CONTRACT  BALANCE AS PER  START
    JURISDICTION  ASSETS              INDUSTRY        LOCATION  NUMBER          ASSIGNABLE     CURRENCY  30.6.2002       DATE
------------------------------------------------------------------------------------------------------------------------------------
1   Czech         Alstom Power        Power           CZ        98.0666/1       finance lease  EUR        3,572,584**    20/10/2000
                                      Generation

2   Czech         JIP-Papirny Vetrni  Pulp and paper  CZ        260401/EO 006   finance lease  CZK       27,175,350      26/4/2001


3   Australia     Energex             Power           AUS       Energex 1       A/R Sales      AUS$       2,079,313      01/04/00

                                        REMAINING
                                        FUNDING       BUSINESS
                  FUNDING    FUNDING    BALANCE PER   ASSET
    JURISDICTION  TYPE       CURRENCY   30.6.2002     PURCHASER
-------------------------------------------------------------------
1   Czech         Bank loan  EUR         3,700,000**  GE Capital
                                                      Leasing a.s.

2   Czech         Bank loan  CZK        25 300.000    GE Capital
                                                      Leasing a.s.

3   Australia     Revolving  AUS$        2,079,313    GE Capital
                  facility                            Commercial
                                                      Real Estate
                                                      Financing +
                                                      Services
                                                      Unit Trust

**   The remaining balance of the asset is smaller than the remaining funding balance because of the different repayment schedules for the bank and the lessee - the lessee's instalment is 1 month prior to the bank's repayment.

                                     PART B
                               TRANSFER EMPLOYEES

                                                              TRANSFER                  TRANSFER
      JURISDICTION       TRANSFER EMPLOYEE          REMARKS   TRANSFEROR   EMPLOYEE     TRANSFEREE                      EMPLOYEE
----------------------------------------------------------------------------------------------------------------------------------
I     Czech              Vladimir X. Stepanek                 ABB S.r.o.                General Electric
                                                                                        Capital Corporation
                                                                                        Czech Republic affiliate

II    Czech              Drahuse Rysuliakova                  ABB S.r.o.                General Electric
                                                                                        Capital Corporation
                                                                                        Czech Republic affiliate

                                     PART C
                            EXPORT BANK TRANSACTIONS

PORTFOLIO OVERVIEW BY THE END OF JULY 2002

                                                                                                TOTAL EXPOSURE (EXPORT
                                                                                               BANK + SF GROUP (GBFSF))
                                                                                                  USD PER 31.07.2002
                                                                                            -----------------------------
                                                                                              CURRENT(1)     UNDISBURSED
                                                                   RELATION                   OUTSTANDING     COMMITMENT
                                                                    EXPORT                   LOAN BALANCE     (BEING THE
     PROJECT                                        LENDER          BANK -                  (BEING THE SUM      SUM OF
     NO. AT      PROJECT                              OF           SF GROUP      FACILITY    OF COLUMNS 11    COLUMNS 12
      EXBA         NAME      TRANCHE      NAME      RECORD         (GBFSF)       CURRENCY       AND 13)         AND 14)
(1)    (2)          (3)        (4)        (5)         (6)             (7)           (8)           (9)            (10)
---  -------  -------------  -------  -----------  -----------  -------------  -----------  ---------------  ------------
4.     390     Jorf Lasfar   001      US-Exim      CHEFA        Risk             USD          10,899,710.44             0
                                      Tranche                   participation
                                                                agreement


5.     390     Jorf Lasfar   009      ERG          CHEFA        Risk             EUR           1,439,786.57             0
                                      Facility                  participation
                                                                agreement


6.     390     Jorf Lasfar   010      SACE         CHEFA        Risk             EUR          11,203,759.87             0
                                      Tranche                   participation
                                                                agreement


7.     390     Jorf Lasfar   011      World        CHEFA        Risk             EUR           7,706,858.32             0
                                      Bank                      participation
                                                                agreement


8.     397     Oriental      004      Notes        CHEFA        DAPA*            USD           8,713,751.00             0
                             005                                between
                                                                CHEFA and
                                                                GBFSF


                                   SF GROUP (GBFSF)               EXPORT BANK
                                  USD PER 31.7.2002            USD PER 31.7.2002
                             --------------------------  -----------------------------
                               CURRENT(1)
     PROJECT                  OUTSTANDING                  CURRENT(1)
     NO. AT      PROJECT          LOAN      UNDISBURSED    OUTSTANDING    UNDISBURSED   BUSINESS ASSET
      EXBA         NAME         BALANCE      COMMITMENT   LOAN BALANCE     COMMITMENT     PURCHASER
(1)    (2)          (3)           (11)          (12)          (13)            (14)           (15)
---  -------  -------------  -------------  -----------  --------------  -------------  --------------
4.     390     Jorf Lasfar    6,539,826.06            0    4,359,884.38              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

5.     390     Jorf Lasfar      863,871.80            0      575,914.77              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

6.     390     Jorf Lasfar    6,722,257.05            0    4,481,502.82              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

7.     390     Jorf Lasfar    4,624,114.92            0    3,082,743.40              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

8.     397     Oriental       4,719,589.10            0    3,994,161.90              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

----------
(1) Any ABB Export Bank Reserves (both General and Specific) to be noted against the relevant amount by way of footnote or otherwise.

                                                                                                TOTAL EXPOSURE (EXPORT
                                                                                               BANK + SF GROUP (GBFSF))
                                                                                                  USD PER 31.07.2002
                                                                                            -----------------------------
                                                                                              CURRENT(1)     UNDISBURSED
                                                                   RELATION                   OUTSTANDING     COMMITMENT
                                                                    EXPORT                   LOAN BALANCE     (BEING THE
     PROJECT                                        LENDER          BANK -                  (BEING THE SUM      SUM OF
     NO. AT      PROJECT                              OF           SF GROUP      FACILITY    OF COLUMNS 11    COLUMNS 12
      EXBA         NAME      TRANCHE      NAME      RECORD         (GBFSF)       CURRENCY       AND 13)         AND 14)
(1)    (2)          (3)        (4)        (5)         (6)             (7)           (8)           (9)            (10)
---  -------  -------------  -------  -----------  -----------  -------------  -----------  ---------------  ------------
9.     401     Merida        000      A-Notes      CHEFA        DAPA*            USD          12,573,982.56             0
                             002                                between
                                                                CHEFA and
                                                                GBFSF

10.    401     Merida        001      B-Notes      CHEFA        DAPA             USD             615,559.19             0
                             003                                between
                                                                CHEFA and
                                                                GBFSF

11.    455     Manila        800      Coface       CAI          none             USD                      0  5,001,500.00
               North                  Covered
               Tollroad               Facility


12.    455     Manila        001      ADB CFS      CHEFA        none             USD                      0  3,571,428.00
               North                  loan         Participant
               Tollroad


13.    461     AES           001      ADB CFS      CHEFA        none             USD           2,909,090.62  1,535,353.38
               Meghnaghat             loan         Participant



14.    456     Manila        002      ADB CFS      CHEFA        none             USD                      0  2,777,778.00
               Airport                loan         Participant



15.    456     Manila        001      IFC          CHEFA        none             USD                      0  3,472,222.00
               Airport                B-loan       Participant

                                   SF GROUP (GBFSF)               EXPORT BANK
                                  USD PER 31.7.2002            USD PER 31.7.2002
                             --------------------------  -----------------------------
                               CURRENT(1)
     PROJECT                  OUTSTANDING                  CURRENT(1)
     NO. AT      PROJECT          LOAN      UNDISBURSED    OUTSTANDING    UNDISBURSED   BUSINESS ASSET
      EXBA         NAME         BALANCE      COMMITMENT   LOAN BALANCE     COMMITMENT     PURCHASER
(1)    (2)          (3)           (11)          (12)          (13)            (14)           (15)
---  -------  -------------  -------------  -----------  --------------  -------------  --------------
9.     401     Merida         8,536,436.35            0    4,037,546.21              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

10.    401     Merida           443,801.05            0      171,758.14              0  General
                                                                                        Electric
                                                                                        Capital
                                                                                        Corporation

11.    455     Manila                    0            0               0   5,001,500.00  General
               North                                                                    Electric
               Tollroad                                                                 Capital
                                                                                        Corporation

12.    455     Manila                    0            0               0   3,571,428.00  General
               North                                                                    Electric
               Tollroad                                                                 Capital
                                                                                        Corporation

13.    461     AES                       0            0    2,909,090.62   1,535,353.38  General
               Meghnaghat                                                               Electric
                                                                                        Capital
                                                                                        Corporation

14.    456     Manila                    0            0               0   2,777,778.00  General
               Airport                                                                  Electric
                                                                                        Capital
                                                                                        Corporation

15.    456     Manila                    0            0               0   3,472,222.00  General
               Airport                                                                  Electric
                                                                                        Capital
                                                                                        Corporation

                                                                                                TOTAL EXPOSURE (EXPORT
                                                                                               BANK + SF GROUP (GBFSF))
                                                                                                  USD PER 31.07.2002
                                                                                            -----------------------------
                                                                                              CURRENT(1)     UNDISBURSED
                                                                   RELATION                   OUTSTANDING     COMMITMENT
                                                                    EXPORT                   LOAN BALANCE     (BEING THE
     PROJECT                                        LENDER          BANK -                  (BEING THE SUM      SUM OF
     NO. AT      PROJECT                              OF           SF GROUP      FACILITY    OF COLUMNS 11    COLUMNS 12
      EXBA         NAME      TRANCHE      NAME      RECORD         (GBFSF)       CURRENCY       AND 13)         AND 14)
(1)    (2)          (3)        (4)        (5)         (6)             (7)           (8)           (9)            (10)
---  -------  -------------  -------  -----------  -----------  -------------  -----------  ---------------  ------------
                                                                                              56,062,498.57 16,358,281.38

                                   SF GROUP (GBFSF)               EXPORT BANK
                                  USD PER 31.7.2002            USD PER 31.7.2002
                             --------------------------  -----------------------------
                               CURRENT(1)
     PROJECT                  OUTSTANDING                  CURRENT(1)
     NO. AT      PROJECT          LOAN      UNDISBURSED    OUTSTANDING    UNDISBURSED   BUSINESS ASSET
      EXBA         NAME         BALANCE      COMMITMENT   LOAN BALANCE     COMMITMENT     PURCHASER
(1)    (2)          (3)           (11)          (12)          (13)            (14)           (15)
---  -------  -------------  -------------  -----------  --------------  -------------  --------------
                             32,449,896.33            0   23,612,602.24  16,358,281.38

* "DAPA" means deposit and pledge agreement.

                                   SCHEDULE 18

                             INTRA-GROUP GUARANTEES

                                     PART A
   INTRA GROUP GUARANTEES TO BE RELEASED AT COMPLETION PURSUANT TO CLAUSE 14.2

GUARANTOR         OBLIGOR        BENEFICIARY     DESCRIPTION OF AGREEMENT               APPROX AMOUNT
Asea Brown        ABB Energy     KeyBank         It relates to ABB Energy               USD 1,200,000
Boveri Inc.       Capital LLC    National        Capital outstanding swaps
                                 Association     with KeyBank.

ABB Ltd,          ABB Energy     ABB Energy      The credit support for the             Surety bond for USD
Zurich            Capital LLC    Capital LLC     surety bond                            25,000 to State of California
                                                 program is provided by ABB             - financial guarantee
                                                 Ltd, Zurich, directly to the
                                                 surety
                                                 companies via a general
                                                 indemnity.

ABB Ltd,          ABB            ABB             The credit support for the            Surety bond to State of
Zurich            Structured     Structured      surety bond                           Oklahoma for USD 500 -
                  Finance        Finance         program is provided by ABB            tax
                  (Americas)     (Americas)      Ltd, Zurich, directly to the
                  Inc.           Inc.            surety
                                                 companies via a general
                                                 indemnity.

ABB Ltd,          ABB            ABB             The credit support for the            Surety bond to Missouri
Zurich            Structured     Structured      surety bond                           Department of Revenue
                  Finance        Finance         program is provided by ABB            for USD 1,200 - tax
                  (Americas)     (Americas)      Ltd, Zurich, directly to the
                  Inc.           Inc.            surety
                                                 companies via a general
                                                 indemnity.

ABB Ltd,          ABB            ABB             The credit support for the            Surety bond to Nevada
Zurich            Structured     Structured      surety bond                           Dept. of Taxation for
                  Finance        Finance         program is provided by ABB            USD 6,741 - tax
                  (Americas)     (Americas)      Ltd, Zurich, directly to the
                  Inc.           Inc.            surety
                                                 companies via a general
                                                 indemnity.

ABB Ltd,          ABB            ABB             The credit support for the            Surety bond to State of
Zurich            Structured     Structured      surety bond                           California for USD
                  Finance        Finance         program is provided by ABB            25,000 - broker dealer
                  (Americas)     (Americas)      Ltd, Zurich, directly to the
                  Inc.           Inc.            surety
                                                 companies via a general
                                                 indemnity.

GUARANTOR         OBLIGOR       BENEFICIARY    DESCRIPTION OF AGREEMENT        APPROX AMOUNT
--------------------------------------------------------------------------------------------------------
ABB Ltd, Zurich   ABB           ABB            The credit support for the      Surety bond to State
                  Structured    Structured     surety bond program is          Comptroller, State of
                  Finance       Finance        provided by ABB Ltd, Zurich,    Texas for USD 37,225
                  (Americas)    (Americas)     directly to the surety          - tax
                  Inc.          Inc.           companies via a general
                                               indemnity.

ABB Ltd, Zurich   ABB           ABB            The credit support for the      Surety bond to Nevada
                  Structured    Structured     surety bond                     Dept. of Taxation for
                  Finance       Finance        program is provided by ABB      USD 4,117.91 - tax
                  (Americas)    (Americas)     Ltd, Zurich, directly to the
                  Inc.          Inc.           surety
                                               companies via a general
                                               indemnity.

ABB Ltd, Zurich   ABB           ABB Business   The credit support for the      Surety bond to Semco
                  Business      Finance        surety bond                     Twist Drill & Tool Co.
                  Finance                      program is provided by ABB      for USD 38,000
                                               Ltd, Zurich, directly to the
                                               mechanic's lien surety companies
                                               via a general indemnity.

ABB Ltd, Zurich   ABB Energy    ABB Energy     The credit support for the      Applied for a surety
                  Capital LLC   Capital LLC    surety bond                     bond to State of
                                               program is provided by ABB      Massachusetts for USD
                                               Ltd, Zurich, directly to the    125,000 - financial
                                               surety                          guarantee - but the
                                               companies via a general         application has not been
                                               indemnity.                      approved yet

Asea Brown        ABB Energy    Fleet          Comfort letter which relates
Boveri Inc        Capital LLC   National Bank  to ABB Energy Capital
                                               outstanding swaps with Fleet.

ABB Inc.          ABB Credit    Sanwa          Comfort letter for facilities   Estimated at 7 deals
                  Inc.          Business       aggregating up to USD           with USD 4,387,428
                                Credit         50,000,000 to purchase lease    exposure
                                Corporation    transactions from ABB Credit
                                               Inc. under the General Lease
                                Now: Fleet     Finance Program.
                                Business
                                Credit

ABB Inc.          ABB           ABB            ABB Inc. (Canada) and ABB       When this deal closes,
(Canada)          Structured    Structured     Structured Finance (Americas)   residual risk exposure
                  Finance       Finance        Inc. share residual risk        to ABB Inc. (Canada)
                  (Americas)    (Americas)     under a synthetic lease         would be equal to or
                                Inc.           structure in the Dana 229       less than 5.5% (year 1)
                                               project.                        through 2% (year 5) of
                                                                               the original project
                                                                               value of approximately
                                                                               USD 2,200,000.

ABB Automation    AB/ABB        ABB            EUR 900,000                     900,000
Technology        Credit        Structured
Products          Finans AB     Finance        Residual Value Guarantees

--------------------------------------------------------------------------------------------------------
GUARANTOR         OBLIGOR       BENEFICIARY    DESCRIPTION OF AGREEMENT        APPROX AMOUNT
--------------------------------------------------------------------------------------------------------
ABB Utilities     Slipnaxos AB  ABB            SEK 1,695,295                   20,000
AB                              Structured
                                Finance AB

Asea Brown        ABB Energy    Flanders       Asea Brown Boveri Inc. issued   Monthly rent in 2002 =
Boveri Inc.       Capital LLC   Westborough    a guarantee for the One         USD 32,836.64 (subject to
                                Delaware Inc.  Research Dr. office space       escalation)
                                               lease. ABB Energy Capital LLC   Remaining term = 38
                                               is the tenant.                  months (termination on
                                                                               October 31, 2005)

                                                                  CONFORMED COPY

                                     PART B

               PART B1 - SPECIFIED OBLIGORS/SPECIFIED OBLIGATIONS

INFRASTRUCTURE/
   MID MARKET
FINANCIAL ASSET                SPECIFIED OBLIGORS                                       SPECIFIED OBLIGATIONS
----------------------------------------------------------------------------------------------------------------------------------
Ohanet / Petrofac    Petrofac Resources (Ohanet) Jersey Limited     The prompt and punctual payment of any and all amounts due and
                     Petrofac Resources (Ohanet) LLC                payable directly or indirectly from time to time by any
                     Petrofac Resources LLP.                        Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.

Edelca               C. V. G. Electrificacion del Caroni            The prompt and punctual payment of any and all amounts due and payable directly or indirectly from time to time by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.

SSAB Tunnplat AB     SSAB Tunnplat AB                               The prompt and punctual payment of any and all amounts due and payable directly or indirectly from time to time by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.

Island Offshore      Island Offshore III KS                         The prompt and punctual payment of any and all amounts due and
III KS                                                              payable directly or indirectly from time to time by any
                                                                    Specified Obligor (up to an aggregate maximum of NOK 22 million)
                                                                    to any SF Group Company under the relevant Finance Agreement.

Daily News           Daily News, LP                                 The prompt and punctual payment of any and all amounts due and payable directly or indirectly from time to time by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement, including the repayment of the Construction
                                                                    Loan if acceptance has not occurred by the Sunset Date under the
                                                                    EPC Agreement.

Catalytic            Catalytic Distillation Technologies Inc. ABB   The prompt and punctual payment of any and all amounts due and
Distillation         Lummus Global Inc                              payable directly or indirectly to any SF Group Company (and the prompt and punctual performance of all other obligations) from time to time by ABB Lummus Global Inc. in its capacity as
                                                                    general partner and/or the other Specified Obligor.

Statoil              Statoil                                        The prompt and punctual payment of any and all amounts due and payable directly or indirectly

                                                                  CONFORMED COPY

INFRASTRUCTURE/
   MID MARKET
FINANCIAL ASSET                SPECIFIED OBLIGORS                                       SPECIFIED OBLIGATIONS
----------------------------------------------------------------------------------------------------------------------------------
                     ABB Offshore Technology                        from time to time by any Specified Obligor to any SF Group
                                                                    Company under the relevant Finance Agreement (other than where such amounts have become due and payable solely and directly as a result of the insolvency or liquidation of Statoil).

Bispen               Bispen AS ABB Offshore Technology              The prompt and punctual payment of any and all amounts due and payable directly or indirectly from time to time by the
                                                                    Specified Obligors to any SF Group Company under the relevant
                                                                    Finance Agreement (other than where such amounts have become due and payable solely and directly as a result of the insolvency or liquidation of the Bispen).

Potlatch             Potlatch                                       The prompt and punctual payment of any and all amounts due and payable directly or indirectly from time to time by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.

Feiringsenteret      Feiringsenteret Eiendom AS                     The prompt and punctual payment of any and all amounts due and
Eiendom AS                                                          payable directly or indirectly from time to time by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.

ABB AS               ABB AS (formerly ABB Offshore)                 The prompt and punctual payment of any and all amounts of base lease rental due and payable directly or indirectly from time to time by the Specified Obligor to any SF Group Company under the relevant Finance Agreement.

CFR Marfa            CFR Marfa S.A.                                 The prompt and punctual payment of any and all amounts due and payable directly or indirectly from time to time by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.

Tower Auto           Tower Auto                                     The prompt and punctual payment of any and all amounts (up to a maximum amount of MEUR 5.1 due and payable directly and
                                                                    indirectly during the related construction period by the
                                                                    Specified Obligor to any SF Group Company under the relevant
                                                                    Finance Agreement.


                                     PART B2

              RETAINED LC BACKED GUARANTEES PURSUANT TO CLAUSE 10.6

                                                                     APPROXIMATE
                                                                     GUARANTEED            APPROXIMATE
                                                                       AMOUNT               GUARANTEED
                                                                   OUTSTANDING AS             AMOUNT
                                                                    AT   30 JUNE            OUTSTANDING
                                                                    2002 - LOAN            AS AT 30 JUNE
      GUARANTOR              OBLIGOR             BENEFICIARY          CURRENCY              2002 - USD
----------------------------------------------------------------------------------------------------------
  ABB Lummus Global      Petrofac            ABB Structured        USD 47-54,000,000     USD 47-54,000,000
  B.V.                   (Ohanet)            Finance Ltd

  Asea Brown Boveri      Edelca              ABB Structured        USD 31,700,000        USD 31,700,000
  S.A.                                       Finance B.V.

  ABB Distribution AB    SSAB Tunnplat AB    ABB Structured        Total amount          Total amount
                                             Finance AB            Guaranteed is SEK     Guaranteed is
                                                                   5,500,000             about USD 600,000

  ABB AS                 Island Offshore     ABB Structured        Maximum amount        Current exposure
                         III KS              Finance AS            guaranteed is NOK     to borrower is
                         (Borrower)                                22 million            USD 3,700,000

                                                                                         Maximum amount
                                                                                         guaranteed is
                                                                                         USD 2,700,000

  ABB Inc.               Daily News          ABB Structured        USD 7,800,000         USD 7,800,000
                                             Finance
                                             (Americas) Inc.       USD 3,300,000
                                             and ABB Credit Inc    funded

                                                                   USD 4,500,000
                                                                   unfunded

  ABB Lummus Global      Catalytic           ABB Structured        USD 6,100,000         USD 6,100,000
                         Distillation        Finance
                                             (Americas) Inc.

                                                                    APPROXIMATE
                                                                     GUARANTEED         APPROXIMATE
                                                                      AMOUNT            GUARANTEED
                                                                   OUTSTANDING AS         AMOUNT
                                                                   AS AT 30 JUNE        OUTSTANDING
                                                                     2002 - LOAN         AT 30 JUNE
GUARANTOR                  OBLIGOR            BENEFICIARY             CURRENCY           2002 - USD
------------------------------------------------------------------------------------------------------
ABB AS                 Statoil             ABB                   Maximum loan          Maximum
                                           Structured            amount is             loan amount
                       (Account            Finance AS is         NOK                   is USD
                       Debtor -            the                   50,000,000            6,750,000
                       Statoil             beneficiary of
                       receivables         an ABB AS             Maximum               Maximum
                       sold from           guarantee             amount                amount
                       ABB AS to           (does not             guaranteed is         guaranteed is
                       ABB                 cover Statoil         NOK                   USD
                       Structured          insolvency)           50,000,000            6,750,000
                       Finance AS)

ABB AS                 Bispen AS           ABB Structured        NOK 8,900,000         USD 1,200,000
                       (Borrower)          Finance AS


ABB Inc                Potlatch            ABB Credit Inc.       Construction          USD 300,000
                                           and ABB               guarantee from        funded
                                           Structured            ABB Inc., which       USD 500,000
                                           Finance               indemnifies the       unfunded
                                           (Americas) Inc.       SF entity for any
                                                                 losses that may
                                                                 arise as a result
                                                                 of a commercial
                                                                 dispute with the
                                                                 Lessee prior to
                                                                 equipment
                                                                 acceptance.
                                                                 (Limited to
                                                                 Schedule No.
                                                                 201101-000;
                                                                 equipment under
                                                                 Schedule No.
                                                                 201101-001 has
                                                                 been delivered
                                                                 and accepted, so
                                                                 guarantee has
                                                                 lapsed.)

                                                                    APPROXIMATE
                                                                     GUARANTEED         APPROXIMATE
                                                                      AMOUNT            GUARANTEED
                                                                   OUTSTANDING AS         AMOUNT
                                                                   AS AT 30 JUNE        OUTSTANDING
                                                                     2002 - LOAN         AT 30 JUNE
GUARANTOR                  OBLIGOR            BENEFICIARY             CURRENCY           2002 - USD
------------------------------------------------------------------------------------------------------
ABB AS                 Feiringsenteret     ABB Structured        NOK 2,500,000         USD 300,000
                       Eiendom AS          Finance AS
                                                                 Guarantee of
                                                                 Feiringsenteret
                                                                 Eiendom AS
                                                                 payment to
                                                                 ABB AS under
                                                                 a supplier-financing
                                                                 contract.

ABB Utilities AB       SSAB                ABB Structured        SEK 53,531,113          5,000,000
                                           Finance AB
                                                                 Performance
                                                                 Guarantee on
                                                                 switchgear
                                                                 equipment in
                                                                 lease to SSAB

ABB N.V.               Tower               ABB Structured        EUR 5,200,000           5,200,000
                                           Finance AB
                                                                 50% Loss
                                                                 Guarantee during
                                                                 construction in
                                                                 Lease to Tower

ABB N.V.               Tower               ABB Structured        EUR 3,500,000           3,500,000
                                           Finance AB
                                                                 8% of base price
                                                                 of interim lease
                                                                 payments
                                                                 (contingent
                                                                 rentals)

                                     PART B3

  OTHER INTRA-GROUP GUARANTEES GIVEN BY ANY MEMBER OF THE ABB GROUP (OTHER THAN
                                  THE SF GROUP)

                                                                                                APPROXIMATE
                                                                          APPROXIMATE           GUARANTEED
                                                                       GUARANTEED AMOUNT          AMOUNT
                                                                       OUTSTANDING AS AT      OUTSTANDING AS
                                                                        30 JUNE 2002 -       AT 30 JUNE 2002
      GUARANTOR               OBLIGOR             BENEFICIARY           LOAN CURRENCY             - USD
----------------------------------------------------------------------------------------------------------------
Asea Brown Boveri        ABB Sistemas SA     ABB Export Bank         Obligations of
AG                       de CV               and other lenders       the Obligor under
                                             (pursuant to a          an engineering
                                             guarantee assignment    procurement and
                                             assignment from         construction
                                             Subestaciones           contract dated 23
                                             Oriental Centro         January 1998
                                             SA de CV) and
                                             Citibank Mexico SA

Sirius                   ABB Sistemas SA     ABB Export Bank         Obligations of
International            de CV               (pursuant to a          the Obligor under
Insurance                                    guarantee               the contract for
Corporation                                  assignment              engineering
Stockholm, Zurich                            between LTS             procurement,
                                             Peninsular SA de        testing and
                                             CV and ABB Export       commissioning of
                                             Bank)                   four transmission
                                                                     lines dated 26
                                                                     June 1998

                                     PART C
                  RETAINED INTRA-STRUCTURED FINANCE GUARANTEES

                                                                          APPROXIMATE
                                                                      GUARANTEED AMOUNT         APPROXIMATE
                                                                     OUTSTANDING AS AT 30    GUARANTEED AMOUNT
                                                                       JUNE 2002 - LOAN      OUTSTANDING AS AT
     GUARANTOR                OBLIGOR             BENEFICIARY             CURRENCY          30 JUNE 2002 - USD
----------------------------------------------------------------------------------------------------------------
ABB Credit Finans AB     ABB Credit Finans   Danske Bank             Counter-guarantee      Up to a maximum
                         AB                                          for a guarantee        amount of USD
                                                                     issued by Danske       5,429,000.
                                                                     Bank to:
                                                                     China Shipbuilding
                                                                     Trading Co, Ltd,
                                                                     Beijing and Shanghai
                                                                     Edward Shipbuilding
                                                                     Co, Ltd, Shanghai in
                                                                     relation to a
                                                                     shipbuilding
                                                                     contract (hull no.
                                                                     125) entered into
                                                                     with Nynas Petroleum
                                                                     AB and transferred
                                                                     to ABB Credit Finans
                                                                     AB.

                                                                     APPROXIMATE
                                                                 GUARANTEED AMOUNT         APPROXIMATE
                                                                OUTSTANDING AS AT 30    GUARANTEED AMOUNT
                                                                  JUNE 2002 - LOAN      OUTSTANDING AS AT
     GUARANTOR                OBLIGOR          BENEFICIARY           CURRENCY           30 JUNE 2002 - USD
----------------------------------------------------------------------------------------------------------------
ABB Credit Finans AB   ABB Credit Finans   Danske Bank         Counter guarantee         Up to a maximum
                       AB                                      for a guarantee           amount of  USD
                                                               issued by Danske          5,429,000.
                                                               Bank to:
                                                               China Shipbuilding
                                                               Trading Co, Ltd,
                                                               Beijing and Shanghai
                                                               Edward Shipbuilding
                                                               Co, Ltd, Shanghai in
                                                               relation to a
                                                               shipbuilding
                                                               contract(hull no.
                                                               126) entered into
                                                               with Nynas Petroleum
                                                               AB and transferred
                                                               to ABB Credit Finans
                                                               AB.

ABB Structured         ABB Credit Finans   Danske Bank         Guarantee for a           Up to a maximum
Finance AB             AB                                      Counterguarantee          amount of  USD
                                                               issued by ABB Credit      5,429,000.
                                                               Finans AB to Danske
                                                               Bank (see above,
                                                               hull 125).

ABB Structured         ABB Credit Finans   Danske Bank         Guarantee for a           Up to a maximum
Finance AB             AB                                      Counterguarantee          amount of  USD
                                                               issued by ABB Credit      5,429,000.
                                                               Finans AB to Danske
                                                               Bank (see above,
                                                               hull 126).

                                                                     APPROXIMATE
                                                                 GUARANTEED AMOUNT         APPROXIMATE
                                                                OUTSTANDING AS AT 30    GUARANTEED AMOUNT
                                                                  JUNE 2002 - LOAN      OUTSTANDING AS AT
     GUARANTOR                OBLIGOR          BENEFICIARY           CURRENCY           30 JUNE 2002 - USD
----------------------------------------------------------------------------------------------------------------
ABB Structured         ABB Structured      AB SEK              The guarantee is in       USD 6,785,714.30
Finance AB             Finance BV                              connection with the
                                                               Risk
                                                               Participation
                                                               Agreement between
                                                               AB SEK and ABB
                                                               Structured
                                                               Finance BV in
                                                               respect of a MIGA
                                                               covered loan
                                                               agreement in the
                                                               amount of USD
                                                               47,500,000 for
                                                               the Manila North
                                                               Tollways Project.

                                     PART D

                INTRA-GROUP GUARANTEES GIVEN BY ANY MEMBER OF THE
        SF GROUP TO ANY MEMBER OF THE ABB GROUP (EXCLUDING THE SF GROUP)

                                                                     APPROXIMATE
                                                                 GUARANTEED AMOUNT         APPROXIMATE
                                                                OUTSTANDING AS AT 30    GUARANTEED AMOUNT
                                                                  JUNE 2002 - LOAN      OUTSTANDING AS AT
     GUARANTOR                OBLIGOR          BENEFICIARY           CURRENCY           30 JUNE 2002 - USD
----------------------------------------------------------------------------------------------------------------
ABB Structured         ABB TD Finance AB   Cross Sound         The guarantee             Up to a maximum of
Finance AB             and ABB CSC         Cable Company LLC   relates to a              USD 115,000,000
                       Finance AB                              Participation
                                                               Agreement between
                                                               Cross Sound Cable
                                                               Company LLC and ABB
                                                               TD Finance AB and
                                                               ABB CSC Finance AB

                                                                  CONFORMED COPY

                                   SCHEDULE 19

                         WARRANTIES OF THE ABB GUARANTOR

INCORPORATION AND EXISTENCE

48.12 The ABB Guarantor is a company duly incorporated and organised under Swiss law and has been in continuous existence since incorporation.

RIGHT, POWER, AUTHORITY AND ACTION

48.13 The ABB Guarantor has the right, power and authority, and has taken all action necessary, to fully perform its obligations under this Agreement and each document to be executed pursuant to this Agreement at or before Completion.

BINDING AGREEMENTS

48.14 The ABB Guarantor's obligations under this Agreement constitute, and under each document to be executed pursuant to this Agreement at or before Completion will constitute, valid and legally binding obligations enforceable in accordance with their terms.

48.15   Entry into this Agreement will not result in a:

(a) violation or breach of any provision in the constitutional documents of the ABB Guarantor;

(b) breach of, or give rise to a material default under, any material contract or other instrument or agreement to which the ABB Guarantor is a party or bound;

(c) breach or violation of any applicable laws or regulations of any order, decree or judgement of any court, governmental agency or regulatory authority applicable to the ABB Guarantor or any of its assets; or

(d) requirement for the ABB Guarantor to obtain any consent or approval of, or give notice to any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement.

INSOLVENCY etc.

48.16   In relation to the ABB Guarantor:

(a) no order has been made or petition presented or resolution passed for the winding up, for the appointment of bankruptcy administration (KONKURSVERWALTUNG), liquidator (LIQUIDATOR), commissioner (KOMMISSIONAR) or administrator (SACHWALTER) or for a bankruptcy (KONKURS) or moratorium (STUNDUNG / NACHLASSTUNDUNG) order; and

                                                                  CONFORMED COPY

(b) no composition arrangement has been proposed and no composition agreement has been agreed or sanctioned under the Swiss Banking Act and/or the Swiss Debt Collection and Bankruptcy Law.

                                                                  CONFORMED COPY

                                   SCHEDULE 20

                          AGREED ACQUISITION STRUCTURE

COUNTRY          ENTITY CODE     ENTITY/BUSINESS/ ASSETS
--------------------------------------------------------------------------
USA              USSTF           ABB Structured Finance (Americas) Inc.

USA              USCRD           ABB Credit Inc.

USA              USECA           ABB Energy Capital LLC

Sweden           SECUY/SENEW     ABB Structured Finance Sweden AB

COUNTRY          PURCHASE METHOD                                                 DESIGNATED VENDOR
-----------------------------------------------------------------------------------------------------------------
USA              Share Purchase                                                  ABB Financial Services Inc.

USA              Indirect Share Purchase                                         ABB Financial Services Inc.
                 (as subsidiary of ABB Structured Finance (Americas) Inc.)

USA              Indirect Share Purchase                                         ABB Financial Services Inc.
                 (as subsidiary of ABB Structured Finance (Americas) Inc.)

Sweden           Share Purchase                                                  ABB Asea Brown Boveri Ltd

COUNTRY          DESIGNATED PURCHASER
----------------------------------------------------------------------------------
USA              General Electric Capital Corporation

USA              General Electric Capital Corporation (through acquisition of ABB
                 Structured Finance (Americas) Inc.)

USA              General Electric Capital Corporation (through acquisition of ABB
                 Structured Finance (Americas) Inc.)

Sweden           General Electric Railcar Services Corporation

COUNTRY          ENTITY CODE     ENTITY/BUSINESS/ ASSETS
------------------------------------------------------------------------
Sweden           SECRF           ABB Credit Finans Aktiebolag

Sweden           SERTI           ABB Renting Aktiebolag

Sweden           SECRE           ABB Structured Finance Aktiebolag

Sweden           SERES           Resonia Aktiebolag

COUNTRY          PURCHASE METHOD                                                 DESIGNATED VENDOR
-----------------------------------------------------------------------------------------------------------------
Sweden           Indirect Share Purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Structured Finance AB)

Sweden           Indirect Share Purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Credit Finans AB)

Sweden           Indirect Share Purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Structured Finance Sweden AB)

Sweden           Indirect Share Purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Structured Finance AB)

COUNTRY          DESIGNATED PURCHASER
----------------------------------------------------------------------------------
Sweden           General Electric Railcar Services Corporation
                 (through its acquisition of ABB Structured Finance Sweden AB)

Sweden           General Electric Railcar Services Corporation
                 (through its acquisition of ABB Structured Finance Sweden AB)

Sweden           General Electric Railcar Services Corporation
                 (through its acquisition of ABB Structured Finance Sweden AB)

Sweden General Electric Railcar Services Corporation (through its acquisition of ABB Structured Finance Sweden AB)

COUNTRY          ENTITY CODE     ENTITY/BUSINESS/ ASSETS
------------------------------------------------------------------------
Sweden           SEREN           ABB Rental Aktiebolag

Sweden           SESOD           ABB Sodra Kommanditbolag

Sweden           SEREL           Resonia Leasing Aktiebolag

COUNTRY          PURCHASE METHOD                                                 DESIGNATED VENDOR
-----------------------------------------------------------------------------------------------------------------
Sweden           Indirect Share purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Structured Finance AB)

Sweden           Indirect Share Purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Renting AB and ABB Structured Finance
                 AB (formerly known as ABB Credit AB))

Sweden           Indirect Share Purchase                                         ABB Asea Brown Boveri Ltd
                 (as subsidiary of ABB Credit Finans AB)

COUNTRY          DESIGNATED PURCHASER
----------------------------------------------------------------------------------
Sweden           General Electric Railcar Services Corporation (through its acquisition of ABB Structured Finance Sweden AB)

Sweden General Electric Railcar Services Corporation (through its acquisition of ABB Structured Finance Sweden AB)

Sweden General Electric Railcar Services Corporation (through its acquisition of ABB Structured Finance Sweden AB)

COUNTRY          ENTITY CODE     ENTITY/BUSINESS/ ASSETS
------------------------------------------------------------------------
Switzerland      CHFIN           ABB Structured Finance International Limited

Netherlands      NLCRD           ABB Credit Holding BV

Netherlands      NLCRE           ABB Credit BV

Netherlands      NLFSF           ABB Structured Finance BV

Italy            ITPEP           ABB Structured Finance S.r.l.

Italy            ITRLN/ITREN     Xerox Noleggi S.p.A.

Italy            ITRLE           SIB Leasing S.p.A.

COUNTRY          PURCHASE METHOD                                                 DESIGNATED VENDOR
-----------------------------------------------------------------------------------------------------------------
Switzerland      Share Purchase                                                  ABB Credit Holding BV

Netherlands      Share Purchase                                                  ABB Financial Services BV

Netherlands      Share Purchase                                                  ABB Credit Holding BV (5%) and
                                                                                 ABB Structured Finance AB (95%)

Netherlands      Share Purchase                                                  ABB Credit Holding BV

Italy            Share Purchase                                                  ABB S.p.A

Italy            Share Purchase                                                  ABB Credit Holding BV

Italy            Indirect Share Purchase                                         ABB S.p.A
                 (as subsidiary of ABB Structured Finance S.r.l.)

COUNTRY          DESIGNATED PURCHASER
----------------------------------------------------------------------------------
Switzerland      General Electric Capital Corporation

Netherlands      General Electric Capital Corporation

Netherlands      General Electric Capital Corporation

Netherlands      General Electric Capital Corporation or SFG XVII Inc.

Italy            GE Capital Services S.r.l.

Italy            GE Capital Services S.r.l.

Italy            GE Capital Services S.r.l  (through acquisition of ABB Structured
                 Finance S.r.l.)

COUNTRY          ENTITY CODE     ENTITY/BUSINESS/ ASSETS
------------------------------------------------------------------------
Guernsey         GBFSF           ABB Structured Finance Limited

Czech Republic   N/A             Business Assets/ Transferring Employees

Switzerland      N/A             Export Bank Transactions

COUNTRY          PURCHASE METHOD                                                 DESIGNATED VENDOR
-----------------------------------------------------------------------------------------------------------------
Guernsey         Share Purchase                                                  ABB Asea Brown Boveri Ltd. (50%)
                                                                                 First Overlap Ltd. (25%)
                                                                                 Second Overlap Ltd. (25%)

Czech Republic   Asset Purchase                                                  ABB s.r.o (CZEPJ)

Switzerland      Asset Purchase                                                  ABB Export Bank (CHEFA)

COUNTRY          DESIGNATED PURCHASER
----------------------------------------------------------------------------------
Guernsey         General Electric Capital Corporation or SFG XVII Inc. and GE
                 Capital Structured Finance Group, Inc. nominee shareholder

Czech Republic   GE Capital Leasing a.s. is acquiring the Business Assets and a
                 Czech Republic General Electric Capital Corporation Affiliate is
                 acquiring the Transferring Employees

Switzerland      General Electric Capital Corporation

COUNTRY          ENTITY CODE     ENTITY/BUSINESS/ ASSETS
------------------------------------------------------------------------
Australia        N/A             Business Assets

COUNTRY          PURCHASE METHOD                                                 DESIGNATED VENDOR
-----------------------------------------------------------------------------------------------------------------
Australia        Asset Purchase                                                  ABB Financial Services Australia Limited (AUFIS)

COUNTRY          DESIGNATED PURCHASER
----------------------------------------------------------------------------------
Australia        GE Capital Commercial Real Estate Financing & Services Unit Trust

                                   SCHEDULE 21

                                VENDOR AWARENESS

The actual knowledge of the 41 persons named below is relevant for the purposes of the definition of awareness set out in Schedule 1 (Interpretation).

#            NAME
--------------------------------------------------
  1.         Arne Antonsson

  2.         Anders Astrom

  3.         Lennart Blecher

  4.         Per Bostrom

  5.         Karen Colangelo

  6.         Richard Cordella

  7.         Fabio Cosimetti

  8.         Manfred Ebling

  9.         Eric Elzvik

  10.        Stefan Gerig

  11.        Patrick L. Grady

  12.        Lars Gronlund

  13.        Louise Hallqvist

  14.        Jon Hallstrom

  15.        Niklaus Hasler

  16.        Mike Harrison

  17.        Petra Hedengran

  18.        Tom Herlihy

  19.        Lars Holmberg

  20.        Susanne Iseli

  21.        Anders Larsson

  22.        Anders Lidefelt

  23.        Ulf Lindahl

  24.        Johan Lowenhielm

  25.        Christofer Lundquist

  26.        Paul Mason

  27.        Glen Matsumoto

  28.        Dan Meleney

  29.        Patrik Olsson

  30.        Dawn Pasquin

  31.        Jeffrey Riopelle

  32.        Uwe Rutschlin

  33.        Martin Stauffer

  34.        Kelley Rumps

  35.        Andrea Shindleman

  36.        Daniel Shindleman

  37.        Brian van Reijn

  38.        Lars Vikjord

  39.        Giovanni Weber

  40.        Thomas Wrangdahl

  41.        Christian Wust

                                   SCHEDULE 22

                                    RESERVES

                                     PART A

                                              LEASE & LOAN                   LEASE & LOAN
                                           PORTFOLIO JUNE 30TH             PORTFOLIO BALANCE
ENTITY                 SEGMENT                  2002 (LOC)                      (LOC)
----------------------------------------------------------------------------------------------
SEREL                  Resonia                       SEK 3,996,439,732

SEREL                  Xerox                         SEK 3,544,923,404

ITREN                  Xerox                           EUR 267,621,075

ITRLE                  SIB                              EUR 63,692,541

SECRF                  -                             SEK 3,592,364,263

USSTF (BF)             Small Ticket                    USD 197,132,031

SERES                  -                                 SEK 6,728,000

                                     PART B

                                 EXISTING         EXISTING
                                 SPECIFIC         GENERAL
                                 RESERVE          RESERVE          EXISTING RISK    TOTAL EXISTING
ENTITY          SEGMENT          (LOC)            (LOC)            INSURANCE (LOC)  RESERVE (LOC)
---------------------------------------------------------------------------------------------------
SEREL           Resonia

SEREL           Xerox

ITREN           Xerox

ITRLE           SIB

SECRF           -

USSTF (BF)      Small Ticket

SERES           -

                                     PART C

ENTITY         SEGMENT          BASE RESERVE %     GROWTH RESERVE %
--------------------------------------------------------------------
SEREL          Resonia               3.3%                1.9%

SEREL          Xerox                 8.5%                2.2%

ITREN          Xerox                 7.2%                3.8%

ITRLE          SIB                   1.5%                1.5%

SECRF          -                     6.8%                2.0%

USSTF          Small Ticket          7.0%                7.0%

SERES          -                     6.8%                2.0%

                                     PART D

UB201, Short-term loans granted Third/Rel. Parties plus UB204, Short-term loans granted ABB Group plus UB211, Short-term receivables, finance leases Third/Rel. parties plus UB215, Short-term receivables, finance leases ABB Group plus UB311, Long-term loans granted Third/Rel. parties plus UB315, Long-term loans granted ABB Group plus UB 321, Receivables, finance leases Third/Rel. parties plus UB325, Receivables, finance leases ABB Group plus the value of equipment leased to others carried in accounts UB445, Machinery & equipment - cost value plus UB446, Machinery & equipment - accumulated depreciation/write-down plus UB465, Land & building - cost value plus UB466, Land & building - accumulated depreciation/write-down.

(LOC) = Local currency

                                   SCHEDULE 23

                            INCLUDED AIRCRAFT ASSETS

                                                                                                       PRESENT VALUE AS PER JUNE
                                                                                                                30 2002
CONTRACT NO   NEW/OLD NO  CUSTOMER NAME                    CURRENCY    EQUIPMENT TYPE   LOAN / LEASE     (IN CONTRACT CURRENCY)
-----------   ----------  -------------                    --------    --------------   ------------   -------------------------
200565                    Heliflyg AB                      sek         Helikoptrar                                     4,997,149
200681                    Arlanda Helikopter AB            sek         Helikoptrar                                     1,915,000
200883                    HelikopterDrift AS               sek         Helikoptrar                                     1,066,090
200967                    Norwegian Helicopt.Consult. AS   sek         Helikoptrar                                     2,633,480
201003                    Tampereen Helikpterikeskus Oy    eur         Helikoptrar                                        27,524
201009                    Helikopter 355 AS                nok         Helikoptrar                                    11,557,445
201059                    Einar Andersen m f:a Fjellfly    sek         Helikoptrar                                     2,612,000
201130                    Winge Reisebureau AS             sek         Helikoptrar                                     5,552,000
201359                    Berguven Aero AB                 sek         Helikoptrar                                     6,184,738
201361                    Airlift Helicopter Sweden AB     sek         Helikoptrar                                     7,946,000
201505                    Tampereen Helikpterikeskus Oy    eur         Helikoptrar                                       830,524
201510                    Malmskogens Aerocenter AB        sek         Helikoptrar                                     1,474,572
201572                    Helikopter 355 AS                nok         Helikoptrar                                     3,471,186
201617                    Lars-Anders AB                   sek         Helikoptrar                                     4,510,038
201665                    Malmskogens Helikopterleas. AB   sek         Helikoptrar                                     1,760,072
201684                    Malmskogens Aerocenter AB        sek         Helikoptrar                                     5,075,551
201686                    Heli i Arjeplog AB               sek         Helikoptrar                                     4,696,940
201697                    Aquilo AS                        eur         Helikoptrar                                       775,848
201719                    Lars-Anders AB                   sek         Helikoptrar                                    10,243,951
201773                    Arlanda Helikopter AB            sek         Helikoptrar                                     4,576,270
201789                    Heliflight A/S                   usd         Helikoptrar                                       747,649
201813                    Helitrans Heavylift II AS        usd         Helikoptrar                                       808,256
201880                    Helitrans Heavylift AS           usd         Helikoptrar                                       585,365
201894                    Roslagens Helikopterflyg AB      sek         Helikoptrar                                     2,437,450

CONTRACT NO   NEW/OLD NO  CUSTOMER NAME                     STATUS     DESCRIPTION                        REG. NO
-----------   ----------  -------------                    -------     -----------                        -------
200565                    Heliflyg AB                         10       Eurocopter EC 120 s/n 1056         SE-JGP
200681                    Arlanda Helikopter AB               10       Bell 206 B III, s/n 2323           SE-HRM
200883                    HelikopterDrift AS                  10       Robinson R-44 s/n 0057             LN-OGA
200967                    Norwegian Helicopt.Consult. AS      10       Eurocopter AS350 B, s/n 1363       LN-OBT
201003                    Tampereen Helikpterikeskus Oy       10       Robinson R22 Beta, s/n 2176        OH-HWG
201009                    Helikopter 355 AS                   10       Eurocopter AS-355N, sn 5681        LN-OBG
201059                    Einar Andersen m f:a Fjellfly       10       Bell 206 B III s/n 2369            LN-OAS
201130                    Winge Reisebureau AS                10       Eurocopter EC 120 s/n 1146         LN-OEN
201359                    Berguven Aero AB                    10       Eurocopter EC 120                  SE-JMF
201361                    Airlift Helicopter Sweden AB        10       Eurocopter AS 350 B3, s/n 3445     SE-JHK
201505                    Tampereen Helikpterikeskus Oy       10       Eurocopter AS 350 B2 s/n 9044      OH-HWI
201510                    Malmskogens Aerocenter AB           10       Hughes 369D s/n 500718D            SE-HLA
201572                    Helikopter 355 AS                   10       Eurocopter AS 350 BA s/n 1056      LN-ORK
201617                    Lars-Anders AB                      10       Eurocopter EC 120 s/n 1179         SE-JLA
201665                    Malmskogens Helikopterleas. AB      10       Hughes 369D, s/n 1200879D          SE-HLI
201684                    Malmskogens Aerocenter AB           10       Eurocopter AS 350 B1, s/n 2157     SE-HVN
201686                    Heli i Arjeplog AB                  10       Eurocopter EC 120, s/n 1036        SE-JMZ
201697                    Aquilo AS                           10       Bell 412, s/n 33106                PK-HMT
201719                    Lars-Anders AB                      10       Eurocopter AS 350 B3, s/n 3493     SE-JLC
201773                    Arlanda Helikopter AB               10       Bell 206 L III, s/n 51310          SE-HUC
201789                    Heliflight A/S                      10       Eurocopter AS 350 B3 s/n 3446      LN-OPY
201813                    Helitrans Heavylift II AS           10       Bell 214-B, s/n 28054              LN-ORM
201880                    Helitrans Heavylift AS              10       Bell 214-B, s/n 28053              LN-OPO
201894                    Roslagens Helikopterflyg AB         10       Enstrom 480, s/n 5016              SE-JDA

                                                                                                       PRESENT VALUE AS PER JUNE
                                                                                                                30 2002
201926                    Norwegian Helicopt.Consult. AS   sek         Helikoptrar                                       930,500
201961                    Helimatic AB                     sek         Helikoptrar                                     1,785,000
201964                    Pegasus Helicopter AS            sek         Helikoptrar                                     9,908,152
202038        200909      Polar Helikopter i Kiruna AB     sek         Helikoptrar                                     6,208,447
202039        201352      Polar Helikopter i Kiruna AB     sek         Helikoptrar                                     6,670,465
200571                    NTD Air Cargo AB                 sek         Flygplan                                        8,072,439
200688                    Isolda AB                        sek         Flygplan                                          813,940
200828                    Nocturne AB                      sek         Flygplan                                          873,375

200874                    B N Flyg & Maskin AB             sek         Flygplan                                          834,539
200875                    Bredakraflyg Ekn. Forening       sek         Flygplan                                          415,240

201080                    Fallskarmsklubben Dala           sek         Flygplan                                          790,000
201166                    Essex Invest A/S                 sek         Flygplan                                        7,075,140
201323                    Egert Lonn AB                    usd         Flygplan                                          560,848
201362                    Guard System A/S                 sek         Flygplan                                        1,165,756
201690                    Flugskolinn Flugtak EHF          usd         Flygplan                                          545,774

201740                    Fallskarmsklubben Dala           sek         Flygplan                                          102,720
201760                    Janne Banans Leksaksland e f:a   sek         Flygplan                                          161,662
201775                    Kullgren Ivar m. f:a             sek         Flygplan                                          171,610
201811                    Borlange Flygklubb               sek         Flygplan                                          219,153

201828                    Egert Lonn AB                    usd         Flygplan                                          523,345
201896                    Malmo AIR Taxi AB                sek         Flygplan                                        1,248,945
201935                    Karlebo Aviation AB              usd         Flygplan                                           94,736
202073        200689      Bystrom m f:a PFT, Kjell         sek         Flygplan                                          353,319

                                                                                                       LN-OBT s/n
201926                    Norwegian Helicopt.Consult. AS      10   Eurocopter AS 350B, s/n 1363        1363
201961                    Helimatic AB                        10   MD 500, s/n 470112D                 SE-JGE
201964                    Pegasus Helicopter AS               10   Eurocopter AS 350 B3, s/n 3444      LN-ODJ
202038        200909      Polar Helikopter i Kiruna AB        10   Eurocopter EC 120, s/n 1174         SE-JHA
202039        201352      Polar Helikopter i Kiruna AB        10   Eurocopter EC 120, s/n 1214         SE-JHB
200571                    NTD Air Cargo AB                    10   Cessna Caravan s/n 208B 0817        SE-KYH
200688                    Isolda AB                           10   Partenavia P68C                     SE-LBZ
200828                    Nocturne AB                         10   Mooney M20M s/n 27-0057             SE-LBO
                                                                                                       SE-KIL
200874                    B N Flyg & Maskin AB                10   Piper PA-28-161 m.fl.               m.fl.
200875                    Bredakraflyg Ekn. Forening          10   Piper PA-28-181 s/n 28-8190294      SE-ILE
                                                                                                       SE-KRD s/n
201080                    Fallskarmsklubben Dala              10   Cessna Soloy 206 Turbin             U20605771
201166                    Essex Invest A/S                    10   Beech King Air C90A s/n 1097        OY-JAJ
201323                    Egert Lonn AB                       10   Beech King Air B200 s/n 909         SE-KDK
201362                    Guard System A/S                    10   Piper Aerostar s/n PA-61-0275       LN-BEO
201690                    Flugskolinn Flugtak EHF             10   Beech King Air E-90, s/n LW116      TF-ELT
                                                                                                       SE-KRD s/n
201740                    Fallskarmsklubben Dala              10   Tillaggslan SE-KRD                  U20605771
201760                    Janne Banans Leksaksland e f:a      10   Piper PA 28-180 Cherokee s/n        SE-EZC
201775                    Kullgren Ivar m. f:a                10   Cessna 172D, s/n 17249678           SE-EAP
201811                    Borlange Flygklubb                  10   Motorsegelflygplan HK36-R           SE-UDA
                                                                                                       SE-KDK s/n
201828                    Egert Lonn AB                       10   Beech King Air B 200, s/n 909       909
201896                    Malmo AIR Taxi AB                   10   Piper PA-31-350,s/n 31-7405148      SE-IKV
201935                    Karlebo Aviation AB                 10   Piper Malibu PA 46-310P             SE-LCY
202073        200689      Bystrom m f:a PFT, Kjell            10   Cessna F172N, s/n F17201687         SE-GYE

                                   SCHEDULE 24

                                WARRANTED FIELDS

                                                             MID MARKET
                                                         AND INFRASTRUCTURE
                                                         FINANCE (EXCLUDING             UNDERWRITING &
                  NAME OF FIELD                     UNDERWRITING AND SYNDICATION)        SYNDICATION
---------------------------------------------------------------------------------------------------------
Customer name                                                     +                           +

Customer number/contract number                                   +                           +

Country of location                                               +                           +

Currency                                                          +                           +

Equipment Description or code                                     +                           +

Remaining balance (original currency)                             +                           +

End of term                                                       +                           X

Original purchase price, where applicable                         +                           +

Payment frequency                                                 +                           +

Contract type                                                     +                           +

Residual guaranty - warranty                                      +                           X
                                                          where applicable              not applicable

Purchase option, where applicable                                 +                           +

Residual/balloon/value                                            +                           +

Payment/yield (as at time of tape) (where                         +                           +
applicable) by latest

Advance/arrears/watch list                                        +                           +

Interest rate basis                                               +                           +
                                                                                       where applicable

Collateral type, where applicable                                 +                           +

Syndication (yes or no)                                           +                           +

Cash Flow by line item as at 31                                   +                           +

December 2001
(including notes)

Aggregated Portfolio Cash Flow as at 31 December                  +                           +
2001

KEY:               +            Field warranted

                   +            Field warranted where data provided
                 where
              applicable

                   X            Field not warranted as inapplicable to asset type
                  not
              applicable

                   X            Field not warranted

                                   SCHEDULE 25

                                SCHEDULE 25 BANKS

NAME                                              CREDIT RATING

                                              S&P              MOODY'S
Citibank, N.A.                                AA-               Aal
Credit Suisse                                 A+                Aa3
Deutsche Bank                                 AA                Aa3
HSBC                                          AA-               Aa3
Handelsbanken (Svenska Handelsbanken)         A+                Aa2
SEBanken (Skandinaviska Enskilda Banken)      A-                A2

                                                                  CONFORMED COPY

EXECUTED as a DEED and                          )
DELIVERED on behalf of ABB FINANCIAL            )
SERVICES BV, a company incorporated in the      )
Netherlands by MANFRED EBLING                   )       MANFRED EBLING
and RICHARD A. BROWN,                           )
being persons who, in accordance with the       )       RICHARD A BROWN
laws of that territory, are acting as proxies   )
of ABB FINANCIAL SERVICES BV                    )


EXECUTED as a DEED and                          )
DELIVERED on behalf of GENERAL                  )
ELECTRIC CAPITAL CORPORATION, a company         )
incorporated in the State of Delaware by        )
CHARLES ALEXANDER                               )       CHARLES ALEXANDER
being a person who, in accordance with the      )
laws of that territory, is acting under the     )
authority of GENERAL ELECTRIC CAPITAL           )
CORPORATION                                     )


EXECUTED as a DEED and                          )
DELIVERED on behalf of ABB LTD,                 )
a company incorporated in Switzerland by        )
ERIC ELZVIK                                     )       ERIC ELZVIK
and DANIEL SHINDLEMAN,                          )
being persons who, in accordance with the       )       DANIEL SHINDLEMAN
laws of that territory, are acting under the    )
authority of ABB LTD                            )

                                                                  CONFORMED COPY